Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PAA Natural Gas Storage, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

         On October 21, 2013, Plains All American Pipeline, L.P. ("PAA"), PAA Acquisition Company LLC ("MergerCo"), a wholly-owned subsidiary of PAA, PAA Natural Gas Storage, L.P. ("PNG") and PNGS GP LLC ("PNG GP"), a wholly-owned subsidiary of PAA and the general partner of PNG, entered into a merger agreement (as such agreement may be amended from time to time, the "merger agreement"). Pursuant to the merger agreement, MergerCo will merge with and into PNG (the "merger"), with PNG surviving the merger as a wholly-owned subsidiary of PAA, and all common units representing limited partner interests in PNG ("PNG common units") issued and outstanding immediately prior to the effective time of the merger and not owned by PAA or any of its subsidiaries will be converted into the right to receive common units representing limited partner interests in PAA ("PAA common units") based on an exchange ratio of 0.445 PAA common units per PNG common unit. No fractional PAA common units will be issued in the merger. PNG common unitholders will receive cash in lieu of receiving any fractional PAA common units to which any PNG common unitholder would otherwise have been entitled. PAA unitholders will continue to own their existing PAA common units.

         Based on the estimated number of PAA common units and the estimated number of PNG common units that will be outstanding immediately before the closing of the merger (other than PNG common units owned by PAA or any of its subsidiaries), we estimate that, upon the closing, the number of PAA common units issued in exchange for PNG common units will represent approximately 4.1% of PAA common units outstanding.

         The merger agreement requires that, prior to the closing date, the merger agreement and the transactions contemplated thereby (the "merger transactions") be approved by the affirmative vote of PNG unitholders, as of the record date for the PNG special meeting, holding a majority of the outstanding PNG common units, voting as a class, and the holders of a majority of the outstanding PNG subordinated units, voting as a class. PNG will hold a special meeting of its common unitholders in connection with the proposed merger. At the special meeting of PNG common unitholders, PNG common unitholders will be asked to vote on the proposal to approve the merger agreement and the merger transactions, including the merger (the "merger proposal"). The merger proposal will be approved by the requisite vote of the PNG common unitholders if the holders, as of the record date of the PNG special meeting, of a majority of the outstanding PNG common units vote in favor of the merger proposal at the PNG special meeting. Pursuant to the merger agreement, PAA has agreed to vote the PNG common units and the PNG subordinated units owned beneficially or of record by it or any of its subsidiaries in favor of the merger agreement and the merger transactions, including the 28,155,526 PNG common units currently held by PAA and the 25,434,351 PNG subordinated units currently held by PAA, which units represent approximately 46% of the outstanding PNG common units and 100% of the outstanding PNG subordinated units, respectively. It is anticipated that PAA, as the holder of all of the PNG subordinated units, will execute a written consent approving the merger agreement and the merger transactions on the date of the special meeting of PNG common unitholders, which consent will satisfy the voting requirement with respect to the holders of the PNG subordinated units.

         The conflicts committee (the "PNG Conflicts Committee") of the PNG GP board of directors (the "PNG GP Board") approved and declared the advisability of entering into the merger agreement and the merger transactions and determined that the merger agreement and the merger transactions are fair and reasonable to and in, or not opposed to, the best interest of, PNG and the holders of PNG common units who are unaffiliated with PAA and its subsidiaries and affiliates (the "PNG unaffiliated unitholders"). The PNG Conflicts Committee's determination that the merger agreement and the merger transactions are fair and reasonable to PNG constitutes "Special Approval," as such term is defined by the PNG partnership agreement. The PNG Conflicts Committee has caused PNG GP to approve the merger agreement and the merger transactions and directed that the merger agreement and the merger transactions be submitted to the PNG common unitholders at the PNG special meeting for approval. The PNG Conflicts Committee recommends that the PNG common unitholders vote in favor of the merger proposal.

         This proxy statement/prospectus provides you with detailed information about the merger agreement, the proposed merger and related matters. We encourage you to read the entire document carefully. In particular, please read "Risk Factors" beginning on page 22 of this proxy statement/prospectus for a discussion of risks related to the merger, PNG's business and common units if the merger does not occur and United States federal income tax consequences of the merger.

         PAA's common units are listed on the New York Stock Exchange ("NYSE") under the symbol "PAA," and PNG's common units are listed on the NYSE under the symbol "PNG." The last reported sale price of PAA's common units on the NYSE on November 26, 2013, was $51.80. The last reported sale price of PNG's common units on the NYSE on November 26, 2013, was $22.99.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or has determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         All information in this proxy statement/prospectus concerning PAA has been furnished by PAA. All information in this proxy statement/prospectus concerning PNG has been furnished by PNG.

         This proxy statement/prospectus is dated November 27, 2013, and is being first mailed to PNG common unitholders on or about December 2, 2013.

On behalf of the PNG Conflicts Committee,

Arthur L. Smith
Chairman of the Conflicts Committee of the Board of Directors of PNGS GP LLC

Houston, Texas
November 27, 2013

Notice of Special Meeting of Unitholders

To the Unitholders of PAA Natural Gas Storage, L.P.:

        A special meeting of common unitholders of PAA Natural Gas Storage, L.P. ("PNG") will be held on December 31, 2013 at 9:00 a.m., Central Time, in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002, for the following purposes:

  •
  To consider and vote on a proposal to approve the Agreement and Plan of Merger dated as of October 21, 2013, by and among Plains All American Pipeline, L.P. ("PAA"), PAA Acquisition Company LLC ("MergerCo"), a wholly-owned subsidiary of PAA, PNG and PNGS GP LLC ("PNG GP"), a wholly-owned subsidiary of PAA and the general partner of PNG, as it may be amended from time to time (the "merger agreement"), and the transactions contemplated thereby (the "merger transactions"), including the merger (the "merger proposal"); and

  •
  To consider and vote on a proposal by PNG GP to adjourn the PNG special meeting for any reason (the "adjournment proposal").

        PNG will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournments or postponements thereof. At this time, PNG knows of no other matters that will be presented for the consideration of its common unitholders at the special meeting.

        The merger proposal will be approved by the requisite vote of the PNG common unitholders if the holders, as of the record date of the PNG special meeting, of a majority of the outstanding PNG common units vote in favor of the merger proposal. Failures to vote and abstentions will have the same effect as a vote against the merger proposal. Pursuant to the merger agreement, PAA has agreed to vote the PNG common units and PNG subordinated units owned beneficially or of record by it or any of its subsidiaries in favor of the approval of the merger agreement and the merger transactions, including the 28,155,526 PNG common units currently held by PAA and the 25,434,351 PNG subordinated units currently held by PAA, which units represent approximately 46% of the outstanding PNG common units and 100% of the outstanding PNG subordinated units, respectively. It is anticipated that PAA, as the holder of all of the PNG subordinated units, will execute a written consent approving the merger agreement and the merger transactions on the date of the special meeting of PNG common unitholders, which consent will satisfy the voting requirement with respect to the holders of the PNG subordinated units.

        The conflicts committee (the "PNG Conflicts Committee") of the PNG GP board of directors (the "PNG GP Board") approved and declared the advisability of entering into the merger agreement and the merger transactions and determined that the merger agreement and the merger transactions are fair and reasonable to and in, or not opposed to, the best interest of, PNG and the holders of PNG common units who are unaffiliated with PAA and its subsidiaries and affiliates (the "PNG unaffiliated unitholders"). The PNG Conflicts Committee's determination that the merger agreement and the merger transactions are fair and reasonable to PNG constitutes "Special Approval," as such term is defined by the PNG partnership agreement. The PNG Conflicts Committee has caused PNG GP to approve the merger agreement and the merger transactions and directed that the merger agreement and the merger transactions be submitted to the PNG common unitholders at the PNG special meeting for approval. The PNG Conflicts Committee recommends that the PNG common unitholders vote in favor of the merger proposal.

        Only PNG common unitholders of record as of the close of business on November 25, 2013, are entitled to notice of and to vote at the special meeting and any adjournments of the special meeting. A list of PNG common unitholders entitled to vote at the special meeting will be available for inspection at PNG's offices in Houston, Texas, for any purpose relevant to the special meeting during normal business hours for a period of ten days before the special meeting and at the special meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE CAUSE YOUR UNITS TO BE VOTED IN ONE OF THE FOLLOWING WAYS:

  •
  If you hold your units in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee to provide voting instructions for your PNG common units.

  •
  If you hold your units in your own name, you may submit a proxy for your units by:

  •
  using the toll-free telephone number shown on the proxy card;

  •
  using the internet website shown on the proxy card; or

  •
  marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope, which requires no postage if mailed in the United States.

        The enclosed proxy statement/prospectus provides a detailed description of the merger and the merger agreement as well as a description of the issuance of PAA common units to PNG common unitholders pursuant to the merger agreement. We urge you to read this proxy statement/prospectus, including any documents incorporated by reference and the Annexes, carefully and in its entirety. If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies, or need help voting your PNG common units, please contact PNG's proxy solicitor, Georgeson Inc., toll-free at 1-888-666-2594.

By order of the Conflicts Committee of PNGS GP LLC, as the general partner of PAA Natural Gas Storage, L.P.,

Greg L. Armstrong Chairman of the Board and Chief Executive Officer PNGS GP LLC

IMPORTANT NOTE ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the "SEC"), constitutes a proxy statement of PNG under the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the solicitation of proxies for the special meeting of PNG common unitholders to, among other things, approve the merger proposal. This proxy statement/prospectus is also a prospectus of PAA under the Securities Act of 1933 (the "Securities Act") for PAA common units that will be issued to PNG common unitholders in the merger pursuant to the merger agreement.

        As permitted under the rules of the SEC, this proxy statement/prospectus incorporates by reference important business and financial information about PAA and PNG from other documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. Please read "Where You Can Find More Information" beginning on page 139. You can obtain any of the documents incorporated by reference into this proxy statement/prospectus from the SEC's website at www.sec.gov. This information is also available to you without charge upon your request in writing or by telephone from PAA and PNG at the following address and telephone number:

Plains All American Pipeline, L.P.
PAA Natural Gas Storage, L.P.
333 Clay Street, Suite 1500
Houston, Texas 77002
Attention: Investor Relations
Telephone: (713) 646-4222

        Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into those documents or this proxy statement/prospectus.

        You may obtain certain of these documents at PAA's website, www.paalp.com, by selecting "Investor Relations" and then selecting "SEC Filings," and at PNG's website, www.pnglp.com, by selecting "Investor Relations" and then selecting "SEC Filings." Information contained on PAA's or PNG's website is expressly not incorporated by reference into this proxy statement/prospectus.

        In order to receive timely delivery of requested documents in advance of the PNG special meeting, your request should be received no later than December 23, 2013. If you request any documents, PAA or PNG will mail them to you by first class mail or another equally prompt means within one business day after receipt of your request.

        PAA and PNG have not authorized anyone to give any information or make any representation about the merger, PAA or PNG that is different from, or in addition to, the information contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference into this proxy statement/prospectus. Therefore, if anyone distributes any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell or solicitations of offers to exchange or purchase the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. All information in this proxy statement/prospectus concerning PAA has been furnished by PAA. All information in this proxy statement/prospectus concerning PNG has been furnished by PNG.

PROXY STATEMENT/PROSPECTUS

i

DEFINITIONS

        The following terms have the meanings set forth below for purposes of this proxy statement/prospectus, unless the context otherwise indicates:

  •
  "adjournment proposal" means the proposal by PNG GP to adjourn the PNG special meeting for any reason.

  •
  "Evercore" means Evercore Group L.L.C., financial advisor to the PNG Conflicts Committee.

  •
  "Exchange Act" means the Securities Exchange Act of 1934.

  •
  "exchange ratio" means 0.445 PAA common units per PNG common unit to be converted in the merger, the consideration for the merger.

  •
  "GAAP" means accounting principles that are generally accepted in the United States of America.

  •
  "merger" means, as contemplated by the merger agreement, the proposed merger of MergerCo with and into PNG, with PNG surviving the merger as a wholly-owned subsidiary of PAA, and all PNG common units outstanding at the effective time of the merger and not owned by PAA or any of its subsidiaries being converted into the right to receive 0.445 PAA common units per PNG common unit.

  •
  "merger agreement" means that certain Agreement and Plan of Merger dated as of October 21, 2013, by and among PAA, MergerCo, PNG and PNG GP, as it may be amended from time to time, according to which the parties thereto have agreed to consummate the merger transactions.

  •
  "merger proposal" means the proposal to approve the merger agreement and the merger transactions, to be considered for a vote of the PNG common unitholders at the PNG special meeting.

  •
  "merger transactions" means the transactions contemplated by the merger agreement, including the merger.

  •
  "MergerCo" means PAA Acquisition Company LLC, a wholly-owned subsidiary of PAA.

  •
  "NGL" means natural gas liquid, including ethane and natural gasoline products as well as propane and butane, products which are also commonly referred to as liquefied petroleum gas.

  •
  "NYSE" means the New York Stock Exchange.

  •
  "PAA" means Plains All American Pipeline, L.P.

  •
  "PAA common units" or "PAA's common units" means the common units of PAA representing limited partner interests in PAA having the rights and obligations specified with respect to "Common Units" as set forth in PAA's partnership agreement.

  •
  "PAA GP" means Plains All American GP LLC, a Delaware limited liability company and the general partner of Plains AAP, L.P., a Delaware limited partnership and the sole member of PAA GP LLC, a Delaware limited liability company and the general partner of PAA.

  •
  "PAA GP Board" means the board of directors of PAA GP.

  •
  "PAA officers" or "officers of PAA" means the officers of PAA GP.

  •
  "PAA's partnership agreement" or the "PAA partnership agreement" means the Fourth Amended and Restated Agreement of Limited Partnership of PAA, dated as of May 17, 2012, as amended by that certain Amendment No. 1, dated as of October 1, 2012, and as further amended from time to time.

  •
  "PNG" means PAA Natural Gas Storage, L.P.

  •
  "PNG common unitholders" means the holders of PNG common units.

  •
  "PNG common units" or "PNG's common units" means the common units of PNG representing limited partner interests in PNG having the rights and obligations specified with respect to "Common Units" as set forth in PNG's partnership agreement.

  •
  "PNG Conflicts Committee" means the conflicts committee of the PNG GP Board.

  •
  "PNG IDRs" mean the limited partner interests in PNG having the rights and obligations specified with respect to "Incentive Distribution Rights" in PNG's partnership agreement.

  •
  "PNG GP" means PNGS GP LLC, the general partner of PNG and a wholly-owned subsidiary of PAA.

  •
  "PNG GP Board" means the board of directors of PNG GP.

  •
  "PNG's partnership agreement" or the "PNG partnership agreement" means the Second Amended and Restated Agreement of Limited Partnership of PNG dated as of August 16, 2010, as amended from time to time.

  •
  "PNG Series A Subordinated Units" means the limited partner interests in PNG having the rights and obligations specified with respect to "Series A Subordinated Units" in PNG's partnership agreement.

  •
  "PNG Series B Subordinated Units" means the limited partner interests in PNG having the rights and obligations specified with respect to "Series B Subordinated Units" in PNG's partnership agreement.

  •
  "PNG special meeting" or "special meeting" means the special meeting of PNG common unitholders described in this proxy statement/prospectus at which the PNG common unitholders will vote on the merger proposal.

  •
  "PNG subordinated units" means the PNG Series A Subordinated Units and the PNG Series B Subordinated Units.

  •
  "PNG unaffiliated unitholders" means the PNG common unitholders other than PAA and its subsidiaries and other affiliates (as such term is defined in Rule 405 of the Securities Act).

  •
  "PNG unitholder approval" means approval of the merger transactions by the holders, as of the record date of the PNG special meeting, of a majority of the outstanding PNG common units, voting as a class, and a majority of the outstanding PNG subordinated units, voting as a class.

  •
  "Richards Layton" means the law firm of Richards, Layton & Finger, P.A., counsel to the PNG Conflicts Committee.

  •
  "SEC" means the United States Securities and Exchange Commission.

  •
  "Securities Act" means the Securities Act of 1933.

  •
  "U.S." means the United States.

  •
  "Vinson & Elkins" means the law firm of Vinson & Elkins L.L.P., counsel to PAA.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE PNG SPECIAL MEETING

        Important Information and Risks. The following are brief answers to some questions that you may have regarding the merger proposal being considered at the PNG special meeting. You should read and consider carefully the remainder of this proxy statement/prospectus, including the "Risk Factors" beginning on page 22 and the attached Annexes, because the information in this section does not provide all of the information that might be important to you. Additional important information and risk factors are also contained in the documents incorporated by reference into this proxy statement/prospectus. Please read "Where You Can Find More Information" beginning on page 139.

Q:    What is the proposed transaction?

A:
PAA and PNG have agreed that PAA will acquire PNG by merging MergerCo, a wholly-owned subsidiary of PAA, with and into PNG, with PNG surviving the merger, under the terms of the merger agreement that is described in this proxy statement/prospectus and attached as Annex A to this proxy statement/prospectus. As a result of the merger, each outstanding PNG common unit, other than those owned by PAA or any of its subsidiaries, will be converted into the right to receive 0.445 PAA common units. The PNG common units and the PNG subordinated units owned by PAA or its subsidiaries will not be converted in the merger and will remain outstanding as the only limited partner interests in PNG following the merger. The general partner interest in PNG and the PNG IDRs owned by PNG GP will remain outstanding, and PNG GP will continue as the general partner of PNG.

  The merger will become effective on the date and at the time that the certificate of merger is filed with the Secretary of State of the State of Delaware, or a later date and time if set forth in the certificate of merger. Throughout this proxy statement/prospectus, this is referred to as the "effective time" of the merger.

Q:    Why am I receiving these materials?

A:
The proposed merger cannot be completed without the approval of PNG unitholders, as of the record date of the PNG special meeting, holding a majority of the outstanding PNG common units, voting as a class, and the holders of a majority of the outstanding PNG subordinated units, voting as a class. PNG is holding a special meeting of its common unitholders to approve the merger proposal and this proxy statement/prospectus contains important information about the proposed merger and the merger agreement. You should carefully read this proxy statement/prospectus, including any documents incorporated by reference and the Annexes, in its entirety before voting on the merger proposal.

Q:    Why are PAA and PNG proposing the merger?

A:
PAA and PNG believe that the merger will benefit both PAA and PNG because PAA will, relative to PNG remaining as a stand alone public entity, be able to more effectively manage PNG's business during the next several years, during which it is anticipated that overall market conditions for natural gas storage will remain depressed and perhaps deteriorate further. It is likely that such market conditions will adversely impact PNG's cash flow, which, absent the merger, would in turn impact PNG's ability to maintain its distribution levels, borrowing capacity and debt covenant compliance. Due to PAA's stronger balance sheet, the merger will enable PNG to more effectively fund its capital expenditures during the next several years and continue pursuing acquisition opportunities. The merger will also allow PNG common unitholders to receive an exchange ratio of 0.445 PAA common units for each publicly held common unit of PNG, which represents a premium of 8.5% above the closing price of PNG common units on August 27, 2013 based on the closing price of PAA common units on that same day (the last trading day before PAA announced its proposal to acquire all PNG common units owned by the public).

v

Q:    What will happen to PNG as a result of the merger?

A:
As a result of the merger, MergerCo will merge with and into PNG, and PNG will survive as a wholly-owned subsidiary of PAA.

Q:    What will PNG common unitholders receive in the merger?

A:
If the merger is completed, PNG common unitholders, other than PAA and its subsidiaries, will be entitled to receive 0.445 PAA common units in exchange for each PNG common unit owned. The exchange ratio is fixed and will not be adjusted on account of any change in price of either PAA common units or PNG common units prior to completion of the merger. If the exchange ratio would result in a PNG common unitholder's being entitled to receive a fraction of a PAA common unit, that PNG common unitholder will not receive any fractional PAA common units. PNG common unitholders will receive cash in lieu of receiving any fractional PAA common units to which any PNG common unitholder would otherwise have been entitled in an amount equal to such fractional interest multiplied by the average of the closing price of PAA common units for the ten consecutive NYSE full trading days ending at the closing of the last NYSE full trading day immediately preceding the day the merger closes. For additional information regarding exchange procedures, please read "The Merger Agreement—Exchange of Certificates; No Fractional Units."

Q:    Where will PAA common units and PNG common units trade after the merger?

A:
PAA common units will continue to trade on the NYSE under the symbol "PAA." PNG common units will no longer be publicly traded.

Q:    What will PAA common unitholders receive in the merger?

A:
PAA common unitholders will simply retain the PAA common units they currently own. They will not receive any additional PAA common units or any other consideration in the merger.

Q:    What will happen to future distributions on my PNG common units?

A:
Prior to the termination of the merger agreement or the effective time of the merger, it is expected that PNG common unitholders will continue to receive regular quarterly distributions on their PNG common units consistent with past practice, provided that the record date for such quarterly distribution occurs prior to the effective time of the merger. If the merger agreement terminates, and current market conditions persist as it is assumed through 2016, PNG would experience meaningful degradation of its earnings and distributable cash flow through 2018 relative to forecasted levels for 2013. This may, in turn, force PNG to issue additional equity, borrow additional money or reduce its distribution levels.

  Once the merger is completed and PNG common units are exchanged for PAA common units, when distributions are approved and declared by PAA GP and paid by PAA, former PNG common unitholders will receive distributions on PAA common units they receive in the merger in accordance with PAA's partnership agreement to the extent such unitholders continue to hold such PAA common units as of the applicable record date for such distribution. Assuming that the merger closes during December 2013, PNG common unitholders will receive distributions on their PNG common units for the quarter ended September 30, 2013, and will receive distributions on PAA common units they receive in the merger for the quarter ended December 31, 2013 to be declared and paid during the first quarter of 2014 to the extent such unitholders continue to hold such PAA common units as of the applicable record date for such distribution. PNG common unitholders will not receive distributions from both PNG and PAA for the same quarter. For additional information, please read "Summary—Market Prices and Distribution Information."

  Current PAA common unitholders will continue to receive distributions on their common units in accordance with PAA's partnership agreement. For a description of the distribution provisions of PAA's partnership agreement, please read "Comparison of the Rights of PAA Unitholders and PNG Unitholders."

  The current annualized distribution rate per PNG common unit is $1.43 (based on the quarterly distribution rate of $0.3575 per PNG common unit paid on November 14, 2013 with respect to the third quarter of 2013). Based on the exchange ratio, the annualized distribution rate for each PNG common unit exchanged for 0.445 PAA common units would be approximately $1.07 (based on the quarterly distribution rate of $0.60 per PAA common unit paid on November 14, 2013 with respect to the third quarter of 2013). Accordingly, based on current distribution rates and the 0.445x exchange ratio, a PNG common unitholder would initially receive approximately 25.2% less in quarterly cash distributions on an annualized basis after giving effect to the merger. For additional information, please read "Summary—Comparative Per Unit Information" and "Summary—Market Prices and Distribution Information." In connection with the closing of the merger, the owners of PAA's general partner have agreed to reduce their incentive distribution rights under PAA's partnership agreement by $12 million in each of 2014 and 2015, $10 million in 2016 and $5 million per year thereafter.

Q:    When and where will the PNG special meeting be held?

A:
The special meeting of PNG common unitholders will be held in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002, on December 31, 2013, at 9:00 a.m., Central Time.

Q:    Who is entitled to vote at the PNG special meeting?

A:
The record date for the PNG special meeting is November 25, 2013. Only PNG common unitholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the PNG special meeting or any adjournment of the PNG special meeting.

Q:    What is the vote required to approve the merger proposal and the adjournment proposal?

A:
The merger proposal will be approved if the holders, as of the record date of the PNG special meeting, of a majority of the outstanding PNG common units vote in favor of the merger proposal at the PNG special meeting, and the holders of a majority of the outstanding PNG subordinated units vote in favor of the merger agreement and the merger transactions. Failures to vote and abstentions will have the same effect as a vote against the merger proposal. Pursuant to the merger agreement, PAA has agreed to vote the PNG common units and PNG subordinated units owned beneficially or of record by it or any of its subsidiaries in favor of the merger agreement and the merger transactions, including the 28,155,526 PNG common units currently held by PAA and the 25,434,351 PNG subordinated units currently held by PAA, which units represent approximately 46% of the outstanding PNG common units and 100% of the outstanding PNG subordinated units, respectively. It is anticipated that PAA, as the holder of all of the PNG subordinated units, will execute a written consent approving the merger agreement and the merger transactions on the date of the special meeting of PNG common unitholders, which consent will satisfy the voting requirement with respect to the holders of the PNG subordinated units.

  The adjournment proposal will be approved if the holders, as of the record date of the PNG special meeting, of a majority of the outstanding PNG common units present in person or represented by proxy and entitled to vote at such meeting vote in favor of the adjournment proposal at the PNG special meeting. Abstentions will have the same effect as a vote against this proposal.

Q.    What constitutes a quorum at the PNG special meeting?

A:
The presence in person or by proxy at the PNG special meeting of the holders of a majority of PNG's outstanding common units on the record date will constitute a quorum and will permit PNG to conduct the proposed business at the special meeting. Units held in your name will be counted as present at the special meeting if you:

•
are present in person at the meeting; or

•
have submitted a properly executed proxy card or properly submitted your proxy by telephone or internet.

  Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. Because the only proposals for consideration at the PNG special meeting are non-discretionary proposals, there will not be any broker non-votes at the PNG special meeting.

Q:    How do I vote my PNG common units if I hold my units in my own name?

A:
After you have read this proxy statement/prospectus carefully, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope, or by submitting your proxy by telephone or through the internet as soon as possible in accordance with the instructions provided under "The PNG Special Meeting—Voting Procedures" beginning on page 29.

Q:    If my PNG common units are held in "street name" by my broker or other nominee, will my broker or other nominee vote my units for me?

A:
Not unless you tell them how to vote. Absent specific instructions from you, your broker is not allowed to vote your PNG common units on any of the proposals. To instruct your broker or other nominee how to vote, you should follow the directions that your broker or other nominee provides to you.

  Please note that you may not vote your PNG common units held in "street name" by returning a proxy card directly to PNG or by voting in person at the PNG special meeting unless you provide a "legal proxy," which you must obtain from your broker or other nominee. If you do not instruct your broker or other nominee on how to vote your PNG common units, your broker or other nominee may not vote your PNG common units, which will have the same effect as a vote against the approval of the merger proposal. You should therefore provide your broker or other nominee with instructions as to how to vote your PNG common units.

Q:    When do you expect the merger to be completed?

A:
A number of conditions must be satisfied before PAA and PNG can complete the merger, including the approval of the merger proposal by the PNG common unitholders. For more information about these conditions, please read "The Merger Agreement—Conditions to the Merger." Although PAA and PNG cannot be sure when all of the conditions to the merger will be satisfied, PAA and PNG expect to complete the merger as soon as practicable following the PNG special meeting.

Q:    How does the PNG Conflicts Committee recommend that the PNG common unitholders vote?

A:
The PNG Conflicts Committee recommends that PNG common unitholders vote FOR the merger proposal.

  On October 21, 2013, the PNG Conflicts Committee approved and declared the advisability of entering into the merger agreement and the merger transactions and determined that the merger agreement and the merger transactions are fair and reasonable to and in, or not opposed to, the best interest of, PNG and the PNG unaffiliated unitholders. The PNG Conflicts Committee's determination that the merger agreement and the merger transactions are fair and reasonable to PNG constitutes "Special Approval," as such term is defined by the PNG partnership agreement. The PNG Conflicts Committee has caused PNG GP to approve the merger agreement and the merger transactions and directed that the merger agreement and the merger transactions be submitted to the PNG common unitholders at the PNG special meeting for approval. The PNG Conflicts Committee recommends that the PNG common unitholders vote in favor of the merger proposal.

Q:    What are the expected U.S. federal income tax consequences to a PNG common unitholder as a result of the transactions contemplated by the merger agreement?

A:
It is anticipated that no gain or loss will be recognized by the holders of PNG common units as a result of the merger, other than gain resulting from either (i) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code, or (ii) any cash paid in lieu of fractional PAA common units.

  Please read "Risk Factors—Tax Risks Related to the Merger" and "Material U.S. Federal Income Tax Consequences of the Merger."

Q:    What are the expected U.S. federal income tax consequences for a PNG common unitholder of the ownership of PAA common units after the merger is completed?

A:
Each PNG common unitholder who becomes a PAA common unitholder as a result of the merger will, as is the case for existing PAA common unitholders, be allocated such unitholder's distributive share of PAA's income, gains, losses, deductions and credits. In addition to U.S. federal income taxes, such a holder will be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which PAA conducts business or owns property or in which the unitholder is resident. Please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units."

Q:    Assuming the merger closes before December 31, 2013, how many Schedule K-1s will I receive if I am a PNG common unitholder?

A:
You will receive one Schedule K-1 from PNG, which will describe your share of PNG's income, gain, loss and deduction for the portion of the tax year that you held PNG common units prior to the effective time of the merger. You will receive one Schedule K-1 from PAA, which will describe your share of PAA's income, gain, loss and deduction for the portion of the tax year that you hold PAA common units following the effective time of the merger. If the merger is completed on December 31, 2013, you will receive only one Schedule K-1 for the tax year ended December 31, 2013 relating solely to your interest in PNG.

Q:    Are PNG common unitholders entitled to appraisal rights?

A:
No. PNG common unitholders are not entitled to appraisal rights under Delaware or other applicable law or contractual appraisal rights under PNG's partnership agreement or the merger agreement.

Q:    What if I do not vote?

A:
If you do not vote in person or by proxy or if you abstain from voting, it will have the same effect as a vote against the merger proposal. If you are a record holder and you sign and return your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger proposal and the adjournment proposal.

Q:    If I am planning to attend the PNG special meeting in person, should I still submit my proxy?

A:
Yes. Whether or not you plan to attend the PNG special meeting, you should submit a proxy. Your PNG common units will not be voted if you do not submit your proxy or do not vote in person at the PNG special meeting.

Q:    Can I revoke or change my vote after I have submitted my proxy?

A:
Yes. If you own your units in your own name, you may revoke or change your proxy at any time prior to its exercise by:

•
giving written notice of revocation to the secretary of PNG GP at or before the PNG special meeting;

•
appearing and actually voting in person at the PNG special meeting;

•
timely submitting a later-dated proxy by telephone or internet no later than 5:00 p.m. Houston, Texas time on the day before the date of the PNG special meeting; or

•
properly completing and executing a later-dated proxy and delivering it to the secretary of PNG GP at or before the PNG special meeting.

  Your presence without voting at the PNG special meeting will not automatically revoke your proxy. Beneficial holders who hold their PNG common units in "street name" by a broker or other nominee may revoke their proxy by following the instructions provided by such broker or nominee.

Q:    What should I do if I receive more than one set of voting materials for the PNG special meeting?

A:
You may receive more than one set of voting materials for the PNG special meeting, and the materials may include multiple proxy cards or voting instruction cards. For example, you will receive a separate voting instruction card for each brokerage account in which you hold units. Additionally, if you are a holder of record registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive according to the instructions on it.

Q:    If I am a holder of PNG common units represented by a unit certificate, should I send in my certificate representing PNG common units now?

A:
No. Please do not send in your certificates representing PNG common units with your proxy card. After the merger is completed, PNG common unitholders who hold their units in certificated form will receive written instructions for exchanging their certificates representing PNG common units. If you own PNG common units in "street name," you will need to follow the instructions provided by your broker or other nominee before the merger consideration will be credited to your account by your broker or other nominee following the closing of the merger.

x

Q:    What will happen to PNG if the merger does not occur?

A:
If the merger does not occur, PNG expects that it will continue to operate its business; however, based on currently available information, PAA believes that it is clear that the next several years will be challenging for PNG on a stand-alone basis. If current market conditions persist as it is assumed through 2016, PNG would experience meaningful degradation of its earnings and distributable cash flow through 2018 relative to forecasted levels for 2013, which in turn would negatively impact PNG's ability to maintain its distribution levels, borrowing capacity and debt covenant compliance or its ability to make acquisitions or engage in organic growth projects. See "Risk Factors—Risks Related to PNG's Business and Common Units if the Merger Does Not Occur."

Q:    Who do I call if I have further questions about voting, the PNG special meeting or the merger?

A:
PNG common unitholders who have questions about the merger, including the procedures for voting their PNG common units, or who desire additional copies of this proxy statement/prospectus or additional proxy cards, should contact PNG's proxy solicitor, Georgeson Inc., toll-free at 1-888-666-2594.

SUMMARY

        This summary highlights some of the information in this proxy statement/prospectus. It may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the terms of the merger agreement, you should read carefully this proxy statement/prospectus, the documents incorporated by reference and the Annexes to this proxy statement/prospectus, including the full text of the merger agreement included as Annex A. Please also read "Where You Can Find More Information" on page 139.

The Merger Parties' Businesses

Plains All American Pipeline, L.P.

        PAA is a Delaware limited partnership formed in 1998. PAA engages in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the processing, transportation, fractionation, storage and marketing of NGLs. PAA's operations are conducted directly and indirectly through, and its operating assets are owned by, its primary operating subsidiaries. PAA GP has ultimate responsibility for conducting PAA's business and managing its operations.

        PAA's assets include approximately 18,800 miles of pipelines, approximately 119 million barrels of storage capacity, and a significant fleet of trucks, trailers, tugs, barges and railcars. Through its transportation, storage and commercial activities, on an average daily basis, PAA transports in excess of 3.5 million barrels of crude oil and NGLs on its pipelines.

        PAA's principal business strategy is to provide competitive and efficient midstream transportation, terminalling, storage, processing, fractionation and supply and logistics services to its producer, refiner and other customers. Toward this end, PAA endeavors to address regional supply and demand imbalances for crude oil, NGL, natural gas and refined products in the United States and Canada by combining the strategic location and capabilities of its transportation, terminalling, storage, processing and fractionation assets with its extensive supply, logistics and distribution expertise.

        For the year ended December 31, 2012, PAA had net income attributable to PAA of $1.1 billion, or $2.40 per diluted common unit, and revenues of $37.8 billion. For the nine months ended September 30, 2013, PAA had net income attributable to PAA of $1.1 billion, or $2.22 per diluted common unit, and revenues of $31.6 billion.

        PAA's executive offices are located at 333 Clay Street, Suite 1600, Houston, Texas 77002. PAA's telephone number is (713) 646-4100, and its internet website address is www.paalp.com. Information contained on or available through PAA's website is not incorporated into or otherwise a part of this proxy statement/prospectus.

PAA Natural Gas Storage, L.P.

        PNG is a Delaware limited partnership that was formed by PAA in 2010. PNG's operations are conducted through its primary operating subsidiaries. PNG GP has ultimate responsibility for conducting PNG's business and managing its operations.

        PNG's business consists of the acquisition, development, ownership, operation and commercial management of natural gas storage facilities. As of December 31, 2012, PNG owned and operated three natural gas storage facilities located in Louisiana, Mississippi and Michigan. PNG also leases storage capacity and pipeline transportation capacity from third parties from time to time in order to increase its operational flexibility and enhance the services it offers to its customers.

        PNG provides natural gas storage services to a broad mix of customers, including local gas distribution companies, electric utilities, pipelines, direct industrial users, electric power generators, marketers, producers, LNG exporters and affiliates of such entities.

        For the year ended December 31, 2012, PNG had net income of $73.3 million, or $0.99 per common unit, and total revenues of $387.7 million. For the nine months ended September 30, 2013, PNG had net income of $46.7 million, or $0.62 per common unit, and total revenues of $300.0 million.

        PNG's executive offices are located at 333 Clay Street, Suite 1500, Houston, Texas 77002. PNG's telephone number is (713) 646-4100, and its internet website address is www.pnglp.com. Information contained on or available through PNG's website is not incorporated into or otherwise a part of this proxy statement/prospectus.

Relationship of PAA and PNG

        PAA and PNG are closely related. PAA formed PNG in 2010, and PNG completed its initial public offering later that year. The operations and activities of PNG are managed by its general partner, PNG GP, a wholly-owned subsidiary of PAA. PAA owns approximately 46% of the outstanding PNG common units and 100% of the outstanding PNG subordinated units, and, indirectly through PNG GP, the 2% general partner interest and the PNG IDRs. PNG, its operating subsidiaries and PNG GP have no employees. PNG, PNG GP and PAA have entered into an omnibus agreement pursuant to which PAA provides PNG with certain general and administrative services and employees to operate PNG's business. For more information regarding the omnibus agreement, please see "Certain Relationships; Interests of Certain Persons in the Merger—Relationship of PAA and PNG—Agreements Between PAA and PNG."

        Each of the officers of PNG GP is employed by PAA GP. Certain of PNG's officers devote a substantial portion of their time to managing PNG's business, while other officers have responsibilities for both PNG and PAA. For information about the common executive officers of PAA GP and PNG GP and the resulting interests of PAA GP and PNG GP directors and executive officers in the merger, please read "Certain Relationships; Interests of Certain Persons in the Merger."

        In addition, since PNG's initial public offering in 2010, PAA has entered into a number of other transactions with PNG, including the following:

  •
  PAA provided $430 million of capital to support the purchase by PNG of the Southern Pines storage facility in February 2011 through PAA's purchase of 10.2 million PNG common units and the issuance of a $200 million loan to PNG;

  •
  During 2011, PAA began providing guarantees of PNG's trade obligations in exchange for a minimum quarterly fee of $12,500; and

  •
  PAA leased 20 Bcf of storage capacity at PPEC in March 2013 for total minimum payments of $49 million (10 Bcf for 2 years; 10 Bcf for 3 years).

        For more information regarding these and other transactions between PAA and PNG, please see "Certain Relationships; Interests of Certain Persons in the Merger—Relationship of PAA and PNG—Agreements Between PAA and PNG."

Structure of the Merger

        Pursuant to the merger agreement, at the effective time of the merger, MergerCo, a direct wholly-owned subsidiary of PAA, will merge with and into PNG with PNG surviving the merger as a wholly-owned subsidiary of PAA, and each outstanding PNG common unit, other than those PNG common units owned by PAA or any of its subsidiaries, will be converted into the right to receive 0.445 PAA common units. This merger consideration represents an 8.5% premium to the closing price of the PNG common units based on the closing prices of the PNG common units and PAA common units on August 27, 2013, the last trading day before PAA announced its proposal to acquire all of the PNG common units owned by the public.

        If the exchange ratio results in a PNG common unitholder being entitled to receive a fraction of a PAA common unit, that PNG common unitholder will receive cash in lieu of receiving any fractional PAA common unit to which any PNG common unitholder would otherwise have been entitled in an amount equal to such fractional interest multiplied by the average of the closing price of PAA common units for the ten consecutive NYSE full trading days ending at the closing of the last NYSE full trading day immediately preceding the day the merger closes.

        Once the merger is completed, former PNG common unitholders who surrender their PNG common units in accordance with the merger agreement will be eligible, in their capacity as PAA unitholders, to receive distributions declared by the PAA GP Board on PAA common units in accordance with PAA's partnership agreement to the extent such unitholders continue to hold such PAA common units as of the applicable record date for such distribution. For a description of the distribution provisions of PAA's partnership agreement, please read "Comparison of the Rights of PAA Unitholders and PNG Unitholders."

        Based on the 33,003,173 PNG common units outstanding on October 31, 2013, and eligible to be converted into PAA common units pursuant to the merger agreement (which number does not include the PNG common units owned by PAA or any of its subsidiaries), PAA expects to issue approximately 14.7 million PAA common units in connection with the merger. This number will represent approximately 4.1% of PAA's outstanding common units after the merger, based on the 342,950,166 PAA common units outstanding as of October 31, 2013. In connection with the closing of the merger, the owners of PAA's general partner have agreed to reduce their incentive distribution rights under PAA's partnership agreement by $12 million in each of 2014 and 2015, $10 million in 2016 and $5 million per year thereafter.

PAA's Obligation to Vote Its PNG Common Units and PNG Subordinated Units under the Merger Agreement

        Pursuant to the merger agreement, PAA has agreed to vote the PNG common units and PNG subordinated units owned beneficially or of record by it or any of its subsidiaries in favor of the merger agreement and the merger transactions, including the 28,155,526 PNG common units currently held by PAA and the 25,434,351 PNG subordinated units currently held by PAA, which units represent approximately 46% of the outstanding PNG common units and 100% of the outstanding PNG subordinated units, respectively. PAA's obligations will terminate upon the earliest of (i) the effective date of the merger and (ii) the termination of the merger agreement.

Directors and Executive Officers of PAA Following the Merger

        The directors and executive officers of each of PAA GP and PNG GP prior to the merger are expected to continue as the directors and executive officers of PAA GP and PNG GP, respectively, following the merger, with the exception of the three independent directors of PNG GP.

Market Prices of PAA Common Units and PNG Common Units Before Announcement of the Proposed Merger

        PAA's common units are traded on the NYSE under the ticker symbol "PAA." PNG's common units are traded on the NYSE under the ticker symbol "PNG." The closing price of PAA common units on August 27, 2013 (the last full trading day before PAA announced its proposal to acquire all of the PNG common units owned by the public) was $51.44, and the closing price of PNG common units on August 27, 2013 was $21.09.

PNG Special Meeting

Where and When

        The PNG special meeting will take place in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002, on December 31, 2013, at 9:00 a.m., Central Time.

What You Are Being Asked to Vote On

        At the PNG special meeting, PNG common unitholders will be asked to consider and vote upon the merger proposal and may be asked to consider and vote upon the adjournment proposal.

Who May Vote

        You may vote at the PNG special meeting if you owned PNG common units at the close of business on the record date, November 25, 2013. On that date, there were 61,158,699 PNG common units outstanding. You may cast one vote for each outstanding PNG common unit that you owned on the record date.

What Vote is Needed

        The merger proposal will be approved if the holders, as of the record date of the PNG special meeting, of a majority of the outstanding PNG common units vote in favor of the merger proposal at the PNG special meeting and the holders of a majority of the outstanding PNG subordinated units vote in favor of the merger agreement and the merger transactions. Failures to vote and abstentions will have the same effect as a vote against the merger proposal. Pursuant to the merger agreement, PAA has agreed to vote the PNG common units and PNG subordinated units owned beneficially or of record by it or any of its subsidiaries in favor of the merger agreement and the merger transactions, including the 28,155,526 PNG common units currently held by PAA and the 25,434,351 PNG subordinated units currently held by PAA, which units represent approximately 46% of the outstanding PNG common units and 100% of the outstanding PNG subordinated units, respectively. It is anticipated that PAA, as the holder of all of the PNG subordinated units, will execute a written consent approving the merger agreement and the merger transactions on the date of the special meeting of PNG common unitholders, which consent will satisfy the voting requirement with respect to the holders of the PNG subordinated units.

        The adjournment proposal will be approved if the holders, as of the record date of the PNG special meeting, of a majority of the outstanding PNG common units present in person or represented by proxy and entitled to vote at such meeting vote in favor of the adjournment proposal at the PNG special meeting. Abstentions will have the same effect as a vote against this proposal.

        Of the PNG common units entitled to vote on the proposals at the PNG special meeting, 2.16% of such PNG common units are held, and eligible to be voted, by certain executive officers and directors, and their affiliates, of PAA or PNG.

Recommendation to PNG Common Unitholders

        The members of the PNG Conflicts Committee considered the benefits of the merger agreement and the merger transactions as well as the associated risks and approved and declared the advisability of entering into the merger agreement and the merger transactions and determined that the merger agreement and the merger transactions are fair and reasonable to and in, or not opposed to, the best interest of, PNG and the PNG unaffiliated unitholders. The PNG Conflicts Committee's determination that the merger agreement and the merger transactions are fair and reasonable to PNG constitutes "Special Approval," as such term is defined by the PNG partnership agreement. The PNG Conflicts Committee has caused PNG GP to approve the merger agreement and the merger transactions and directed that the merger agreement and the merger transactions be submitted to the PNG common unitholders at the PNG special meeting for approval. The PNG Conflicts Committee recommends that the PNG common unitholders vote in favor of the merger proposal.

        PNG common unitholders are urged to review carefully the background and reasons for the merger described under "The Merger" and the risks associated with the merger described under "Risk Factors."

PNG's Reasons for the Merger

        The PNG Conflicts Committee considered many factors in determining that the merger agreement and the merger transactions are fair and reasonable to and in, or not opposed to, the best interests of PNG and the PNG unaffiliated unitholders. For a discussion of those factors, please read "The Merger—Recommendation of the PNG Conflicts Committee and Reasons for the Merger."

 Opinion of the Financial Advisor to the PNG Conflicts Committee

        In connection with the transaction, Evercore delivered to the PNG Conflicts Committee its oral opinion, subsequently confirmed by delivery of a written opinion, that, as of October 21, 2013 and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the exchange ratio is fair, from a financial point of view, to the PNG unaffiliated unitholders.

        The full text of the written opinion of Evercore, dated as of October 21, 2013, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference in its entirety into this proxy statement/prospectus.

        Evercore's opinion was addressed to, and provided for the information and benefit of, the PNG Conflicts Committee (in its capacity as such) in connection with its evaluation of the fairness of the exchange ratio to be received by the PNG unaffiliated unitholders from a financial point of view, and did not address any other aspects or implications of the merger. Evercore's opinion should not be construed as creating any fiduciary duty on Evercore's part to any party and such opinion is not intended to be, and does not constitute, a recommendation to the PNG Conflicts Committee or to any other persons in respect of the merger, including as to how any PNG common unitholder should act or vote in respect of the merger. Evercore's opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to PNG, nor did it address the underlying business decision of PNG to engage in the merger. Evercore expressed no opinion as to the price at which PNG common units or PAA common units will trade at any time.

Certain Relationships; Interests of Certain Persons in the Merger

        In considering the recommendations of the PNG Conflicts Committee with respect to the merger, PNG common unitholders should be aware that certain of the directors and executive officers of PAA GP and PNG GP have interests in the transaction that may differ from, or may be in addition to, the interests of PNG common unitholders generally, including:

  •
  each of the officers of PAA that are officers of both PAA and PNG GP are expected to continue to serve as officers of PAA following the merger;

  •
  each outstanding phantom unit issued pursuant to the PNG LTIP held by officers or directors of PNG GP will be converted in the merger into an equivalent number of PAA phantom units, with adjustments in the number of phantom units to reflect the exchange ratio and the adjustment of performance-based vesting targets to reflect the merger, but otherwise pursuant to the same terms that were in effect prior to the merger. In addition, any such phantom units held by the three independent directors of PNG GP will become non-forfeitable upon the termination of such director's service with PNG GP and will fully vest on the next date that would otherwise be a distribution date for PNG;

  •
  certain outstanding PAA phantom units held by officers of PNG GP have vesting conditions relating to PNG performance criteria, and such performance criteria may be adjusted to reflect the merger;

  •
  the officers of PAA and PNG GP that hold certain phantom subordinated PNG units issued by PAA (and that were not issued pursuant to the PNG LTIP), which had vesting conditions related to PNG and were payable in common or subordinated PNG units held by PAA (the "Transaction Grants"), have agreed to unilaterally surrender such Transaction Grants upon consummation of the merger; and

  •
  all of the directors and officers of PNG GP have the right to indemnification under the organizational documents of PNG GP, the PNG partnership agreement and the merger agreement. In addition, all of the directors of PAA and all of the officers of PNG GP have the right to indemnification under the organizational documents of PAA or PNG.

The Merger Agreement

        The merger agreement is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. You are encouraged to read the merger agreement in its entirety because it is the legal document that governs the merger.

What Needs to Be Done to Complete the Merger

        PAA and PNG will complete the merger only if the conditions set forth in the merger agreement are satisfied or, in some cases, waived. The obligations of PAA and PNG to complete the merger are subject to, among other things, the following conditions:

  •
  the merger agreement and the merger transactions will have been approved by the affirmative vote of the PNG unitholders, as of the record date for the PNG special meeting, holding a majority of the outstanding PNG common units, voting as a class, and the holders of a majority of the outstanding PNG subordinated units, voting as a class;

  •
  all filings required to be made prior to the effective time with, and all other consents, approvals, permits and authorizations required to be obtained prior to the effective time from, any governmental authority in connection with the execution and delivery of the merger agreement and the consummation of the merger transactions by the parties thereto or their affiliates must have been made or obtained, except where the failure to obtain such consents, approvals, permits and authorizations could not be reasonably likely to result in a material adverse effect with respect to PAA or PNG; provided, however, that, prior to invoking this condition, the invoking party must have used its commercially reasonable efforts to make all required filings and to obtain all required consents, approvals, permits and authorizations as required under the merger agreement;

  •
  no order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the merger transactions, and no action, proceeding or investigation by any governmental authority with respect to the merger or the other merger transactions may be pending that seeks to restrain, enjoin, prohibit or delay consummation of the merger or such other merger transaction or to impose any material restrictions or requirements thereon or on PAA or PNG with respect thereto; provided, however, that, prior to invoking this condition, the invoking party must have used its reasonable best efforts in good faith to consummate the merger as required under the merger agreement;

  •
  the registration statement of which this proxy statement/prospectus is a part will have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement may have been issued and no proceedings for that purpose may have been initiated or threatened by the SEC;

  •
  the PAA common units to be issued in the merger will have been approved for listing on the NYSE, subject to official notice of issuance; and

  •
  PAA must have received an opinion from Vinson & Elkins L.L.P. (and provided a copy of such opinion to the PNG Conflicts Committee) (i) to the effect that (a) no gain or loss should be recognized by the holders of PNG common units as a result of the merger, other than gain resulting from either (1) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code, or (2) any cash paid in lieu of fractional PAA common units, and (b) no gain or loss should be recognized by the holders of PAA common units as a result of the merger, other than gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code and (ii) that shall provide specifically that the PNG

    Conflicts Committee may rely on such opinion. Such opinion will be based on customary representations from PAA, PNG and PNG GP regarding certain factual matters.

        The obligation of PAA to effect the merger is further subject to the satisfaction by PNG, on or prior to the closing date of the merger, of each of the following conditions, or the waiver thereof by PAA:

  •
  each of the representations and warranties of PNG and PNG GP contained in the merger agreement qualified as to materiality or material adverse effect must be true and correct in all respects and those not so qualified must be true and correct in all material respects, in each case, as of the date of the merger agreement and upon the closing date with the same effect as though all such representations and warranties had been made on the closing date (in either case, except for any such representations and warranties made as of a specified date, in which case as of such date); provided, however, that no representations and warranties will be deemed to be untrue or incorrect to the extent that PAA or MergerCo had knowledge of such inaccuracy as of the date of the merger agreement; provided, further, however, that the immediately preceding proviso will not apply if any member of the PNG Conflicts Committee had actual knowledge of any such inaccuracy at the date hereof;

  •
  each and all of the agreements and covenants of PNG and PNG GP to be performed and complied with pursuant to the merger agreement on or prior to the effective time must have been duly performed and complied with in all material respects;

  •
  PAA will have received a certificate signed by the chief executive officer, president or chief financial officer of PNG GP, dated as of the closing date, to the effect that the conditions described in the first two bullet points immediately above have been satisfied; and

  •
  there must not have occurred a material adverse effect (as defined in the merger agreement) with respect to PNG between the signing of the merger agreement and the closing date.

        The obligation of PNG to effect the merger is further subject to the satisfaction by PAA, on or prior to the closing date of the merger, of each of the following conditions, or the waiver thereof by PNG:

  •
  each of the representations and warranties of PAA and MergerCo contained in the merger agreement qualified as to materiality or material adverse effect must be true and correct in all respects and those not so qualified must be true and correct in all material respects, in each case, as of the date of the merger agreement and upon the closing date with the same effect as though all such representations and warranties had been made on the closing date (in either case, except for any such representations and warranties made as of a specified date, in which case as of such date); provided, however, that no representations and warranties will be deemed to be untrue or incorrect to the extent that any member of the PNG Conflicts Committee or its representatives had actual knowledge of such inaccuracy at the date hereof; provided, further, however, that the immediately preceding proviso will not apply if any executive officer or director of PAA or MergerCo had knowledge of any such inaccuracy at the date of the merger agreement;

  •
  each and all of the agreements and covenants of PAA and MergerCo to be performed and complied with pursuant to the merger agreement on or prior to the closing date must have been duly performed and complied with in all material respects;

  •
  PNG must have received a certificate signed by the chief executive officer, president or chief financial officer of PAA, dated as of the closing date, to the effect that the conditions described in the first two bullet points immediately above have been satisfied; and

  •
  there must not have occurred a material adverse effect (as defined in the merger agreement) with respect to PAA between the date of the merger agreement and the closing date.

        The merger agreement provides that the PNG common unitholder voting condition may not be waived. Each of PAA and PNG (with the consent of the PNG Conflicts Committee, in the case of PNG) may choose to complete the merger even though any other condition to its obligation has not been satisfied if the necessary PNG common unitholder approval has been obtained and the law allows it to do so.

Unitholder Approval; Acquisition Proposal; Change in Recommendation

        Subject to the terms and conditions of the merger agreement, and except as described further in "The Merger Agreement—Covenants—Unitholder Approval," PNG will take, in accordance with applicable law, applicable stock exchange rules and PNG's partnership agreement, all action necessary to call, hold and convene the PNG special meeting to consider and vote upon the approval of the merger proposal, as promptly as practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective. Subject to the terms and conditions of the merger agreement, the PNG Conflicts Committee will recommend approval of the merger proposal to the PNG common unitholders, and PNG will take all reasonable lawful action to solicit such approval by the PNG common unitholders. Except under certain conditions described in the following paragraph and in "The Merger Agreement—Covenants—Unitholder Approval," neither the PNG Conflicts Committee nor the PNG GP Board will (i) withdraw, modify or qualify in any manner adverse to PAA the recommendation of the PNG Conflicts Committee and the PNG GP Board or (ii) publicly approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any "acquisition proposal" (defined and described more fully under "The Merger Agreement—Covenants—Acquisition Proposals"). The actions described in the preceding sentence are referred to in this proxy statement/prospectus as a "PNG Change in Recommendation." None of PNG GP, PNG or any of their subsidiaries will execute or enter into any letter of intent, memorandum or understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract providing for any acquisition proposal.

        Notwithstanding the above paragraph, at any time prior to obtaining the PNG unitholder approval, the PNG Conflicts Committee or the PNG GP Board may make a PNG Change in Recommendation if it has determined in good faith, after consultation with its outside legal counsel and financial advisors, that failure to make a PNG Change in Recommendation would be inconsistent with its duties under PNG's partnership agreement or applicable law; provided, however, that neither the PNG Conflicts Committee nor the PNG GP Board will be entitled to exercise its right to make a PNG Change in Recommendation unless (i) PNG has provided to PAA three business days prior written notice, advising PAA that the PNG Conflicts Committee or the PNG GP Board intends to take such action, specifying the reasons for taking such action in reasonable detail and if such action is in response to an acquisition proposal (defined and described more fully under "The Merger Agreement—Covenants—Acquisition Proposals"), such acquisition proposal is not the result of a material breach of the merger agreement and the written notice specifies the material terms and conditions of such acquisition proposal, the identity of the person making such acquisition proposal and affirmatively states that the PNG Conflicts Committee has determined that such proposal constitutes a superior proposal (defined and described more fully under "The Merger Agreement—Covenants—Superior Proposals"), (ii) each of PNG and the PNG Conflicts Committee has negotiated, and has used its commercially reasonable efforts to cause its representatives to negotiate, in good faith with PAA during such notice period to enable PAA to revise the terms of the merger agreement such that it would obviate the need for making the PNG Change in Recommendation, and (iii) following the end of such notice period, the PNG Conflicts Committee will have considered in good faith any changes to the merger agreement proposed by PAA and will have determined that the failure to make a PNG Change in Recommendation would continue to be inconsistent with its duties under PNG's partnership agreement or applicable law even if such revisions proposed by PAA were to be given effect. Any such PNG Change in Recommendation will not invalidate the approval of the merger agreement or any other approval of the PNG Conflicts Committee, including in any respect that would have the effect of causing any state (including Delaware) takeover statute or other similar statute to be applicable to the merger transactions.

        PNG GP and PNG will, and they will cause the subsidiaries and representatives of PNG GP and PNG to, immediately cease and terminate any solicitation, encouragement, discussions or negotiations with any person that may be ongoing with respect to or that may reasonably be expected to lead to an acquisition proposal.

        Neither the PNG GP nor PNG will, and they use their commercially reasonable efforts to cause the subsidiaries and the representatives of PNG GP and PNG not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries regarding, or the making or submission of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal, (ii) conduct or participate in any discussions or negotiations regarding any acquisition proposal, or (iii) furnish to any person any non-public information or data relating to PNG or any of its subsidiaries. Notwithstanding the foregoing, at any time prior to obtaining the PNG unitholder approval, the PNG Conflicts Committee may take the actions described in clauses (ii) and (iii) above with respect to any person that makes a bona fide written acquisition proposal that did not result from a material breach of the provisions of the merger agreement described in this paragraph, if (a) the PNG Conflicts Committee, after consultation with its outside legal counsel and financial advisors, determines in good faith that such acquisition proposal constitutes or is could reasonably be expected to result in a superior proposal and that the failure to take such action would be inconsistent with duties under PNG's partnership agreement or applicable law, and (b) prior to furnishing any such non-public information to such person, PNG receives from such person an executed confidentiality agreement with reasonable and customary terms as to the treatment of confidential information.

Termination of the Merger Agreement

        PAA and PNG can agree to terminate the merger agreement by mutual written consent at any time without completing the merger, even after the PNG common unitholders have approved the merger proposal. In addition, either party may terminate the merger agreement on its own upon written notice to the other without completing the merger if:

  •
  the merger is not completed on or before April 30, 2014; provided, however, that the right to terminate the merger agreement due to the failure to complete the merger on or before April 30, 2014 will not be available to a party whose failure to fulfill any material obligation under the merger agreement or other material breach of the merger agreement has been the primary cause of, or resulted in, the failure of the merger to have been consummated on or before April 30, 2014;

  •
  any governmental authority has issued a final and non-appealable statute, rule, order, decree or regulation or taken any other action that permanently restrains, enjoins or prohibits the consummation of the merger, or makes the merger illegal, so long as the terminating party is not then in material breach of the merger agreement;

  •
  there has been a material breach of or any material inaccuracy in any of the representations or warranties set forth in the merger agreement on the part of any of the other parties, which breach is not cured within 30 days following receipt by the breaching party of written notice of its breach from the terminating party, or which breach, by its nature, cannot be cured prior to April 30, 2014, provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement. No party will have the right, however, to terminate the merger agreement pursuant to the provision summarized in this bullet point unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by the merger agreement because the closing conditions described in the first bullet point under "The Merger

    Agreement—Conditions to the Merger—Additional Conditions to the Obligations of PAA" or "The Merger Agreement—Conditions to the Merger—Additional Conditions to the Obligations of PNG," as applicable, have not been met;

  •
  there has been a material breach of any of the covenants or agreements set forth in the merger agreement on the part of any of the other parties to the merger agreement, and the breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to April 30, 2014, so long as the terminating party itself is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement. In no event, however, will any party have the right to terminate the merger agreement pursuant to the provision summarized in this bullet point unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the transactions contemplated by the merger agreement because the closing conditions described in the first bullet point under "The Merger Agreement—Conditions to the Merger—Additional Conditions to the Obligations of PAA" or "The Merger Agreement—Conditions to the Merger—Additional Conditions to the Obligations of PNG," as applicable, have not been met;

  •
  PNG does not obtain the PNG unitholder approval at the PNG special meeting; provided, however, that the right to terminate the merger agreement under the provision described in this bullet point will not be available to the terminating party where the failure to obtain the PNG unitholder approval has been caused by the action or failure to act of the terminating party and such action or failure to act constitutes a material breach by the terminating party of the merger agreement; or

  •
  a PNG Change in Recommendation has occurred.

Federal Income Tax Consequences of the Merger

        Tax matters associated with the merger are complicated. The U.S. federal income tax consequences of the merger to a PNG common unitholder will depend on such common unitholder's own personal tax situation. The tax discussions contained herein focus on the U.S. federal income tax consequences generally applicable to individuals who are residents or citizens of the United States that hold their PNG common units as capital assets, and these discussions have only limited application to other unitholders, including those subject to special tax treatment. PNG common unitholders are urged to consult their tax advisors for a full understanding of the U.S. federal, state, local and foreign tax consequences of the merger that will be applicable to them.

        In connection with the merger, PAA will receive an opinion from Vinson & Elkins L.L.P. to the effect that no gain or loss should be recognized by the holders of PNG common units as a result of the merger, other than gain resulting from either (i) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code, or (ii) any cash paid in lieu of fractional PAA common units.

        Please read "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 120 for a more complete discussion of the U.S. federal income tax consequences of the merger.

Other Information Related to the Merger

No Appraisal Rights

        PNG common unitholders do not have appraisal rights under PNG's partnership agreement, the merger agreement or Delaware or other applicable law.

Antitrust and Regulatory Matters

        No antitrust or other regulatory clearances are required as a condition to the consummation of the merger.

Listing of PAA Common Units to be Issued in the Merger; Delisting and Deregistration of PNG Common Units

        PAA expects to obtain approval to list on the NYSE the PAA common units to be issued pursuant to the merger agreement, which approval (subject to official notice of issuance) is a condition to the merger. Upon completion of the merger, PNG common units currently listed on the NYSE will cease to be listed on the NYSE and will be subsequently deregistered under the Exchange Act.

Accounting Treatment

        The merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidations—Overall—Changes in Parent's Ownership Interest in a Subsidiary, which is referred to as ASC 810. As PAA will control PNG before and after the merger, the changes in PAA's ownership interest in PNG will be accounted for as an equity transaction and no gain or loss on the merger will be recognized in PAA's consolidated statements of operations.

Comparison of the Rights of PAA Unitholders and PNG Unitholders

        PNG common unitholders will own PAA common units following the completion of the merger, and their rights associated with PAA common units will be different from their rights as PNG common unitholders due to the differences between the governing documents of PAA and PNG. See "Comparison of the Rights of PAA Unitholders and PNG Unitholders" beginning on page 100 of this proxy statement/prospectus.

Pending Litigation

        Following the announcement of PAA's August 27, 2013 transaction proposal and the October 22, 2013 announcement of the definitive merger agreement, purported PNG common unitholders filed lawsuits in Delaware and Texas asserting claims relating to the initial proposal and the definitive merger agreement.

        Stephen Ellman, a purported unitholder of PNG, filed a class action complaint on behalf of the PNG common unitholders in the Delaware Court of Chancery (the "Ellman Lawsuit") on September 17, 2013. On November 21, 2013, the plaintiff in such lawsuit filed an amended complaint. The lawsuit names as defendants PAA, PNG, PNG GP, PAA GP LLC, Plains AAP, L.P., Plains All American GP LLC and the PNG GP Board. The Ellman Lawsuit alleges that (i) PNG's partnership agreement fails to alter or eliminate defendants' common law fiduciary duties owed to PNG common unitholders in the context of the proposed merger; (ii) PAA, as a controlling unitholder, failed to fulfill its fiduciary duties in connection with the proposed merger because it purportedly cannot establish that the proposed merger is the result of a fair process that will return a fair price to PNG common unitholders; (iii) the director defendants breached their fiduciary duties of loyalty, good faith, due care, and full and fair disclosure by engaging in an unfair process and failing to maximize the value of PNG; (iv) the director defendants breached their duty of disclosure by dissemenating a materially misleading and incomplete registration statement and (v) the non-director defendants aided and abetted the director defendants in their purported breach of fiduciary duties.

        Robert and Teresa Vicars, purported unitholders of PNG, filed a class action petition on behalf of the PNG common unitholders and a derivative suit on behalf of PNG against PAA, PNG, PNG GP and the PNG GP Board, in the 152nd Judicial District Court of Harris County, Texas (the "Vicars Lawsuit") on September 9, 2013, and on October 31, 2013, plaintiffs filed an amended petition. The allegations and claims in the Vicars Lawsuit are similar to those in the Ellman Lawsuit. The Vicars Lawsuit specifically alleges that the director defendants: (i) engaged in self-dealing, failed to act in good faith toward PNG and breached their duties owed to PNG; (ii) failed to properly value PNG and its various assets and operations and ignored or failed to protect against numerous conflicts of interest arising out of the proposed transaction; and (iii) breached the implied covenant of good faith and fair dealing by engaging in a flawed merger process. The Vicars Lawsuit also alleges that PAA and PNG GP aided and abetted the director defendants in their purported breach of duties.

        On November 14, 2013, a similar class action and derivate lawsuit was filed against the same defendants as named in the Vicars Lawsuit in the 129th Judicial District of Harris County, Texas by purported unitholder Thomas Barbee (the "Barbee Lawsuit"). The Barbee Lawsuit asserts claims and allegations that are similar to those asserted in the Vicars Lawsuit.

        On October 29, 2013, the DuckPond CRT UTD 2/14/2003, another purported unitholder of PNG, filed a class action complaint in the United States District Court for the Southern District of Texas—Houston Division (the "DuckPond Lawsuit") against the same defendants as in the Ellman Lawsuit. The DuckPond Lawsuit also names MergerCo as a defendant. In DuckPond, the complaint alleges, among other things, that the implied price per unit materially undervalues PNG and is unfair to its unitholders. The DuckPond plaintiff further alleges that the defendants who are directors and officers of PNG GP have breached their fiduciary duties of loyalty and care and the other defendants have aided and abetted in these alleged breaches. On November 12, 2013, plaintiff in the DuckPond Lawsuit filed a voluntary notice of dismissal, and the court issued an order dismissing the DuckPond Lawsuit that same day.

        On November 15, 2013, a similar class action complaint for breach of fiduciary duties was filed against the same defendants as in the Ellman Lawsuit and MergerCo in the United States District Court for the Southern District of Texas—Houston Division by purported unitholder Robert Evans, on behalf of himself and all others similarly situated (the "Evans Lawsuit"). The Evans Lawsuit asserts claims and allegations that are similar to those asserted in the DuckPond Lawsuit, and further alleges that the named defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder by disseminating a false and materially misleading proxy statement in connection with the merger.

        On November 22, 2013, Barbara Wolfson, another purported PNG unitholder, filed a class action complaint against the same defendants in the Evans Lawsuit (with the exception of PAA GP LLC) in the same court as the Evans Lawsuit (the "Wolfson Lawsuit"). The Wolfson Lawsuit asserts claims and allegations that are similar to those asserted in the Evans Lawsuit. The Wolfson Lawsuit also asserts a claim for breach of the implied covenant of good faith and fair dealing against the director defendants. On November 26, 2013, Stephen Beller, another purported PNG unitholder, filed a class action complaint against the same defendants in the Wolfson Lawsuit (the "Beller Lawsuit"). The Beller Lawsuit asserts claims and allegations that are similar to those asserted in the Wolfson Lawsuit.

        Plaintiffs in the Ellman, Vicars, Barbee, Evans, Wolfson and Beller Lawsuits seek to enjoin defendants from proceeding with or consummating the proposed merger. To the extent that the merger is implemented before relief is granted, the plaintiffs seek to have the merger rescinded. The plaintiffs also seek money damages and attorneys' fees.

        Each of these lawsuits is at a preliminary stage. PAA and PNG cannot predict the outcome of these or any other lawsuits that might be filed, nor can PAA and PNG predict the amount of time and expense that will be required to resolve these lawsuits. PAA, PNG and the other defendants named in the lawsuits intend to defend vigorously against these and any other actions.

Summary of Risk Factors

        You should consider carefully all of the risk factors together with all of the other information included in this proxy statement/prospectus before deciding how to vote. The risks related to the merger transactions, PAA's business following the merger, PAA's common units and PNG's business and common units if the merger does not occur, and tax related risks are described under the caption "Risk Factors" beginning on page 22 of this proxy statement/prospectus.

Organizational Chart

Before the Merger

Investors and Management
78.2% Member Interest
PAA GP Holdings LLC
21.8% Member Interest
PAGP Public Limited Partners
78.2% Member Interest
Non-economic General Partner Interest
Plains All American GP LLC
100% Member Interest
Plains GP Holdings, L.P. (NYSE: PAGP)
21.8% Limited Partner Interest
Non-economic General Partner Interest
21.8% Limited Partner Interest
Plains AAP, L.P.
3% Limited Partner Interest(1)
100% Member Interest
PAA GP LLC
PAA Public Limited Partners
2% General Partner Interest
95% Limited Partner Interest
Plains All American Pipeline, L.P. (PAA)
100% Member Interest
PNGS GP LLC (PNG GP)
PAA Acquisition Company LLC (MergerCo)
62% Limited Partner Interest
Consisting of the following:
• 28.2 million common units
• 11.9 million Series A Subordinated Units, and
• 13.5 million Series B Subordinated Units
2% General Partner Interest and incentive Distribution rights
PNG Public Limited Partners
36% Limited Partner Interest
PAA Natural Gas Storage, L.P. (PNG)
Consisting of the following:
• 33.0 million common units
100% Ownership Interest
Subsidiaries

(1)
Represents direct ownership of approximately 10.7 million PAA common units by certain investors and management as of September 30, 2013, based on information provided by such investors and management.

After the Merger

        The following diagram depicts the organizational structure of PAA and PNG immediately after giving effect to the merger and the other merger transactions (based on ownership interests as of November 25, 2013).

Investors and Management
78.2% Member Interest
PAA GP Holdings LLC
21.8% Member Interest
78.2% Member Interest
Non-economic General Partner Interest
PAGP Public Limited Partners
Plains All American GP LLC
100% Member Interest
Plains GP Holdings, L.P. (NYSE: PAGP)
21.8% Limited Partner Interest
Non-economic General Partner Interest
21.8% Limited Partner Interest
Plains AAP, L.P.
3% Limited Partner Interest(1)
100% Member Interest
PAA GP LLC
PAA Public Limited Partners
2% General Partner Interest
95% Limited Partner Interest
Plains All American Pipeline, L.P. (PAA)
100% Member Interest
PNGS GP LLC (PNG GP)
98% Limited Partner Interest
2% General Partner Interest and incentive distribution rights
Consisting of the following:
• 28.2 million common units
• 11.9 million Series A Subordinated Units, and
• 13.5 million Series B Subordinated Units
PAA Natural Gas Storage, L.P. (PNG)
100% Ownership Interest
Subsidiaries

(1)
Represents direct ownership of approximately 10.7 million PAA common units by certain investors and management as of September 30, 2013, based on information provided by such investors and management.

 Selected Historical Financial and Operating Information of PAA and PNG

        The following tables set forth, for the periods and at the dates indicated, summary historical financial and operating information for PAA and PNG. The summary historical financial data as of and for each of the years ended December 31, 2008, 2009, 2010, 2011 and 2012, are derived from and should be read in conjunction with the audited financial statements and accompanying footnotes of PAA and PNG, respectively. The summary historical financial data as of and for the nine-month periods ended September 30, 2012 and 2013, are derived from and should be read in conjunction with the unaudited financial statements and accompanying footnotes of PAA and PNG, respectively. PAA's and PNG's consolidated balance sheets as of December 31, 2011 and 2012, and as of September 30, 2013, and the related consolidated statements of operations, comprehensive income, cash flows and partners' capital for each of the three years in the period ended December 31, 2012, and the nine months ended September 30, 2013, are incorporated by reference into this proxy statement/prospectus from PAA's and PNG's respective Annual Reports on Form 10-K for the year ended December 31, 2012, and their respective Quarterly Reports on Form 10-Q for the nine months ended September 30, 2013.

	Consolidated Historical for Plains All American Pipeline, L.P.
	Year Ended December 31,					Nine Months Ended September 30,
	2008	2009	2010	2011	2012	2012	2013
	(in millions, except per unit amounts)
Statement of operations data:
Total revenues	$30,061	$18,520	$25,893	$34,275	$37,797	$28,358	$31,617
Net income	$437	$580	$514	$994	$1,127	$797	$1,074
Net income attributable to PAA	$437	$579	$505	$966	$1,094	$774	$1,052
Per unit data:
Basic net income per limited partner unit	$1.33	$1.67	$1.21	$2.46	$2.41	$1.71	$2.23
Diluted net income per limited partner unit	$1.32	$1.66	$1.20	$2.44	$2.40	$1.70	$2.22
Declared distributions per limited partner unit(1)	$1.75	$1.81	$1.88	$1.95	$2.11	$1.57	$1.73
Balance sheet data (at end of period):
Total assets	$10,032	$12,358	$13,703	$15,381	$19,235	$18,187	$20,267
Long-term debt	$3,259	$4,142	$4,631	$4,520	$6,320	$5,811	$7,018
Total debt	$4,286	$5,216	$5,957	$5,199	$7,406	$6,645	$7,637
Partners' capital	$3,552	$4,159	$4,573	$5,974	$7,146	$6,925	$7,684
Other financial data:
Net cash provided by operating activities	$857	$365	$259	$2,365	$1,240	$880	$1,594
Net cash used in investing activities	$(1,339)	$(686)	$(851)	$(2,020)	$(3,392)	$(2,376)	$(1,340)
Net cash provided by/(used in) financing activities	$464	$338	$604	$(345)	$2,151	$1,501	$(242)

(1)
Represents cash distributions declared and paid during the year presented. PAA's general partner is entitled, directly or indirectly, to receive 2% proportional distributions, as well as incentive distributions of the amount PAA distributes with respect to any quarter that exceed levels specified in PAA's partnership agreement.

	Consolidated Historical for PAA Natural Gas Storage, L.P.
	Predecessor		Successor
				Pro forma(1) Year Ended December 31, 2009 (Unaudited)				Nine Months Ended September 30,
		January 1, 2009 through September 2, 2009	September 3, 2009 through December 31, 2009
	Year Ended December 31, 2008				Year Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2012
								2012	2013
	(in millions, except per unit amounts)
Statement of operations data:
Total revenues	$49	$47	$25	$72	$100	$343	$388	$275	$300
Net income	$20	$16	$2	$14	$30	$60	$73	$51	$47
Per unit data:
Basic net income per limited partner unit(2)	n/a	n/a	n/a	n/a	$0.54	$0.85	$0.99	$0.69	$0.62
Diluted net income per limited partner unit(2)	n/a	n/a	n/a	n/a	$0.54	$0.85	$0.99	$0.69	$0.62
Declared distribution per limited partner unit(3)	n/a	n/a	n/a	n/a	$0.89	$1.41	$1.43	$1.07	$1.07
Balance sheet data (at end of period):
Total assets	$811		$900		$999	$1,850	$1,869	$1,846	$1,864
Long-term debt(4)	$415		$451		$260	$454	$505	$495	$503
Total debt	$418		$451		$260	$522	$582	$575	$550
Members'/partners' capital	$363		$433		$723	$1,286	$1,251	$1,242	$1,273
Other financial data:
Net cash provided by/(used in) operating activities	$22	$23	$15		$44	$44	$104	$69	$109
Net cash provided by/(used in) investing activities	$(119)	$(59)	$(10)		$(104)	$(810)	$(60)	$(44)	$(36)
Net cash provided by/(used in) financing activities	$122	$24	$(23)		$56	$767	$(45)	$(25)	$(72)

(1)
In September 2009, Plains All American Pipeline, L.P. became the sole owner of a predecessor of PNG by acquiring an additional 50% interest in that predecessor. Application of push-down accounting in conjunction with this transaction resulted in financial information for periods prior to and subsequent to this transaction being prepared under a different basis of accounting. For comparison purposes, the pro forma presentation places the 2009 period on the same basis of accounting as the most recent period. The following items were impacted by the adjustment: General and administrative expenses, Depreciation, depletion, and amortization, and Interest expense. The net impact of the pro forma adjustments was a $4.0 million decrease to Net income and Adjusted Net Income and a $1.2 million decrease in EBITDA and Adjusted EBITDA for the year ended December 31, 2009.

(2)
Reflective of general and limited partner interest in net income since closing of PNG's initial public offering.

(3)
Amount represents distributions per limited partner unit attributable to the fiscal period. Cash distributions for a fiscal quarter are declared and paid in the following calendar quarter. No distributions were declared for any periods prior to May 5, 2010, the closing of PNG's initial public offering. The PNG Series B Subordinated Units were not entitled to receive distributions for any of the periods presented.

(4)
Excludes approximately $76.7 million and $68.0 million of borrowings under PNG's senior unsecured credit agreement as of December 31, 2012 and 2011, respectively. Such borrowings, which are related to a portion of PNG's funded hedged natural gas inventory, have been designated as working capital borrowings and must be repaid within one year.

Comparative Per Unit Information

        The following table sets forth (i) historical per share information for PAA, (ii) the unaudited pro forma per share information of PAA after giving effect to the proposed merger and other merger transactions, including PAA's issuance of 0.445 PAA common units for each outstanding PNG common unit (other than the PNG common units owned by PAA), and (iii) the historical and equivalent pro forma per unit information for PNG.

        You should read this information in conjunction with (i) the summary historical financial information included elsewhere in this proxy statement/prospectus and the (ii) the historical consolidated financial statements of PAA and PNG and related notes that are incorporated by reference into this proxy statement/prospectus. The unaudited pro forma per unit information does not purport to represent what the actual results of operations of PAA and PNG would have been had the proposed merger been completed in another period or to project PAA's and PNG's results of operations that may be achieved if the proposed merger is completed.

	Year Ended December 31, 2012
	PAA			PNG
	Historical		Pro Forma	Historical		Equivalent Pro Forma(1)
Net income per unit:
Basic net income per limited partner unit	$2.41		$2.40	$0.99		$1.07
Diluted net income per limited partner unit	$2.40		$2.38	$0.99		$1.06
Declared distributions per limited partner unit	$2.11	(2)	$2.11	$1.43	(2)	$0.94
Book value per unit	$19.05	(3)	N/A	$14.44	(4)	N/A

	Nine Months Ended September 30, 2013
	PAA			PNG
	Historical		Pro Forma	Historical		Equivalent Pro Forma(1)
Net income per unit:
Basic net income per limited partner unit	$2.23		$2.20	$0.62		$0.98
Diluted net income per limited partner unit	$2.22		$2.19	$0.62		$0.97
Declared distributions per limited partner unit	$1.73	(2)	$1.73	$1.07	(2)	$0.77
Book value per unit	$20.04	(3)	$20.55	$14.36	(4)	$9.15

(1)
PNG's equivalent pro forma earnings, book value, and cash distribution amounts have been calculated by multiplying PAA's pro forma per share amounts by the exchange ratio noted above.

(2)
Represents cash distributions declared and paid during the year presented.

(3)
PAA's book value per unit for each respective period has been calculated by dividing the portion of equity attributable to the limited partnership interest by the common units outstanding at each respective balance sheet date.

(4)
PNG's book value per unit for each respective period has been calculated by dividing the portion of equity attributable to the common and subordinated unitholders by the outstanding common and subordinated units at each respective balance sheet date.

Market Prices and Distribution Information

        Common units of Plains All American Pipeline, L.P. trade on the NYSE under the ticker symbol "PAA," and common units of PAA Natural Gas Storage, L.P. trade on the NYSE under the ticker symbol "PNG." The following table sets forth, for the periods indicated, the range of high and low sales prices per unit for PAA common units and PNG common units, on the NYSE composite tape, as well as information concerning quarterly cash distributions declared and paid on these units.

	PAA common units			PNG common units
	High(2)	Low(2)	Distributions(1)(2)	High	Low	Distributions(1)
2010
First Quarter	$28.56	$24.91	$0.4675	—	—	—
Second Quarter(3)	$30.03	$22.06	$0.4713	$26.00	$22.25	$0.2114
Third Quarter	$32.11	$28.67	$0.4750	$26.65	$22.61	$0.3375
Fourth Quarter	$32.60	$30.46	$0.4788	$25.75	$22.61	$0.3450
2011
First Quarter	$32.98	$30.11	$0.4850	$25.50	$22.73	$0.3450
Second Quarter	$32.85	$28.90	$0.4913	$24.92	$20.75	$0.3450
Third Quarter	$32.49	$28.21	$0.4975	$23.72	$15.91	$0.3575
Fourth Quarter	$36.78	$27.45	$0.5125	$18.99	$15.51	$0.3575
2012
First Quarter	$42.24	$34.74	$0.5225	$19.48	$17.64	$0.3575
Second Quarter	$41.23	$37.59	$0.5325	$19.48	$16.51	$0.3575
Third Quarter	$45.57	$40.18	$0.5425	$20.32	$17.70	$0.3575
Fourth Quarter	$47.14	$42.60	$0.5625	$20.79	$17.95	$0.3575
2013
First Quarter	$57.17	$45.95	$0.5750	$21.82	$19.05	$0.3575
Second Quarter	$59.52	$50.15	$0.5875	$23.10	$18.65	$0.3575
Third Quarter	$57.72	$48.86	$0.6000	$23.59	$20.21	$0.3575
Fourth Quarter (through November 26, 2013)	$53.74	$49.72	(4)	$24.05	$21.99	(4)

(1)
Represents cash distributions per common unit declared with respect to the quarter presented and paid in the following quarter.

(2)
On October 1, 2012, PAA completed a two-for-one split of PAA common units, which has been retroactively applied to all unit and per-unit amounts presented for periods prior to October 1, 2012 to reflect the two-for-one unit split.

(3)
PNG's distribution paid for the second quarter of 2010 represents PNG's minimum quarterly distribution prorated for the period from May 5, 2010 (the date of closing of PNG's initial public offering) through June 30, 2010

(4)
PAA cash distribtions with respect to the fourth quarter of 2013 are expected to be declared in January 2014 and paid in February 2014. PNG cash distributions with respect to the fourth quarter of 2013 would normally be declared in January 2014 and would be paid in February 2014; however, no such distribution will be paid if the merger is consummated prior to the record date for such distribution.

        The last reported sale price of PNG common units on the NYSE on August 27, 2013, the last trading day before PAA announced its proposal to acquire all of the PNG common units owned by the public, was $21.09. The last reported sale price of PAA common units on the NYSE on August 27, 2013, was $51.44. The last reported sale price of PNG common units on the NYSE on November 26, 2013, the latest practicable date prior to the printing of this proxy statement/prospectus, was $22.99. The last reported sale price of PAA common units on the NYSE on November 26, 2013, was $51.80.

        As of November 25, 2013, PAA had 343,438,985 common units outstanding held by approximately 212,000 holders of record. PAA's partnership agreement requires it to distribute all of its "available cash," as determined by PAA GP in accordance with PAA's partnership agreement, within 45 days after the end of each quarter. The payment of quarterly cash distributions of PAA in the future, therefore, will depend on the amount of its "available cash" at the end of the quarter. For additional information with respect to the calculation of "available cash" under PAA's partnership agreement, see "Comparison of the Rights of PAA Unitholders and PNG Unitholders—Distribution of Available Cash."

        As of November 25, 2013, the record date for the PNG special meeting, PNG had 61,158,699 outstanding common units held by approximately 14,800 holders of record. PNG's partnership agreement requires it to distribute all of its "available cash," as determined by PNG GP in accordance with PNG's partnership agreement, within 45 days after the end of each quarter. Prior to the termination of the merger agreement or the effective time of the merger, it is expected that PNG common unitholders will continue to receive quarterly distributions on their PNG common units consistent with past practice, provided that the record date for such quarterly distribution occurs prior to the effective time of the merger. If the merger agreement terminates and current market conditions persist as it is assumed through 2016, PNG would experience meaningful degradation of its earnings and distributable cash flow through 2018 relative to forecasted levels for 2013. This may, in turn, force PNG to issue additional equity, borrow additional money or reduce its distribution levels.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus and the documents PAA and PNG have incorporated herein by reference contain various forward-looking statements and information that reflects PAA's and/or PNG's current beliefs, expectations or intentions regarding future events. These forward-looking statements may be identified by the use of words such as "may," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "forecast," "predict," "potential," "pursue," "target," "continue," "contemplate" and similar expressions that contemplate future events. These statements appear in a number of places in this proxy statement/prospectus and in the documents incorporated by reference.

        All statements other than statements of historical fact included or incorporated by reference in this proxy statement/prospectus, including statements regarding PAA's and/or PNG's financial position, business strategy and other plans and objectives for future operations or transactions, and including statements regarding the approval of the merger agreement and the merger transactions, the satisfaction of the closing conditions to the merger, the timing of the completion of the merger, expected U.S. federal income tax consequences, expectations and intentions regarding outstanding litigation, expectations with respect to the synergies, costs and other anticipated effects of the merger and expectations regarding PNG's business and common units if the merger does not occur, are forward-looking statements.

        Although PAA and PNG believe that such forward-looking statements are based on reasonable assumptions, neither PAA nor PNG gives any assurance that such expectations will in fact occur. Certain factors could cause actual results to differ materially from those in the forward-looking statements. Such factors include, but are not limited to:

  •
  the possibility that the merger transactions are not consummated in a timely manner or at all;

  •
  the diversion of management in connection with the merger and PAA's ability to realize fully or at all the anticipated benefits of the merger;

  •
  failure to implement or capitalize, or delays in implementing or capitalizing, on planned internal growth projects;

  •
  unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof);

  •
  the availability of, and PAA's ability to consummate, acquisition or combination opportunities;

  •
  the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from PAA's historical operations;

  •
  the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on PAA's electronic and computer systems;

  •
  tightened capital markets or other factors that increase PAA's cost of capital or limit PAA's access to capital;

  •
  maintenance of PAA's credit rating and ability to receive open credit from PAA's suppliers and trade counterparties;

  •
  continued creditworthiness of, and performance by, PAA's counterparties, including financial institutions and trading companies with which PAA does business;

  •
  the effectiveness of PAA's risk management activities;

  •
  environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;

  •
  declines in the volume of crude oil, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of PAA's facilities, whether due to declines in production from existing oil and gas reserves, failure to develop or slowdown in the development of additional oil and gas reserves or other factors;

  •
  shortages or cost increases of supplies, materials or labor;

  •
  fluctuations in refinery capacity in areas supplied by PAA's mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements;

  •
  PAA's ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

  •
  the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations;

  •
  non-utilization of PAA's assets and facilities;

  •
  the effects of competition;

  •
  interruptions in service on third-party pipelines;

  •
  increased costs or lack of availability of insurance;

  •
  fluctuations in the debt and equity markets, including the price of PAA's units at the time of vesting under PAA's long-term incentive plans;

  •
  the currency exchange rate of the Canadian dollar;

  •
  weather interference with business operations or project construction;

  •
  risks related to the development and operation of PAA's facilities;

  •
  factors affecting demand for natural gas and natural gas storage services and rates;

  •
  general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns;

  •
  other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids; and

  •
  other factors and uncertainties inherent in the ownership, development and operation of natural gas storage facilities.

        PAA and PNG caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in PAA's and PNG's most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. In addition, PAA and PNG may be subject to currently unforeseen risks that may have a materially adverse effect on them. All subsequent written and oral forward-looking statements concerning PAA, PNG, the proposed merger or other matters and attributable to PAA or PNG or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. The forward-looking statements speak only as of the date made and, other than as required by law, neither PAA nor PNG undertakes any obligation to update publicly or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

        An investment in PAA common units involves risks. You should consider carefully the following risk factors, together with all of the other information included in, or incorporated by reference into, this proxy statement/prospectus before deciding how to vote. In addition, you should read and consider the risks associated with the businesses of PAA and PNG. In particular, please read Part I, Item 1A. "Risk Factors," in the Annual Reports on Form 10-K for the year ended December 31, 2012, for each of PAA and PNG, and Part II, Item 1A. "Risk Factors," in the Quarterly Reports on Form 10-Q for the quarter ended September 30, 2013, for each of PAA and PNG, incorporated by reference herein. This proxy statement/prospectus also contains forward-looking statements that involve risks and uncertainties. Please read "Special Note Regarding Forward-Looking Statements."

Risks Related to the Merger

The exchange ratio is fixed and will not be adjusted in the event of any change in either the price of PAA common units or the price of PNG common units.

        If the merger is completed, each PNG common unit outstanding as of immediately prior to the effective time of the merger will be converted into the right to receive 0.445 PAA common units. This exchange ratio was fixed in the merger agreement and will not be adjusted for changes in the market price of either PAA common units or PNG common units. Changes in the price of PAA common units prior to the effective time will affect the market value of the merger consideration that PNG common unitholders will receive in the merger.

        The market price of PAA common units has historically varied greatly. For example, during the period beginning on January 1, 2012, and ending on September 30, 2013, PAA common units traded as high as $59.52 and as low as $34.74 per unit. The market price of PAA common units is likely to continue to be volatile because of numerous factors, which may include:

  •
  quarterly fluctuations in PAA's operating results and those of PAA's competitors;

  •
  changes in stock market analysts' estimates of PAA's future performance and the future performance of PAA's competitors;

  •
  purchases and sales of a high volume of PAA common units by PAA unitholders;

  •
  events affecting other companies that the market deems comparable to PAA;

  •
  general conditions in the industry in which PAA operates;

  •
  general economic conditions in the United States and other countries;

  •
  federal, state and local legislation, governmental regulation and legal developments in the industry in which PAA operates; and

  •
  changes in market assessments of the likelihood that the merger will be completed.

        The price of a PAA common unit at the effective time of the merger may vary from its price on the date the merger agreement was executed or on the date of the PNG special meeting. As a result, the market value represented by the exchange ratio will also vary. For example, based on the range of closing prices of PAA common units during the period from August 27, 2013, the last trading day before public announcement of the merger, through November 26, 2013, the final negotiated exchange ratio of 0.445 represented a market value ranging from a low of $22.15 to a high of $23.86 for each PNG common unit.

        If the price of PAA common units declines between the date the merger agreement was executed and the effective time of the merger, including for any of the reasons described above, PNG common unitholders will receive PAA common units that have a market value upon completion of the merger that is less than the market value calculated pursuant to the exchange ratio on the date the merger agreement was executed. Therefore, while the number of PAA common units to be issued in the merger is fixed, PNG common unitholders cannot be sure of the market value of the PAA common units they will receive upon completion of the merger or the market value of PAA common units at any time after the completion of the merger.

        For historical and current market prices of PAA common units and PNG common units, please read "Summary—Market Prices and Distribution Information" in this proxy statement/prospectus.

The merger transactions may not be consummated even if PNG common unitholders approve the merger proposal.

        The merger agreement contains conditions, some of which are beyond the parties' control, that, if not satisfied or waived, may prevent, delay or otherwise result in the merger not occurring, even though PNG common unitholders may have voted to approve the merger proposal. PAA and PNG cannot predict with certainty whether and when any of the conditions to the completion of the merger will be satisfied. Any delay in completing the merger could cause PAA not to realize, or delay the realization of, some or all of the benefits that PAA expects to achieve from the merger. In addition, PAA and PNG can agree not to consummate the merger even if the PNG common unitholders approve the merger proposal and the conditions to the closing of the merger are otherwise satisfied.

Financial projections by PAA and PNG may not prove accurate.

        In performing its financial analyses and rendering its opinion regarding the fairness, from a financial point of view, of the exchange ratio to the PNG unaffiliated unitholders, the financial advisor to the PNG Conflicts Committee reviewed and relied on, among other things, internal financial analyses and forecasts for PNG prepared by PNG management and publicly available projected financial information related to PAA. These financial projections include assumptions regarding future production, commodities pricing, operating cash flows, capital expenditures and distributable income of PNG. They speak only as of the date made and will not be updated. These financial projections were not provided with a view to public disclosure, are subject to significant economic, competitive, industry and other uncertainties, and may not be achieved in full, at all or within projected timeframes. The financial projections on which PNG's financial advisor based its opinion could turn out to be inaccurate.

While the merger agreement is in effect, PNG may lose opportunities to enter into different business combination transactions with other parties on more favorable terms, and may be limited in its ability to pursue other attractive business opportunities.

        While the merger agreement is in effect, PNG is prohibited from, directly or indirectly, initiating, soliciting, knowingly encouraging or facilitating any inquiries regarding, or the making or submission of any proposal or offer that constitutes or may reasonably be expected to lead to, a proposal or offer to acquire 20% or more of the assets (by book value or monthly revenues) or equity securities of PNG, or a proposal or offer to enter into certain transactions such as a merger, consolidation, business combination, reorganization, liquidation, dissolution or similar transaction, with any other person, subject to limited exceptions. As a result of these provisions in the merger agreement, PNG may lose opportunities to enter into more favorable transactions.

        PAA is interested only in acquiring the outstanding publicly held PNG common units and is not interested in selling the PNG equity interests held by PAA or PAA's interest in PNG GP. Therefore, even if a proposal or offer to acquire the assets or equity interests of PNG were to materialize, PAA, which owns a majority of the outstanding PNG equity interests, would likely decide not to vote or tender its PNG equity interests in favor of any such transaction.

        PNG has also agreed to refrain from taking certain actions with respect to its business and financial affairs pending completion of the merger or termination of the merger agreement. These restrictions and the non-solicitation provisions described above could be in effect for an extended period of time if completion of the merger is delayed and the parties agree to extend the April 30, 2014 termination date.

        In addition to the economic costs associated with pursuing a merger, PNG GP's management continues to devote substantial time and other resources to the proposed transaction and related matters, which could limit PNG's ability to pursue other attractive business opportunities, including potential joint ventures, standalone projects and other transactions. If PNG is unable to pursue such other attractive business opportunities, its growth prospects and the long-term strategic position of its business could be adversely affected.

If the merger does not occur, PAA and PNG will not benefit from the expenses they have incurred in the pursuit of the merger.

        The merger may not be completed. If the merger is not completed, PAA and PNG will have incurred substantial expenses for which no ultimate benefit will have been received by either company. The parties currently expect to incur merger-related expenses of approximately $5 million, consisting of independent advisory, legal and accounting fees, and financial printing and other related charges, much of which may be incurred even if the merger is not completed. In addition, if the merger agreement is terminated under specified circumstances, either PAA or PNG will be required to pay certain expenses of the other party. See "The Merger Agreement—Fees and Expenses."

PAA, PNG GP and their directors and officers may have interests that differ from your interests, and these interests may have influenced their decision to propose and to approve the merger agreement and the merger transactions.

        The nature of the respective businesses of PNG and PAA and its affiliates may give rise to conflicts of interest between PNG and PAA. The interests of PAA, PNG GP, and their directors and officers may differ from your interests as a result of the relationships among them. A conflict could be perceived to exist, for example, in connection with the number of PAA common units offered as the merger consideration, particularly where three of the seven directors on the PNG GP Board are executive officers of PAA. Unlike the strict duty of a fiduciary who must act solely in the best interests of the beneficiary in resolving conflicts of interest, PNG's partnership agreement permits PNG GP to consider the relative interest of each party to a potential conflict situation and the benefits and burdens relating to such interests which, under certain circumstances, could include the interest of PNG GP and its affiliates.

        Furthermore, PNG's partnership agreement provides that whenever a conflict of interest arises between PNG GP or any of its affiliates, on the one hand, and PNG or any partner of PNG, on the other, any resolution or course of action by PNG GP or its affiliates in respect of such conflict of interest shall not constitute a breach of PNG's partnership agreement or a breach of any duty otherwise stated or implied by law or equity so long as the resolution or course of action is approved by a majority of the members of the PNG Conflicts Committee (after due inquiry) based on a subjective belief that the course of action or determination that is the subject of such approval is fair and reasonable to PNG.

        In addition, certain directors and executive officers of PAA are also directors and executive officers of PNG GP. See "Certain Relationships; Interests of Certain Persons in the Merger."

        In considering the recommendation of the PNG Conflicts Committee to approve the merger proposal, you should consider that the directors and executive officers of PAA and PNG GP may have interests that differ from, or are in addition to, the interests of PNG common unitholders generally. These interests include the following:

  •
  each of the officers of PAA that are officers of both PAA and PNG GP are expected to continue to serve as officers of PAA following the merger;

  •
  each outstanding phantom unit issued pursuant to the PNG LTIP held by officers or directors of PNG GP will be converted in the merger into an equivalent number of PAA phantom units, with adjustments in the number of phantom units to reflect the exchange ratio and the adjustment of performance-based vesting targets to reflect the merger, but otherwise pursuant to the same terms that were in effect prior to the merger. In addition, any such phantom units held by the three independent directors of PNG GP will become non-forfeitable upon the termination of such director's service with PNG GP and will fully vest on the next date that would otherwise be a distribution date for PNG;

  •
  certain outstanding PAA phantom units held by officers of PNG GP have vesting conditions relating to PNG performance criteria, and such performance criteria may be adjusted to reflect the merger;

  •
  the officers of PAA and PNG GP that hold Transaction Grants, have agreed to unilaterally surrender such Transaction Grants upon consummation of the merger; and

  •
  all of the directors and officers of PNG GP have the right to indemnification under the organizational documents of PNG GP, the PNG partnership agreement and the merger agreement. In addition, all of the directors of PAA and all of the officers of PNG GP have the right to indemnification under the organizational documents of PAA or PNG.

        See "Certain Relationships; Interests of Certain Persons in the Merger—Interests of Directors and Executive Officers in the Merger."

Lawsuits have been filed against PAA, PNG, PNG GP, and the directors and certain officers of PNG GP challenging the merger, and any injunctive relief or adverse judgment for monetary damages could prevent the merger from occurring or could have a material adverse effect on PAA following the merger.

        PAA, PNG, PNG GP, and the directors and certain officers of PNG GP are named defendants in a purported class action and derivative lawsuit brought by a purported PNG common unitholder in Harris County, Texas, generally alleging claims of breach of duties under PNG's partnership agreement, breach of the implied covenant of good faith and fair dealing in connection with the merger transactions, self-dealing and aiding and abetting arising out of the defendants' pursuit of the merger by way of an allegedly conflicted and unfair process. A similar lawsuit has been filed in the Delaware Court of Chancery against the same defendants and certain other affiliates of PAA. A third lawsuit has been filed in the United States District Court for the Southern District of Texas—Houston Division against the same defendants and certain affiliates of PAA. Certain of the plaintiffs seek to enjoin the defendants from proceeding with or consummating the merger and, to the extent that the merger is implemented before relief is granted, plaintiffs seek to have the merger rescinded. Plaintiffs also seek money damages and attorneys' fees. One of the conditions to the completion of the merger is that no order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated by the merger agreement. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger. An adverse judgment for rescission or for monetary damages could have a material adverse effect on PAA following the merger.

 Risks Related to PNG's Business and Common Units if the Merger Does Not Occur

If the merger does not occur and market conditions for the natural gas storage industry do not improve, it will likely have an adverse impact on PNG's cash flow, which, would in turn impact PNG's ability to maintain its distribution levels, borrowing capacity and debt covenant compliance.

        If the merger does not occur, PNG will continue to operate its business. However, market conditions for natural gas storage in the United States weakened progressively in the second half of 2010, generally remained weak throughout 2011 and 2012, and based on currently available information, PAA management believes that it is clear that the next several years will be challenging for PNG on a stand-alone basis. If current market conditions persist as it is assumed through 2016, PNG may not be able to replace or extend its existing contracts on favorable terms or enter into favorable contracts with respect to incremental working capacity, which could have a material adverse effect on PNG's business, financial condition, and results of operations. PNG would also experience meaningful degradation of its earnings and distributable cash flow through 2018 relative to forecasted levels for 2013. This in turn would negatively impact PNG's ability to maintain its distribution levels, borrowing capacity and debt covenant compliance or its ability to make acquisitions or engage in organic growth projects.

If the merger does not occur, PNG may be unable to maintain current levels of distributions on its common units without incurring additional debt.

        If the merger agreement is terminated and the merger does not occur, based on currently available information, PAA management believes that it is clear that the next several years will be challenging for PNG. If current market conditions persist as it is assumed through 2016, PNG would experience meaningful degradation of its earnings and distributable cash flow through 2018 relative to forecasted levels for 2013. This may, in turn, force PNG to issue additional equity, borrow additional money or reduce its distribution levels.

Tax Risks Related to the Merger

The intended U.S. federal income tax consequences of the merger are dependent upon PAA being treated as a partnership for U.S. federal income tax purposes.

        The treatment of the merger as nontaxable to PNG common unitholders is dependent upon PAA being treated as a partnership for U.S. federal income tax purposes. If PAA were treated as a corporation for U.S. federal income tax purposes, the consequences of the merger would be materially different and the merger would likely be a fully taxable transaction to a PNG common unitholder.

PNG common unitholders could recognize taxable income or gain for U.S. federal income tax purposes as a result of the merger.

        As a result of the merger, PNG common unitholders who receive PAA common units will become partners of PAA for U.S. federal income tax purposes and will be allocated a share of PAA's nonrecourse liabilities. Each PNG common unitholder will be treated as receiving a deemed cash distribution equal to the excess, if any, of such common unitholder's share of nonrecourse liabilities of PNG immediately before the merger over such common unitholder's share of nonrecourse liabilities of PAA immediately following the merger. If the amount of any deemed cash distribution received by a PNG common unitholder exceeds the common unitholder's basis in his common units (reduced by any cash received in lieu of fractional PAA common units) such common unitholder will recognize gain in an amount equal to such excess. PAA and PNG do not expect any PNG common unitholders to recognize gain in this manner.

A PNG common unitholder's holding period for PAA common units received in the merger may be shorter than such holder's holding period in the surrendered PNG common units.

        As a result of the merger, PNG will be treated as if it contributed its assets to PAA in exchange for PAA common units (and cash in lieu of fractional PAA common units), followed by a liquidation of PNG in which PAA common units (and cash in lieu of fractional PAA common units) are distributed to PNG common unitholders. Accordingly, a PNG common unitholder's holding period in the PAA common units received in the merger will not be determined by reference to its holding period in the surrendered PNG common units. Instead, a PNG common unitholder's holding period in the PAA common units received in the merger that are attributable to PNG's capital assets or assets used in its business as defined in Section 1231 of the Internal Revenue Code will include PNG's holding period in those assets. The holding period for PAA common units received by a PNG common unitholder attributable to other assets of PNG, such as inventory and receivables will begin on the day following the merger.

THE PNG SPECIAL MEETING

General Information About the PNG Special Meeting

Time, Place and Date

        The special meeting of PNG common unitholders will be held in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002, on December 31, 2013, at 9:00 a.m., Central Time.

Purposes

        The purposes of the special meeting are:

  •
  to consider and vote on the merger proposal; and

  •
  to consider and vote on the adjournment proposal.

        Only PNG GP can introduce new matters for a vote at the PNG special meeting. At this time, PNG GP does not plan on bringing any additional matters before the PNG special meeting for a vote.

Quorum

        The presence in person or by proxy at the PNG special meeting of the holders of a majority of the outstanding PNG common units on the record date will constitute a quorum and will permit PNG to conduct the proposed business at the PNG special meeting. PNG common units held in your name will be counted as present at the special meeting if you:

  •
  are present in person at the meeting; or

  •
  have submitted a properly executed proxy card or properly submitted your proxy by telephone or internet.

        Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. Because the only proposals for consideration at the PNG special meeting are non-discretionary proposals, there will not be any broker non-votes at the PNG special meeting.

Record Date

        The record date for the PNG special meeting is the close of business on November 25, 2013.

Units Entitled to Vote

        PNG common unitholders may vote at the special meeting if they owned PNG common units at the close of business on the record date. PNG common unitholders may cast one vote for each PNG common unit owned on the record date.

Votes Required

        The merger proposal will be approved if the holders, as of the record date of the PNG special meeting, of a majority of the outstanding PNG common units vote in favor of the merger proposal at the PNG special meeting, and the holders of a majority of the outstanding PNG subordinated units vote in favor of the merger agreement and the merger transactions. Failures to vote and abstentions will have the same effect as a vote against the merger proposal. Pursuant to the merger agreement discussed elsewhere in the proxy statement/prospectus, PAA has agreed to vote the PNG common units and PNG subordinated units owned beneficially or of record by it or any of its subsidiaries in favor of the merger agreement and the merger transactions, including the 28,155,526 PNG common units currently held by PAA and the 25,434,351 PNG subordinated units currently held by PAA, which units represent approximately 46% of the outstanding PNG common units and 100% of the outstanding PNG subordinated units, respectively. It is anticipated that PAA, as the holder of all of the PNG subordinated units, will execute a written consent approving the merger agreement and the merger transactions on the date of the special meeting of PNG common unitholders, which consent will satisfy the voting requirement with respect to the holders of the PNG subordinated units.

        The adjournment proposal will be approved if the holders, as of the record date of the PNG special meeting, of a majority of the outstanding PNG common units present in person or representated by proxy and entitled to vote at such meeting vote in favor of the adjournment proposal at the PNG special meeting. Abstentions will have the same effect as a vote against this proposal.

        Of the PNG common units entitled to vote on the proposals at the PNG special meeting, 2.16% of such PNG common units are held, and eligible to be voted, by certain executive officers and directors, and their affiliates, of PAA or PNG.

Common Units Outstanding

        As of the record date, there were 61,158,699 PNG common units outstanding.

Voting Procedures

Voting by PNG Common Unitholders of Record

        PNG common unitholders who hold units in their own name may vote using any of the following methods:

  •
  call the toll-free telephone number listed on your proxy card and follow the recorded instructions;

  •
  go to the internet website listed on your proxy card and follow the instructions provided;

  •
  complete, sign and mail your proxy card in the postage-paid envelope; or

  •
  attend the PNG special meeting and vote in person.

        If you have timely and properly submitted your proxy, clearly indicated your vote and have not revoked your proxy, your PNG common units will be voted as indicated. If you have timely and properly submitted your proxy but have not clearly indicated your vote, your PNG common units will be voted FOR approval of the merger proposal and FOR the approval of the adjournment proposal.

Revocation

        If you hold your PNG common units in your own name, you may revoke or change your proxy at any time prior to its exercise by:

  •
  giving written notice of revocation to the secretary of PNG GP at or before the special meeting;

  •
  appearing and actually voting in person at the special meeting;

  •
  timely submitting a later-dated proxy by telephone or internet no later than 5:00 p.m. Houston, Texas time on the day before the date of the PNG special meeting; or

  •
  properly completing and executing a later-dated proxy and delivering it to the secretary of PNG GP at or before the PNG special meeting.

        Your presence without voting at the special meeting will not automatically revoke your proxy.

Units Held in Street Name

        If you hold PNG common units in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your PNG common units or when granting or revoking a proxy.

        Absent specific instructions from you, your broker is not allowed to vote your PNG common units on any proposal on which your broker, bank or other nominee does not have discretionary authority. The only proposals for consideration at the PNG special meeting are the merger proposal and the adjournment proposal, which are matters for which brokers and other nominees do not have discretionary authority to vote. To instruct your broker or other nominee how to vote, you should follow the directions that your broker or other nominee provides to you.

        Please note that you may not vote your PNG common units held in "street name" by returning a proxy card directly to PNG or by voting in person at the PNG special meeting unless you provide a "legal proxy," which you must obtain from your broker or other nominee. If you do not instruct your broker or other nominee on how to vote your PNG common units, your broker or other nominee may not vote your PNG common units, which will have the same effect as a vote against the merger proposal and the adjournment proposal. You should therefore provide your broker or other nominee with instructions as to how to vote your PNG common units.

Validity

        The inspector of election will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of proxies. Its determination will be final and binding. The PNG GP Board has the right to waive any irregularities or conditions as to the manner of voting. PNG may accept your proxy by any form of communication permitted by Delaware law so long as PNG is reasonably assured that the communication is authorized by you.

Solicitation of Proxies

        The accompanying proxy is being solicited by PNG GP on behalf of the PNG GP Board. The expenses of such solicitation, including the expenses of preparing, printing and mailing the proxy and materials used in the solicitation, will be borne 50% by PAA and 50% by PNG.

        Georgeson, Inc. has been retained by PNG to aid in the solicitation of proxies for a fee of $7,000, a per call fee and the reimbursement of out-of-pocket expenses. In addition to the mailing of this proxy statement/prospectus, proxies may also be solicited from PNG common unitholders by personal interview, telephone, fax or other electronic means by directors and officers of PNG GP and employees of PAA and its affiliates who provide services to PNG, who will not receive additional compensation for performing that service. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of PNG common units held by those persons, and PNG will reimburse them for any reasonable expenses that they incur.

THE MERGER

        The discussion in this proxy statement/prospectus of the merger and the material terms of the merger agreement is subject to, and is qualified in its entirety by reference to, the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein.

General Description of the Merger

        Pursuant to the merger agreement, at the effective time of the merger, MergerCo, a direct wholly-owned subsidiary of PAA, will merge with and into PNG with PNG surviving the merger as a wholly-owned subsidiary of PAA, and each outstanding PNG common unit, other than those PNG common units owned by PAA or any of its subsidiaries, will be converted into the right to receive 0.445 PAA common units. Applying the original exchange ratio proposed by PAA of 0.435, the merger consideration originally proposed represented a 6.1% premium to the closing price of the PNG common units based on the closing prices of the PNG common units and PAA common units on August 27, 2013, the last trading day before PAA announced its proposal to acquire all of the PNG common units owned by the public. Applying the final exchange ratio agreed upon by the parties of 0.445, the merger consideration represents an 8.5% premium to the closing price of the PNG common units based on the closing price of the PNG common units on August 27, 2013, and a 0.2% premium to the closing price of PNG common units on October 21, 2013, the day the merger agreement was signed.

        If the exchange ratio would result in a PNG common unitholder's being entitled to receive a fraction of a PAA common unit, that PNG common unitholder will not receive any fractional PAA common unit. PNG common unitholders will receive cash in lieu of receiving any fractional PAA common unit to which any PNG common unitholder would otherwise have been entitled in an amount equal to such fractional interest multiplied by the average of the closing price of PAA common units for the ten consecutive NYSE full trading days ending at the closing of the last NYSE full trading day immediately preceding the day the merger closes.

        Once the merger is completed, former PNG common unitholders who surrender their PNG common units in accordance with the merger agreement will be eligible, in their capacity as PAA unitholders, to receive distributions declared by the PAA GP Board on PAA common units, if any, after the effective time of the merger to the extent such unitholders hold PAA common units as of the applicable record date for such distributions. For a description of PAA's distribution policy, please read "Comparison of the Rights of PAA Unitholders and PNG Unitholders."

        Based on the 33,003,173 PNG common units outstanding on October 31, 2013, and eligible to be converted into PAA common units pursuant to the merger agreement (which number does not include the PNG common units owned by PAA or any of its subsidiaries), PAA expects to issue approximately 14.7 million PAA common units in connection with the merger. This number will represent approximately 4.1% of PAA's outstanding common units after the merger, based on the 342,950,166 PAA common units outstanding as of October 31, 2013. In connection with the closing of the merger, the owners of PAA's general partner have agreed to reduce their incentive distribution rights under PAA's partnership agreement by $12 million in each of 2014 and 2015, $10 million in 2016 and $5 million per year thereafter.

        The directors and executive officers of each of PAA and PNG GP prior to the merger are expected to continue as the directors and executive officers of PAA and PNG GP, respectively, following the merger, with the exception of the three independent directors of PNG GP. Information about the current PAA directors and executive officers can be found in PAA's Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this proxy statement/prospectus. Information about the current PNG GP directors and executive officers can be found in PNG's Annual Report on Form 10-K for the year ended December 31, 2012, which is also incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

Background of the Merger

  Formation of PNG

        PNG is a master limited partnership formed by PAA in January 2010 to own, operate and grow the natural gas storage business of PAA. PNG completed its initial public offering ("IPO") of PNG common units to the public in May of 2010. Prior to PNG's IPO, PAA owned all of the equity interests in PNG. In connection with PNG's IPO, PAA contributed to PNG two natural gas storage facilities and leases of storage capacity and pipeline transportation capacity from third parties in exchange for PNG common units, PNG Series A Subordinated Units, PNG Series B Subordinated Units, a 2% general partner interest and the PNG IDRs. The PNG Series B Subordinated Units were designed to compensate PAA for certain capital expenditures (and any return thereon) made by PAA prior to the IPO in connection with ongoing storage capacity expansions. The PNG Series B Subordinated Units are not entitled to participate in quarterly distributions until they convert into PNG Series A Subordinated Units or PNG common units and conversion is based on achieving certain benchmarks tied to the amount of storage capacity placed in service at PNG's Pine Prairie Energy Center and achieving certain earnings and distribution thresholds at PNG.

        Since PNG's IPO in 2010, PNG's strategy has been to capitalize on the anticipated long-term growth in demand for natural gas storage services in North America and increase the amount of its earnings, cash flow and cash distributions to its unitholders by owning and operating high quality natural gas storage facilities and providing reliable, competitive and flexible natural gas storage and related services. PNG's plan for executing this strategy includes optimizing the performance and profitability of its existing natural gas storage facilities, engaging in commercial marketing activities to enhance its margins, organically expanding its existing natural gas storage facilities, pursuing strategic and accretive acquisition or development projects and leasing storage capacity and transportation services from third parties to enhance operational flexibility.

  Deteriorating Market Conditions for Natural Gas Storage Industry and PAA Support of PNG

        Market conditions for natural gas storage weakened progressively in the second half of 2010, generally remained weak throughout 2011 and 2012 and deteriorated further during 2013. During this approximate three year period, seasonal spreads (October to January), which are a proxy for the current intrinsic value of storage, have trended lower, generally staying in the low end of a five year range of $0.27 to $2.32 per MMBtu for the period October 2008-September 2013. In addition, during this same period, volatility levels, which have a meaningful impact on the value PNG is able to realize on a short term basis from its hub service and merchant storage activities, have generally been low relative to the levels experienced during the five-year period preceding the IPO of PNG. While there are a variety of factors that have contributed to these softer market conditions, the key drivers have been (i) relatively flat natural gas consumption, (ii) increased natural gas supplies due to production from shale resources, (iii) net increases in storage capacity, and (iv) lower basis differentials due to expansion of natural gas transportation infrastructure in the U.S..

        During the first nine months of 2013, overall market conditions for natural gas storage continued to experience further significant deterioration. During the second and third quarters of 2013, rolling seasonal spreads (October to January), which provide a proxy for the current intrinsic value of storage as described above, ranged from $0.27 to $0.41 per MMBtu, reaching a ten year low during the second quarter that was less than half of the levels experienced during the second quarter of 2012, which ranged from $0.60 to $0.81 per MMBtu. Volatility levels, which impact the value PNG is able to realize on a short-term basis from its hub service and merchant storage activities, also decreased during the second and third quarters of 2013 relative to the second and third quarters of 2012.

        Throughout this period of deteriorating market conditions, PAA took a variety of actions that have benefited PNG and its common unitholders. On two separate occasions PAA voluntarily restructured its equity holdings in PNG, which reduced and/or deferred the distribution amounts PNG would have otherwise been required to pay PAA. In August 2010, PAA restructured its equity holdings in PNG by (i) converting 2 million PNG Series A Subordinated Units, which participate in distributions, into PNG Series B Subordinated Units, which do not participate in distributions prior to their conversion into PNG Series A Subordinated Units or PNG common units, thus reducing the amount of cash distributions required to be paid by PNG to PAA by approximately $2.7 million per year (based on the minimum annualized quarterly distribution rate of $1.35 per PNG common unit), and (ii) extending the conversion period of the PNG Series B Subordinated Units by increasing the number of conversion tranches from three to five and increasing the operating and financial performance benchmarks required for conversion of approximately one-third of the then outstanding PNG Series B Subordinated Units. Additionally, in February 2012, PAA unilaterally modified the terms of the first three tranches of the PNG Series B Subordinated Units to increase the distribution thresholds required for conversion to an annualized amount of $1.71 per PNG common unit, compared to the pre-amendment annualized distribution thresholds required for conversion for these three tranches of $1.44, $1.53 and $1.63 per PNG common unit, respectively. The February 2012 amendment had the effect of deferring for the foreseeable future the conversion of 7.5 million PNG Series B Subordinated Units into PNG Series A Subordinated Units or PNG common units.

        In addition, PAA also entered into a number of other transactions to provide additional financial support to PNG, including the following:

  •
  in February 2011, PAA provided $430 million of capital to support the purchase by PNG of the Southern Pines storage facility through PAA's purchase of 10.2 million PNG common units for $218 million, PAA's funding of the corresponding $12 million matching contribution by PNG GP and PAA's funding of a $200 million loan to PNG for 3 years with an interest rate of 5.25% per annum;

  •
  during 2011, PAA began providing guarantees of PNG's trade obligations in exchange for a minimum quarterly fee of $12,500;

  •
  in June 2012, PAA extended the maturity of the $200 million loan related to the Southern Pines acquisition by approximately 15 months and decreased the interest rate from 5.25% to 4.0% per annum; and

  •
  in March 2013, PAA leased 20 Bcf of storage capacity at PPEC for total minimum payments of $49 million (10 Bcf for 2 years; 10 Bcf for 3 years), which is equivalent to a weighted average storage rate of approximately $0.08 per MMBTU per month.

  Consideration of Strategic Alternatives

        In light of the fact that PNG has a significant amount of storage capacity that will need to be recontracted in the coming years due to the expiration of existing contracts, PAA management recognized that a continuation of current depressed market conditions would begin to adversely impact PNG's cash flow and ultimately its ability to maintain its distribution levels, borrowing capacity and debt covenant compliance. Accordingly, in late 2012 and early 2013 and as a supplement to its ongoing effort to identify and pursue accretive acquisition opportunities, PAA management began to explore strategic alternatives that might better position PNG for an extended period of weak natural gas storage market conditions. A variety of alternative transactions were considered, including combinations with third parties that were interested in using PNG as a public entity platform into which assets could be contributed and the potential purchase by PAA of the publicly held PNG common units.

        With respect to potential third party transactions, during the period from March 2013 through August 2013, PAA signed confidentiality agreements and entered into preliminary confidential discussions with three separate third parties regarding potential strategic transactions involving PNG. In each instance, the third party was interested in using PNG as a public entity platform and contributing significant assets to PNG. Discussions with two of the interested parties did not progress meaningfully beyond exploratory discussions and by August it became clear to PAA management that the discussions with such parties were not going to result in a transaction. Discussions with the other third party, which began in July, developed to the point where preliminary due diligence information was exchanged and preliminary terms for a potential transaction were discussed, but this third party terminated discussions in mid-August after concluding that a strategic transaction with PNG was not as attractive as the other alternatives available to that party.

        During the July and August time period when these discussions with third parties were taking place, PAA was also evaluating the potential acquisition by PAA of all of the publicly held PNG common units. In mid-July, members of PAA management contacted Vinson & Elkins, and engaged Vinson & Elkins as counsel for PAA in connection with a potential third party transaction or a possible purchase by PAA of the publicly held PNG common units.

        On August 8, 2013, at a regular meeting of the PNG GP Board, PAA and PNG management discussed overall market conditions for natural gas storage, noting that (i) both spreads and volatility were low relative to prior periods and that the outlook for spreads over the next few years was directionally similar to the challenging conditions then being experienced and (ii) the intermediate to long term outlook for natural gas storage was encouraging, but that predicting the timing and extent of a recovery in market conditions was very difficult. PAA and PNG management also reviewed with the PNG GP Board an illustrative forecast for 2014-2018, a summary of which is included herein in the section entitled "The Merger—Unaudited Financial Projections of PNG" (the "Illustrative Forecast"), that was based on various assumptions, including the assumption that firm storage recontracting rates would remain depressed through 2016 followed by a recovery period in 2017. PAA and PNG management noted that the Illustrative Forecast and the associated recontracting rate sensitivity cases indicated that if current market conditions persisted as assumed through 2016, PNG would experience meaningful degradation of its earnings and distributable cash flow through 2018 relative to forecasted levels for 2013, which in turn would negatively impact PNG's ability to maintain its distribution levels, borrowing capacity and debt covenant compliance. The independent directors of the PNG GP Board were also informed that PAA management was exploring strategic alternatives for PNG, that no decision had been made regarding a particular transaction and that PAA management would be discussing potential alternatives with the PAA GP Board at its upcoming regular meeting scheduled for August 22, 2013.

        As referenced above, following the PNG GP Board meeting on August 8, 2013, but prior to the PAA GP Board meeting on August 22, 2013, the third party with whom PAA management had been discussing a potential strategic transaction involving PNG notified PAA management that it was terminating discussions regarding such transaction.

        On August 22, 2013, during the executive session of the regularly scheduled quarterly meeting of the PAA GP Board, John Rutherford, Executive Vice President of PAA, reviewed PAA management's views regarding current and projected natural gas storage market conditions, the status of management's efforts to identify a strategic transaction involving PNG, and PAA management's analysis of and rationale for a potential purchase by PAA of all of the publicly held PNG common units. The PAA GP Board authorized PAA management to make a non-binding proposal to the independent directors of the PNG GP Board regarding the acquisition by PAA of all of the publicly held PNG common units on terms discussed at the meeting, subject to final approval of the definitive terms of any such acquisition by the PAA GP Board.

        On August 27, 2013, PAA delivered a proposal (the "Proposal") to Victor Burk, Bobby S. Shackouls and Arthur L. Smith, the Independent Directors of the PNG GP Board, to acquire the publicly held PNG common units. The Proposal proposed a merger of PNG with a wholly owned subsidiary of PAA in which unaffiliated PNG common unitholders would receive 0.435 PAA common units for each issued and outstanding PNG common unit held by them. The proposed consideration represented a value per PNG common unit of $22.74 based on the trailing 10-day average closing price of PAA's common units through August 26, 2013. The Proposal stated that PAA had assumed that a regular quarterly PNG common unit distribution of $0.3575 per PNG common unit would be declared in October with respect to the third quarter of 2013 and paid in November. The Proposal assumed the execution of definitive agreements on or before September 27, 2013 and also assumed that the transaction would close prior to the end of 2013. Finally, the Proposal detailed the opinion of PAA management that, while PAA shared PNG's positive view about the intermediate to long term outlook for natural gas storage, based on a number of market factors, PAA believed the current challenging market conditions for natural gas storage conditions would persist for 2014 and potentially beyond. PAA also noted in its Proposal that continuation of current market conditions would adversely impact PNG's cash flow, which would in turn impact PNG's ability to maintain its distribution levels, borrowing capacity and debt covenant compliance. PAA further stated that, while it is difficult to predict the timing and extent of a recovery in natural gas storage market conditions, based on currently available information, PAA believed that it is clear that the next several years will be challenging for PNG on a stand-alone basis. The Proposal stated that PAA believed that the Proposal is an attractive opportunity for PNG's common unitholders to realize a value that reflects an appropriate balance between the intermediate to long term value of PNG's storage business and the uncertainty associated with a near term challenging environment. The Proposal also stated that it was non-binding and subject to final approval by the PAA GP Board and the negotiation of definitive agreements, as well as approval by the PNG Conflicts Committee and PNG's unitholders.

        After the closing of trading on the NYSE on August 27, 2013, PAA and PNG each issued press releases announcing the Proposal. On August 28, 2013, PAA filed an amendment to its Schedule 13D relating to its ownership of the PNG common units and PNG subordinated units.

        On August 29, 2013, a special meeting of the PNG GP Board was held in order to establish the PNG Conflicts Committee and make appropriate delegations to the PNG Conflicts Committee regarding the Proposal. The members of the PNG GP Board discussed the role of, and the criteria for membership on, the PNG Conflicts Committee. Richard K. McGee, Executive Vice President, General Counsel and Secretary of PNG GP, led a discussion regarding the establishment of the PNG Conflicts Committee, which included: (a) a review of the requirements under the PNG partnership agreement; and (b) confirmation of pertinent information relating to the independence of each of the independent directors of PNG GP. In particular, Mr. McGee noted that under the PNG partnership agreement, the PNG Conflicts Committee must be composed of two or more members of the PNG GP Board, each of whom must:

  •
  not be (i) an officer or employee of PNG, or (ii) an officer, director or employee of any affiliate of PNG or any associate of such affiliate;

  •
  not be a holder of any ownership interest in PNG or its affiliates (other than (i) PNG common units,(ii) other awards of interests in PNG that are granted to such director under a long-term incentive plan and (iii) ownership of PAA common units and indirect interests in PNG's general partner unless the Board determines that such ownership adversely impacts independence); and

  •
  meet the independence standards established by SEC and NYSE rules and regulations with respect to directors who serve on an audit committee of a board of directors.

        Mr. McGee then reviewed the independence standards required to serve on an audit committee as set forth in SEC and NYSE rules and regulations, including the requirement under the NYSE rules that in order for a director to qualify as independent, the board must affirmatively determine that such director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) (where "listed company" and "company" are understood to include any parent or subsidiary in a consolidated group with the listed company). Mr. McGee then reviewed the information previously provided by the independent directors to establish their independence and asked Messrs. Burk, Shackouls and Smith if any information previously provided had changed or if any new information should be considered.

        Following this discussion and consideration of the information provided by Messrs. Burk, Shackouls and Smith in the context of the requirements for independence and service on the PNG Conflicts Committee, the PNG GP Board affirmatively confirmed that (i) none of Messrs. Burk, Shackouls or Smith has any material relationship with PNG, PAA or any of their Affiliates within the meaning of the applicable SEC and NYSE rules, or any other relationship or interest that would otherwise interfere with the exercise of his independent judgment in carrying out the responsibilities of a member of the PNG Conflicts Committee, (ii) the ownership of PAA units by Messrs. Burk, Shackouls and Smith will not adversely impact their ability to act in an independent manner with respect to the matter submitted to the PNG Conflicts Committee, and (iii) each of Messrs. Burk, Shackouls and Smith meets the requirements for service as a member of the PNG Conflicts Committee under the PNG partnership agreement. The PNG GP Board appointed each of Messrs. Burk, Shackouls and Smith as members of the PNG Conflicts Committee, with Mr. Smith being appointed chairman of the PNG Conflicts Committee.

        Following the confirmation of the independence of Messrs. Burk, Shackouls and Smith, the PNG GP Board unanimously resolved to delegate full power and authority of the PNG GP Board to the PNG Conflicts Committee to, among other things:

  •
  review and evaluate the Proposal, together with any other agreements or arrangements necessary to effect the potential transaction or incidental thereto, or any alternative transaction, on behalf of PNG GP, PNG and the PNG unaffiliated unitholders;

  •
  negotiate, or delegate to any person or persons the ability to negotiate, the terms and conditions of any proposed transaction;

  •
  determine whether or not to grant Special Approval pursuant to Section 7.9 of the PNG partnership agreement with respect to any proposed transaction;

  •
  make any recommendation to the PNG unaffiliated unitholders regarding what action, if any, should be taken by the PNG unaffiliated unitholders with respect to any proposed transaction; and

  •
  if applicable and as appropriate, exercise the full authority of the PNG GP Board with respect to the approval of any potential transaction, including the authorization of the execution and delivery of any documents, instruments or agreements with respect the proposed transaction.

        The PNG GP Board further resolved that the members of the PNG Conflicts Committee would not have any duty to consider the interests of any person (including, without limitation, the interests of PAA and its affiliates, other than PNG), other than PNG and the PNG common unitholders that are unaffiliated with PAA, and that any action taken by the PNG Conflicts Committee in accordance with the powers granted to it by the PNG GP Board will be deemed to be the due and proper actions of the PNG GP Board, with the same effect as if the PNG GP Board had taken such actions or done or caused such things to be done. The PNG Conflicts Committee was authorized to select and retain its own legal and financial advisors.

        On August 29, 2013, the PNG Conflicts Committee held an in person meeting. At the meeting, the PNG Conflicts Committee interviewed four law firms to potentially serve as independent counsel to the PNG Conflicts Committee. Following such interviews, the PNG Conflicts Committee determined to engage Richards Layton as its legal advisor. At this meeting the PNG Conflicts Committee also discussed potential financial advisors and authorized Mr. Smith to schedule interviews of candidates for the consideration of the PNG Conflicts Committee. The PNG Conflicts Committee also discussed the terms of the Proposal with Mr. Greg Armstrong, Chairman of the Board and Chief Executive Officer of PAA, and Mr. McGee, including the timing contemplated by the Proposal.

        On September 3, 2013, the PNG Conflicts Committee entered into an engagement letter with Richards Layton detailing the terms of its engagement.

        On September 10, 2013, Mr. McGee, in order to clarify PAA's current intentions with respect to its ownership interest in PNG, called Mr. Smith and informed him that PAA did not have any current interest in selling its common units or other equity interests in PNG. Mr. McGee sent a follow-up e-mail to Mr. Smith on September 10, 2013 confirming the substance of his phone call.

        On September 11, 2013, the PNG Conflicts Committee held an in person meeting. Representatives of Richards Layton were present at the meeting. Mr. Smith's election as chairman of the PNG Conflicts Committee and the PNG Conflicts Committee's retention of Richards Layton were confirmed. At the meeting, the PNG Conflicts Committee interviewed four financial advisors to potentially serve as independent financial advisor to the PNG Conflicts Committee. Following such interviews, the PNG Conflicts Committee directed Mr. Smith to explore the engagement of Evercore Group L.L.C. ("Evercore"). Subsequently, a formal engagement letter dated September 24, 2103 was executed.

        On September 12, 2013, PAA and PNG, acting pursuant to the authority delegated to the PNG Conflicts Committee, entered into a confidentiality agreement. The confidentiality agreement generally requires the PNG Conflicts Committee to maintain the confidentiality of any evaluation materials related to PAA and PNG provided to the PNG Conflicts Committee by or on behalf of PAA for the PNG Conflict Committee's use in connection with the evaluation of the Proposal.

        During the four-day period from September 13-16, (i) the PNG Conflicts Committee hired Evercore to act as its financial advisor in connection with any proposed transaction (subject to the finalizing the terms of an engagement letter), (ii) Evercore entered into a secrecy agreement pursuant to which it agreed to abide by the terms of the September 12, 2013 confidentiality agreement between PAA and PNG, (iii) Evercore provided a due diligence request list to PAA and PNG and began preliminary due diligence and valuation work, and (iv) PAA provided Evercore and the PNG Conflicts Committee some initial due diligence materials. On September 16, 2013, the PNG Conflicts Committee held a telephone meeting at which the committee members discussed the terms of Evercore's engagement and the September 17, 2013 due diligence meeting. Present at the meeting were representatives of Richards Layton.

        On September 17, 2013, Mr. Dean Liollio (President of PNG GP), Mr. Benjamin J. Reese (Senior Vice President, Commercial of PNG GP), Mr. Patrick Diamond (Vice President of PAA GP), Mr. Rabinowitz, Mr. McGee and Mr. Al Swanson (Executive Vice President and CFO of PAA GP and PNG GP) met with Mr. Smith from the PNG Conflicts Committee and representatives of Richards Layton and representatives of Evercore to (i) review and discuss information provided by PAA and PNG management that was responsive to the due diligence list provided by Evercore, including, among other matters, PNG's business and operations, business plans, financial statements and financial forecasts and (ii) answer additional questions asked by Richards Layton and Evercore's representatives regarding PNG. The key topics discussed at such meeting included the views of PNG management regarding current and projected market conditions for natural gas storage, the related outlook for PNG in terms of its financial performance for the period through 2018 and any issues associated with such financial performance outlook, including the potential need to issue equity, the impact of the potential conversion of PNG's Series A Subordinated Units, future distribution levels and debt covenant compliance issues. During such meeting, a representative of PAA indicated that PAA was not interested in selling (or considering a sale of) its stake in PNG.

        On September 19, 2013, the PNG Conflicts Committee held a telephonic meeting at which the committee members received an update on the September 17, 2013 due diligence meeting and discussed PNG's business operations, debt covenants and potential alternative transactions, as well as the assumptions underlying PNG's financial projections. Present at the meeting were representatives of Evercore and representatives of Richards Layton.

        Also, on September 19, 2013, Mr. Smith, Mr. Burk, Mr. Shackouls, Mr. Rutherford, Mr. Jeremy Goebel (Managing Director of Business Development for PAA GP), Mr. Diamond, Mr. Swanson, Mr. Rabinowitz and representatives of Richards Layton and representatives of Evercore met (with some participants participating by conference telephone) to discuss Evercore's due diligence request list as it related to PAA. At the meeting, the parties reviewed and discussed various matters relating to PAA, including (i) the ownership of PAA; (ii) business models; (iii) financial statements; (iv) reporting segments; (v) financial projections; (vi) financial growth strategy; (vii) asset base and positioning; (viii) capital projects; (ix) investment considerations; (x) an overview of each of PAA's business segments and activities; (xi) an overview of certain leases; (xii) an overview of the marketing process; (xiii) recent financing activities; and (xiv) non-GAAP reconciliations. Mr. Rutherford also generally reviewed the efforts that had been taken by PAA to explore strategic alternatives for PNG, noting that confidentiality obligations prevented him from discussing the specifics of certain third-party discussions. At this meeting, Mr. Rutherford was asked to share PAA's valuation model behind the 0.435 PAA common unit exchange ratio. Mr. Rutherford declined to share this information.

        On September 24, 2013, the PNG Conflicts Committee held a telephonic committee meeting at which representatives of Richards Layton were present. The representatives of Richards Layton reviewed with the committee members their duties and obligations under Delaware law and the PNG partnership agreement. Representatives of Richards Layton also reviewed with the PNG Conflicts Committee certain process issues.

        On September 25, 2013, a representative of PAA acknowledged to Richards Layton that the September 27, 2013 date set forth in the Proposal was no longer feasible, but that PAA hoped that the PNG Conflicts Committee could provide a substantive update by that time.

        On or about September 26, 2013, acting by unanimous written consent and following discussions between and among representatives of Richards Layton, Mr. McGee and Mr. Smith during the preceding two weeks, the PNG GP Board adopted resolutions finalizing the compensation to be paid to the members of the PNG Conflicts Committee with respect to any proposed transaction. The compensation, which is in addition to the regular compensation payable to the members of the PNG Conflicts Committee in their capacity as directors of the PNG GP Board, was set as follows: (i) $20,000 per month (plus an additional $5,000 per month for the chairman) payable monthly in arrears beginning September 1, 2013, and continuing until the filing of PAA's registration statement on Form S-4; (ii) $7,500 per month (plus an additional $2,500 per month for the chairman) payable monthly in arrears thereafter until closing of the merger; and (iii) if litigation continues after closing, a fee of $750 per hour for time actually spent in connection with such litigation. The final terms also provided that any such fees would cease accruing upon the cessation of discussions relating to any proposed transaction.

        On September 26, 2013, the PNG Conflicts Committee held an in person meeting. Present at the meeting were representatives of Evercore and representatives of Richards Layton. At the meeting, representatives of Evercore provided an overview of the Proposal and discussed with the PNG Conflicts Committee certain issues regarding the Proposal, including (i) general issues and observations regarding PNG and the natural gas storage sector, (ii) an overview of the primary assets of PNG, (iii) financial projections for PNG, (iv) sensitivities to the financial projections for PNG, (v) potential standalone alternatives for PNG, (vi) a preliminary valuation analysis of common units of PNG, (vii) a valuation analysis of the PAA common units, (viii) a contribution analysis of a combination of PNG and PAA on a pro forma basis, (ix) the pro forma effects of the Proposal on PNG and its unitholders, (x) an accretion/dilution analysis with respect to both projected distributions and projected distributable cash flow for unitholders of PNG, (xi) an analysis of the proposed exchange ratio, and (xii) various potential transaction considerations. The PNG Conflicts Committee also discussed the risks and merits of a potential transaction with PAA, and other potential alternative transactions available to PNG. At the conclusion of the meeting, the Committee instructed Evercore to communicate to PAA during the late morning on September 27th that, subject to the negotiation of a mutually satisfactory form of merger agreement, the PNG Conflicts Committee was willing to support a transaction by which PAA would acquire all of the publicly held units of PNG if (i) the exchange ratio were increased to 0.475 PAA common units for each publicly held unit of PNG and (ii) the consummation of the transaction was conditioned on receiving the approval of a majority of PNG common units held by unaffiliated holders.

        On September 27, 2013, representatives of Evercore contacted Mr. Diamond by telephone and communicated that, subject to the negotiation of a mutually satisfactory form of merger agreement, the PNG Conflicts Committee was willing to support a transaction by which PAA would acquire all of the publicly held units of PNG if (i) the exchange ratio were increased to 0.475 PAA common units for each publicly held unit of PNG and (ii) the consummation of the transaction was conditioned on receiving the approval of a majority of PNG common units held by unaffiliated holders.

        Also on September 27, 2013, Jeffery Floyd, a partner at Vinson & Elkins, sent an initial draft of proposed form of merger agreement to Richards Layton via email. The draft of the merger agreement was consistent with the Proposal dated August 27, 2013, and included an exchange ratio of 0.435 PAA common units for each outstanding PNG common unit held by unitholders not affiliated with PAA.

        On September 30, 2013, Mr. Rutherford contacted Mr. Smith to discuss the PNG Conflicts Committee's position. They discussed PNG's distributions to holders of common units, unitholder distribution dilution resulting from a transaction and the ability of PNG to make distributions in the future. Mr. Rutherford indicated that he believed the Proposal was reasonable and fair.

        On October 1, 2013, the PNG Conflicts Committee held a telephonic meeting. Representatives of Evercore and Richards Layton were present at the meeting. The discussions with Messrs. Diamond and Rutherford were summarized and discussed. The PNG Conflicts Committee considered the Proposal and the potential dilution in unitholder distributions resulting from PAA's proposal. The PNG Conflicts Committee determined not to move from its proposed exchange ratio of 0.475 until PAA provided a counterproposal. Representatives of Richards Layton reviewed with the PNG Conflicts Committee the terms of the draft merger agreement. The PNG Conflicts Committee discussed the terms of the merger agreement and instructed Richards Layton to send a revised draft merger agreement to Vinson & Elkins. The PNG Conflicts Committee also discussed certain tax issues relating to a transaction with PAA, including the need to confirm that a merger would be a tax free exchange for PNG's unitholders.

        On October 1, 2013, Mr. Floyd spoke telephonically with representatives of Richards Layton. During this call, representatives of Richards Layton requested information regarding any analysis done on the potential tax implications of the Proposal on PNG's common unitholders and PNG's outstanding long term incentive plans and awards, including the treatment proposed by PAA for outstanding awards. Regarding the draft merger agreement, representatives of Richards Layton also provided initial feedback regarding the proposed terms, which feedback included a reiteration of the PNG Conflicts Committee's request that the merger agreement include a condition that the merger be approved by the holders of a majority of the PNG common units excluding the PNG common units held by PAA, in addition to requests to broaden certain representations, warranties and covenants of PAA, add a provision that would allow the PNG Conflicts Committee to change its recommendation to the PNG common unitholders if it felt that doing so was necessary to comply with its duties, and eliminate any "deal protection" provisions in favor of PAA (including the $15 million termination fee requested by PAA and the "no shop" provision prohibiting the PNG Conflicts Committee from soliciting third party offers). On October 2, 2013, Richards Layton provided Mr. Floyd with a marked-up copy of the draft merger agreement reflecting these and other comments to the agreement, including the previously communicated request of the PNG Conflicts Committee to increase the proposed exchange ratio from 0.435 to 0.475.

        On October 4, 2013, Messrs. Floyd, McGee and Diamond had a conference call with representatives of Evercore and representatives of Richards Layton, to discuss PAA's response to the PNG Conflict Committee's September 27, 2013 counteroffer and the proposed revisions to the terms of the merger agreement reflected in the draft merger agreement delivered by Richards Layton to Mr. Floyd on October 2, 2013. Mr. Floyd first addressed PAA's response to the proposed non-economic terms in the merger agreement noting that: (i) PAA would agree to expand the representations, warranties and covenants of PAA as proposed by the PNG Conflicts Committee; (ii) PAA would agree to add a provision allowing the PNG Conflicts Committee to change its recommendation to the PNG common unitholders if it believed its duties required such a change; (iii) PAA would agree to forego a termination fee, provided that PNG would be obligated to pay for PAA's expenses if the merger agreement was terminated due to a change by the PNG Conflicts Committee of its recommendation to the PNG common unitholders; (iv) PAA was not willing to agree to the elimination of the "no shop" provision prohibiting the solicitation by the PNG Conflicts Committee of proposals from thirds parties following the execution of the merger agreement; and (v) PAA was not willing to condition the transaction on approval of the holders of a majority of the PNG common units not held by PAA and its affiliates, but was willing to agree to vote its PNG common units and PNG subordinated units in favor of the transaction. Mr. Diamond then addressed the economic terms of the counter offer and reiterated PAA's view that its initial offer of an exchange ratio equal to 0.435 represented a compelling offer, especially considering the potential earnings and cash flow challenges facing PNG in the coming years given the depressed market conditions for natural gas storage, as well as anticipated difficulties maintaining distribution levels and compliance with applicable debt covenants. Mr. Diamond then stated that PAA was nonetheless willing to increase the exchange ratio from 0.435 to 0.445. Later that day, Mr. Floyd sent a revised draft of the merger agreement to Richards Layton reflecting the terms discussed on the call.

        On October 7, 2013, the PNG Conflicts Committee held a telephonic meeting and discussed the proposed increase to the exchange ratio and certain financial information relating to the proposed transaction that had been circulated by Evercore.

        On October 8, 2013, the PNG Conflicts Committee held a telephonic meeting. Representatives of Richards Layton and Evercore were present at the meeting. At the meeting, the discussions with PAA and Vinson & Elkins were summarized and discussed. Also, representatives of Evercore reviewed with the PNG Conflicts Committee certain financial information related to the proposed transaction, including the historical exchange ratio between PNG and PAA and a review of the implied transaction price of the proposed transaction. The PNG Conflicts Committee also reviewed with the representatives of Evercore the potential dilutive effect the proposed transaction could have on the distributions to PNG common unitholders on a going forward basis. Representatives of Evercore also reviewed with the PNG Conflicts Committee alternative transaction structures that were designed to capture additional value for the public unitholders of PNG in the event PAA was not willing to increase the exchange ratio. These alternative transaction structures included the issuance of a mandatorily convertible security paying a higher distribution for a period of time or a security with a "put" right. The PNG Conflicts Committee also discussed conditioning the consummation of the transaction on receiving the approval of a majority of PNG units held by unaffiliated holders. The PNG Conflicts Committee determined to counter PAA's revised proposal with (i) an exchange ratio of 0.465 PAA common units for each publicly held PNG unit and (ii) an offer to drop the majority of the unaffiliated unitholder vote condition if the 0.465 exchange ratio was accepted. The PNG Conflicts Committee further directed Evercore to describe the alternative transaction structures with PAA as an alternative means by which any remaining gap in the two sides' respective positions on the exchange ratio could be bridged. During the meeting, representatives of Richards Layton reviewed with the PNG Conflicts Committee the terms of the revised draft merger agreement received from Vinson & Elkins on October 4th. The PNG Conflicts Committee discussed the terms of the merger agreement and instructed Richards Layton to send a revised draft merger agreement to Vinson & Elkins.

        Following the meeting, Mr. Floyd and representatives of Richards Layton met telephonically to discuss the PNG Conflicts Committee's comments to the revised merger agreement provided to its counsel on October 4th. Representatives of Richards Layton indicated that the PNG Conflicts Committee still desired to eliminate the "no shop" provision and retain the ability to solicit proposals from third parties after the signing of the merger agreement. Representatives of Richards Layton also indicated that the PNG Conflicts Committee would agree to reimburse PAA for its expenses in connection with a termination of the merger agreement due to a change to its recommendation to the PNG common unitholders, so long as such expense reimbursement was capped at $5 million. Representatives of Richards Layton also requested a meeting with an officer of PNG and PAA to allow appropriate diligence regarding the representations and warranties, and covenants, of PNG and PAA, respectively, contained in the merger agreement.

        Also following the meeting, Mr. Diamond spoke telephonically with representatives of Evercore. The Evercore representatives indicated that the PNG Conflicts Committee requested that the exchange ratio be increased to 0.465 and that if PAA agreed to increase the exchange rate to 0.465, the PNG Conflicts Committee would withdraw its request that the merger be approved by the holders of a majority of the unaffiliated PNG common units.

        On October 9, Mr. Rutherford called Mr. Smith to indicate that PAA was not willing to increase its proposed exchange ratio to 0.465 as requested by the PNG Conflicts Committee through representatives of Evercore on October 8. Mr. Rutherford also communicated to Mr. Smith that PAA's October 4th offer of a 0.445 exchange ratio coupled with a vote of all of the PNG unitholders was PAA's "best and final offer." Mr. Smith countered by proposing that in lieu of increasing the exchange ratio to 0.465, the PNG Conflicts Committee would accept the 0.445 exchange ratio provided that PAA agrees to make a one-time distribution to the PNG common unitholders of approximately $0.53 per unit as part of the transaction. Mr. Rutherford indicated that PAA's management had discussed the concept of a one-time distribution at closing and that PAA was not willing to agree to such a payment because it had the same economic impact as an increase in the exchange ratio.

        On October 9, 2013, Mr. Floyd spoke telephonically with a representative of Richards Layton and advised that the $5 million cap on expense reimbursements was acceptable and that PAA and PNG officers would be available for a discussion involving the representations and warranties, and covenants, contained in the merger agreement and would be prepared to sign a closing certificate related to the representations and warranties, and covenants, at closing. Mr. Floyd indicated, however, that PAA was not willing to agree to the removal of the "no shop" provision. Later on October 9th, Richards Layton provided a revised merger agreement to Mr. Floyd by email which, among other things, indicated that the PNG Conflicts Committee was willing to agree to the inclusion of the "no shop" provision, provided that PAA agreed to allow additional flexibility regarding the ability of the PNG Conflicts Committee to respond to unsolicited third party acquisition proposals.

        On October 10, 2013 the PNG Conflicts Committee held a telephonic meeting. Representatives of Richards Layton and Evercore were present at the meeting. At the meeting, Mr. Smith reviewed with the PNG Conflicts Committee PAA's response to the committee's counterproposal. The PNG Conflicts Committee considered whether it is advisable to continue to seek a more favorable exchange ratio and also considered whether to again raise the alternative transaction structures or even a special cash distribution. During the meeting, representatives of Richards Layton updated the PNG Conflicts Committee on the recent negotiations regarding the merger agreement. The PNG Conflicts Committee determined to continue to negotiate with PAA to obtain a more favorable exchange ratio and/or a cash distribution.

        On October 10, 2013, Mr. McGee emailed previously requested summary information regarding the long term incentive plans and related awards to representatives of Richards Layton. Later that day, representatives of Richards Layton spoke telephonically with Mr. McGee, Mr. Goebel, Ms. Ann Gullion (internal legal counsel of PAA GP) and Mr. Rabinowitz regarding PNG's representations, warranties and covenants contained in the merger agreement and PNG's long term incentive plans and related awards.

        On October 11, 2013, Mr. Smith contacted Mr. Rutherford and requested a conference call among the full PNG Conflicts Committee and Mr. Rutherford, Mr. McGee and Mr. Diamond to discuss the call between Mr. Rutherford and Mr. Smith that occurred on October 9. Also on October 11, 2013, Mr. Floyd met telephonically with representatives of Richards Layton to review the proposed changes to the merger agreement reflected in Richards Layton's October 9, 2013 draft of the agreement. After discussion and resolution of most of the proposed changes, Mr. Floyd noted that in addition to the exchange ratio and the issue of whether the PNG unitholder vote would include PAA's PNG common units, the remaining open items in the merger agreement related to the definition of acquisition proposal and superior proposal as used in the "no shop" and change in recommendation provisions, the addition of a tax opinion from Vinson & Elkins as a condition to closing and the termination date under the merger agreement.

        On October 14, 2013, the PNG Conflicts Committee held a telephonic meeting. Representatives of Richards Layton and Evercore were present at the meeting. At the meeting the PNG Conflicts Committee discussed the negotiation strategy for the PNG Conflicts Committee's upcoming call with representatives of PAA and considered the continuation of PNG as a public entity. Representatives of Richards Layton updated the PNG Conflicts Committee on the results of Richards Layton's diligence call with Mr. McGee. Representatives of Richards Layton also reviewed certain terms of the draft merger agreement with the PNG Conflicts Committee and the discussion with Vinson & Elkins with respect to the draft merger agreement.

        Following the meeting of the PNG Conflicts Committee, the members of the PNG Conflicts Committee had a call with Mr. Rutherford and Mr. McGee to negotiate the terms of the proposed transaction. During such call, Mr. Smith communicated that the PNG Conflicts Committee had determined that it would forego the condition that the transaction be approved by the holders of a majority of the PNG common units excluding the PNG common units held by PAA and its affiliates if PAA would agree to either (i) the 0.445 exchange ratio proposed by PAA, coupled with a one-time cash payment to the PNG unaffiliated unitholders in the amount of $0.53 per PNG common unit or (ii) an exchange ratio of 0.455. Mr. Rutherford, on behalf of PAA, refused to increase the proposed exchange ratio or include a cash distribution in the proposed transaction. Mr. Rutherford also expressed the view during the call that the PAA proposal was fair and generous in light of industry conditions that will likely have a negative impact on PNG's earnings, cash flow and ability to make distributions to its unitholders and that it represented PAA's best and final offer. On behalf of the PNG Conflicts Committee, Mr. Smith indicated that the PNG Conflicts Committee wanted to deliberate further regarding the matter and requested a follow-up meeting with PNG senior management and Mr. Swanson to review further their assessment of market conditions and PNG's prospects. Following the call with Mr. Rutherford, the PNG Conflicts Committee reconvened the earlier meeting of the PNG Conflicts Committee. Representatives of Evercore and Richards Layton were present at the reconvened meeting. At the reconvened meeting the PNG Conflicts Committee discussed PNG's prospects for continuing as a public entity and potential alternative transactions that may be available to PNG. The PNG Conflicts Committee further considered whether the merger should be conditioned on the approval of a majority of the unaffiliated unitholders of PNG.

        On October 15, 2013, the PNG Conflicts Committee held a telephonic meeting. Representatives of Richards Layton and Evercore were present at the meeting. Representatives of Richards Layton updated the PNG Conflicts Committee on the terms of the draft merger agreement. The PNG Conflicts Committee discussed whether the merger should be conditioned on a vote of a majority of the unaffiliated unitholders of PNG. The PNG Conflicts Committee directed Mr. Smith to again approach Mr. Rutherford to indicate that the PNG Conflicts Committee understood and was willing to accept PAA's perspective on value, but that the PNG Conflicts Committee's prior indication of willingness to forego a majority of the unaffiliated vote was premised on a higher exchange ratio and that, given PAA's unwillingness to meet that request, the PNG Conflicts Committee believed that the transactions should be subject to the approval of the affirmative vote of a majority of the votes cast by the unaffiliated unitholders of PNG. The PNG Conflicts Committee also discussed the merits of a face-to-face meeting with members of PNG management to allow the PNG Conflicts Committee members directly to ask questions and discuss issues with PNG management regarding the proposed transaction and the prospects for PNG if it were to continue as a public entity.

        On October 15, Mr. Smith requested a meeting or call with Mr. Rutherford and they agreed to an in-person meeting on the morning of October 16 at Mr. Smith's office.

        Also on October 15, 2013, Mr. Floyd contacted representatives of Richards Layton to propose compromises on the remaining open merger agreement provisions other than the exchange ratio and then provided Richards Layton with a revised draft of the merger agreement responding to the remaining non-economic points, the most significant of which was the addition of a condition requiring issuance of an opinion of Vinson & Elkins to the effect that the proposed transaction would not be subject to U.S. federal income tax for PNG common unitholders.

        On October 16, 2013, Mr. Smith held a meeting with Mr. Rutherford in which Mr. Smith conveyed that the PNG Conflicts Committee was willing to accept the 0.445 exchange ratio subject to the resolution of the open terms of the draft merger agreement and the inclusion of a condition that the merger be approved by a majority of the units voted by unaffiliated unitholders of PNG at the meeting. During the discussion, Mr. Rutherford stated that PAA was unwilling to improve the economic terms of the transaction.

        Also on October 16, 2013, representatives of Richards Layton had a conference call with representatives of Vinson & Elkins to discuss the terms of the draft merger agreement and the inclusion of a condition that the merger be approved by a majority of the units voted by unaffiliated unitholders of PNG at the meeting.

        Additionally, on October 16, 2013, the PNG Conflicts Committee had a telephonic committee meeting. Representatives of Richards Layton and Evercore were present at the meeting. At the meeting, Mr. Smith reviewed his meeting earlier in the day with Mr. Rutherford. The committee discussed certain process issues, including a future meeting with PNG management. Representatives of Richards Layton also updated the Conflict Committee on the terms of the draft merger agreement. The Committee also further considered the pros and cons of a condition that the merger be approved by a majority of the units voted by unaffiliated unitholders at the meeting.

        On October 16, 2013, Mr. Smith had a telephonic discussion with Mr. Rutherford later in the day in which Mr. Rutherford reiterated that PAA was unwilling to change the economics of the transaction, PAA was unwilling to agree to condition the transaction on the approval of a majority of the units voted by unaffiliated unitholders at the meeting and that its last proposal was PAA's best and final offer.

        On October 18, 2013, Mr. Smith called Mr. Rutherford and asked for a meeting with Mr. Rutherford and Mr. Armstrong following the due diligence meeting with the PNG management team on October 21, 2013.

        On October 21, 2013, the PNG Conflicts Committee members met with Dean Liollio, Al Swanson and Ben Reese, members of PNG's senior management team, to discuss potential alternatives for PNG remaining as a separate, public entity, including the current and expected market conditions for natural gas storage as well as the projected financial performance and related implications for PNG.

        During the meeting, the representatives of senior management expressed their belief to the PNG Conflicts Committee that the proposed transaction was the best alternative available for the public common unitholders of PNG. Following the meeting with Messrs. Liollio, Swanson and Reese, the PNG Conflicts Committee had a separate meeting with Mr. Armstrong and Mr. Rutherford during which the PNG Conflicts Committee tried to gain an increase in the consideration payable to the public unitholders of PNG. Mr. Smith also reiterated the PNG Conflict Committee's request for a PNG unitholder vote that excluded the PNG common units held by PAA. Messrs. Armstrong and Rutherford rejected those proposals and stated that PAA's offer was its best and final offer.

        On October 21, 2013, the PNG Conflicts Committee convened an in person meeting. Representatives of Evercore and Richards Layton were present at the meeting.

        The representatives from Evercore provided an overview of the terms of the proposed transaction, as well as the history of the negotiations between PAA and the PNG Conflicts Committee. Representatives of Evercore discussed with the PNG Conflicts Committee, among other things, the valuation analysis of the common units of PNG (based both upon PNG projections and an upside sensitivity case), the valuation analysis of the PAA common units, a contribution analysis of PNG and PAA, and an accretion/dilution analysis.

        Evercore made a detailed presentation on the financial analyses performed and the assumptions underlying those analyses. The PNG Conflicts Committee and Evercore discussed the challenges PNG is facing and the risks and merits of a potential transaction with PAA. Evercore then rendered its oral opinion that, the exchange ratio of 0.445 PAA common units for each publicly held common unit of PNG is fair, from a financial point of view, to the holders of PNG common units (other than PAA, the merger subsidiary and their affiliates).

        Following this, representatives from Richards Layton gave a detailed presentation regarding the terms of the proposed merger agreement.

        After discussion, the PNG Conflicts Committee unanimously (i) approved the merger and the execution of the merger agreement, which constitutes Special Approval (as defined in, and pursuant to Section 7.9 of PNG's partnership agreement) and (ii) determined to recommend that PNG's common unitholders vote in favor of the merger agreement at a special meeting of PNG's unitholders.

        At 4:00 p.m. on October 21, 2013, the PAA GP Board held a special telephonic meeting and approved the proposed merger and the proposed form of merger agreement, with an exchange ratio of 0.445, and authorized the officers of PAA to execute the merger agreement and take any other actions necessary to consummate the merger.

        Following such Board meeting, authorized officers of each of PAA and PNG executed and delivered the merger agreement.

        On the morning of October 22, 2013 prior to the opening of trading on the NYSE, both PAA and PNG issued press releases announcing the execution of the definitive merger agreement.

Recommendation of the PNG Conflicts Committee and Reasons for the Merger

        On October 21, 2013, the PNG Conflicts Committee approved and declared the advisability of entering into the merger agreement and the merger transactions and determined that the merger agreement and the merger transactions are fair and reasonable to and in, or not opposed to, the best interests of, PNG and the PNG unaffiliated unitholders. The PNG Conflicts Committee's determination that the merger agreement and the merger transactions are fair and reasonable to the PNG constitutes "Special Approval," as such term is defined by the PNG partnership agreement. The PNG Conflicts Committee has caused PNG GP to approve the merger agreement and the merger transaction and directed that the merger agreement and the merger transactions be submitted to the PNG common unitholders at the PNG special meeting for approval. The PNG Conflicts Committee recommends that the PNG common unitholders vote in favor of the merger proposal at the PNG special meeting.

        The PNG Conflicts Committee considered many factors in making its determination, Special Approval and recommendation. The PNG Conflicts Committee consulted with its financial and legal advisors and viewed the following factors as being generally positive or favorable in coming to its determination and related recommendation:

  •
  The exchange ratio of 0.445 PAA common units for each publicly held PNG common unit represents a 2.3% improvement from PAA's originally offered exchange ratio of 0.435 PAA common units for each publicly held PNG common unit.

  •
  The exchange ratio of 0.445 PAA common units for each publicly held PNG common unit represents a premium of approximately 8.5% above the closing price of PNG common units on August 27, 2013 based on the closing price of PAA common units on August 27, 2013 (the last trading day before PAA announced its proposal to acquire all publicly owned PNG common units).

  •
  The terms and conditions of the merger were determined through arm's-length negotiations between PAA and the PNG Conflicts Committee and their respective representatives and advisors, and the PNG Conflicts Committee believes that the exchange ratio represents the highest price per unit that PAA was willing to agree to pay at the time of the PNG Conflicts Committee approval.

  •
  The exchange ratio is fixed and therefore the value of the merger consideration payable to PNG common unitholders will increase in the event that the market price of PAA common units increases prior to the closing.

  •
  The valuation analyses of the PNG common units prepared by Evercore, including analyses based on a discounted cash flow analysis, a precedent transactions analysis, a peer group trading analysis, a premiums paid analysis and an analysis of research analyst price targets, indicate that the value being provided in the merger as implied by the exchange ratio is attractive to the PNG unaffiliated unitholders.

  •
  In the merger, PNG common unitholders will be entitled to receive PAA common units which have substantially more liquidity than PNG common units because of the significantly larger average daily trading volume of PAA common units and because PAA has a broader investor base and a larger public float.

  •
  The PNG Conflicts Committee believes that the current and prospective environment and growth prospects for PNG if it continues as a standalone entity are limited as compared to the asset base, financial condition and growth prospects of PAA following the merger.

  •
  PAA has a much stronger balance sheet and credit profile than PNG.

  •
  Evercore rendered its opinion to the PNG Conflicts Committee that, as of October 21, 2013, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the exchange ratio was fair, from a financial point of view, to PNG unaffiliated unitholders.

  •
  The PNG Conflicts Committee believes that the merger presents the best opportunity to maximize value for PNG common unitholders and is superior to PNG remaining as a standalone public entity, seeking to reduce capital expenditures, seeking debt covenant relief, seeking to reduce financial leverage (by raising equity or otherwise) or seeking to make an acquisition.

  •
  The PNG Conflicts Committee has the ability to enter into discussions with another party in response to a written offer not resulting from a breach of its non-solicitation obligations if the PNG Conflicts Committee, after consultation with its outside legal counsel and financial advisor, determines in good faith (a) that the written offer constitutes or could reasonably be expected to result in a superior proposal, and (b) that the failure to take that action would be inconsistent with its duties under PNG's partnership agreement or applicable law.

  •
  The terms of the merger agreement permit the PNG Conflicts Committee or the PNG GP Board to change its recommendation and terminate the merger agreement without payment of a termination fee (but with payment of certain of PAA's expenses) if it has determined in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to make such a change in recommendation would be inconsistent with its duties under PNG's partnership agreement or applicable law, provided that if the change in its recommendation is made in response to an acquisition proposal, the PNG Conflicts Committee must determine the acquisition proposal constitutes a superior proposal.

  •
  The PNG Conflicts Committee understands and has reviewed the overall current market conditions and the outlook for the natural gas storage industry as they relate to PNG's competitive position, financial condition, future distributions and growth prospects, and has determined that, in light of these factors, the timing of this transaction is favorable to PNG.

  •
  The merger is structured as a non-taxable exchange of PAA common units for PNG common units.

  •
  The PNG Conflicts Committee has reviewed with its financial and legal advisors the financial and other terms of the merger agreement and related documents, including the conditions to the parties' respective obligations and the termination provisions. In particular, the PNG Conflicts Committee has the ability to prevent closing of the merger if it shall not have received an opinion from Vinson & Elkins L.L.P. on which it can rely to the effect that no gain or loss should be recognized by the holders of PNG common units as a result of the merger, other than gain resulting from either (a) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code, or (b) any cash paid in lieu of fractional PAA common units.

  •
  The PNG Conflicts Committee is familiar with, and understands, the businesses, assets, liabilities, results of operations, financial condition and competitive positions and prospects of PNG.

  •
  The PNG Conflicts Committee, in connection with evaluating the merits of the merger, has become familiar with and has gained an understanding of the businesses, assets, liabilities, results of operations, financial condition and competitive positions and prospects of PAA.

  •
  PNG and PAA each have a strong commitment to complete the merger on the anticipated schedule.

  •
  The results of the due diligence investigation of PAA by the PNG Conflicts Committee's advisors were consistent with the expectations of the PNG Conflicts Committee with respect to the strategic and financial benefits of the merger.

  •
  The PNG Conflicts Committee retained independent financial and legal advisors with knowledge and experience with respect to public merger and acquisition transactions, PNG's and PAA's industry generally, and PNG and PAA particularly, as well as substantial experience advising publicly traded limited partnerships and other companies with respect to transactions similar to the proposed transaction.

        The PNG Conflicts Committee considered the following factors to be generally negative or unfavorable in making its determination and recommendation:

  •
  The exchange ratio is fixed and there is a possibility that the price of PAA common units could decline prior to closing, reducing the value of the securities received by PNG common unitholders in the exchange.

  •
  Following the merger, it is anticipated that (based on analysis prepared by Evercore) the distributions to be received by former PNG common unitholders through 2016 will be lower than the distributions that they would have received from their PNG common units if one were to assume that PNG would be able to maintain its current distribution level for PNG common units.

  •
  PNG common unitholders are not entitled to appraisal rights under the merger agreement, PNG's partnership agreement or Delaware law.

  •
  PAA has indicated to the PNG Conflicts Committee that PAA is interested only in acquiring PNG common units it does not already own and that it is not interested in disposing of its interest in PNG or PNG GP at this time. It is therefore highly unlikely that an unsolicited third party acquisition proposal or offer for the assets or common units of PNG will be made, and it is unlikely that the PNG Conflicts Committee could conduct a meaningful auction for the acquisition of PNG. Furthermore, even if such a third party proposal or offer were made, PNG is limited under the merger agreement in its ability to consider unsolicited offers from third parties.

  •
  The PNG Conflicts Committee did not conduct an auction process or other solicitation of interest from third parties for the acquisition of PNG or of the publicly held PNG common units.

  •
  Because the merger agreement can be approved by holders of a majority of the outstanding PNG common units, and PAA already owns approximately 46% of the outstanding PNG common units and has agreed to vote in favor of the merger proposal, it is likely that unitholder approval of the merger proposal will be achieved even if a large majority of the PNG unaffiliated unitholders vote against the merger proposal.

  •
  There is risk that the potential benefits sought in the merger might not be fully realized.

  •
  There is risk that the merger might not be completed in a timely manner, or that the merger might not be consummated at all as a result of a failure to satisfy the conditions contained in the merger agreement, and a failure to complete the merger could negatively affect the trading price of PNG common units.

  •
  Certain members of PNG management and the PNG GP Board may have interests that are different from those of the PNG unaffiliated unitholders.

        The foregoing discussion of the information and factors considered by the PNG Conflicts Committee is not intended to be exhaustive, but includes the material factors the PNG Conflicts Committee considered. In view of the variety of factors considered in connection with its evaluation of the merger, the PNG Conflicts Committee did not find it practicable to quantify or otherwise assign specific weights to the factors considered in reaching its approval and determination and recommendation. In addition, each of the members of the PNG Conflicts Committee may have given differing weights to different factors. On balance, the PNG Conflicts Committee believed that the advantages of the merger outweighed the negative factors it considered.

PAA's Reasons for the Merger

        The PAA GP Board consulted with management and PAA's outside legal counsel and considered many factors in approving the merger, including the following:

  •
  The merger will simplify PAA's organizational structure resulting from PAA's ownership of 100% of the units in PNG, which will reduce complexity and enhance transparency for investors.

  •
  As part of the simplified structure, PAA believes it will obtain the following synergies: general and admistrative expense savings (including some public company costs), management time savings, a reduction of non-intercompany debt, a positive impact on firm storage service rates, and an avoidance of the increased capital costs that PNG would likely experience on a standalone basis.

  •
  The merger will allow PNG to better pursue acquisitions given PAA's stronger balance sheet and credit profile.

  •
  The merger will maintain PAA's financial flexibility as result of engaging in a unit-for-unit exchange versus a cash transaction.

Unaudited Financial Projections of PNG

        Neither PAA nor PNG routinely publishes projections as to long-term future financial performance or earnings. However, in light of eroding market conditions for natural gas storage, in mid-2013 PNG prepared updated financial forecasts and related sensitivities for the years 2014, 2015, 2016, 2017 and 2018 in order to frame the potential outlook for PNG's business over the next several years and facilitate PAA's evaluation of strategic alternatives with respect to its interests in PNG. These forecasts were generated using commercial and market assumptions that reflected then current market conditions together with various assumptions regarding future market conditions for natural gas storage through 2018.

        As a result of the large number of uncontrollable variables impacting the natural gas storage market over the next several years and the resulting uncertainty associated with forecasts covering such period, the forecasts included various sensitivity analyses. The forecast that generally reflected a continuation of depressed market conditions through 2016 followed by gradual improvement thereafter was characterized as the "illustrative forecast" and various sensitivities were derived from the illustrative forecast based on different potential contract pricing scenarios.

        These non-public, illustrative projections were discussed during the executive session of PNG GP Board's regularly scheduled quarterly meeting on August 8, 2013, presented to the PAA GP Board and used by PAA in connection with its evaluation of strategic alternatives with respect to its interests in PNG. The illustrative forecast and related sensitivities were also provided to Evercore for its use and consideration in its financial analysis and in preparation of its opinion to the PNG Conflicts Committee. A summary of the illustrative forecast is included below to provide PNG unitholders access to certain non-public unaudited projections that were made available to Evercore, the PNG GP Board and the PAA GP Board in connection with the proposed merger.

        PNG cautions you that uncertainties are inherent in projections of any kind. Neither PNG nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation or can give any assurance to any PNG unitholder or any other person regarding the ultimate performance of PNG compared to the summarized information set forth below or that any projected results will be achieved.

        The projections set forth below summarize the most recent projections provided to Evercore, the PNG GP Board and the PAA GP Board prior to the execution of the merger agreement. The inclusion of the following summary projections in this proxy statement/prospectus should not be regarded as an indication that PNG or its representatives considered or consider the projections to be a reliable or accurate prediction of future performance or events, and the summary projections set forth below should not be relied upon as such.

        The accompanying projections were not prepared with a view toward public disclosure or toward compliance with GAAP, the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants, but, in the view of PNG's management, were prepared on a reasonable basis and were reflective of the uncertain market conditions and related judgments at the time of execution of the merger agreement, subject to the uncertainties imposed by the deteriorating market conditions.

        Neither PricewaterhouseCoopers LLP nor any other independently registered public accounting firm has compiled, examined or performed any procedures with respect to the projections, nor has it expressed any opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the projections. The PricewaterhouseCoopers LLP reports incorporated by reference into this proxy statement/prospectus relate to historical financial information of PAA and PNG. Such reports do not extend to the projections included below and should not be read to do so.

        In developing the projections, PNG management made numerous material assumptions with respect to PNG including:

  1.
  A coverage period of calendar years 2014 through 2018.

  2.
  Projected firm storage, merchant and hub service rates that remain at current depressed levels through 2016, followed by a recovery in 2017 and 2018.

  3.
  Net revenue projections were comprised of projected net revenue from existing and forecasted firm storage contracts by facility, from merchant storage activities by facility, from hub storage activities and from other activities.

  4.
  Projected operating expenses ("opex") and selling, general and administrative expenses ("SG&A") as set forth below:

	2014	2015	2016	2017	2018
	(Dollars in millions)
Opex	$15	$16	$16	$17	$17
SG&A	$16	$16	$17	$18	$18
  5.
  Projected growth capital and maintenance capital expenditures, including capitalized interest, as set forth below:

	2014	2015	2016	2017	2018
	(Dollars in millions)
Growth Capital	$32	$29	$20	$21	$7
Maintenance Capital	$1	$1	$1	$1	$1

        In addition, assumptions were made with respect to the size, availability, timing and anticipated results, and cash flows from, growth capital expenditures. All of these assumptions involve variables making them difficult to predict, and most are beyond the control of PNG. Although PNG management believes that there was a reasonable basis for their projections and underlying assumptions, any assumptions for near-term projected cases remain uncertain, and the risk of inaccuracy increases with the length of the forecasted period.

  PNG Unaudited Financial Projections

        The following table sets forth PNG management's illustrative forecast, which assumes a continuation of depressed market conditions through 2016 followed by gradual improvement thereafter, of total net revenue, opex and SG&A, and Adjusted EBITDA for PNG for 2014 through 2018.

	2014	2015	2016	2017	2018
	(Dollars in millions)
Total Net Revenue	$139	$124	$121	$135	$145
Opex and SG&A	(31)	(32)	(33)	(35)	(35)

Adjusted EBITDA	$108	$92	$88	$101	$113

        As used in the table above, Adjusted EBITDA represents earnings (total net revenue, less opex and SG&A) before interest expense, taxes, depreciation, depletion and amortization, and equity indexed compensation plan charges.

        PNG DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IF ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROJECTIONS ARE NO LONGER APPROPRIATE.

Opinion of the PNG Conflicts Committee's Financial Advisor

        In connection with the transaction, the PNG Conflicts Committee retained Evercore to act as financial advisor to the PNG Conflicts Committee in connection with the proposed offer by PAA to acquire all of the publicly-held PNG common units in exchange for PAA common units or any other transaction involving the acquisition of the publicly held PNG common units by a third party. The PNG Conflicts Committee engaged Evercore to act as its financial advisor based on its qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes. On October 21, 2013, at a meeting of the PNG Conflicts Committee, Evercore rendered its oral opinion, subsequently confirmed by delivery of a written opinion, that, as of October 21, 2013 and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the exchange ratio is fair, from a financial point of view, to the PNG unaffiliated unitholders.

        The full text of the written opinion of Evercore, dated as of October 21, 2013, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference in its entirety into this proxy statement/prospectus. You are urged to read Evercore's opinion carefully and in its entirety. Evercore's opinion was addressed to, and provided for the information and benefit of, the PNG Conflicts Committee (in its capacity as such) in connection with its evaluation of the fairness of the exchange ratio to be received by the PNG unaffiliated unitholders from a financial point of view, and did not address any other aspects or implications of the merger. Evercore's opinion should not be construed as creating any fiduciary duty on Evercore's part to any party and such opinion is not intended to be, and does not constitute, a recommendation to the PNG Conflicts Committee or to any other persons in respect of the merger, including as to how any PNG common unitholder should act or vote in respect of the merger. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex B.

        In connection with rendering its opinion and performing its related financial analysis, Evercore, among other things:

  •
  Reviewed a draft of the merger agreement dated October 15, 2013;

  •
  Reviewed certain publicly available business and financial information relating to PNG and PAA that Evercore deemed to be relevant;

  •
  Reviewed certain non-public projected financial data relating to PNG that were prepared and furnished to Evercore by management of PNG;

  •
  Reviewed certain publicly available projected financial data relating to PAA prepared by Wall Street research analysts as directed by management of PAA;

  •
  Reviewed certain non-public historical and projected operating data relating to PNG prepared and furnished to Evercore by management of PNG;

  •
  Discussed the past and current operations, financial projections and current financial condition of PNG and PAA with management of PNG and PAA (including their views on the risks and uncertainties of achieving such projections);

  •
  Reviewed the reported prices and the historical trading activity of PNG common units and PAA common units;

  •
  Performed a discounted cash flow analysis utilizing financial projections for PNG and PAA;

  •
  Compared the financial performance of PNG and PAA and the prices and trading activity of PNG common units and the PAA common units with those of certain publicly-traded partnerships and their securities that Evercore deemed relevant;

  •
  Compared the financial performance of PNG and PAA and the valuation multiples implied by the merger with those of certain other transactions that Evercore deemed relevant;

  •
  Compared the implied premium in the merger to PNG common units with other historical premiums paid in minority interest buy-out transactions and MLP buy-in transactions;

  •
  Compared the relative contribution by each of PNG and PAA of certain financial metrics Evercore deemed relevant to the pro forma entity with the relative ownership as implied by the exchange ratio;

  •
  Discussed with PNG its ability to maintain its current level of distributions while maintaining compliance with its debt covenants;

  •
  Reviewed certain Wall Street research analyst estimates of the future financial performance of PNG and PAA that Evercore deemed to be relevant; and

  •
  Performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

        For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor. With respect to the projected financial data relating to PNG referred to above, Evercore assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of PNG as to the future financial performance of PNG under the alternative business assumptions reflected therein. For purposes of analyzing the future financial performance of PAA and rendering its opinion, Evercore relied on projected financial data relating to PAA prepared by Wall Street research analysts. Evercore expresses no view as to any projected financial data relating to PNG or PAA or the assumptions on which they are based.

        For purposes of rendering its opinion, Evercore assumed, in all respects material to Evercore's analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on PNG or the consummation of the merger or materially reduce the benefits of the merger to PNG or PAA. Evercore assumed that the final versions of all documents reviewed by Evercore in draft form, including the merger agreement, would conform in all material respects to the drafts reviewed by Evercore.

        Evercore did not make, nor assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities of PNG or PAA, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of PNG or PAA under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore's opinion was necessarily based upon information made available to Evercore as of the date of the opinion and financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and as could be evaluated on the date of the opinion. It is understood that subsequent developments may affect Evercore's opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

        Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness of the exchange ratio, from a financial point of view, as of the date of the opinion, to the PNG unaffiliated unitholders. Evercore did not express any view on, and its opinion does not address, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other securities, or any creditors or other constituencies, of PNG, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of PNG or any of the other parties to the merger agreement, or any class of such persons, whether relative to the exchange ratio or otherwise. Evercore assumed that any modification to the structure of the merger will not vary in any respect material to its analysis. Evercore's opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to PNG, nor did it address the underlying business decision of PNG to engage in the merger. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of PNG common units or any business combination or other extraordinary transaction involving PNG. Evercore's opinion did not constitute a recommendation to the PNG Conflicts Committee or to any other persons in respect of the merger, including as to how any PNG common unitholder should vote or act in respect of the merger. Evercore expressed no opinion as to the price at which PNG common units or PAA common units will trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by PNG and its advisors with respect to legal, regulatory, accounting and tax matters.

        Set forth below is a summary of the material financial analyses performed by Evercore and reviewed with the PNG Conflicts Committee on October 21, 2013 in connection with rendering its opinion to the PNG Conflicts Committee. Each analysis was provided to the PNG Conflicts Committee. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. In connection with arriving at its opinion, Evercore considered all of its analyses as a whole, and the order of the analyses described and the results of these analyses do not represent any relative importance or particular weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data (including the closing prices for PNG common units and PAA common units) that existed on October 18, 2013, and is not necessarily indicative of current market conditions.

        The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to fully understand the financial analyses performed by Evercore. The tables alone do not constitute a complete description of the financial analyses performed by Evercore. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore's financial analyses.

Analysis of PNG

        Evercore performed a series of analyses to derive an indicative valuation range for PNG common units and compared each of the resulting implied value ranges per PNG common unit to the implied value of the current offer of $22.49 per PNG common unit ("Implied Current Offer Value") which was calculated by multiplying the exchange ratio of 0.445x times the closing price of a PAA common unit as of October 18, 2013 of $50.55.

  Assumptions with Respect to PNG

        Evercore performed its analysis utilizing the PNG Financial Projections, described under the heading "Unaudited Financial Projections of PNG," that incorporate the following assumptions:

  •
  Total physical capacity to increase from current 97.1 billion cubic feet ("Bcf") to 123.5 Bcf in 2018.

  •
  Contracted capacity to decline, including the loss of capacity associated with expiration of the capacity contracts with PAA for a total reduction of 20.0 Bcf over a two year period, consisting of a 10.0 Bcf reduction in 2015 and another 10.0 Bcf reduction in 2016.

  •
  Contracted rates and merchant rates to increase in 2017.

  •
  Maintenance capital expenditures equal to $0.6 million in each of 2014 through 2018.

  •
  Growth capital expenditures are financed 100.0% with debt funded on PNG's revolving credit facility.

  •
  No equity issuances.

  •
  PNG Series A Subordinated Units convert into common units on a one-for-one basis in March 2014.

  •
  PNG Series B Subordinated Units do not receive distributions and do not convert into common units.

  •
  PAA Promissory Note due June 1, 2015 is refinanced on a long-term basis at a 5.5% interest rate and a 2.0% gross spread.

  •
  No reduction in current distribution per unit of $0.3575 per quarter or increase in distribution per unit until it reaches a target 1.20x total distribution coverage ratio.

  Discounted Cash Flow Analysis

        Evercore performed a discounted cash flow analysis of PNG by valuing the cash flows to be received by PNG for the period between September 30, 2013 and December 31, 2018 based on the following two scenarios: (i) the financial forecast received from management of (the "PNG Provided Financial Forecast") and a sensitivity financial forecast prepared by Evercore based on the PNG Provided Financial Forecast but inclusive of a $0.05 per thousand cubic feet ("Mcf") per month increase in salt storage rates for years 2014 through 2018 ("PNG Sensitivity Financial Projections"). Evercore calculated the implied per unit value range for PNG common units by utilizing a range of discount rates with a mid-point equal to PNG's Weighted Average Cost of Capital ("WACC"), as estimated by Evercore based on the Capital Asset Pricing Model ("CAPM"), and terminal values as of December 31, 2018, based on a range of estimated earnings before interest, taxes and depreciation and amortization expense ("EBITDA") exit multiples as well as perpetuity growth rates. Evercore assumed a range of discount rates of 6.5% to 7.5%, a range of EBITDA multiples of 11.5x to 12.5x and a range of perpetuity growth rates of 1.5% to 2.0%. After adjusting for net debt and units outstanding as of September 30, 2013, Evercore determined an implied equity value per unit range of $7.86 per unit to

$12.83 per unit assuming the PNG Provided Financial Forecast and an implied equity value per unit range of $14.56 per unit to $21.69 per unit assuming the PNG Sensitivity Financial Projections as compared to the Implied Current Offer Value of $22.49 per PNG common unit.

  Precedent M&A Transaction Analysis

        Evercore reviewed selected publicly available information for natural gas storage transactions announced since July 2000 and selected 16 transactions involving assets that Evercore deemed to have certain characteristics that are similar to those of PNG:

Date Announced	Acquiror/Target (Seller)	Transaction Value ($ MM)
10/11	Boardwalk Pipeline Partners, LP / Petal Gas Storage, L.L.C. and Hattiesburg Gas Storage Company (Enterprise Products Partners L.P.)	$550
07/11	Inergy, L.P. / Seneca Lake storage facility (New York State Electric & Gas Corp.)	65
06/11	Cardinal Gas Storage Partners LLC / 70% Interest in Monroe Gas Storage Co. LLC (High Sierra Energy LP)	148
01/11	DCP Midstream Partners, LP / Propane and Butane Storage Facility (Marysville Hydrocarbon Holdings LLC)	101
12/10	PAA Natural Gas Storage, L.P. / Southern Pines Energy Center (SGR Holdings, L.L.C.)	750
09/10	Inergy, L.P. / Tres Palacios Gas Storage LLC (NGS Energy LP)	725
07/10	Spectra Energy Corp. / Bobcat Gas Storage (Haddington Energy Partners, GE Energy Financial Services)	965
07/10	Buckeye Partners / Lodi Gas Storage (ArcLight Capital Partners)	484
08/09	Plains All American Pipeline, L.P. / Remaining 50% Interest in PAA Natural Gas Storage, LLC (Vulcan Capital)	220
03/06	Riverstone (Niska) / Majority of EnCana's Gas Storage assets (EnCana Corp.)	1,515
08/05	Plains All American Pipeline, L.P. and Vulcan Capital / Energy Center Investments Corporation (Sempra Energy)	510
07/05	Inergy, L.P. / Stagecoach natural gas storage facility (eCORP, L.L.C.)	230
08/04	AGL Resources / Jefferson Island Storage (AEP)	86
08/02	Scottish Power PLC (PacifiCorp Power Marketing) / Katy Storage Assets (Aquila, Inc.)	180
08/00	Duke Energy Gas Transmission Corp. / Market Hub Partners (NiSource)	400
07/00	El Paso Energy Partners / Crystal Gas Storage (El Paso Corp.)	170

        Evercore reviewed the historical EBITDA multiples paid in the selected transactions and derived a range of relevant implied multiples of Enterprise Value to EBITDA of 12.0x to 14.0x. Evercore derived its range of EBITDA multiples based on its professional judgment and taking into consideration the low, high, mean and median multiples of 6.5x, 17.0x, 12.3x and 12.2x, respectively. Evercore then applied this range of selected multiples to estimated 2013 EBITDA. Evercore also reviewed the historical multiples paid in the selected transactions on the basis of total working gas storage and derived a range of relevant implied multiples of Enterprise Value to working gas storage of $16.0 to $21.0 million per Bcf of working gas storage. Evercore derived its range of working gas storage multiples based on its professional judgment and taking into consideration the low, high, mean and median multiples of $5.6 million per Bcf of working gas capacity, $32.5 million per Bcf of working gas capacity, $15.7 million per Bcf of working gas capacity and $15.9 million per Bcf of working gas capacity, respectively. Evercore then applied this range to total working gas storage capacity for PNG. For the value implied by the Enterprise Value to EBITDA multiple, Evercore discounted valuations back to September 30, 2013 based on a 7.0% WACC as well as subtracted the present value of growth capital expenditures for the fourth quarter of 2013 based on the same 7.0% WACC. After adjusting for net debt and units outstanding as of September 30, 2013, Evercore determined an implied equity value per unit range of $11.49 to $19.78 per unit, as compared to the Implied Current Offer Value of $22.49 per PNG common unit.

  Peer Group Trading Analysis

        Evercore performed a peer group trading analysis of PNG by reviewing and comparing the market values and trading multiples of the following six publicly traded partnerships that Evercore deemed to have certain characteristics that are similar to those of PNG, including size and asset base:

  •
  Boardwalk Pipeline Partners, LP

  •
  El Paso Pipeline Partners, L.P.

  •
  Crestwood Midstream Partners LP

  •
  Niska Gas Storage Partners LLC

  •
  Spectra Energy Partners, LP

  •
  TC Pipelines, LP

        Although the peer group was compared to PNG for purposes of this analysis, no partnership used in the peer group analysis is identical or directly comparable to PNG. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

        For each of the peer group partnerships, Evercore calculated the following trading multiples:

  •
  Enterprise Value/2013 EBITDA, which is defined as market value of equity, plus debt and preferred stock, less cash ("Enterprise Value"), divided by estimated EBITDA for the calendar year 2013;

  •
  Enterprise Value/2014 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2014, and

  •
  Enterprise Value/2015 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2015.

        The low, high, mean and median trading multiples are set forth below. The table also includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of PNG noted by Evercore.

Benchmark	Low	High	Mean	Median
Enterprise Value/2013 EBITDA	10.7x	20.4x	14.7x	14.2x
Enterprise Value/2014 EBITDA	8.8x	15.4x	11.8x	12.0x
Enterprise Value/2015 EBITDA	8.0x	14.7x	11.1x	11.5x

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
Enterprise Value/2013 EBITDA	10.0x - 16.0x	$1,200 - $1,921
Enterprise Value/2014 EBITDA	8.5x - 10.5x	$918 - $1,134
Enterprise Value/2015 EBITDA	7.5x - 9.0x	$688 - $825

        Evercore applied the relevant multiples to PNG's 2013 EBITDA to determine a selected Enterprise Value range of $1,375 million to $1,775 million. Given the reduction in estimated EBITDA for 2014 and 2015 in the PNG Provided Financial Forecast, Evercore elected to solely focus on estimated 2013 EBITDA multiples. After adjusting for net debt and units outstanding as of September 30, 2013, Evercore determined an implied equity value per unit range of $10.91 to $16.26 per unit, as compared to the Implied Current Offer Value of $22.49 per PNG common unit.

  Premiums Paid Analysis

        Evercore also reviewed selected publicly available information for certain corporate minority buy-out and all MLP buy-in transactions announced or closed since March 2009 to evaluate the premium paid based on the value of the per unit or per share consideration received in the relevant transaction relative to the closing unit or share price of the target partnership or company one-day or thirty-days prior to the announcement date of the transaction as well as the 52-week high prior to the announcement date. Each of the corporate minority buy-out transactions selected by Evercore had a minimum transaction value of $500 million, although Evercore noted that none of the selected transactions or the selected partnerships or companies that participated in the selected transactions were directly comparable to the merger or PNG:

Date Announced	Acquiror/Target (Seller)	Transaction Value ($ MM)
05/13	Pioneer Natural Resources Co / Pioneer Southwest Energy Partners	$507
12/12	Sprint Nextel Corp / Clearwire Corp	2,156
11/12	GETCO Holding Co LLC / Knight Capital Group Inc.	576
11/12	Danfoss A/S / Sauer-Danfoss Inc.	693
02/11	Enterprise Products Partners LP / Duncan Energy Partners LP	1,045
08/10	Berkshire Hathaway Inc. / Wesco Financial Corp	545
04/10	CF Industries Holdings Inc. / Terra Industries Inc.	659
03/10	CONSOL Energy Inc. / CNX Gas Corp	989
09/09	Fairfax Financial Holdings Ltd / Odyssey Re Holdings Corp	1,050
07/09	Overseas Shipholding Group Inc. / OSG America LP	72
01/09	Harold Hamm / Hiland Partners LP	67
03/09	Magellan Midstream Partners LP / Magellan Midstream Holding LP	1,148

        The low, high, mean and median premiums for minority interest buy-out transactions and MLP buy-in transactions are set forth below:

Minority Interest Buy-Out Transactions	Low	High	Mean	Median
1-Day	0.3%	48.6%	23.5%	24.0%
30-Days	-4.8%	46.0%	24.1%	24.7%
52-Week High	-80.8%	19.1%	-21.6%	-12.7%

MLP Buy-in Transactions	Low	High	Mean	Median
1-Day	12.7%	34.6%	20.7%	20.7%
30-Days	-4.8%	31.6%	15.0%	15.0%
52-Week High	-80.8%	8.7%	-19.4%	-19.4%

        Evercore applied relevant mean merger premiums of 24.1% for a thirty-day premium and -21.6% for a 52-week high premium to PNG's closing unit price thirty-days prior to October 18, 2013 as well as PNG's 52-week high prior to October 18, 2013 to determine an implied equity value per unit of $17.81 to $26.41 per unit, as compared to the Implied Current Offer Value of $22.49 per PNG common unit.

  Research Analyst Price Targets

        Evercore analyzed equity research analyst estimates of potential future value for PNG common units, commonly referred to as price targets, based on publicly available equity research published with respect to PNG. Evercore observed that, as of October 18, 2013, research analyst one-year forward price targets for PNG common units ranged from $20.00 to $22.50 per unit, as compared to the Implied Current Offer Value of $22.49 per PNG common unit.

Analysis of PAA

  Assumptions with Respect to PAA

        Evercore performed its analysis to derive an indicative valuation range for PAA utilizing financial projections based on Wall Street Research, public filings and publicly-disclosed guidance of PAA management, that incorporate the following assumptions:

  •
  No third-party acquisitions.

  •
  Distributions to PNG noncontrolling interest per the PNG Provided Financial Forecast.

  •
  Distributions to SLC Pipeline noncontrolling interest equal to 2013 projected distribution of $4.0 million.

  •
  Growth capital expenditures are financed 100.0% with debt for the six months ending December 31, 2013 and for the year ending December 31, 2014.

  •
  Growth capital expenditures are financed 50.0% with equity and 50.0% with debt for each of 2015 through 2018.

  •
  Debt to be financed on a long-term basis at a rate equal to PAA's current 10-year debt spread to the 10-year Treasury of 120 bps applied to the relevant forward 10-year Treasury rate and a 60 bps gross spread resulting in rates between 4.5% and 5.0% in 2015 through 2018.

  •
  Equity issued to the public at an 8.0% all-in discount to the then-current projected PAA common unit price based on a 5.3% yield equal to PAA's average yield over the prior three-year period.

  •
  PAA debt with maturities in 2014 through 2018 refinanced on a long-term basis at a rate equal to PAA's current 10-year debt spread to the 10-year Treasury of 120 bps applied to the relevant forward 10-year Treasury rate and a 60 bps gross spread.

  •
  PAA does not reduce its current distribution or increase its distribution until it reaches a target total distribution coverage ratio equal to 1.18x, 1.18x, 1.13x, 1.09x and 1.05x in 2014, 2015, 2016, 2017 and 2018, respectively, consistent with Wall Street Research.

  Discounted Cash Flow Analysis

        Evercore performed a discounted cash flow analysis of PAA by valuing the cash flows to be received by PAA for the period between September 30, 2013 and December 31, 2018 based on certain projected financial data prepared by Wall Street research analysts that, in the judgment of management of PAA, accurately estimated the future financial performance of PAA. Evercore calculated the implied per unit value range for PAA common units by utilizing a range of discount rates with a mid-point equal to PAA's WACC, as estimated by Evercore based on the CAPM, and terminal values as of December 31, 2018, based on a range of EBITDA exit multiples as well as perpetuity growth rates. Evercore assumed a range of discount rates of 5.5% to 6.5%, a range of EBITDA multiples of 10.0x to 11.0x and a range of perpetuity growth rates of 0.75% to 1.25%. After adjusting for net debt, minority interest and units outstanding as of September 30, 2013, Evercore determined an implied equity value per unit range of $57.83 per unit to $91.12 per unit as compared to PAA's closing unit price as of October 18, 2013 of $50.55 per unit. Evercore then utilized the exchange ratio of 0.445x to calculate the implied value to be received per unit of PNG of $25.73 to $40.55 per unit, as compared to the Implied Current Offer Value of $22.49 per PNG common unit.

  Precedent M&A Transaction Analysis

        Evercore reviewed selected publicly available information for crude oil pipeline and crude oil storage transactions announced since July 2006 and selected 25 transactions involving assets that Evercore deemed to have certain characteristics that are similar to those of PAA:

Date Announced	Acquiror/Target (Seller)	Transaction Value ($ MM)
08/13	Calumet Specialty Products Partners / Seven crude oil loading facilities and related assets in North Dakota (Murphy Oil USA)	NA
08/13	Spectra Energy Partners / Spectra Energy's Remaining U.S. transmission, storage and liquids assets (Spectra Energy)	$12,300
07/13	Delek Logistics Partners, LP / Storage tanks and product terminal at refinery in Tyler, Texas (Delek US Holdings, Inc.)	95
05/13	Tesoro Logistics LP / First portion of logistics assets related to Tesoro's acquisition of BP's Carson assets (Tesoro Corporation)	640
05/13	Spectra Energy Partners / 50% interest in 1,717-mile Express-Platte Pipeline System extending from Hardisty, Alberta to Wood River, Illinois (Spectra Energy Corp)	823
04/13	MPLX LP / Additional 5% stake in MPLX Pipe Line Holdings (Marathon Petroleum Corporation)	100
02/13	Blueknight Energy Partners / 30% ownership in 70-mile crude oil pipeline running from Pecos, Texas to Crane, Texas (Advantage Pipeline, LLC)	NA
01/13	Rose Rock Midstream, L.P. / 17.0% interest in White Cliffs Pipeline (SemGroup Corporation)	274
12/12	Spectra Energy Corp / 100.0% interest in Express-Platte Pipeline System (Borealis Infrastructure Management Inc., Ontario Teachers' Pension Plan Board and Kinder Morgan Energy Partners, L.P.)	1,490
11/11	Enbridge Incorporated / 50% interest in Seaway Crude Pipeline System (ConocoPhillips)	1,150
10/11	Genesis Energy LP / 28% interest in Poseidon Oil Pipeline Company, LLC, 29% interest in Odyssey Pipeline LLC and 23% interest in the Eugene Island Pipeline System (Marathon Oil Corporation)	206
10/11	Plains All American Pipeline, L.P. / Velocity South Texas Gathering, LLC	NA
11/10	Genesis Energy LP / 50% interest in Cameron Highway Oil Company (Valero Energy Corporation)	330
11/10	Plains All American Pipeline, L.P. / Bakken gathering and transportation assets (Nexen Holdings U.S.A. Inc.)	210
07/10	Magellan Midstream Partners, L.P. / Crude oil storage and petroleum pipelines (BP Pipelines North America, Inc.)	289
01/10	Plains All American Pipeline, L.P. / 21% Interest in Capline Pipeline system and tankage at Patoka (Chevron, Marathon Oil, Shell)	64
10/09	Plains All American Pipeline, L.P. / Storage tanks and receiving pipelines at Tulsa Refinery (Holly Corporation)	40
07/09	Magellan Midstream Partners, L.P. / Certain assets from Longhorn Partners Pipeline, L.P. (Flying J Oil and Gas Inc.)	350

Date Announced	Acquiror/Target (Seller)	Transaction Value ($ MM)
06/09	TransCanada Corporation / 20.01% interest in NA Keystone Crude Oil pipeline project (ConocoPhillips)	750
08/08	Kinder Morgan Energy Partners, L.P. / Jet fuel pipeline & 1/3 interest in the Express-Platte Pipeline (Knight Inc.)	116
05/08	SemGroup Energy Partners L.P. / Eagle North Pipeline System (SemCrude L.P.)	45
11/07	Holly Energy Partners L.P. / Pipeline and tankage assets (Holly Corporation)	180
04/07	Kinder Morgan Energy Partners, L.P. / Trans Mountain pipeline (Kinder Morgan, Inc.)	550
03/07	Inter Pipeline Fund / Corridor Pipeline (Kinder Morgan Inc.)	646
07/06	Sunoco Logistics Partners, LP / Mid-Valley Pipeline Co. (55.3% interest) (Sunoco Incorporated)	65

        Evercore reviewed the historical EBITDA multiples paid in the selected transactions and derived a range of relevant implied multiples of Enterprise Value to EBITDA of 10.0x to 11.5x. Evercore derived its range of EBITDA multiples based on its professional judgment and taking into consideration the low, high, mean and median multiples of 6.9x, 14.9x, 10.2x and 9.8x, respectively. Evercore then applied this range of selected multiples to estimated 2013 and 2014 EBITDA, discounting valuations back to September 30, 2013 based on a 6.0% WACC. Evercore also subtracted the present value of future growth capital expenditures based on the same 6.0% WACC. After adjusting for net debt, minority interest and units outstanding as of September 30, 2013, Evercore determined an equity per unit range for PAA of $33.28 to $47.27 per unit as compared to PAA's closing unit price as of October 18, 2013 of $50.55 per unit. Evercore then utilized the exchange ratio of 0.445x to calculate the implied value to be received per unit of PNG of $14.81 per unit to $21.03 per unit, as compared to the Implied Current Offer Value of $22.49 per PNG common unit.

  Peer Group Trading Analysis

        Evercore performed a peer group trading analysis of PAA by reviewing and comparing the market values and trading multiples of the following 18 publicly traded partnerships that Evercore deemed to have certain characteristics that are similar to those of PAA, including size and asset base:

  •
  Blueknight Energy Partners, L.P.

  •
  Buckeye Partners, L.P.

  •
  Enterprise Products Partners L.P.

  •
  Delek Logistics Partners, LP

  •
  Genesis Energy, L.P.

  •
  Global Partners LP

  •
  Holly Energy Partners, L.P.

  •
  Lehigh Gas Partners LP

  •
  Magellan Midstream Partners, L.P.

  •
  MPLX LP

  •
  NuStar Energy LP

  •
  Oiltanking Partners, L.P.

  •
  Phillips 66 Partners LP

  •
  Rose Rock Midstream, L.P.

  •
  Sunoco Logistics Partners, L.P.

  •
  Susser Petroleum Partners LP

  •
  Tesoro Logistics LP

  •
  TransMontaigne Partners L.P.

        Although the peer group was compared to PAA for purposes of this analysis, no partnership used in the peer group analysis is identical or directly comparable to PAA. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

        For each of the peer group partnerships, Evercore calculated the following trading multiples:

  •
  Enterprise Value/2013 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2013;

  •
  Enterprise Value/2014 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2014, and

  •
  Enterprise Value/2015 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2015.

        The low, high, mean and median trading multiples are set forth below. The table also includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of PAA noted by Evercore.

Benchmark	Low	High	Mean	Median
Enterprise Value/2013 EBITDA	10.7x	27.7x	16.0x	14.9x
Enterprise Value/2014 EBITDA	8.6x	18.0x	12.8x	12.5x
Enterprise Value/2015 EBITDA	5.4x	15.1x	10.8x	10.6x

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
Enterprise Value/2013 EBITDA	13.5x - 15.0x	$29,565 - $32,850
Enterprise Value/2014 EBITDA	11.5x - 13.0x	$25,744 - $29,102
Enterprise Value/2015 EBITDA	10.0x - 11.5x	$25,208 - $28,989

        Evercore applied the relevant multiples to PAA's 2013, 2014 and 2015 EBITDA to determine a selected Enterprise Value range of $25,208 million to $32,850 million. After adjusting for net debt, minority interest and units outstanding as of September 30, 2013, Evercore determined an implied equity value per unit range of $48.98 per unit to $70.83 per unit as compared to PAA's closing unit price as of October 18, 2013 of $50.55 per unit. Evercore then utilized the exchange ratio of 0.445x to calculate the implied value to be received per unit of PNG of $21.80 per unit to $31.52 per unit, as compared to the Implied Current Offer Value of $22.49 per PNG common unit.

  Research Analyst Price Targets

        Evercore analyzed equity research analyst estimates of potential future value for PAA's common units, commonly referred to as price targets, based on publicly available equity research published with respect to PAA. Evercore observed that, as of October 18, 2013, research analyst one-year forward price targets for PNG common units ranged from $55.00 to $66.00 per unit as compared to PAA's closing unit price as of October 18, 2013 of $50.55 per unit. Evercore then utilized the exchange ratio of 0.445x to calculate the implied value to be received per unit of PNG of $24.48 per unit to $29.37 per unit, as compared to the Implied Current Offer Value of $22.49 per PNG common unit.

  Relative Contribution Analysis

        Evercore performed a relative contribution analysis of PNG and PAA to the pro forma PAA based on 2013, 2014 and 2015 estimated EBITDA and distributable cash flow. Based on this analysis, Evercore determined an implied exchange ratio range of 0.102x to 0.324x. Evercore compared the results of the foregoing analyses to the proposed exchange ratio of 0.445 PAA common units for each outstanding PNG common unit, other than PNG common units owned by PAA and its affiliates.

General

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the merger, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion to the PNG Conflicts Committee. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore's opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the PNG common units or the PAA common units. No company or partnership used in the above analyses as a comparison is directly comparable to PNG or PAA, and no precedent transaction used is directly comparable to the merger. Furthermore, Evercore's analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, partnerships or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PNG or PAA and their respective advisors.

        Evercore prepared these analyses solely for the information and benefit of the PNG Conflicts Committee and for the purpose of providing an opinion to the PNG Conflicts Committee as to the fairness of the exchange ratio, from a financial point of view, to the PNG unaffiliated unitholders. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore's analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The issuance of the opinion was approved by an opinion committee of Evercore.

        Except as described above, the PNG Conflicts Committee imposed no other instruction or limitation on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. The exchange ratio was determined through arm's-length negotiations between the PNG Conflicts Committee and PAA, and the PNG Conflicts Committee approved the merger agreement and recommended the merger agreement to the PNG unitholders for approval. Evercore provided advice to the PNG Conflicts Committee during these negotiations. Evercore did not, however, recommend any specific merger consideration to the PNG Conflicts Committee, the PNG GP Board or PNG or recommend that any specific merger consideration constituted the only appropriate consideration for the merger. Evercore's opinion was only one of many factors considered by the PNG Conflicts Committee in its evaluation of the merger and should not be viewed as determinative of the views of the PNG Conflicts Committee with respect to the merger or the exchange ratio.

        Under the terms of Evercore's engagement letter with the PNG Conflicts Committee, PNG has agreed to pay Evercore a fee of $1,000,000 upon rendering its opinion. Evercore also received a fee of $500,000 upon execution of its engagement letter with the PNG Conflicts Committee. If the merger is consummated, Evercore will be entitled to receive an incentive fee of $350,000 and a closing fee of $250,000. In addition, PNG has agreed to reimburse Evercore for its reasonable out-of-pocket expenses (including legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, officers, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of its engagement, or to contribute to payments which any of such persons might be required to make with respect to such liabilities.

        Evercore and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore and its affiliates and/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to PNG, PAA and their respective affiliates, for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        During the two year period prior to October 21, 2013, no material relationship existed between Evercore and its affiliates and PNG or PAA pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship. Evercore may provide financial or other services to PNG or PAA in the future and in connection with any such services Evercore may receive compensation.

No Appraisal Rights

        PNG common unitholders do not have appraisal rights under PNG's partnership agreement, the merger agreement or Delaware or other applicable law.

Antitrust and Regulatory Matters

        No antitrust or other regulatory clearances are required as a condition to the consummation of the merger.

Listing of PAA Common Units to be Issued in the Merger; Delisting and Deregistration of PNG Common Units

        PAA expects to obtain approval to list on the NYSE the PAA common units to be issued pursuant to the merger agreement, which approval (subject to official notice of issuance) is a condition to the merger. Upon completion of the merger, PNG common units currently listed on the NYSE will cease to be listed on the NYSE and will be subsequently deregistered under the Exchange Act.

Accounting Treatment

        The merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidations—Overall—Changes in Parent's Ownership Interest in a Subsidiary, which is referred to as ASC 810. As PAA will control PNG before and after the merger, the changes in PAA's ownership interest in PNG will be accounted for as an equity transaction and no gain or loss on the merger will be recognized in PAA's consolidated statements of operations.

Pending Litigation

        Following the announcement of PAA's August 27, 2013 transaction proposal and the October 22, 2013 announcement of the definitive merger agreement, purported PNG common unitholders filed lawsuits in Delaware and Texas asserting claims relating to the initial proposal and the definitive merger agreement.

        Stephen Ellman, a purported unitholder of PNG, filed a class action complaint on behalf of the PNG common unitholders in the Delaware Court of Chancery (the "Ellman Lawsuit") on September 17, 2013. On November 21, 2013, the plaintiff in such lawsuit filed an amended complaint. The lawsuit names as defendants PAA, PNG, PNG GP, PAA GP LLC, Plains AAP, L.P., Plains All American GP LLC and the PNG GP Board. The Ellman Lawsuit alleges that (i) PNG's partnership agreement fails to alter or eliminate defendants' common law fiduciary duties owed to PNG common unitholders in the context of the proposed merger; (ii) PAA, as a controlling unitholder, failed to fulfill its fiduciary duties in connection with the proposed merger because it purportedly cannot establish that the proposed merger is the result of a fair process that will return a fair price to PNG common unitholders; (iii) the director defendants breached their fiduciary duties of loyalty, good faith, due care, and full and fair disclosure by engaging in an unfair process and failing to maximize the value of PNG; (iv) the director defendants breached their duty of disclosure by dissemenating a materially misleading and incomplete registration statement and (v) the non-director defendants aided and abetted the director defendants in their purported breach of fiduciary duties.

        Robert and Teresa Vicars, purported unitholders of PNG, filed a class action petition on behalf of the PNG common unitholders and a derivative suit on behalf of PNG against PAA, PNG, PNG GP and the PNG GP Board, in the 152nd Judicial District Court of Harris County, Texas (the "Vicars Lawsuit") on September 9, 2013, and on October 31, 2013, plaintiffs filed an amended petition. The allegations and claims in the Vicars Lawsuit are similar to those in the Ellman Lawsuit. The Vicars Lawsuit specifically alleges that the director defendants: (i) engaged in self-dealing, failed to act in good faith toward PNG and breached their duties owed to PNG; (ii) failed to properly value PNG and its various assets and operations and ignored or failed to protect against numerous conflicts of interest arising out of the proposed transaction; and (iii) breached the implied covenant of good faith and fair dealing by engaging in a flawed merger process. The Vicars Lawsuit also alleges that PAA and PNG GP aided and abetted the director defendants in their purported breach of duties.

        On November 14, 2013, a similar class action and derivate lawsuit was filed against the same defendants as named in the Vicars Lawsuit in the 129th Judicial District of Harris County, Texas by purported unitholder Thomas Barbee (the "Barbee Lawsuit"). The Barbee Lawsuit asserts claims and allegations that are similar to those asserted in the Vicars Lawsuit.

        On October 29, 2013, the DuckPond CRT UTD 2/14/2003, another purported unitholder of PNG, filed a class action complaint in the United States District Court for the Southern District of Texas—Houston Division (the "DuckPond Lawsuit") against the same defendants as in the Ellman Lawsuit. The DuckPond Lawsuit also names MergerCo as a defendant. In DuckPond, the complaint alleges, among other things, that the implied price per unit materially undervalues PNG and is unfair to its unitholders. The DuckPond plaintiff further alleges that the defendants who are directors and officers of PNG GP have breached their fiduciary duties of loyalty and care and the other defendants have aided and abetted in these alleged breaches. On November 12, 2013, plaintiff in the DuckPond Lawsuit filed a voluntary notice of dismissal, and the court issued an order dismissing the DuckPond Lawsuit that same day.

        On November 15, 2013, a similar class action complaint for breach of fiduciary duties was filed against the same defendants as in the Ellman Lawsuit and MergerCo in the United States District Court for the Southern District of Texas—Houston Division by purported unitholder Robert Evans, on behalf of himself and all others similarly situated (the "Evans Lawsuit"). The Evans Lawsuit asserts claims and allegations that are similar to those asserted in the DuckPond Lawsuit, and further alleges that the named defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder by disseminating a false and materially misleading proxy statement in connection with the merger.

        On November 22, 2013, Barbara Wolfson, another purported PNG unitholder, filed a class action complaint against the same defendants in the Evans Lawsuit (with the exception of PAA GP LLC) in the same court as the Evans Lawsuit (the "Wolfson Lawsuit"). The Wolfson Lawsuit asserts claims and allegations that are similar to those asserted in the Evans Lawsuit. The Wolfson Lawsuit also asserts a claim for breach of the implied covenant of good faith and fair dealing against the director defendants. On November 26, 2013, Stephen Beller, another purported PNG unitholder, filed a class action complaint against the same defendants in the Wolfson Lawsuit (the "Beller Lawsuit"). The Beller Lawsuit asserts claims and allegations that are similar to those asserted in the Wolfson Lawsuit.

        Plaintiffs in the Ellman, Vicars, Barbee, Evans, Wolfson and Beller Lawsuits seek to enjoin defendants from proceeding with or consummating the proposed merger. To the extent that the merger is implemented before relief is granted, the plaintiffs seek to have the merger rescinded. The plaintiffs also seek money damages and attorneys' fees.

        Each of these lawsuits is at a preliminary stage. PAA and PNG cannot predict the outcome of these or any other lawsuits that might be filed, nor can PAA and PNG predict the amount of time and expense that will be required to resolve these lawsuits. PAA, PNG and the other defendants named in the lawsuits intend to defend vigorously against these and any other actions.

PAA's Obligation to Vote Its PNG Common Units and PNG Subordinated Units

        Pursuant to the merger agreement, PAA has agreed to vote the PNG common units and PNG subordinated units owned beneficially or of record by it or any of its subsidiaries in favor of the merger transactions, including the 28,155,526 PNG common units currently held by PAA and the 25,434,351 PNG subordinated units currently held by PAA, which units represent approximately 46% of the outstanding PNG common units and 100% of the outstanding PNG subordinated units, respectively. PAA's obligations will terminate upon the earliest of (i) the effective date of the merger and (ii) the termination of the merger agreement. It is anticipated that PAA, as the holder of all of the PNG subordinated units, will execute a written consent approving the merger transactions on the date of the special meeting of PNG common unitholders, which consent will satisfy the voting requirement with respect to the holders of the PNG subordinated units.

THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement and the merger transactions. The provisions of the merger agreement are extensive and not easily summarized. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated into this proxy statement/prospectus by reference. You should read the merger agreement in its entirety because it, and not this proxy statement/prospectus, is the legal document that governs the terms of the merger.

        The merger agreement is included in this proxy statement/prospectus to provide you with information regarding its terms and is not intended to provide any factual information about PAA or PNG. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

  •
  may not be intended as statements of fact, but rather as a way of allocating risk between the parties in the event the statements therein prove to be inaccurate; and

  •
  have been qualified by disclosures in each of PAA's and PNG's SEC filed reports, which disclosures are not reflected in the merger agreement itself.

        Information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, and this information may or may not be fully reflected in PAA's and PNG's public disclosures.

        In the following summary of the material terms of the merger agreement, all references to the subsidiaries of PAA do not include PNG GP or its subsidiaries (including PNG), unless explicitly stated, and all references to the affiliates of PNG GP, PNG and their subsidiaries do not include PAA, MergerCo or any of their respective subsidiaries (other than PNG GP, PNG or any of its subsidiaries) unless explicitly stated.

Structure of the Merger and Related Transactions

        Pursuant to the Merger Agreement, MergerCo will merge with and into PNG, with PNG (referred to herein, interchangeably, as "PNG" or the "surviving entity") surviving the merger. PNG GP, which is wholly-owned by PAA, will remain the sole general partner of PNG, and PAA will become the sole limited partner of PNG. Except for the common units owned by PAA or any of its subsidiaries, all of the common units representing limited partner interests in PNG outstanding at the effective time of the merger (the "effective time") will be converted into the right to receive 0.445 PAA common units per PNG common unit. No fractional PAA common unit will be issued in the merger. PNG common unitholders will receive cash in lieu of receiving any fractional PAA common unit to which any PNG common unitholder would otherwise have been entitled in an amount equal to such fractional interest multiplied by the average of the closing price of PAA common units for the ten consecutive NYSE full trading days ending at the closing of the last NYSE full trading day immediately preceding the day the merger closes. All incentive distribution rights owned by PNG GP and all PNG common units and PNG subordinated units owned by PAA or its subsidiaries will remain outstanding.

        Each of the certificate of formation of PNG GP, as filed with the Secretary of State of the State of Delaware on January 15, 2010, and the amended and restated limited liability company agreement of PNG GP dated as of May 5, 2010, each as amended from time to time, will remain unchanged at the effective time and will continue to be the certificate of formation and the limited liability company agreement, respectively, of PNG GP following completion of the merger. Each of the certificate of limited partnership of PNG, as filed with the Secretary of State of the State of Delaware on January 15, 2010, and PNG's partnership agreement, each as amended from time to time, will remain unchanged at the effective time and will continue to be the certificate of limited partnership and agreement of limited partnership, respectively, of the surviving entity immediately following completion of the merger.

When the Merger Becomes Effective

        The closing of the merger will take place on either (i) the first business day after the date on which the last of the conditions set forth in the merger agreement (other than those conditions that by their nature cannot be satisfied until the closing date) have been satisfied or waived in accordance with the terms of the merger agreement, or (ii) such other date to which PAA and PNG may agree in writing. Please read "The Merger Agreement—Conditions to the Merger" beginning on page 73 for a more complete description of the conditions that must be satisfied or waived prior to closing. The date on which the closing actually occurs is referred to as the "closing date."

        The merger will become effective at the effective time, which will occur upon the filing of a properly executed certificate of merger with the Secretary of State of the State of Delaware or at such later date and time as may be agreed by PAA and PNG and set forth in the certificate of merger.

Effect of Merger on Outstanding PNG Common Units and Other Interests

        At the effective time, by virtue of the merger and without any further action on the part of any of the parties to the merger agreement or any holder of PAA common units, PNG common units or PNG subordinated units, or any equity compensation award with respect to such units, the following will occur:

  •
  All of the limited liability company interests in MergerCo outstanding immediately prior to the effective time will be cancelled and no consideration will be received therefor.

  •
  The general partner interest in PNG issued and outstanding immediately prior to the effective time will be unchanged and remain issued and outstanding in the surviving entity, and PNG GP, as the holder of such general partner interest, will continue as the sole general partner of the surviving entity as set forth in PNG's partnership agreement (which will continue unchanged as the agreement of limited partnership of the surviving entity as of the effective time).

  •
  The PNG IDRs outstanding immediately prior to the effective time, which are owned by PNG GP, will be unchanged and remain outstanding as incentive distribution rights of the surviving entity, and no consideration will be delivered in respect thereof.

  •
  The PNG Series A Subordinated Units and PNG Series B Subordinated Units outstanding immediately prior to the effective time, which are owned by PAA, will be unchanged and remain issued and outstanding as PNG Series A Subordinated Units and PNG Series B Subordinated Units of the surviving entity, and no consideration will be delivered in respect thereof.

  •
  Each PNG common unit issued and outstanding immediately prior to the effective time (other than PNG common units held by PAA or its subsidiaries) will be converted into the right to receive 0.445 PAA common units.

  •
  All PNG common units owned by PAA or any of its subsidiaries immediately prior to the effective time will be unchanged and remain issued and outstanding as PNG common units of the surviving entity at the effective time; such PNG common units will, immediately after the effective time, constitute all of the issued and outstanding common units of the surviving entity, and, thereby, PAA will continue as a limited partner in the surviving entity and become the sole limited partner of the surviving entity; at the effective time, the books and records of PNG will be revised to reflect that all other limited partners of PNG cease to be limited partners of PNG pursuant to the terms of the merger agreement, and PNG will continue in existence without dissolution.

  •
  Each award of phantom units representing the right to receive PNG common units issued under the PNG 2010 Long-Term Incentive Plan, as amended from time to time (the "PNG LTIP"), and outstanding immediately prior to the effective time will be converted into an award of phantom units representing the right to receive PAA common units, with the number of PAA phantom units subject to each converted award to be determined based on the exchange ratio, rounded down to the nearest whole PAA phantom unit, and with such other equitable adjustments to the vesting and performance conditions associated with such awards as shall be determined by the PNG GP Board or PAA GP, as applicable, in accordance with the terms of the PNG LTIP and the award agreements evidencing the PNG phantom units and such phantom units will otherwise continue to be governed, on and after the effective time, by their existing terms (subject to adjustment, as described above) and either by the PNG LTIP, if adopted by PAA or PAA GP pursuant to the merger agreement, or else by the Plains All American GP LLC 1998 Long-Term Incentive Plan, the Plains All American 2005 Long-Term Incentive Plan, and the Plains All American PPX Successor Long-Term Incentive Plan (all of which have been, subject to approval of the unitholders of PAA, amended and restated into the Plains All American 2013 Long-Term Incentive Plan), each as amended from time to time and including any successor or replacement plan or plans (collectively, the "PAA LTIP").

  •
  All PNG common units (other than those held by PAA or its subsidiaries, which will continue to be held by PAA or its subsidiaries following the effective time) will cease to be outstanding and cease to exist at the effective time of the merger. Each PNG unaffiliated unitholder will cease to be a unitholder of PNG and will cease to have any rights as a unitholder of PNG, except the right to receive 0.445 PAA common units for each outstanding PNG common unit.

  •
  Holders of PNG common units and PNG subordinated units as of the effective time will have continued rights to any distribution, without interest, with respect to such PNG common units and PNG subordinated units with a record date occurring prior to the effective time that may have been declared or made by PNG with respect to such PNG common units and PNG subordinated units in accordance with the terms of the merger agreement and which remains unpaid as of the effective time.

  •
  The holder of the general partner interest in PNG and the PNG IDRs immediately prior to the effective time will have continued rights to any distribution, without interest, with respect to such general partner interest in PNG and the PNG IDRs with a record date occurring prior to the effective time that may have been declared or made by PNG with respect to such general partner interest in PNG and the PNG IDRs in accordance with the terms of the merger agreement and which remains unpaid as of the effective time.

  •
  Holders of phantom units in PNG immediately prior to the effective time will have continued rights to any distribution, without interest, in accordance with the terms and conditions of the applicable award agreements between PNG and/or PNG GP and each such holder (including pursuant to any distribution equivalent rights) with respect to such phantom units with a record date occurring prior to the effective time that may have been declared or made by PNG with respect to PNG common units in accordance with the terms of the merger agreement and which remains unpaid as of the effective time.

  •
  The unit transfer books of PNG will be closed immediately and there will be no further registration of transfers on the unit transfer books of PNG with respect to PNG common units.

  •
  Unaffiliated PNG common unitholders will have no rights as holders of PAA common units, other than the right to receive the merger consideration, until the holder has surrendered the PNG common units for the merger consideration as provided in the merger agreement.

        For a description of PAA's common units, please read "Description of PAA Common Units," and for a description of the comparative rights of the holders of PAA common units and holders of PNG common units, please read "Comparison of the Rights of PAA Unitholders and PNG Unitholders."

Exchange of Certificates; No Fractional Units

Exchange Agent

        Prior to the effective time, PAA will appoint a commercial bank or trust company reasonably acceptable to PNG to act as exchange agent for the purpose of exchanging PNG common units for PAA common units and cash as required by the merger agreement. At the effective time, PAA will deposit or will cause to be deposited with the exchange agent for the benefit of the holders of the applicable PNG common units, for exchange through the exchange agent, new PAA common units and cash as required by the merger agreement. PAA has agreed to make available to the exchange agent, from time to time as needed, cash sufficient to pay any distributions on PAA common units made pursuant to the merger agreement without interest and to make payments in lieu of the issuance of any fractional PAA common units. Any cash (including as payment in lieu of the issuance of any fractional PAA common units and any distributions with respect to such fractional PAA common units) and PAA common units deposited with the exchange agent are referred to as the "exchange fund." The exchange agent will deliver the merger consideration contemplated to be paid for PNG common units pursuant to the merger agreement out of the exchange fund. Except as contemplated by the merger agreement, the exchange fund will not be used for any other purpose.

Exchange Procedures

        Promptly after the effective time, PAA will instruct the exchange agent to mail to each applicable record holder of PNG common units a letter of transmittal and instructions explaining how to surrender PNG common units to the exchange agent. This letter will contain instructions on how to surrender certificates or book-entry units formerly representing PNG common units in exchange for the merger consideration such holder is entitled to receive under the merger agreement.

        PNG common unit certificates should NOT be returned with the enclosed proxy card.    PNG common unitholders who deliver a properly completed and signed letter of transmittal and any other documents required by the instructions to the transmittal letter, together with their PNG common unit certificates, if any, will be entitled to receive:

  •
  new PAA common units representing, in the aggregate, the whole number of PAA common units that the holder has the right to receive pursuant to the terms of the merger agreement and as described above under "The Merger Agreement—Effect of Merger on Outstanding PNG Common Units and Other Interests"; and

  •
  a check in an amount equal to the aggregate amount of cash that the holder has the right to receive pursuant to the merger agreement for any cash payable in lieu of any fractional new PAA common units and in respect of distributions on PAA common units with a record date after the effective time and a payment date before the date the units have been surrendered pursuant to the terms of the merger agreement.

        No interest will be paid or accrued on any merger consideration or on any cash payment in lieu of fractional new PAA common units or any PAA distributions in accordance with the merger agreement.

        In the event of a transfer of ownership of PNG common units that has not been registered in the transfer records of PNG, the merger consideration payable in respect of those PNG common units may be paid to a transferee if the certificate representing those PNG common units or evidence of ownership of the book-entry PNG common units is presented to the exchange agent, and in the case of both certificated and book-entry PNG common units, accompanied by all documents required to evidence and effect the transfer, and the person requesting the exchange will pay to the exchange agent in advance any transfer or other taxes required by reason of the delivery of the merger consideration in any name other than that of the record holder of those PNG common units, or will establish to the satisfaction of the exchange agent that any transfer or other taxes have been paid or are not payable. Until the required documentation has been delivered and certificates, if any, have been surrendered as contemplated by the merger agreement, each certificate or book-entry PNG common unit will be deemed at any time after the effective time to represent only the right to receive, upon the delivery and surrender of the PNG common units, the merger consideration payable in respect of PNG common units and any cash or distributions to which the holder is entitled pursuant to the terms of the merger agreement.

Termination of Exchange Fund

        Any portion of the exchange fund constituting PAA common units or cash that remains undistributed to the holders of PNG common units after 180 days following the effective time will be delivered to PAA if and when demanded by PAA, and after such delivery, any former holders of PNG common units who have not complied with the provisions of the merger agreement will look only to PAA and MergerCo for the merger consideration payable in respect of such PNG common units, any cash in lieu of fractional new PAA common units to which they are entitled pursuant to the merger agreement, or any distributions with respect to PAA common units to which they are entitled pursuant to the merger agreement, in each case, without any interest. Any amounts remaining unclaimed by holders of PNG common units immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity will, to the extent permitted by applicable law, be held by PAA and be subject to applicable escheat, abandoned property or similar laws.

Distributions with Respect to Unexchanged PNG Common Units

        No distributions declared or made with respect to PAA common units with a record date after the effective time will be paid to the holder of any PNG common units with respect to PAA common units that such holder would be entitled to receive in accordance with the merger agreement and no cash payment in lieu of fractional new PAA common units will be paid to any such holder until such holder has delivered the required documentation and surrendered any certificates or book-entry units as contemplated by the merger agreement. Subject to applicable law, following compliance with the requirements of the merger agreement, the following will be paid to a holder of new PAA common units, without interest: (i) promptly after the time of such compliance, the amount of any cash payable in lieu of fractional new PAA common units to which such holder is entitled pursuant to the merger agreement and an amount in cash equal to any PAA distributions with a record date after the effective time and a payment date prior to such compliance, payable with respect to such PAA common units, and (ii) on the appropriate payment date with respect thereto, the amount of any distributions with a record date after the effective time but prior to such delivery and surrender and with a payment date subsequent to such compliance, payable with respect to such PAA common units.

Further Rights in PNG Common Units

        The merger consideration issued upon conversion of a PNG common unit in accordance with the terms of the merger agreement (including any cash paid pursuant to the merger agreement) and any declared distributions to be paid on the PNG common units as described in the merger agreement will be deemed to have been issued in full satisfaction of all rights pertaining to such PNG common unit.

Fractional PAA Common Units

        No certificates or scrip representing fractional PAA common units or book entry credit of the same will be issued, and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any PAA common units. Each holder of PNG common units converted in the merger who would otherwise have been entitled to receive a fraction of a new PAA common unit (after taking into account all PNG common units exchanged by such holder) shall receive, in lieu thereof, cash (without interest and rounded up to the nearest whole cent) in an amount equal to the product of (i) the average closing price of PAA common units as of the Closing Date as determined in accordance with the merger agreement and (ii) the fraction of a new PAA common unit that such holder would otherwise be entitled to receive pursuant to the merger agreement. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent will so notify PAA, and PAA shall deposit such amount with the Exchange Agent and will cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms of the merger agreement.

No Liability

        To the fullest extent permitted by law, none of PNG GP, PAA, MergerCo, PNG or the surviving entity or their respective representatives will be liable to any holder of PNG common units for any PAA common units (or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

Lost Certificates

        If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by PAA or the exchange agent, the posting by such person of an indemnity agreement or bond in a customary amount as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will pay the merger consideration payable in respect of PNG common units represented by such certificate and any payments to which the holders thereof are entitled pursuant to the merger agreement.

Withholding

        The exchange agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any holder of PNG common units such amounts as the exchange agent reasonably deems to be required to deduct and withhold under the Internal Revenue Code or any provision of state, local, or foreign tax law, with respect to the making of such payment; provided, however, that the exchange agent will provide reasonable notice to the applicable holders of PNG common units prior to withholding any amounts pursuant to the merger agreement. To the extent that amounts are deducted and withheld by the exchange agent, such amounts will be treated for all purposes of the merger agreement as having been paid to the holder of PNG common units in respect of whom such deduction and withholding was made by the exchange agent.

Book Entry and Admission of Holders of New PAA Common Units as Additional Limited Partners of PAA

        All new PAA common units to be issued in the merger will be issued in book-entry form, without physical certificates, unless physical certificates are requested by the holder entitled to such PAA common units. Upon the issuance of PAA common units to the holders of PNG common units in accordance with the merger agreement following compliance with the merger agreement, and compliance by such holders with the requirements of the PAA's partnership agreement, which requirements may be satisfied by each holder of PNG common units by the execution and delivery by such holder of a completed and executed letter of transmittal, the PAA GP shall be deemed to have automatically consented to the admission of such holder as a limited partner of PAA in respect of its newly issued PAA common units and shall reflect such admission in the books and records of PAA.

Investment of the Exchange Fund

        PAA will cause the exchange agent to invest any cash included in the exchange fund as directed by PAA on a daily basis, in PAA's sole discretion; provided, however that (i) any investment of such exchange fund will be limited to direct short term obligations of, or short term obligations fully guaranteed as to principal and interest by, the U.S. government, and (ii) no such investment or loss will affect the amounts payable or the timing of the amounts payable to PNG common unitholders pursuant to the merger agreement. Any interest and other income resulting from such investments will be paid promptly to PAA.

Anti-Dilution Provisions

        In the event of any subdivisions, reclassifications, recapitalizations, splits, unit distributions, combinations or exchanges with respect to, or rights in respect of, PNG common units or PAA common units, the exchange ratio, the merger consideration and the number of PAA common units to be issued in the merger will be correspondingly adjusted to provide to the holders of PNG common units the same economic effect as contemplated by the merger agreement prior to such event.

Actions Pending the Merger

Conduct of Business by PNG and PNG GP

        From the date of the merger agreement until the effective time, except for actions (i) expressly contemplated or permitted by the merger agreement, (ii) required by applicable law, or (iii) taken with the prior written consent of PAA (which consent may not be unreasonably withheld, delayed or conditioned), PNG and PNG GP will not, and will cause each of their respective subsidiaries not to, and PAA will not cause PNG or PNG GP to:

  •
  conduct its business and the business of its subsidiaries other than in the ordinary course, except as would not reasonably be expected to have a material adverse effect with respect to PNG (please read "The Merger Agreement—Representations and Warranties" for a summary of the definition of "material adverse effect" in the merger agreement);

  •
  (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity securities (other than pursuant to the existing terms of Rights outstanding as of the date of the merger agreement) or any additional Rights (as such term is defined in the merger agreement), (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional equity interests to become subject to new grants of restricted units, phantom units, unit options, unit appreciation rights, in each case which would materially adversely affect its ability to consummate the transactions contemplated by the merger agreement and except under the Compensation and Benefit Plans (as such term is defined in the merger agreement) in effect on the date of the merger agreement;

  •
  split, combine or reclassify any of its equity interests or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests;

  •
  merge, consolidate or enter into any other business combination transaction or agreement with any person or make any acquisition or disposition that would materially delay the consummation of the merger transactions;

  •
  make or declare dividends or distributions (i) to the holders of PNG common units that are special or extraordinary distributions other than such distributions as are consistent with past practice and made pursuant to applicable approvals of the PNG GP Board, or (ii) to the holders of any other units of or interests in PNG, in each case other than distributions required under PNG's partnership agreement as in effect on the date of the merger agreement or which constitute regular quarterly cash distributions to such PNG common unitholders substantially consistent with past practice;

  •
  amend in any material respect PNG's partnership agreement or the limited liability company agreement of PNG GP, in each case as in effect on the date of the merger agreement;

  •
  enter into any material contract (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), except as would not have a material adverse effect with respect to PNG;

  •
  modify, amend, terminate or assign, or waive or assign any rights under any material contract in a manner which would have a material adverse effect with respect to PNG;

  •
  waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding, seeking damages or injunction or other equitable relief, that (i) is material to PNG and its subsidiaries taken as a whole, or (ii) is a claim, action or proceeding relating to the merger transactions or the merger agreement;

  •
  implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by U.S. generally accepted accounting principles;

  •
  change in any material respect any of its express or deemed elections relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies or other investments where it has the capacity to make such binding election;

  •
  settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes;

  •
  change in any material respect any of its methods of reporting income or deductions for U.S. federal income tax purposes from those employed in the preparation of its U.S. federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

  •
  other than in the ordinary course of business, (i) incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than borrowings under existing revolving credit facilities, or (ii) create any lien on its property or the property of its subsidiaries to secure indebtedness;

  •
  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation;

  •
  knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties in the merger agreement being or becoming untrue in any material respect at the closing date, (ii) any of the conditions to closing not being satisfied, or (iii) a material violation of any provision of the merger agreement; or

  •
  agree or commit to do any of the prohibited actions described above.

Conduct of Business by PAA and MergerCo

        From the date of the merger agreement until the effective time, except for actions (i) expressly contemplated or permitted by the merger agreement, (ii) required by applicable law, or (iii) taken with the prior written consent of the PNG Conflicts Committee (which consent may not be unreasonably withheld, delayed or conditioned), PAA and MergerCo will not, and will cause each of their respective subsidiaries not to:

  •
  conduct its business and the business of its subsidiaries other than in the ordinary course, except as would not reasonably be expected to have a material adverse effect with respect to PAA;

  •
  merge, consolidate or enter into any other business combination transaction or agreement with any person or make any acquisition or disposition that would materially delay the consummation of the merger transactions;

  •
  make or declare dividends or distributions (i) to the holders of PAA common units that are special or extraordinary distributions other than such distributions as are consistent with past practice made pursuant to applicable approvals of the PAA GP Board or (ii) to the holders of any other units of or interests in PAA, other than distributions required under PAA's partnership agreement as in effect on the date of the merger agreement or which constitute regularly quarterly cash distributions to such PAA unitholders substantially consistent with past practice;

  •
  amend in any material respect, PAA's partnership agreement as in effect on the date of the merger agreement;

  •
  enter into any material contract, except as would not have a material adverse effect with respect to PAA;

  •
  modify, amend, terminate or assign, or waive or assign any rights under any material contract in a manner which would have a material adverse effect on PAA;

  •
  implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by U.S. generally accepted accounting principles;

  •
  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation;

  •
  knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties in the merger agreement being or becoming untrue in any material respect at the closing date, (ii) any of the conditions to closing not being satisfied, or (iii) a material violation of any provision of the merger agreement;

  •
  sell, transfer or otherwise dispose of, or acquire, any PNG common units, PNG general partner interests or other interests in PNG; or

  •
  agree or commit to do any of the prohibited actions described above.

Conditions to the Merger

Conditions of Each Party

        The respective obligations of the parties to effect the merger are subject to the satisfaction or, if applicable, waiver, on or prior to the closing date of the merger, of each of the following conditions:

  •
  the merger agreement and the merger transactions must have been approved by the affirmative vote of the PNG unitholders, as of the record date for the PNG special meeting, holding a majority of the outstanding PNG common units, voting as a class, and the holders of a majority of the outstanding PNG subordinated units, voting as a class;

  •
  all filings required to be made prior to the effective time with, and all other consents, approvals, permits and authorizations required to be obtained prior to the effective time from, any governmental authority in connection with the execution and delivery of the merger agreement and the consummation of the merger transactions by the parties or their affiliates must have been made or obtained, except where the failure to obtain such consents, approvals, permits and authorizations could not be reasonably likely to result in a material adverse effect with respect to PAA or PNG; provided, however, that prior to invoking this condition, the invoking party must have used its commercially reasonable efforts to make all required filings and to obtain all required consents, approvals, permits and authorizations as required under the merger agreement;

  •
  no order, decree or injunction of any court or agency of competent jurisdiction may be in effect, and no law may have been enacted or adopted, that enjoins, prohibits or makes illegal the consummation of any of the merger transactions, and no action, proceeding or investigation by any governmental authority with respect to the merger or the other merger transactions may be pending that seeks to restrain, enjoin, prohibit or delay the consummation of the merger or such other merger transaction or to impose any material restrictions or requirements thereon or on PAA or PNG with respect to the merger transactions; provided, however, that prior to invoking this condition, the invoking party must have used its commercially reasonable efforts in good faith to consummate the merger as required under the merger agreement;

  •
  the registration statement of which this proxy statement/prospectus is a part must have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement may have been issued and no proceedings for that purpose may have been initiated or threatened by the SEC;

  •
  the PAA common units to be issued in the merger must have been approved for listing on the NYSE, subject to official notice of issuance; and

  •
  PAA must have received an opinion from Vinson & Elkins L.L.P. (and provided a copy of such opinion to the PNG Conflicts Committee) (i) to the effect that (a) no gain or loss should be recognized by the holders of PNG common units as a result of the merger, other than gain resulting from either (1) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code, or (2) any cash paid in lieu of fractional PAA common units, and (b) no gain or loss should be recognized by the holders of PAA common units as a result of the merger, other than gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code and (ii) that shall provide specifically that the PNG Conflicts Committee may rely on such opinion. Such opinion will be based on customary representations from PAA, PNG and PNG GP regarding certain factual matters.

Additional Conditions to the Obligations of PAA

        The obligation of PAA to effect the merger is further subject to the satisfaction by PNG, on or prior to the closing date of the merger, of each of the following conditions, or the waiver thereof by PAA:

  •
  each of the representations and warranties contained in the merger agreement of PNG and PNG GP qualified as to materiality or material adverse effect must be true and correct in all respects and those not so qualified must be true and correct in all material respects, in each case, as of the date of the merger agreement and upon the closing date with the same effect as though all such representations and warranties had been made on the closing date (in either case, except for any such representations and warranties made as of a specified date, in which case as of such date); provided, however, that no representations and warranties will be deemed to be untrue or incorrect to the extent that any executive officer or director of PAA GP or MergerCo had knowledge of such inaccuracy at the date of the merger agreement; provided, further, however, that the immediately preceding proviso will not apply if any member of the PNG Conflicts Committee had actual knowledge of any such inaccuracy as of the date of the merger agreement;

  •
  each and all of the agreements and covenants of PNG and PNG GP to be performed and complied with pursuant to the merger agreement on or prior to the effective time must have been duly performed and complied with in all material respects;

  •
  PAA must have received a certificate signed by the chief executive officer, president or chief financial officer of PNG GP, dated as of the closing date, to the effect that the conditions described in the first two bullet points immediately above have been satisfied; and

  •
  there must not have occurred a material adverse effect with respect to PNG between the signing of the merger agreement and the closing date.

Additional Conditions to the Obligations of PNG

        The obligation of PNG to effect the merger is further subject to the satisfaction by PAA, on or prior to the closing date of the merger, of each of the following conditions, or the waiver thereof by PNG:

  •
  each of the representations and warranties contained in the merger agreement of PAA and MergerCo qualified as to materiality or material adverse effect must be true and correct in all respects and those not so qualified must be true and correct in all material respects, in each case, as of the date of the merger agreement and upon the closing date with the same effect as though all such representations and warranties had been made on the closing date (in either case, except for any such representations and warranties made as of a specified date, in which case as of such date); provided, however, that no representations and warranties will be deemed to be untrue or incorrect to the extent that any member of the PNG Conflicts Committee or its representatives had actual knowledge of such inaccuracy at the date of the merger agreement; provided, further, however, that the immediately preceding proviso will not apply if an executive officer or director of PAA GP had knowledge of any such inaccuracy as of the date of the merger agreement;

  •
  each and all of the agreements and covenants of PAA and MergerCo to be performed and complied with pursuant to the merger agreement on or prior to the closing date must have been duly performed and complied with in all material respects;

  •
  PNG must have received a certificate signed by the chief executive officer, president or chief financial officer of PAA, dated as of the closing date, to the effect that the conditions described in the first two bullet points immediately above have been satisfied; and

  •
  there must not have occurred a material adverse effect with respect to PAA between the date of the merger agreement and the closing date.

        The merger agreement provides that the PNG unitholder voting condition may not be waived. Each of PAA and PNG (with the consent of the PNG Conflicts Committee, in the case of PNG) may choose to complete the merger even though any other condition to its obligation has not been satisfied if the necessary PNG unitholder approval has been obtained and the law allows it to do so.

Representations and Warranties

        The merger agreement contains representations and warranties of the parties to the merger agreement. These representations and warranties concern, among other things:

  •
  legal organization, existence, general authority and good standing;

  •
  capitalization;

  •
  the absence of PNG's ownership of any equity interests other than in its subsidiaries;

  •
  power and authorization to enter into and carry out the obligations of the merger agreement, and enforceability of the merger agreement;

  •
  the absence of defaults, breaches and other conflicts caused by entering into the merger agreement and completing the merger;

  •
  required board and committee consents and approvals;

  •
  the absence of required governmental consents and approvals, other than those noted therein;

  •
  the accuracy of financial statements and reports filed with the SEC;

  •
  the absence of undisclosed liabilities;

  •
  compliance with laws;

  •
  the absence of undisclosed material contracts and the validity of existing material contracts;

  •
  the absence of brokers other than those noted therein;

  •
  the fairness opinion delivered to the PNG Conflicts Committee; and

  •
  the absence of any material adverse effects.

        For purposes of the merger agreement, "material adverse effect," when used with respect to either PNG, PNG GP or PAA, as the case may be, means any event, condition, change, occurrence or development of a state of circumstances (each an "event") that:

  •
  is or would reasonably be expected to be material and adverse to the business, financial condition or operations of such party or its subsidiaries, taken as a whole; or

  •
  prevent or materially impair or delay, the ability of such party to perform its obligations under the merger agreement or the consummation of the merger and the other merger transactions.

        Many of the representations and warranties in the merger agreement provide that such representation and warranty does not extend to matters where the failure of the representation and warranty to be accurate would not result in a material adverse effect on the party making the representation and warranty. A material adverse effect does not include (or events resulting from) any of the following:

  •
  general political, geopolitical, economic or market events;

  •
  events in the industries in which PNG and PNG GP, on the one hand, or PAA and MergerCo, on the other hand, as the case may be, operate;

  •
  changes in law;

  •
  earthquakes, hurricanes, floods or other natural disasters or acts of terrorism or war involving territory or facilities within the United States of America not directly damaging or impacting PNG and PNG GP and their subsidiaries, taken as a whole, or PAA and MergerCo and their subsidiaries, taken as a whole, respectively;

  •
  changes in the market price or trading volume of PNG common units or PAA common units, respectively (except that the underlying causes of any such changes may be considered in determining whether a material adverse effect has occurred);

  •
  announcement or pendency of the merger agreement, the merger or the other transactions contemplated by the merger agreement (including by reason of any communication by PAA or MergerCo or any of their affiliates regarding its or their plans or intentions with respect to the business of PNG, and including the impact thereof on relationships with customers, suppliers, distributors, partners or employees or others having relationships with PNG and its subsidiaries);

  •
  failure by PNG to meet public or internal revenue, earnings or other projections (except that the underlying causes of any such changes may be considered in determining whether a material adverse effect has occurred); or

  •
  taking of any action required by the merger agreement or with PAA's or MergerCo's express prior written consent or the failure to take any action prohibited by the merger agreement.

Except that if the Event described in any of the first four bullets above (a "Clause i-iv Change") occurs, then to the extent and only to the extent, relative to other participants of similar size in the relevant party's industry generally, such Clause i-iv Change disproportionately impacts the business, financial condition or operations of PNG and its subsidiaries, taken as a whole, or PAA and its subsidiaries, taken as a whole.

Covenants

        PAA and PNG made the covenants described below:

Efforts

        Subject to the terms and conditions of the merger agreement, the parties will use their commercially reasonable efforts in good faith (subject to, and in accordance with, applicable laws) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable, so as to permit and enable prompt consummation of the merger transactions, including (i) using commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the merger transactions, and (ii) using commercially reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the merger transactions or seeking material damages. Each of the parties will (a) cooperate fully with the other parties to that end and (b) furnish to the other parties copies of all correspondence, filings and communications between it and its affiliates and any governmental authority with respect to the merger transactions.

Unitholder Approval

        Subject to the terms and conditions of the merger agreement, and except as described in the third paragraph of this subsection, PNG will take, in accordance with applicable law, applicable stock exchange rules and PNG's partnership agreement, all action necessary to call, hold and convene the PNG special meeting to consider and vote upon the approval of the merger proposal, as promptly as practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective. Subject to the immediately following paragraph, the PNG Conflicts Committee will recommend approval of the merger proposal to the PNG common unitholders, and PNG will take all reasonable lawful action to solicit such approval by the PNG common unitholders. Except as described in the following two paragraphs, neither the PNG Conflicts Committee nor the PNG GP Board will (i) withdraw, modify or qualify in any manner adverse to PAA the recommendation of the PNG Conflicts Committee and the PNG GP Board or (ii) publicly approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any "acquisition proposal" (defined and described more fully under "The Merger Agreement—Covenants—Acquisition Proposals"). The actions described in the preceding sentence are referred to in this proxy statement/prospectus as a "PNG Change in Recommendation." None of PNG GP, PNG or any of their subsidiaries will execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract providing for any acquisition proposal.

        Notwithstanding the above paragraph, at any time prior to obtaining the PNG unitholder approval, the PNG Conflicts Committee or the PNG GP Board may make a PNG Change in Recommendation if it has determined in good faith, after consultation with its outside legal counsel and financial advisors, that failure to make a PNG Change in Recommendation would be inconsistent with its duties under PNG's partnership agreement or applicable law; provided, however, that neither the PNG Conflicts Committee nor the PNG GP Board will be entitled to exercise its right to make a PNG Change in Recommendation unless (i) PNG has provided to PAA three business days prior written notice, advising PAA that the PNG Conflicts Committee or the PNG GP Board intends to take such action, specifying the reasons for taking such action in reasonable detail, and if such action is in response to any acquisition proposal, such acquisition proposal is not the result of a material breach of the merger agreement and the notice specifies the material terms and conditions of such acquisition proposal, the identity of the person making such acquisition proposal and affirmatively states that the PNG Conflicts Committee has determined that such proposal constitutes a superior proposal (defined and described more fully under "The Merger Agreement—Covenants—Superior Proposals"), (ii) each of PNG GP, PNG and the PNG Conflicts Committee has negotiated, and has used its commercially reasonable efforts to cause its representatives to negotiate, in good faith with PAA during such notice period to enable PAA to revise the terms of the merger agreement such that it would obviate the need for making the PNG Change in Recommendation, and (iii) following the end of such notice period, the PNG Conflicts Committee will have considered in good faith any changes to the merger agreement proposed by PAA and will have determined that the failure to make a PNG Change in Recommendation would continue to be inconsistent with its duties under PNG's partnership agreement or applicable law even if such revisions proposed by PAA were to be given effect. Any PNG Change in Recommendation will not invalidate the approval of the merger agreement or any other approval of the PNG Conflicts Committee, including in any respect that would have the effect of causing any state (including Delaware) takeover statute or other similar statute to be applicable to the merger transactions.

        Notwithstanding anything to the contrary in the merger agreement, if there occurs a PNG Change in Recommendation in accordance with the merger agreement, PNG and PNG GP will, upon request of the PNG Conflicts Committee, (i) no longer call, hold or convene the PNG special meeting to consider and vote upon the approval of the merger proposal, and (ii) cancel any previously called PNG special meeting.

        Nothing contained in the merger agreement will prevent PNG, PNG GP, the PNG GP Board or the PNG Conflicts Committee from taking and disclosing to the holders of PNG common units a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to holders of PNG common units) or from making any legally required disclosure to holders of PNG common units. Any "stop-look-and-listen" communication by PNG, PNG GP, the PNG GP Board, or the PNG Conflicts Committee to the limited partners of PNG pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the holders of PNG common units) will not be considered a PNG Change in Recommendation or a withdrawal, modification or change in any manner adverse to PAA of all or a portion of the PNG Conflicts Committee approval.

Registration Statement

        Each of PAA, MergerCo, PNG and PNG GP agrees to cooperate in the preparation of the registration statement (which includes this proxy statement/prospectus) to be filed by PAA with the SEC in connection with the issuance of PAA common units in the merger as contemplated by the merger agreement. PAA agrees to file the registration statement with the SEC as promptly as reasonably practicable. Each of PNG and PAA agrees to use all commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as practicable after filing of the registration statement. PAA also agrees to use commercially reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by the merger agreement. Each of PAA and PNG agrees to furnish to the other party all information concerning PAA and its subsidiaries or PNG, PNG GP and its subsidiaries, as applicable, and the officers, directors, or unitholders of PAA and PNG and any applicable affiliates, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing. No filing of the registration statement may be made by PAA, and no filing of this proxy statement/prospectus may be made by PAA or PNG, in each case without providing the other party a reasonable opportunity to review and comment on such registration statement and proxy statement/prospectus.

        Each of PNG, PNG GP and PAA agrees, as to itself and its subsidiaries, that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the registration statement of which this proxy statement/prospectus is a part will, at the time such registration statement and each amendment or supplement to such registration statement, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated in such registration statement or any amendment or supplement necessary to make the statements in such registration statement or any amendment or supplement, in light of the circumstances under which they were made, not misleading, and (ii) this proxy statement/prospectus and each amendment or supplement to this proxy statement/prospectus will, at the date of mailing to the holders of PNG common units and at the time of the PNG special meeting, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in this proxy statement/prospectus, in the light of the circumstances under which they were made, not misleading. Each of PNG, PNG GP, MergerCo and PAA further agrees that, if it becomes aware prior to the closing date of any information that would cause any of the statements in the registration statement or this proxy statement/prospectus to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements in the registration statement or this proxy statement/prospectus, in the light of the circumstances under which they were made, not false or misleading, it will promptly inform the other parties thereof and take the necessary steps to correct such information in an amendment or supplement to the registration statement or the proxy statement/prospectus. No amendment or supplement to the registration statement will be made by PAA, and no amendment or supplement to the proxy statement/prospectus will made by PAA or PNG, in each case without providing the other party a reasonable opportunity to review and comment on such registration statement and proxy statement/prospectus.

        PAA will advise PNG, promptly after PAA receives notice thereof, of (i) the time when the registration statement has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order or the suspension of the qualification of the PAA common units for offering or sale in any jurisdiction, (iii) the initiation or threat of any proceeding for any such purpose, or (iv) any request by the SEC for the amendment or supplement of the registration statement or this proxy statement/prospectus or for additional information.

        PNG will use its commercially reasonable efforts to cause this proxy statement/prospectus to be mailed to PNG common unitholders as soon as practicable after the effective date of the registration statement of which this proxy statement/prospectus is a part.

Press Releases

        Prior to a PNG Change in Recommendation, if any, neither PNG nor PAA will, without the prior approval of (i) the PNG Conflicts Committee, in the case of PAA, and (ii) PAA, in the case of PNG, issue any press release or written statement for general circulation relating to the transactions contemplated by the merger agreement, except as otherwise required by applicable law or the rules of the NYSE, in which case it will consult with the other party before issuing any such press release or written statement.

Access; Information

        Subject to applicable laws relating to the exchange of information, each party will, and will cause its subsidiaries to furnish promptly to such person and its representatives a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities law (other than reports or documents that PAA or PNG or their respective subsidiaries, as the case may be, are not permitted to disclose under applicable law). Neither PNG nor PAA nor any of their respective subsidiaries will be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege (or other applicable privilege or immunity) of the institution in possession or control of such information or contravene any law, fiduciary duty or binding agreement entered into prior to the date of the merger agreement.

        PAA and PNG, respectively, will not use any information obtained pursuant to the merger agreement (to which it was not entitled under law or any agreement other than the merger agreement) for any purpose unrelated (i) to the consummation of the transactions contemplated by the merger agreement, or (ii) to the matters contemplated by the provisions of the merger agreement, and will hold all information and documents obtained pursuant to the provisions of the merger agreement in confidence. No investigation by either party of the business and affairs of the other will affect or be deemed to modify or waive any representation, warranty, covenant or agreement in the merger agreement, or the conditions to either party's obligation to consummate the transactions contemplated by the merger agreement.

Acquisition Proposals

        As defined in the merger agreement, "acquisition proposal" means any proposal or offer from or by any person other than PAA, MergerCo or their respective subsidiaries relating to: (i) any direct or indirect acquisition of (a) more than 20% of the assets of PNG and its subsidiaries, taken as a whole, (b) more than 20% of the outstanding PNG common units, or (c) assets that generate more than 20% of the net revenues, net income or cash flow of PNG and its subsidiaries, taken as a whole; (ii) any "tender offer" or "exchange offer" that, if consummated, would result in any such person beneficially owning more than 20% of the equity securities of PNG; or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving PNG, other than the merger.

        As defined in the merger agreement, "superior proposal" means a written acquisition proposal (except that reference to 20% within the definition of "acquisition proposal" is to be replaced by 50%) made by a third party to PNG or the PNG GP Board, for consideration which the PNG Conflicts Committee believes in good faith to be bona fide and on terms and conditions which the PNG Conflicts Committee determines in good faith (after consultation with its financial and legal advisors) to be more favorable to the PNG unaffiliated unitholders from a financial point of view than the transactions contemplated by the merger agreement, after taking into consideration, among other things that the PNG Conflicts Committee deems relevant, (i) the identity of the person making the superior proposal (including whether approval of the equity owners of such person is required) and (ii) any proposal by PAA to amend the terms of the merger agreement pursuant to the merger agreement.

        PNG GP and PNG will, and they will cause the subsidiaries and representatives of PNG GP and PNG to, immediately cease and terminate any solicitation, encouragement, discussions or negotiations with any person that may be ongoing with respect to or that may reasonably be expected to lead to an acquisition proposal proposal.

        Neither PNG GP nor PNG will, and they will use their commercially reasonable efforts to cause the subsidiaries and representatives of PNG GP and PNG not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries regarding, or the making or submission of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal, (ii) conduct or participate in any discussions or negotiations regarding any acquisition proposal, or (iii) furnish to any person any non-public information or data relating to PNG or any of its subsidiaries. Notwithstanding the foregoing, at any time prior to obtaining the PNG unitholder approval, the PNG Conflicts Committee may take the actions described in clauses (ii) and (iii) above with respect to a third person that makes a bona fide written acquisition proposal that did not result from a material breach of the provisions of the merger agreement described in this paragraph, if (a) the PNG Conflicts Committee, after consultation with its outside legal counsel and financial advisors, determines in good faith that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal and that the failure to take such action would be inconsistent with its duties under PNG's partnership agreement or applicable law, and (b) prior to furnishing any such non-public information to such person, PNG receives from such person an executed confidentiality agreement with reasonable customary terms as to the treatment of confidential information.

        PNG GP and PNG will, as promptly as practicable (and in any event within 48 hours), advise PAA in writing of any acquisition proposal received from any third person, including the identity of such third person, or any request for discussions or negotiations with respect to any acquisition proposal and the material terms of such acquisition proposal or request, as well as the identity of the person making such proposal or request. PNG GP and PNG will, as promptly as practicable (and in all events within 48 hours), provide to PAA copies of any written materials received by PNG GP, PNG or any of their subsidiaries or representatives in connection with any of the foregoing.

        PNG GP and PNG will keep PAA reasonably informed of any material developments regarding or changes in any acquisition proposal on a reasonably current basis (and in all events within 36 hours of such material development). PNG GP and PNG agree that they and their subsidiaries will not enter into any confidentiality agreement with any person that prohibits PNG GP or PNG or any of their subsidiaries from providing any information to PAA in accordance with the merger agreement.

        PNG and PNG GP acknowledged in the merger agreement that the agreements contained in the above mentioned paragraphs in this subsection are an integral part of the transactions contemplated by the merger agreement, and that, without these agreements, PAA and MergerCo would not have entered into the merger agreement.

Takeover Laws

        Neither PNG nor PAA will take any action that would cause the transactions contemplated by the merger agreement to be subject to requirements imposed by any takeover laws, and each of them will take all commercially reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by the merger agreement from, or if necessary challenge the validity or applicability of, any applicable takeover law, as in effect on the date of the merger agreement or thereafter, including takeover laws of any state that purport to apply to the merger agreement or the merger transactions.

No Rights Triggered

        PNG will take all steps necessary to ensure that the entering into of the merger agreement and the consummation of the transactions contemplated by the merger agreement and any other action or combination of actions do not and will not result in the grant of any Rights to any person under PNG's partnership agreement or under any material agreement to which it or any of its subsidiaries is a party.

New Common Units Listed

        PAA will use its commercially reasonable efforts to list, prior to the closing, on the NYSE, upon official notice of issuance, the PAA common units to be issued in the merger.

Third Party Approvals

        Subject to the terms and conditions of the merger agreement, PAA and PNG and their respective subsidiaries will cooperate and use their respective commercially reasonable efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all governmental authorities and third parties necessary to consummate the merger transactions and to comply with the terms and conditions of such permits, consents, approvals and authorizations and to cause the merger to be consummated as expeditiously as practicable. Each of PAA and PNG will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information with respect to, all material written information submitted to any third party or any governmental authorities in connection with the merger transactions. In exercising the foregoing right, each of the parties to the merger agreement agrees to act reasonably and promptly. Each party to the merger agreement agrees that it will consult with the other parties with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the merger transactions, and each party will keep the other parties apprised of the status of material matters relating to completion of the merger transactions.

        Each of PAA and PNG agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and unitholders and such other matters as may be reasonably necessary or advisable in connection with any required filing, notice or application made by or on behalf of such other party or any of such other party's subsidiaries to any governmental authority in connection with the merger transactions.

Indemnification; Directors' and Officers' Insurance

        Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under PNG's partnership agreement, the limited liability company agreement of PNG GP or the merger agreement or, if applicable, similar organizational documents or agreements of any of PNG's subsidiaries, from and after the effective time, PAA, PNG GP and the surviving entity, jointly and severally, will: (i) indemnify and hold harmless each person who is at the date of the merger agreement or during the period from the date of the merger agreement through the date of the effective time serving as a director or officer of PNG GP or of any of its respective subsidiaries or as a trustee of (or in a similar capacity with) any compensation and benefit plan of any thereof (collectively, the "indemnified parties") to the fullest extent authorized or permitted by applicable law, as in effect at or after the time of the merger agreement, in connection with any claim arising from the indemnified party's service in such capacity and any losses, claims, damages, liabilities, costs, indemnification expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within 15 days after any request for advancement, advance to each of the indemnified parties any indemnification expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any such claim in advance of the final disposition of such claim, including payment on behalf of or advancement to the indemnified party of any indemnification expenses incurred by such indemnified party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security. The indemnification and advancement obligations of PAA, PNG GP and the surviving entity pursuant to the merger agreement will extend to acts or omissions occurring at or before the effective time and any claim relating to the merger agreement (including with respect to any acts or omissions occurring in connection with the approval of the merger agreement and the merger transactions and the consummation of the merger transactions, including the consideration and approval thereof and the process undertaken in connection with the approval of the merger agreement and any claim relating to the consummation of the merger), and all rights to indemnification and advancement conferred under the merger agreement will continue as to any indemnified party who has ceased to be a director or officer of PNG GP after the date of the merger agreement and will inure to the benefit of such person's heirs, executors and personal and legal representatives. Neither PAA, PNG GP nor the surviving entity will settle, compromise or consent to the entry of any judgment in any actual or threatened action in respect of which indemnification has been or could be sought by such indemnified party under the merger agreement unless the settlement, compromise or judgment includes an unconditional release of that indemnified party from all liability arising out of that action without admission or finding of wrongdoing, or that indemnified party otherwise consents to such settlement, compromise or judgment.

        Without limiting the foregoing, PAA, PNG GP, PNG and MergerCo agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time existing as of the time of the merger agreement in favor of the indemnitees as provided in PNG's partnership agreement and the limited liability company agreement of PNG GP (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of PNG's subsidiaries) and indemnification agreements of PNG or PNG GP or any of their respective subsidiaries will be assumed by the surviving entity, PAA and PNG GP in the merger without further action, at the effective time and will survive the merger and will continue in full force and effect in accordance with their terms.

        For a period of six years from the effective time, PAA will maintain in effect the current directors' and officers' liability insurance policies with aggregate coverage limits no less that the policies in existence on the date of the merger agreement and covering the indemnified parties (but PAA may substitute other policies, including an insurance tail policy, of at least the same coverage limits and that are no less advantageous to the indemnified parties so long as that substitution does not result in gaps or lapses in coverage) with respect to matters occurring on or before the effective time, but PAA shall not be required to pay annual premiums in excess of 300% of the last annual premiums paid therefor prior to the date of the merger agreement and shall purchase the maximum amount of coverage that can be obtained for that amount if the coverage described in the merger agreement would cost in excess of that amount.

        If PAA, PNG GP or the surviving entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and will not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of PAA, PNG GP or the surviving entity assume, including by operation of law, the obligations set forth in the provisions of the merger agreement summarized under this section "The Merger Agreement—Covenants—Indemnification; Directors' and Officers' Insurance."

        These provisions will survive the consummation of the merger and are intended to be for the benefit of, and will be enforceable by, the indemnified parties and their respective heirs and personal representatives, and will be binding on PNG GP and the surviving entity and their respective successors and assigns.

Notification of Certain Matters

        Each of PNG and PAA will give prompt notice to the other of (i) any fact, event or circumstance known to it that (a) could reasonably be expected, individually or taken together with all other facts, events and circumstances known to it, to result in any material adverse effect with respect to it, or (b) could cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, and (ii) (a) any change in its financial condition or business or (b) any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations or hearings result in a material adverse effect.

Rule 16b-3

        Prior to the effective time, PNG will take any steps as may be reasonably requested by any party to the merger agreement to cause dispositions of PNG equity securities (including PNG phantom units) pursuant to the transactions contemplated by the merger agreement by each individual who is a director or officer of PNG GP to be exempt under Rule 16b-3 promulgated under the Exchange Act.

PNG Conflicts Committee

        Prior to the effective time, neither PAA nor MergerCo nor any of their subsidiaries will, without the consent of the PNG Conflicts Committee, eliminate the PNG Conflicts Committee, revoke or diminish the authority of the PNG Conflicts Committee or remove or cause the removal of any director of PNG GP that is a member of the PNG Conflicts Committee either as a director or as a member of such committee. For the avoidance of doubt, this provision of the merger agreement will not apply to the filling, in accordance with the provisions of the limited liability company agreement of PNG GP, of any vacancies caused by the death, incapacity or resignation of such director.

Distributions

        Each of PNG and PAA will consult with the other party regarding the declaration and payment of distributions in respect of the PNG common units and the PAA common units and the record and payment dates relating thereto, so that no PNG common unitholder will receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to its applicable PNG common units or any PAA common units any such PNG common unitholder receives in exchange therefor pursuant to the merger.

Conversion of Equity Awards

        Subject to the provisions of the merger agreement described in the third paragraph of this subsection, prior to the effective time, the PAA GP Board or its Compensation Committee will cause PAA GP to adopt the PNG LTIP as of the effective time, authorize the conversion of PNG phantom units into PAA phantom units in accordance with the merger agreement at the effective time, and will take such other actions as may be necessary to authorize such conversion. Such actions will include the following: (i) effective as of the effective time, the PNG LTIP will be continued by PAA GP on behalf of PAA and all PNG obligations thereunder assumed by PAA (including obligations with respect to PNG phantom units in accordance with the merger agreement) and such plan will continue in effect subject to amendment, termination, and/or suspension in accordance with the terms of the PNG LTIP, notwithstanding the merger, applicable laws and regulations and the applicable rules of any unit exchange; (ii) from and after the effective time all references to PNG common units in the PNG LTIP will be substituted with references to PAA common units; (iii) the number of PAA common units that will be available for grant and delivery under the PNG LTIP from and after the effective time will equal the number of PNG common units that were available for grant and delivery under the PNG LTIP immediately prior to the effective time, as adjusted to give effect to the exchange ratio (which number will include the number of PAA common units subject to the PAA phantom units that will be issued upon conversion of PNG phantom units in accordance with the merger agreement); (iv) from and after the effective time, awards under the PNG LTIP may be granted only to those individuals who were eligible to receive awards under the PNG LTIP immediately before the effective time (including any individuals hired on and after the effective time who would have been eligible for such awards pursuant to the eligibility provisions of the PNG LTIP as in effect immediately prior to the effective time); and (v) no participant in the PNG LTIP will have any right to acquire PNG common units under the PNG LTIP from and after the effective time. PAA will reserve for issuance a number of PAA common units equal to the number of PAA common units that will be available for grant and delivery under the PNG LTIP from and after the effective time, including PAA common units that will be subject to PAA phantom units as a result of the conversion of PNG phantom units into PAA phantom units as contemplated by the merger agreement. As soon as practicable following the effective time, PAA will file a Form S-8 registration statement with respect to the PAA common units available for grant and delivery under the PNG LTIP from and after the effective time and will maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such units are available for grant and delivery under the PNG LTIP. Prior to the effective time, PAA will take such steps as may be reasonably requested by any party to the merger agreement to cause the acquisition of PAA phantom units and PAA common units pursuant to the transactions contemplated by the merger agreement by each individual who is an officer or director of PAA to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        As soon as practicable following the effective time, PNG will file a post-effective amendment to the Form S-8 registration statement filed by PNG on June 11, 2010, deregistering all PNG common units thereunder. Prior to the effective time, the PNG GP Board will take such action and adopt such resolutions as are required to effectuate the treatment of the PNG phantom units pursuant to the terms of the merger agreement.

        Notwithstanding anything to the contrary in the immediately preceding two paragraphs, the PAA GP Board or its Compensation Committee may, at its option, prior to the effective time, authorize the conversion of PNG phantom units into PAA phantom units under the PAA LTIP in accordance with the merger agreement to be effective at the effective time, and may, in such event, elect either to adopt or not to adopt the PNG LTIP. In the event that the PAA GP Board or its Compensation Committee elects not to adopt the PNG LTIP, the provisions of the merger agreement described in the first paragraph of this subsection will continue to apply in full force and effect pursuant to their terms other than those provisions that relate to the adoption of the PNG LTIP.

Voting

        PAA covenants and agrees that, until the effective time or the earlier termination of the merger agreement, at the meeting of the PNG common unitholders at which the merger agreement and related transactions are submitted to the PNG common unitholders for approval or any other meeting of the unitholders of PNG, however called, PAA will vote, or cause to be voted, all PNG common units, and PNG subordinated units then owned beneficially or of record by it or any of its subsidiaries, as of the record date for such meeting, in favor of the adoption and approval of the merger agreement (as it may be amended or otherwise modified from time to time) and the merger transactions and the approval of any actions required in furtherance thereof.

Termination

        Notwithstanding anything in the merger agreement to the contrary, the merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time whether before or after PNG unitholder approval:

  •
  by mutual written consent of PAA and PNG;

  •
  by either PAA or PNG upon written notice to the other if:

  •
  the merger is not completed on or before April 30, 2014; provided, however, that the right to terminate the merger agreement due to the failure to complete the merger on or before April 30, 2014, will not be available to a party whose failure to fulfill any material obligation under the merger agreement or other material breach of the merger agreement has been the primary cause of, or resulted in, the failure of the merger to have been consummated on or before April 30, 2014;

    •
    any governmental authority has issued a final and non-appealable statute, rule, order, decree or regulation or taken any other action that permanently restrains, enjoins or prohibits the consummation of the merger, or makes the merger illegal, so long as the terminating party is not then in material breach of the merger agreement;

    •
    there has been a material breach of or any material inaccuracy in any of the representations or warranties set forth in the merger agreement on the part of any of the other parties, which breach is not cured within 30 days following receipt by the breaching party of written notice of its breach from the terminating party, or which breach, by its nature, cannot be cured prior to April 30, 2014, provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement. No party will have the right, however, to terminate the merger agreement pursuant to the provision summarized in this bullet point unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by the merger agreement because the closing conditions described in the first bullet point under "The Merger Agreement—Conditions to the Merger—Additional Conditions to the Obligations of PAA" or "The Merger Agreement—Conditions to the Merger—Additional Conditions to the Obligations of PNG," as applicable, have not been met;

    •
    there has been a material breach of any of the covenants or agreements set forth in the merger agreement on the part of any of the other parties to the merger agreement, and the breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to April 30, 2014, so long as the terminating party itself is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement. In no event, however, will any party have the right to terminate the merger agreement pursuant to the provision summarized in this bullet point unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the transactions contemplated by the merger agreement because the closing conditions described in the second bullet point under "The Merger Agreement—Conditions to the Merger—Additional Conditions to the Obligations of PAA" or "The Merger Agreement—Conditions to the Merger—Additional Conditions to the Obligations of PNG," as applicable, have not been met;

    •
    PNG does not obtain the PNG common unitholder approval at the PNG special meeting; provided, however, that the right to terminate the merger agreement under the provision described in this bullet point will not be available to the terminating party where the failure to obtain the PNG common unitholder approval has been caused by the action or failure to act of the terminating party and such action or failure to act constitutes a material breach by the terminating party of the merger agreement; or

    •
    a PNG Change in Recommendation has occurred in accordance with the merger agreement.

Fees and Expenses

        Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the merger transactions will be paid by the party incurring such costs and expenses, except as described below.

        If the merger agreement is terminated by PAA or PNG due to a PNG Change in Recommendation, then PNG will pay to PAA certain expenses of PAA not exceeding $5 million.

        If the merger agreement is terminated by PAA due to a material breach by PNG of any representation, warranty or covenant, then PNG will pay to PAA certain expenses of PAA not exceeding $5 million.

        If the merger agreement is terminated by PNG due to a material breach by PAA of any representation, warranty or covenant, then PAA will pay to PNG certain expenses of PNG not exceeding $5 million.

        Except as otherwise provided in the merger agreement, any payment of the expenses of the applicable party will be made by wire transfer of immediately available funds to an account designated by PAA or an account designated by PNG, as applicable, within one business day following the event that triggered the obligation to make such payment. The parties acknowledge that the agreements described under "The Merger Agreement—Fees and Expenses" are an integral part of the merger transactions, and that, without these agreements, none of the parties would enter into the merger agreement.

        As defined in the merger agreement, "expenses" means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, independent advisors, experts and consultants to a party to the merger agreement and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the merger transactions, including the preparation, printing, filing and mailing of this proxy statement/prospectus and the registration statement of which it is a part and the solicitation of the PNG unitholder approval, and all other matters, including costs and expenses of litigation, related to the merger transactions. The expenses relating to the preparation, printing, filing and mailing of this proxy statement/prospectus and the registration statement of which it is a part and the solicitation of the PNG unitholder approval will be paid 50% by PAA and 50% by PNG.

Effect of Termination

        In the event of the termination of the merger agreement, written notice will immediately be given by the terminating party to the other parties specifying the provision of the merger agreement pursuant to which such termination is made, and, except as otherwise described in this paragraph, the merger agreement (other than the provisions described in "The Merger Agreement—Fees and Expenses" and certain other specific sections of the merger agreement) will immediately become null and void after the expiration of any applicable period following such notice. In the event of such termination, there will be no liability on the part of any party, except as described in "The Merger Agreement—Fees and Expenses" and except with respect to the requirement to comply with the confidentiality agreement; provided, however, that nothing in the merger agreement will relieve any party from any liability or obligation with respect to fraud or the willful and material breach of a covenant or agreement contained in the merger agreement. In the case of fraud or willful and material breach of a covenant or agreement contained in the merger agreement, then the parties to the merger agreement will be entitled to all remedies available at law or in equity. For purposes of the merger agreement, "willful and material breach" means a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of the merger agreement that the breaching party had actual knowledge would or would reasonably be expected to breach its obligations under the merger agreement.

No Third Party Beneficiaries

        In general, the merger agreement is not intended to confer upon you or any person other than PAA, PAA, MergerCo, PNG and PNG GP any rights or remedies. An exception to this general rule exists to provide PNG GP's directors and officers with indemnification and liability insurance coverage after completion of the merger. Additionally, the PNG unaffiliated unitholders are deemed to be third party beneficiaries under the merger agreement with respect to the PAA common units to be received in the merger and the exchange procedures associated with the conversion of their PNG common units.

Specific Performance

        The parties agreed in the merger agreement that irreparable damage would occur if any provision of the merger agreement were not performed in accordance with its terms and, accordingly, the parties are, to the fullest extent permitted by law, entitled to an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions thereof in any federal court located in the State of Delaware or in the Delaware Court of Chancery, in addition to any other remedy to which they are entitled at law or in equity.

Waiver and Amendment

        Subject to compliance with applicable law, prior to the closing, any provision of the merger agreement except for the requirement of obtaining the PNG unitholder approval (see "The Merger Agreement—Conditions to the Merger—Additional Conditions to the Obligations of PNG") may be waived in writing by the party benefited by the provision, or amended or modified at any time, whether before or after the PNG unitholder approval is obtained, by an agreement in writing between the parties to the merger agreement. After the PNG unitholder approval, no amendment will be made without PNG unitholder approval.

        Unless otherwise expressly set forth in the merger agreement, whenever PNG or PNG GP approval or consent is required pursuant to or otherwise in connection with the merger agreement, such approval or consent will require the approval or consent of the PNG Conflicts Committee and will not require any approval of the PNG common unitholders or the PNG GP Board.

Governing Law

        The merger agreement is governed by and interpreted under Delaware law.

 THE MERGER PARTIES' BUSINESSES

PAA's Business

        This section summarizes information from PAA's Annual Report on Form 10-K for the year ended December 31, 2012, PAA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and the other filings incorporated into this proxy statement/prospectus by reference. For a more detailed discussion of PAA's business, please read the "Business and Properties" section contained in PAA's 2012 Annual Report on Form 10-K and the other filings incorporated into this proxy statement/prospectus by reference.

        PAA is a Delaware limited partnership formed in 1998. PAA engages in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the processing, transportation, fractionation, storage and marketing of NGLs. PAA's operations are conducted directly and indirectly through, and its operating assets are owned by, its primary operating subsidiaries. PAA GP has ultimate responsibility for conducting PAA's business and managing its operations. PAA's common units are listed and traded on the NYSE under the symbol "PAA."

        PAA's assets include approximately 18,800 miles of pipelines, approximately 119 million barrels of storage capacity, and a significant fleet of trucks, trailers, tugs, barges and railcars. Through its transportation, storage and commercial activities, on an average daily basis, PAA transports in excess of 3.5 million barrels of crude oil and NGLs on its pipelines.

        PAA's principal business strategy is to provide competitive and efficient midstream transportation, terminalling, storage, processing, fractionation and supply and logistics services to its producer, refiner and other customers. Toward this end, PAA endeavors to address regional supply and demand imbalances for crude oil, NGL, natural gas and refined products in the United States and Canada by combining the strategic location and capabilities of its transportation, terminalling, storage, processing and fractionation assets with its extensive supply, logistics and distribution expertise.

        For the year ended December 31, 2012, PAA had net income attributable to PAA of $1.1 billion, or $2.40 per diluted common unit, and revenues of $37.8 billion. For the nine months ended September 30, 2013, PAA had net income attributable to PAA of $1.1 billion, or $2.22 per diluted common unit, and revenues of $31.6 billion.

        PAA's executive offices are located at 333 Clay Street, Suite 1600, Houston, Texas 77002. PAA's telephone number is (713) 646-4100, and its internet website address is www.paalp.com. Information contained on or available through PAA's website is not incorporated into or otherwise a part of this proxy statement/prospectus.

PNG's Business

        This section summarizes information from PNG's Annual Report on Form 10-K for the year ended December 31, 2012, PNG's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and the other filings incorporated into this proxy statement/prospectus by reference. For a more detailed discussion of PNG's business, please read the "Business and Properties" section contained in PNG's 2012 Annual Report on Form 10-K and the other filings incorporated into this proxy statement/prospectus by reference.

        PNG is a Delaware limited partnership that was formed by PAA on January 15, 2010. PNG's operations are conducted directly and indirectly through its primary operating subsidiaries. PNG's common units are listed and traded on the NYSE under the symbol "PNG."

        PNG's business consists of the acquisition, development, ownership, operation and commercial management of natural gas storage facilities. As of December 31, 2012, PNG owned and operated three natural gas storage facilities located in Louisiana, Mississippi and Michigan. PNG also leases storage capacity and pipeline transportation capacity from third parties from time to time in order to increase its operational flexibility and enhance the services it offers to its customers.

        PNG provides natural gas storage services to a broad mix of customers, including local gas distribution companies, electric utilities, pipelines, direct industrial users, electric power generators, marketers, producers, LNG exporters and affiliates of such entities.

        For the year ended December 31, 2012, PNG had net income of $73.3 million, or $0.99 per common unit, and total revenues of $387.7 million. For the nine months ended September 30, 2013, PNG had net income of $46.7 million, or $0.62 per common unit, and total revenues of $300.0 million.

        PNG's executive offices are located at 333 Clay Street, Suite 1500, Houston, Texas 77002. PNG's telephone number is (713) 646-4100, and its internet website address is www.pnglp.com. Information contained on or available through PNG's website is not incorporated into or otherwise a part of this proxy statement/prospectus.

CERTAIN RELATIONSHIPS; INTERESTS OF CERTAIN PERSONS IN THE MERGER

Relationship of PAA and PNG

General

        PAA and PNG are closely related. PAA formed PNG in 2010, and PNG completed its initial public offering later that year. The operations and activities of PNG are managed by its general partner, PNG GP, a subsidiary of PAA. PAA owns an approximate 62.6% interest in PNG, including, through its wholly owned subsidiary PNG GP, the 2% general partner interest. PNG's assets, liabilities and results of operations are consolidated in PAA's financial statements, however, during 2012, PNG's contribution to adjusted EBITDA represented less than 6% of PAA's consolidated adjusted EBITDA. PNG, its operating subsidiaries and PNG GP have no employees, but rather PNG utilizes a significant number of employees of PAA GP to operate PNG's business. PNG, PNG GP, PAA and certain of PAA's affiliates have entered into an omnibus agreement pursuant to which PAA GP manages all of PNG's assets and performs administrative services for PNG. For more information regarding the omnibus agreement, please read "Certain Relationships; Interests of Certain Persons in the Merger—Relationship of PAA and PNG—Agreements Between PAA and PNG—Omnibus Agreement," below.

Overlapping Officers and Directors of PAA GP and PNG GP

        Certain of PNG GP's officers devote substantially all of their time to managing PNG's business, while other PNG GP officers have responsibilities with respect to both PNG and PAA and devote the majority of their time to PAA's other business activities.

        For instance, four of the six executive officers of PNG GP are also executive officers of PAA GP. Additionally, Al Swanson and Harry N. Pefanis are executive officers and directors of PNG GP and executive officers of PAA GP, and Greg L. Armstrong is the Chairman of the Board and Chief Executive Officer of both PNG GP and PAA GP. Persons who are directors or officers of both PAA GP and PNG GP owe duties both to the unitholders of PAA and to the PNG unitholders, and may have interests in the merger that are different than yours.

        The directors and executive officers of each of PAA GP and PNG GP prior to the merger are expected to continue as the directors and executive officers of PAA GP and PNG GP, respectively, following the merger, with the exception of the three independent directors of PNG GP.

        The following chart sets forth certain information, as of the date of this proxy statement/prospectus regarding the directors and executive officers of each of PAA GP and PNG GP.

Name	Age (as of October 31, 2013)	PAA GP Position	PNG GP Position
Greg L. Armstrong	55	Chairman of the Board, Chief Executive Officer and Director	Chairman of the Board, Chief Executive Officer and Director
Harry N. Pefanis	56	President and Chief Operating Officer	Vice Chairman and Director
Al Swanson	49	Executive Vice President and Chief Financial Officer	Executive Vice President, Chief Financial Officer and Director
Richard K. McGee	52	Executive Vice President, General Counsel and Secretary	Executive Vice President, General Counsel and Secretary
Mark J. Gorman	59	Executive Vice President—Operations and Business Development	None
Phillip D. Kramer	57	Executive Vice President	None
John R. Rutherford	53	Executive Vice President	None
W. David Duckett	58	President, Plains Midstream Canada	None
John P. vonBerg	59	Senior Vice President—Commercial Activities	None
Chris Herbold	41	Vice President—Accounting and Chief Accounting Officer	None
Everardo Goyanes	69	Director and Member of Audit Committee	None
Gary R. Petersen	67	Director and Member of Compensation and Governance Committees	None
John T. Raymond	43	Director and Member of Compensation Committee	None
Robert V. Sinnott	64	Director and Member of Compensation Committee	None
Vicky Sutil	48	Director and Member of Compensation Committee	None
J. Taft Symonds	74	Director and Member of Audit and Governance Committees	None
Christopher M. Temple	46	Director and Member of Audit Committee	None
Dean Liollio	54	None	President and Director
Donald C. O'Shea	43	None	Controller and Chief Accounting Officer
Victor Burk	64	None	Director, Member of the Audit Committee and Member of the PNG Conflicts Committee
Bobby S. Shackouls	62	None	Director, Member of the Audit Committee and Member of the PNG Conflicts Committee
Arthur L. Smith	61	None	Director, Member of the Audit Committee and Member of the PNG Conflicts Committee

Agreements Between PAA and PNG

        Set forth below are descriptions of certain agreements between PAA and PNG, some of which were entered into in connection with PNG's initial public offering in January 2010. The full text of the agreements have been filed by PNG as exhibits to its filings with the SEC and are available for review without charge on the SEC's website at www.sec.gov.

  Omnibus Agreement

        In May 2010, PNG entered into an omnibus agreement with PAA and certain of its affiliates, pursuant to which PNG agreed upon certain aspects of its relationship with PAA, including, among other things:

  •
  the provision by PAA GP to PNG of certain general and administrative services and PNG's agreement to reimburse PAA's general partner for such services;

  •
  the provision by PAA GP of such employees as may be necessary to operate and manage PNG's business, and PNG's agreement to reimburse PAA GP for the expenses associated with such employees;

  •
  certain indemnification obligations; and

  •
  PNG's use of the name "Plains All American," "PAA" and related marks.

        Under this agreement, PAA's indemnification obligations include certain liabilities relating to:

  •
  for a period of three years after the closing of PNG's initial public offering, environmental liabilities, including (i) any violation or correction of violation of environmental laws associated with PNG's assets, where a correction of violation would include assessment, investigation, monitoring, remediation, or other similar action and (ii) any event, omission or condition associated with the ownership of PNG's assets (including presence of hazardous materials), including (a) the cost and expense of any assessment, investigation, monitoring, remediation or other similar action and (b) the cost and expense of any environmental or toxic tort litigation, provided that (i) the aggregate amount payable to PNG pursuant to this bullet point does not exceed $15 million and (ii) amounts are only payable to PNG pursuant to this bullet point after liabilities relating to this bullet point have exceeded $250,000;

  •
  until 60 days after the applicable statute of limitations, any of PNG's federal, state and local income tax liabilities attributable to the ownership and operation of PNG's assets and the assets of PNG's subsidiaries prior to the closing PNG's initial public offering;

  •
  for a period of three years after the closing of PNG's initial public offering, the failure to have all necessary consents and governmental permits where such failure renders PNG unable to use and operate its assets in substantially the same manner in which they were used and operated immediately prior to the closing of PNG's initial public offrering; and

  •
  for a period of three years after the closing of PNG's initial public offering, PNG's failure to have valid and indefeasible easement rights, rights-of-way, leasehold and/or fee ownership interest in the lands where PNG's assets are located and such failure prevents PNG from using or operating its assets in substantially the same manner as operated immediately prior to the closing of PNG's initial public offering.

        In no event will PAA be obligated under the terms of the agreement to indemnify PNG for any claims, losses or expenses or income taxes referred to above to the extent either (i) reserved for in PNG's financial statements as of December 31, 2010, or (ii) PNG recovers any such amounts under available insurance coverage, from contractual rights or other recoveries against any third party.

        In addition, under the agreement, PNG also agrees to indemnify PAA and PAA GP from any losses, costs or damages incurred by PAA or PAA GP that are attributable to the ownership and operation of PNG's assets and the assets of PNG's subsidiaries following the closing of PNG's initial public offering, subject to the same limitations on PAA's indemnity to PNG.

        With respect to the provision by PAA GP of certain general and administrative services and such management and operating services as may be necessary to manage and operate the business of PNG, PNG is obligated to reimburse PAA GP for all reasonable costs and expenses incurred by it in connection with the performance of these services and to also reimburse PAA GP for any sales, use, excise, value added or similar taxes incurred by it in connection with the provision of the services and all insurance coverage expenses it incurs or payments it makes with respect to PNG's assets.

        Pursuant to the omnibus agreement PAA GP also provides specified employees to PNG GP to provide PNG GP with those services necessary to operate, manage, maintain and report the operating results of PNG's assets. Such employees are under the direction, supervision and control of PNG GP and PNG GP has agreed to reimburse PAA GP for all costs and expenses incurred by it in connection with the employees.

        The omnibus agreement can be amended by written agreement of all the parties to the agreement. However, PNG may not agree to any amendment or modification that will, in the reasonable discretion of PNG GP, have an adverse affect on the holders of PNG common units without the prior approval of the PNG Conflicts Committee.

        Except for the indemnification provisions set forth in the agreement, the omnibus agreement will terminate if PAA ceases to own more than 50% of PNG's or PNG GP's voting securities or may be terminated by PAA if PNGS GP LLC is removed as PNG's general partner under circumstances where "cause" does not exist and the PNG common units held by PAA and its affiliates were not voted in favor of such removal.

  Tax Sharing Agreement

        In May 2010, PNG entered into a tax sharing agreement with PAA, pursuant to which PNG and PAA agreed on the method of allocation among PNG and its subsidiaries, on the one hand, and PAA and its subsidiaries (other than PNG and its subsidiaries) on the other, of the responsibilities, liabilities and benefits relating to any taxes for which a combined return is filed for taxable periods including or beginning on the closing date of its IPO.

  Potential PAA Financial Support

        PAA may elect, but is not obligated, to provide financial support to PNG under certain circumstances, such as in connection with an acquisition or expansion capital project. PNG's partnership agreement contains provisions designed to facilitate PAA's ability to provide PNG with financial support while reducing concerns regarding conflicts of interest by defining certain potential financing transactions between PAA and PNG as fair to PNG's unitholders. As further defined in PNG's partnership agreement, potential PAA financial support can include, but is not limited to, (i) PNG issuance of common units to PAA, (ii) PNG borrowing of funds from PAA or (iii) guaranties or trade credit support provided by PAA to support the ongoing operations of PNG or its subsidiaries. PNG has no obligation to seek financing or support from PAA or to accept such financing or support if offered to it.

        As of September 30, 2013, outstanding parental guarantees issued by PAA to third parties on behalf of PNG Marketing, LLC ("PNG Marketing"), a wholly owned commercial optimization company of PNG that captures short-term market opportunities by leasing a portion of PNG's storage capacity and engaging in related commercial marketing activities, were approximately $15 million. No amounts were due to PAA as of September 30, 2013 under such guarantees and no payments were made to PAA under such guarantees during the three months ended September 30, 2013. PNG pays a minimum quarterly fee of $12,500 to PAA to cover PAA's administrative costs of providing such guarantees. During 2012, PNG incurred approximately $71,600 of expense under its obligation to reimburse PAA for administrative costs incurred in conjunction with providing parental guarantees on PNG's behalf.

  Intercompany Note with PAA

        In February 2011, in connection with PNG's Southern Pines Acquisition, PAA provided debt financing to PNG in the form of a $200 million three-year senior unsecured loan bearing interest at 5.25%. The note payable to PAA was amended in June 2012 to extend the maturity date from February 9, 2014 to June 1, 2015 and to reduce the interest rate from 5.25% to 4.00% to reflect market improvement in interest rates.

  Natural Gas Services Agreement and Related Transactions

        In January and July of 2011, PNG sold a total of approximately 45 acres of land located in Acadia Parish, Louisiana to Plains Gas Solutions, LLC ("PGS LLC", formerly known as CDM Max, LLC), a subsidiary of PAA, to be used for the development of a natural gas processing plant. The aggregate sales price of approximately $109,000 was based on a third party appraisal and the sale was made on an "as is, where is" basis without any representations or warranties by PNG. Effective July 1, 2011, PNG also entered into a Facilities Interconnect Agreement, Natural Gas Services Agreement, and Assignment and Bill of Sale with PGS LLC. Pursuant to these agreements, (i) PNG's Pine Prairie subsidiary and PGS LLC agreed upon the terms pursuant to which PGS LLC would be allowed to connect its natural gas processing facility to Pine Prairie's header system, including the agreement by Pine Prairie to reimburse PGS LLC for approximately $1.5 million of capital costs associated with construction of certain of such interconnect facilities, (ii) PGS LLC agreed to provide certain gas handling services to PNG's Pine Prairie facility and pay a fixed $125,000 per month access fee in exchange for the right to process any volumes delivered to its facility by Pine Prairie and retain for its own account any liquefiable hydrocarbons extracted therefrom, and (iii) PNG sold two inactive and unused pipeline segments located near PGS LLC's facility to PGS LLC in exchange for nominal consideration and without warranties of any kind. The Natural Gas Services Agreement has an initial term of 10 years and is subject to annual renewals thereafter. As a result of an incident and fire that occurred at PGS LLC's natural gas processing plant in February 2012, the plant is not currently operational. Under the terms of the Natural Gas Services Agreement, PGS LLC remains obligated to pay the fixed monthly access fee to PNG for the duration of the agreement to compensate PNG for capital investments made to facilitate terms of the agreement. Access fee revenues under the Natural Gas Services Agreement were approximately $1.5 million for the year ended December 31, 2012.

  Natural Gas Sales

        During 2012, PNG recognized approximately $0.2 million of revenues from sales of natural gas to PGS LLC.

  Firm Storage Agreements with PAA

        In January 2013, PNG's Pine Prairie subsidiary entered into two 10 Bcf firm storage agreements with PNG Marketing, and PNG Marketing agreed to "release" the capacity under such agreements to a subsidiary of PAA pursuant to applicable FERC rules and regulations. Both firm storage agreements are market based agreements in terms of lease rates and other terms, with one of the agreements having a two year term commencing March 31, 2013 and the other having a three year term starting on the same date. The PAA subsidiary will make all required payments under the firm storage agreements directly to PNG's Pine Prairie subsidiary. Excluding variable payments that will depend on the use of the firm storage capacity, the total fixed payments required to be made by the applicable PAA subsidiary to PNG's Pine Prairie subsidiary during the life of the two storage agreements is approximately $49 million. PNG Marketing will manage the storage capacity on behalf of the PAA subsidiary on a cost reimbursement basis.

 Interests of Directors and Executive Officers in the Merger

General

        In considering the recommendations of the PNG Conflicts Committee and the PNG GP Board with respect to the merger proposal, PNG common unitholders should be aware that certain of the executive officers and directors of PAA and PNG GP have interests in the transaction that differ from, or are in addition to, the interests of PNG common unitholders generally, including:

  •
  each of the officers of PAA that are officers of both PAA and PNG GP are expected to continue to serve as officers of PAA following the merger;

  •
  each outstanding phantom unit issued pursuant to the PNG LTIP held by officers or directors of PNG GP will be converted in the merger into an equivalent number of PAA phantom units, with adjustments in the number of phantom units to reflect the exchange ratio and the adjustment of performance-based vesting targets to reflect the merger, but otherwise pursuant to the same terms that were in effect prior to the merger. In addition, any such phantom units held by the three independent directors of PNG GP will become non-forfeitable upon the termination of such director's service with PNG GP and will fully vest on the next date that would otherwise be a distribution date for PNG;

  •
  certain outstanding PAA phantom units held by officers of PNG GP have vesting conditions relating to PNG performance criteria, and such performance criteria may be adjusted to reflect the merger;

  •
  the officers of PAA and PNG GP that hold Transaction Grants, have agreed to unilaterally surrender such Transaction Grants upon consummation of the merger; and

  •
  all of the directors and officers of PNG GP have the right to indemnification under the organizational documents of PNG GP, the PNG partnership agreement and the merger agreement. In addition, all of the directors of PAA and all of the officers of PNG GP have the right to indemnification under the organizational documents of PAA or PNG.

Equity Interests of PAA's and PNG GP's Directors and Executive Officers in PNG and PAA

        Certain PAA and PNG GP officers and directors own PNG common units, which will be converted into PAA common units in connection with the merger. The following table sets forth the beneficial ownership of the directors and executive officers of PAA and PNG GP in the equity of (i) PNG, (ii) PAA prior to the merger, and (iii) PAA after giving effect to the merger, each as of October 31, 2013:

	PNG Common Units		PAA Common Units Prior to the Merger(4)		PAA Common Units After the Merger(4)
Directors and Executive Officers of PAA and/or PNG
Greg L. Armstrong	162,000	(2)	1,055,940		1,128,030
Harry N. Pefanis	117,000	(1)	672,876		724,941
Al Swanson	50,844	(1)	100,804		123,429
Richard K. McGee	20,000		40,108		49,008
Mark J. Gorman	6,000		117,805		120,475
Phillip D. Kramer	12,000		330,247		335,587
John R. Rutherford	—		60,800		60,800
W. David Duckett	113,000		294,322		344,607
John P. vonBerg	15,000		122,684		129,359
Chris Herbold	1,500		12,444		13,111
Everardo Goyanes	35,000		73,400		88,975
Gary R. Petersen	10,000		27,500		31,950
John T. Raymond	624,997		1,404,408		1,682,531
Robert V. Sinnott	79,771		338,893	(5)	374,391
Vicky Sutil	—		—		—
J. Taft Symonds.	10,000		84,600		89,050
Christopher M. Temple	—		16,250		16,250
Dean Liollio	26,700	(3)	10,000		21,881
Donald C. O'Shea	—		—		—
Victor Burk	13,188	(3)	1,000		6,868
Bobby S. Shackouls	12,188	(3)	6,060		11,483
Arthur L. Smith	9,375	(3)	32,500		36,671

(1)
Does not include unvested phantom units under transaction/transition grants, none of which will vest within 60 days of the date hereof.

(2)
Does not include PNG common units and PNG subordinated units owned by PAA. Mr. Armstrong is Chairman of the Board, Chief Executive Officer and a Director of PAA GP. He disclaims any beneficial ownership of PAA's interest in PNG.

(3)
Does not include unvested phantom units granted under the PNG LTIP, none of which will vest within 60 days of the date hereof.

(4)
Does not include unvested phantom units granted under the PAA LTIP, none of which will vest within 60 days of the date hereof.

(5)
Pursuant to the limited liability company agreement of PAA GP, Mr. Sinnott has been designated as one of PAA GP's directors by KAFU Holdings, L.P., which is controlled by Kayne Anderson Investment Management, Inc., of which he is President. Mr. Sinnott disclaims any deemed beneficial ownership of the interests owned by KAFU Holdings, L.P. or its affiliates, beyond his pecuniary interest therein, if any. Mr. Sinnott has a non-controlling ownership interest in KACALP, which is the general partner of KAFU Holdings, L.P. KACALP is entitled to a percentage of the profits earned by the funds invested in KAFU Holdings, L.P. The address for KAFU Holdings, L.P. is 1800 Avenue of the Stars, 3rd Floor, Los Angeles, California 90067.

Treatment of PNG Equity Awards

        Certain executive officers of PAA and PNG and independent directors of PNG GP currently hold phantom units representing the right to receive PNG common units which were issued under the PNG LTIP ("PNG Phantom Units"). At the effective time of the merger, each PNG Phantom Unit that is outstanding immediately prior to the effective time will be converted into an award of phantom units representing the right to receive PAA common units, with the number of PAA common units subject to each converted award to be determined based on the exchange ratio set forth in the merger agreement, rounded down to the nearest whole PAA common unit. The award agreements granting the PNG Phantom Units will be assumed by PAA, and such awards, as converted pursuant to the merger agreement, will generally continue to be governed, on and after the effective time, by the terms and conditions of such agreements including with respect to the vesting of such awards, and either by the PNG LTIP, if adopted by PAA pursuant to the merger agreement, or else by the PAA LTIP. Any PNG Phantom Units with performance-based vesting conditions relating to PNG will be adjusted as of the effective time to reflect PNG's ceasing to operate as a separate public entity following the merger. Such adjustments will involve replacing the prior performance-based vesting conditions with reasonable substitute performance metrics determined in the sole discretion of either PNG GP, or PAA GP, as applicable under the award agreements. These replacement metrics are expected to relate to PAA distribution levels, PNG's achievement of specified EBITDA levels and/or PNG's achievement of certain cost reduction initiatives. In addition, in accordance with their terms, all PNG Phantom Units held by Messrs. Burk, Shackouls and Smith will become non-forfeitable upon the termination of such director's service with PNG GP and will fully vest on the next date that would otherwise be a distribution date for PNG.

        The following table sets forth (i) the number of PNG Phantom Units held by each PNG and PAA executive officer and director as of October 31, 2013 and (ii) the resulting number of phantom units in respect of PAA common units resulting from the conversion of PNG Phantom Units described above:

	PNG Phantom Units	Number of PAA Phantom Units upon Conversion(1)
Directors and Executive Officers of PAA and/or PNG
Greg L. Armstrong(2)	124,000	—
Harry N. Pefanis(2)	84,000	—
Al Swanson(2)	42,000	—
Richard K. McGee	—	—
Mark J. Gorman	—	—
Phillip D. Kramer	—	—
John R. Rutherford	—	—
W. David Duckett	—	—
John P. vonBerg	—	—
Chris Herbold	—	—
Everardo Goyanes	—	—
Gary R. Petersen	—	—
John T. Raymond	—	—
Robert V. Sinnott	—	—
Vicky Sutil	—	—
J. Taft Symonds.	—	—
Christopher M. Temple	—	—
Dean Liollio	335,000	149,075
Donald C. O'Shea	40,000	17,800
Victor Burk	15,000	6,675
Bobby S. Shackouls	15,000	6,675
Arthur L. Smith	15,000	6,675

(1)
Includes only PAA Phantom Units issued as a result of the conversion of PNG Phantom Units in connection with the merger.

(2)
The PNG Phantom Units held as a result of the Transaction Grants will be surrendered upon the effective time of the merger.

Treatment of PAA Equity Awards

        The merger will generally have no effect on phantom unit awards issued pursuant to the PAA LTIP ("PAA Phantom Units"), which will remain outstanding and subject to the terms of the award agreement by which they were issued and the PAA LTIP. However, one executive officer, Dean Liollio, and certain other employees of PNG have been granted PAA Phantom Units and related distribution equivalent rights with vesting conditions based in whole or in part upon PNG's achievement of specified distribution levels or other metrics relating to PNG. In connection with the merger, the performance-based vesting conditions with respect to such PAA Phantom Units and related distribution equivalent rights (including the 60,000 PAA Phantom Units and related distribution equivalent rights held by Mr. Liollio) that are based upon the distribution levels or financial performance of PNG will be adjusted as of the effective time to reflect PNG ceasing to operate as a separate public entity following the merger. Such adjustments will involve replacing the prior performance-based vesting conditions with reasonable substitute performance metrics determined by PAA GP in its sole discretion. These replacement metrics are expected to relate to PAA distribution levels, PNG's achievement of specified EBITDA levels and/or PNG's achievement of certain cost reduction initiatives.

Director and Officer Insurance; Indemnification

        The merger agreement requires PAA to maintain, or to cause PAA to maintain, for six years after the effective time of the merger, officers' and directors' liability insurance for the benefit of persons who are or were at any time before the effective time of the mergers covered by the existing directors' and officers' liability insurance policies applicable to PNG, PNG GP or any of their subsidiaries, as described more fully under "The Merger Agreement—Covenants—Indemnification; Directors' and Officers' Insurance."

        The merger agreement also provides for indemnification, including advancement of expenses by PAA after the merger, of directors and officers of PNG GP and PAA to the fullest extent authorized or permitted by applicable law, in addition to existing rights, as described more fully under "The Merger Agreement—Covenants—Indemnification; Directors' and Officers' Insurance." These merger agreement provisions are in addition to the indemnification and advancement of expenses provided to each of PNG GP's directors and officers under the limited liability company agreement of PNG GP and the PNG partnership agreement and under any other existing arrangements.

Executive Compensation

        PNG is a master limited partnership and does not directly employ any of the individuals responsible for managing or operating PNG's business. None of the executive officers of PNG GP or PAA GP has any agreements or understandings with PAA GP, PNG GP or any other party with respect to any type of compensation (whether present, deferred or contingent) that is based on or otherwise relates to the merger and is reportable under Item 402(t) of Regulation S-K under the Securities Act, and thus no advisory vote pursuant to Rule 14a-21(c) of the Exchange Act is required to be conducted at the PNG special meeting in connection with this proxy statement/prospectus or the merger.

COMPARISON OF THE RIGHTS OF PAA UNITHOLDERS AND PNG UNITHOLDERS

        The following describes the material differences between the rights of PAA unitholders and the current rights of PNG unitholders. It is not a complete summary of the provisions affecting, and the differences between, the rights of PAA unitholders and PNG unitholders. The rights of PAA unitholders are governed by the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act (the "Delaware LP Act") and PAA's certificate of limited partnership and PAA's partnership agreement. The rights of PNG unitholders are governed by the Delaware LP Act and PNG's certificate of limited partnership and PNG's partnership agreement. You should refer to each such document for a complete description of the rights of PAA unitholders and PNG unitholders, respectively. If the merger is consummated, PNG unitholders who surrender their PNG common units will become PAA unitholders, and their rights as PAA unitholders will be governed by the Delaware LP Act and PAA's certificate of limited partnership and PAA's partnership agreement. For PAA's certificate of limited partnership, please refer to PAA's Registration Statement on Form S-1/A filed with the SEC on November 3, 1998. For PAA's partnership agreement, as amended, please refer to PAA's Current Report on Form 8-K filed with the SEC on May 23, 2012 and PAA's Current Report on Form 8-K filed with the SEC on October 2, 2012. For PNG's certificate of limited partnership, please refer to PNG's Registration Statement on Form S-1 filed with the SEC on January 25, 2010. For PNG's partnership agreement, as amended, please see PNG's Current Report on Form 8-K filed with the SEC on August 20, 2010 and PNG's Current Report on Form 8-K filed with the SEC on February 8, 2012. This summary is qualified in its entirety by reference to the Delaware LP Act, PAA's certificate of limited partnership and PAA's partnership agreement and PNG's certificate of limited partnership and PNG's partnership agreement.

PAA	PNG
Purpose and Term of Existence

PAA's stated purpose under PAA's partnership agreement is to serve as a partner of its operating partnerships and to engage in any business activities that may be engaged in by PAA's operating partnerships or that are approved by PAA's general partner, provided that the general partner reasonably determines that such activity generates qualifying income or enhances other activities that generate qualifying income.
PNG's stated purpose under PNG's partnership agreement is to engage, directly or indirectly, in any business activity that is approved by PNG GP and that lawfully may be conducted by a limited partnership organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon PNG pursuant to the agreements relating to such business activity, and do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to its affiliates or its subsidiaries.
PAA's existence will continue until December 31, 2088, unless sooner dissolved pursuant to the terms of PAA's partnership agreement.	PNG has a perpetual existence unless and until terminated pursuant to the terms of PNG's partnership agreement.

Pursuant to the Omnibus Agreement, PNG's operating activity is limited. Please read "Certain Relationships; Interests of Certain Persons in the Merger—Relationship of PAA and PNG—Agreements Between PAA and PNG—Omnibus Agreement."

PAA	PNG
Authorized Equity Securities

PAA is authorized to issue an unlimited number of additional securities of PAA and options, rights, warrants and appreciation rights relating to securities of PAA for any purpose at any time and from time to time to such persons for such consideration and on such terms and conditions as the general partner of PAA shall determine, all without the approval of any PAA unitholder. Each additional security of PAA or option, right, warrant or appreciation right relating to such security authorized to be issued by PAA pursuant to PAA's partnership agreement may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of securities of PAA), as shall be fixed by the general partner of PAA.
PNG is authorized to issue an unlimited number of additional securities of PNG and options, rights, warrants and appreciation rights relating to securities of PNG for any purpose at any time and from time to time to such persons for such consideration and on such terms and conditions as the general partner of PNG shall determine, all without the approval of any PNG unitholder. Each additional security of PNG or option, right, warrant or appreciation right relating to such security authorized to be issued by PNG pursuant to PNG's partnership agreement may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of securities of PNG), as shall be fixed by the general partner of PNG.

PAA has issued incentive distribution rights to Plains AAP, L.P., the sole member of PAA GP LLC. Incentive distribution rights represent the right to receive an increasing percentage (13.0%, 23.0% and 48.0%) of quarterly distributions of available cash from distributable cash flow after the minimum quarterly distribution and the target distribution levels have been achieved. Plains AAP, L.P. may transfer these rights separately from its indirect ownership of PAA's general partner interest, subject to restrictions in the partnership agreement.
PNG has issued incentive distribution rights to PNG GP. Incentive distribution rights represent the right to receive an increasing percentage (13.0%, 23.0% and 48.0%) of quarterly distributions of available cash from distributable cash flow after the minimum quarterly distribution and the target distribution levels have been achieved. PNG GP may transfer these rights separately from its general partner interest, subject to restrictions in PNG's partnership agreement. Subject to conditions in PNG's partnership agreement, PNG GP has the right to elect to relinquish the right to receive incentive distribution payments and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments would be set. Upon such a reset, PNG GP would receive common units in exchange for the relinquishment of its right to incentive distribution payments.

PNG has also issued PNG Series A Subordinated Units, all of which are held by PAA. The PNG Series A Subordinated Units are deemed "subordinated" because for a period of time, referred to as the subordination period, the PNG Series A Subordinated Units will not be entitled to receive any distributions until the PNG common units have received the minimum quarterly distribution plus any arrearages from prior quarters.

PAA	PNG
PNG has also issued PNG Series B Subordinated Units, all of which are held by PAA. The PNG Series B Subordinated Units will not be entitled to receive any distributions until they are converted to either PNG Series A Subordinated Units or PNG common units, at which time they will be treated as other PNG Series A Subordinated Units or PNG common units, as applicable, are treated. PNG Series B Subordinated Units will be converted into either PNG Series A Subordinated Units or PNG common units upon the satisfaction of certain operational and financial conditions.
Distributions of Available Cash

PAA's partnership agreement requires that, within 45 days following the end of each quarter, subject to Section 17-607 of the Delaware LP Act, PAA distribute an amount equal to all of PAA's available cash with respect to such quarter to unitholders of record on the applicable record date selected by PAA's general partner in its sole discretion.
PNG's partnership agreement requires that, within 45 days following the end of each quarter, subject to Section 17-607 of the Delaware LP Act, PNG distribute an amount equal to all of PNG's available cash with respect to such quarter to unitholders of record on the applicable record date selected by PNG GP.
The term "available cash," with respect to any quarter, means the sum of all cash and cash equivalents on the date of determination of available cash with respect to such quarter:

•

less the amount of cash reserves established by PAA's general partner to:

•

provide for the proper conduct of PAA's business;

•

comply with applicable law, any of PAA's debt instruments or other agreements; or

•

provide funds for distributions to PAA's unitholders and to PAA's general partner for any one or more of the next four quarters.

The term "available cash," with respect to any quarter, means the sum of all cash and cash equivalents on the date of determination of available cash with respect to such quarter plus, if PNG's general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter resulting from borrowings, including working capital borrowings, made after the end of the quarter:

•

less the amount of cash reserves established by PNG's general partner to:

•

provide for the proper conduct of PNG's business;

•

comply with applicable law, any of PNG's debt instruments or other agreements; or

•

provide funds for distributions to PNG's unitholders and to PNG's general partner for any one or more of the next four quarters.

PAA's general partner is entitled to quarterly distributions with respect to its general partner interest.	PNG's general partner is entitled to quarterly distributions with respect to its general partner interest.

PAA	PNG
Prior to the termination of the merger agreement or the effective time of the merger, it is expected that PNG common unitholders will continue to receive quarterly distributions on their PNG common units consistent with past practice, provided that the record date for such quarterly distribution occurs prior to the effective time of the merger. If the merger agreement terminates, and current market conditions persist as it is assumed through 2016, PNG would experience meaningful degradation of its earnings and distributable cash flow through 2018 relative to forecasted levels for 2013. This may, in turn, force PNG to issue additional equity, borrow additional money or reduce its distribution levels.
Merger, Sale or Other Disposition of Assets

A merger, consolidation or conversion of PAA requires the prior consent of the general partner, which shall be given at the general partner's discretion.
In addition, PAA's partnership agreement generally prohibits PAA's general partner, without the prior approval of the holders of a majority of PAA common units, from causing PAA to, among other things, sell, exchange or otherwise dispose of all or substantially all of PAA's assets in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests of PAA's subsidiaries). PAA's general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of PAA's or its subsidiaries' assets without such approval. PAA's general partner may also sell all or substantially all of PAA's or its subsidiaries' assets under a foreclosure or other realization upon those encumbrances without such approval. Upon its approval of any merger agreement or plan of conversion, PAA's general partner must submit such merger agreement or plan of conversion to a vote of the PAA unitholders, either at a special meeting or by written consent.
A merger, consolidation or conversion of PNG requires the prior consent of the general partner. However, the general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to PNG or the limited partners, including any duty to act in good faith.
In addition, PNG's partnership agreement generally prohibits PNG's general partner, without the prior approval of the holders of a majority of PNG common units, from causing PNG to, among other things, sell, exchange or otherwise dispose of all or substantially all of PNG's assets in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests of PNG's subsidiaries). PNG's general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of PNG's or its subsidiaries' assets without such approval. PNG's general partner may also sell all or substantially all of PNG's or its subsidiaries' assets under a foreclosure or other realization upon those encumbrances without such approval. Upon its approval of any merger agreement or plan of conversion, PNG's general partner must submit such merger agreement or plan of conversion to a vote of the PNG unitholders, either at a special meeting or by written consent.

PAA	PNG
PAA's general partner may merge PAA or any of PAA's subsidiaries into, or convey some or all of PAA's assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in PAA's legal form into another limited liability entity, PAA's general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide the limited partners and the general partner with the same rights and obligations as contained in PAA's partnership agreement.

PAA unitholders are not entitled to appraisal rights under PAA's partnership agreement or Delaware or other applicable law in the event of a conversion, merger or consolidation, a sale of substantially all of PAA's assets or any other similar transaction or event.	Finally, PNG's general partner may consummate any merger without the prior approval of the PNG unitholders if PNG is the surviving entity in the transaction, PNG's general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to PNG's partnership agreement, PNG is the surviving entity in such merger, each of PNG's units will be an identical unit of PNG's partnership following the transaction, and the partnership securities to be issued do not exceed 20% of PNG's outstanding partnership securities immediately prior to the transaction.
If the conditions specified in PNG's partnership agreement are satisfied, PNG's general partner may convert PNG or any of PNG's subsidiaries into a new limited liability entity or merge PNG or any of PNG's subsidiaries into, or convey some or all of PNG's assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in PNG's legal form into another limited liability entity, PNG's general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide the limited partners and the general partner with the same rights and obligations as contained in PNG's partnership agreement.

PNG unitholders are not entitled to appraisal rights under PNG's partnership agreement or Delaware or other applicable law in the event of a conversion, merger or consolidation, a sale of substantially all of PNG's assets or any other similar transaction or event.
Management

PAA GP controls the general partner of PAA and manages PAA's operations and activities on PAA's behalf. Members of the PAA GP Board are chosen by the owners of the sole member of PAA GP and not by the PAA unitholders.
PNG GP is the general partner of PNG and manages PNG's operations and activities on PNG's behalf. PNG GP is wholly-owned by PAA. Four of the six executive officers of PNG GP are executive officers of PAA. Members of the PNG GP Board are chosen by PAA and not by the PNG unaffiliated unitholders.

PAA	PNG
Management Duties and Liability

The fiduciary duties that PAA's general partner owes to the PAA unitholders and to PAA are prescribed by law and PAA's partnership agreement. The Delaware LP Act provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by a general partner.
The fiduciary duties that PNG's general partner owes to the PNG unitholders and to PNG are prescribed by law and PNG's partnership agreement. The Delaware LP Act provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by a general partner.

PAA's partnership agreement contains various provisions modifying and restricting the fiduciary duties that PAA's general partner might otherwise owe to the PAA unitholders and to PAA. PAA has adopted these restrictions to allow PAA's general partner to take into account the interests of other parties in addition to the interests of the PAA unitholders and PAA when resolving conflicts of interest. These modifications are detrimental to the PAA unitholders because they restrict the remedies available to unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below. The following is a summary of the material restrictions of the fiduciary duties owed by PAA's general partner to the PAA unitholders and to PAA.
PNG's partnership agreement contains various provisions modifying and restricting the fiduciary duties that PNG's general partner might otherwise owe to the PNG unitholders and to PNG. PNG has adopted these restrictions to allow PNG's general partner to take into account the interests of other parties in addition to the interests of the PNG unitholders and PNG when resolving conflicts of interest. These modifications are detrimental to the PNG unitholders because they restrict the remedies available to unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below. The following is a summary of the material restrictions of the fiduciary duties owed by PNG's general partner to the PNG unitholders and to PNG.

PAA's partnership agreement contains provisions that waive or give consent to conduct by PAA's general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, when PAA's partnership agreement provides that PAA's general partner must act in "good faith" or under another express standard, PAA's general partner will not be subject to any other standard under applicable law or any other agreement. In addition, when PAA's general partner is permitted by PAA's partnership agreement to make a decision in its individual capacity or in its discretion, it shall have no duty or obligation to give any consideration to any interest of, or factors affecting, PAA, its subsidiaries or the limited partners. These standards reduce the obligations to which PAA's general partner would otherwise be held.
PNG's partnership agreement contains provisions that waive or give consent to conduct by PNG's general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, PNG's partnership agreement provides that when PNG's general partner is acting in its capacity as PNG's general partner and not in its sole discretion, it must act in good faith and will not be subject to any other standard under applicable law or any other agreement. When PNG's partnership agreement requires someone to act in good faith, it requires that the person or persons making a determination or taking or declining to take an action subjectively believe that the determination, or other action or anticipated result thereof (i) with respect to matters involving PNG, is in, or not opposed to, PNG's best interest and (ii) with respect to matters involving the

PAA	PNG
In addition to the other more specific provisions limiting the obligations of PAA's general partner, PAA's partnership agreement further provides that PAA's general partner and its officers and directors will not be liable for monetary damages to PAA, the PAA unitholders or their assignees for losses sustained or liabilities incurred as a result of any act or omission if such person or entity acted in good faith.
Conflicts of Interest and Special Approval

Under PAA's partnership agreement, whenever a potential conflict of interest exists or arises between PAA's general partner or any of its affiliates, on the one hand, and PAA, its subsidiaries or any PAA unitholder on the other hand, any resolution or course of action by PAA's general partner or its affiliates in respect of such conflict of interest will be permitted and deemed approved by all PAA unitholders, and will not constitute a breach of PAA's partnership agreement, if the resolution or course of action in respect of such conflict of interest is or, by operation of PAA's partnership agreement, is deemed to be, "fair and reasonable" to PAA.
Furthermore, any conflict of interest and any resolution of such conflict of interest will be conclusively deemed to be "fair and reasonable" to PAA under PAA's partnership agreement if such conflict of interest or resolution is: (i) approved by "Special Approval," (ii) on terms no less favorable to PAA than those generally being provided to or available from unrelated third parties, or (iii) fair to PAA, taking into account the totality of the relationships between the parties involved. In the absence of bad faith by PAA's general partner, the resolution, action or terms so made, taken or provided by PAA's general partner with respect to such matter will not constitute a breach of PAA's partnership agreement or a breach of any standard of care or duty imposed in PAA's partnership agreement, to the extent permitted by law, under the Delaware LP Act or any other law, rule or regulation.

"Special Approval" under PAA's partnership agreement means approval by a majority of the members of the PAA Conflicts Committee.	relative rights and privileges of holders of PNG equity interests, consistent with the intent of the provisions of PNG's partnership agreement. In addition, when PNG's general partner is permitted by PNG's partnership agreement to make a decision in its individual capacity, as opposed to in its capacity as the general partner of PNG, it may act without any duty (including any fiduciary duty) or obligation to PNG or PNG unitholders whatsoever. These standards reduce the obligations to which PNG's general partner would otherwise be held.
In addition to the other more specific provisions limiting the obligations of PNG's general partner, PNG's partnership agreement further provides that PNG's general partner and its officers and directors will not be liable for monetary damages to PNG, the PNG unitholders or their assignees for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that PNG's general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct or in the case of a criminal matter, acted with knowledge that such person's conduct was criminal.

Conflicts of Interest and Special Approval

Under PNG's partnership agreement, whenever a potential conflict of interest exists or arises between PNG's general partner or any of its affiliates, on the one hand, and PNG or any PNG unitholder on the other hand, any resolution or course of action by PNG's general partner or its affiliates in respect of such conflict of interest will be permitted and deemed approved by all PNG unitholders, and will not constitute a breach of PNG's partnership agreement, if the resolution or course of action in respect of such conflict of interest is: (i) approved by "Special Approval," (ii) approved by the vote of a majority of the PNG common units held by PNG unaffiliated unitholders, (iii) determined by PNG's general partner (after due inquiry) to be on terms no less favorable to PNG than those generally being provided to or available from unrelated third parties, or (iv) approved by PNG's general partner (after due inquiry), based on a subjective belief that the course of action or determination is fair and reasonable to PNG.

PAA	PNG
"Special Approval" under PNG's partnership agreement means approval by a majority of the members of the PNG Conflicts Committee (after due inquiry), based on a subjective belief that the course of action or determination is fair and reasonable to PNG.

When PNG's partnership agreement requires someone to act after due inquiry, the person or persons making such determination or taking or declining to take such action are required to subjectively believe that such person or persons had available adequate information to make such determination or to take or decline to take such action in accordance with the applicable contractual standard.

In making any decision relating to a resolution or course of action relating to a conflict of interest, it shall be presumed that the PNG Conflicts Committee, PNG GP and the PNG GP Board (as applicable) have satisfied the contractual standards set forth in the partnership agreement, and in any proceeding brought by or on behalf of any limited partner or PNG challenging such determination, the person bringing or prosecuting such proceeding will have the burden of overcoming that presumption. These standards reduce the obligations to which PNG's general partner would otherwise be held.
Indemnification

Under PAA's partnership agreement, in most circumstances, PAA will indemnify its general partner, its affiliates and their officers and directors to the fullest extent permitted by law, from and against all losses, claims or damages any of them may suffer by reason of their status as general partner, officer or director, as long as the person seeking indemnity acted in good faith and in a manner reasonably believed to be in or (in the case of an indemnitee other than the general partner) not opposed to PAA's best interest.
Under PNG's partnership agreement, in most circumstances, PNG will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages or similar events unless there has been a final, non-appealable judgment entered by a court of competent jurisdiction determining that, with respect to the matter for which such person is seeking indemnification, such person acted in bad faith or engaged in willful misconduct or, in the case of a criminal matter, acted with knowledge that such person's conduct was unlawful: PNG's

PAA	PNG
Any indemnification under these provisions will only be out of PAA's assets. Unless it otherwise agrees, PAA's general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to PAA to enable PAA to effectuate, indemnification. PAA may purchase insurance against liabilities asserted against and expenses incurred by persons for PAA's activities, regardless of whether PAA would have the power to indemnify such person against liabilities under PAA's partnership agreement.	general partner, any departing general partner, any person who is or was an affiliate of a general partner or any departing general partner, any person who is or was a member, manager, partner, director, officer, fiduciary or trustee of any of the preceding entities, any person who is or was serving as a director, officer, member, manager, partner, fiduciary or trustee of another person at the request of the general partner, any departing general partner, any affiliate of the general partner or any affiliate of any departing general partner, or any person designated by the general partner.

Any indemnification under the provisions of PNG's partnership agreement will only be out of PNG's assets. Unless it otherwise agrees, PNG's general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to PNG to enable PNG to effectuate, indemnification. PNG may purchase insurance against liabilities asserted against and expenses incurred by persons for PNG's activities, regardless of whether PNG would have the power to indemnify such person against liabilities under PNG's partnership agreement.
Withdrawal or Removal of General Partner

PAA's general partner is not elected as general partner by PAA unitholders and will not be subject to re-election on a regular basis in the future. PAA unitholders are not entitled to elect the directors of PAA's general partner or directly or indirectly participate in PAA's management or operation.
PAA's general partner may be removed as the general partner if such removal is approved by a vote of at least 66 2/3% of the outstanding units voting as a single class, including units held by PAA's general partner and its affiliates, and PAA receives an opinion of counsel regarding limited liability and tax matters. Any removal of PAA's general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units, including those held by PAA's general partner and its affiliates. Removal of PAA's general partner will also result in its removal as the general partner of any affiliated entities.
PNG's general partner is not elected as general partner by PNG unitholders and will not be subject to re-election on a regular basis in the future. PNG unitholders are not entitled to elect the directors of PNG's general partner or directly or indirectly participate in PNG's management or operation. As the indirect owner of PNG GP, PAA has the ability to elect and remove all the members of the PNG GP Board.
PNG's general partner may be removed as the general partner if such removal is approved by a vote of at least 66 2/3% of the outstanding units voting as a single class, including units held by PNG's general partner and its affiliates, and PNG receives an opinion of counsel regarding limited liability and tax matters. Any removal of PNG's general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding PNG common units, voting as a single class, and the outstanding PNG subordinated units, voting as a single class.

PAA	PNG
In addition, if PAA's general partner is removed as the general partner under circumstances where "cause" does not exist, PAA's general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.
"Cause" is defined to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding PAA's general partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as the general partner of PAA.
If PAA's general partner is removed by the limited partners under circumstances where cause exists, its successor will have the option to purchase the general partner interest and incentive distribution rights.	In addition, if PNG's general partner is removed as the general partner under circumstances where "cause" does not exist and units held by the general partner and its affiliates are not voted in favor of such removal, the subordination period will end, and all outstanding PNG Series A Subordinated Units and PNG Series B Subordinated Units will immediately convert into common units on a one-for-one bases, any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished, and PNG's general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

"Cause" is defined to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding PNG's general partner liable for actual fraud or willful misconduct in its capacity as the general partner of PNG.

If PNG's general partner is removed by the limited partners under circumstances where cause exists, its successor will have the option to purchase the general partner interest and incentive distribution rights.
Limited Liability

Since the PAA unitholders do not take part in the management or control of the business of PAA, a PAA unitholder's liability is generally limited to such unitholder's contribution to the capital of PAA and such unitholder's share of assets and undistributed profits of PAA. A PAA unitholder will receive a return of such unitholder's capital contribution to PAA to the extent that a distribution to the unitholder reduces the unitholder's share of the fair value of PAA's net assets below the value of the unitholder's unreturned capital contributions. A substituted limited partner is subject to the liabilities and obligations of the substituted limited partner's assignor.

Since the PNG unitholders do not take part in the management or control of the business of PNG, a PNG unitholder's liability is generally limited to such unitholder's contribution to the capital of PNG and such unitholder's share of assets and undistributed profits of PNG. A PNG unitholder will receive a return of such unitholder's capital contribution to PNG to the extent that a distribution to the unitholder reduces the unitholder's share of the fair value of PNG's net assets below the value of the unitholder's unreturned capital contributions. A substituted limited partner is subject to the liabilities and obligations of the substituted limited partner's assignor.

PAA	PNG
Limited Call Rights
If at any time PAA's general partner and its affiliates own 80% or more of the then-issued and outstanding limited partner interests of any class, PAA's general partner will have the right to purchase all, but not less than all, of the outstanding limited partner interests of that class that are held by non-affiliated persons as of a record date to be selected by PAA's general partner, on at least 10 but not more than 60 days' notice. The purchase price in the event of this purchase is the greater of:

•

the current market price (as defined in PAA's partnership agreement) of the limited partner interests of the class as of the date 3 days prior to the date that notice is mailed to the limited partners as provided in PAA's partnership agreement; or

•

the highest cash price paid by PAA's general partner or any of its affiliates for any limited partner interest of the class purchased within the 90 days preceding the date PAA's general partner mails notice of its election to purchase the units.

If at any time PNG's general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, PNG's general partner will have the right, which it may assign in whole or in part to any of its affiliates or to PNG, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by PNG's general partner, on at least 10 but not more than 60 days' notice. The purchase price in the event of this purchase is the greater of:

•

the highest price paid by either PNG's general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which PNG's general partner first mails notice of its election to purchase those limited partner interests; or

•

the average of the daily closing prices of PNG securities of such class over the 20 trading days preceding the date three days before the date the notice is mailed.

As a result of PNG's general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The federal income tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of common units in the market.

Preemptive Rights

PAA's general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase PAA equity securities whenever, and on the same terms that, PAA issues such securities to persons other than PAA's general partner and its affiliates, to the extent necessary to maintain its percentage interests in PAA that existed immediately prior to the issuance. The holders of PAA common units have no preemptive or preferential rights to acquire additional PAA equity securities.
PNG's general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase PNG equity securities whenever, and on the same terms that, PNG issues such securities to persons other than PNG's general partner and its affiliates, to the extent necessary to maintain its percentage interests in PNG that existed immediately prior to the issuance. The holders of PNG common units have no preemptive or preferential rights to acquire additional PNG equity securities.

PAA	PNG
Amendment of Organizational Documents
Amendments to PAA's partnership agreement may be proposed only by or with the consent of PAA's general partner, which consent may be given or withheld in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed below under "No Unitholder Approval," PAA's general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the unitholders to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a majority of the outstanding PAA common units and PAA subordinated units (which is referred to, with respect to PAA, as a "unit majority").

Prohibited Amendments

No amendment may be made that would:

•

enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by PAA to PAA's general partner or any of its affiliates without the consent of PAA's general partner, which consent may be given or withheld at its option;

•

change certain provisions relating to dissolution; or

•

change the term of PAA or, except as set forth in PAA's partnership agreement, give any person the right to dissolve PAA.

The provision of PAA's partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding PAA units voting together as a single class (including units owned by PAA's general partner and its affiliates).

Amendments to PNG's partnership agreement may be proposed only by or with the consent of PNG's general partner. However, to the fullest extent permitted by law, PNG's general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to PNG or the PNG unitholders. In order to adopt a proposed amendment, other than the amendments discussed below under "No Unitholder Approval," PNG's general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the unitholders to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a majority of the outstanding PNG common units and PNG subordinated units (which is referred to, with respect to PNG, as a "unit majority") (excluding common units owned by PNG GP and its affiliates and related parties in the case of any amendment, during the subordination period, that materially changes the terms of the partnership agreement relating to the PNG subordinated units).

Prohibited Amendments

No amendment may be made that would:

•

enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by PNG to PNG's general partner or any of its affiliates without the consent of PNG's general partner, which consent may be given or withheld at its option.

The provision of PNG's partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding PNG units voting together as a single class (including units owned by PNG's general partner and its affiliates).

PAA	PNG
No Unitholder Approval	No Unitholder Approval
PAA's general partner generally may make amendments to PAA's partnership agreement without the approval of any limited partner or assignee to reflect:

•

a change in the name of PAA, the location of PAA's principal place of business, PAA's registered agent or its registered office;

•

the admission, substitution, withdrawal or removal of partners in accordance with PAA's partnership agreement;

•

a change that PAA's general partner determines in its sole discretion to be necessary or advisable to qualify or to continue PAA's qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that PAA and its subsidiaries will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

•

an amendment that is necessary, in the opinion of PAA's counsel, to prevent PAA or PAA's general partner or its directors, officers, agents or trustees, from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

PNG's general partner generally may make amendments to PNG's partnership agreement without the approval of any limited partner or assignee to reflect:

•

a change in the name of PNG, the location of PNG's principal place of business, PNG's registered agent or its registered office;

•

the admission, substitution, withdrawal or removal of partners in accordance with PNG's partnership agreement;

•

a change that PNG's general partner determines to be necessary or advisable to qualify or to continue PNG's qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that PNG and its subsidiaries will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

•

an amendment that is necessary, in the opinion of PNG's counsel, to prevent PNG or PNG's general partner or its directors, officers, agents or trustees, from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

•

an amendment that PAA's general partner determines to be necessary or appropriate for the authorization or issuance of additional partnership securities;

•

any amendment expressly permitted in PAA's partnership agreement to be made by PAA's general partner acting alone;

•

an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of PAA's partnership agreement;

•

an amendment that PNG's general partner determines to be necessary or appropriate for the authorization of additional partnership securities or rights to acquire partnership securities, including any amendment that PNG's general partner determines is necessary or appropriate in connection with the adjustments of the minimum quarterly distribution, first target distribution and second target distribution in connection with the reset of PNG's general partner's incentive distribution rights as described under "Comparison of the

PAA	PNG

•

any amendment that PAA's general partner determines to be necessary or appropriate to reflect and account for the formation by PAA of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by PAA's partnership agreement;

•

a change in PAA's fiscal year or taxable year and related changes;

Rights of PAA Unitholders and PNG Unitholders—Authorized Equity Securities" above, or any modification of the incentive distribution rights made in connection with the issuance of additional partnership securities or rights to acquire partnership securities, provided that, any such modifications and related issuance of partnership securities have received approval by a majority of the members of the conflicts committee of PNG's general partner;

•

certain mergers, conversions or conveyances set forth in PAA's partnership agreement; and

•

any other amendments substantially similar to any of the matters described above.
In addition, PAA's general partner may make amendments to PAA's partnership agreement without the approval of any limited partner or assignee if PAA's general partner determines, in its discretion, that those amendments:

•

do not adversely affect PAA's limited partners (or any particular class of limited partners) in any material respect;

•

are necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or advisable to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any national securities exchange on which the limited partner interests are or will be listed or admitted for trading;

•

are necessary or advisable for any action taken by PAA's general partner relating to splits or combinations of units under the provisions of PAA's partnership agreement; or

•

are required to effect the intent expressed in PAA's registration statement on Form S-1 filed with the SEC on September 23, 1998, as amended or supplemented or of the provisions of PAA's partnership agreement or are otherwise contemplated by PAA's partnership agreement.

•

any amendment expressly permitted in PNG's partnership agreement to be made by PNG's general partner acting alone;

•

an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of PNG's partnership agreement;

•

any amendment that PNG's general partner determines to be necessary or appropriate to reflect and account for the formation by PNG of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by PNG's partnership agreement;

•

a change in PNG's fiscal year or taxable year and related changes;

•

certain mergers, conversions or conveyances set forth in PNG's partnership agreement; and

•

any other amendments substantially similar to any of the matters described above.
In addition, PNG's general partner may make amendments to PNG's partnership agreement without the approval of any limited partner or assignee if PNG's general partner determines that those amendments:

•

do not adversely affect PNG's limited partners (or any particular class of limited partners) in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

PAA	PNG

•

are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any national securities exchange on which the limited partner interests are or will be listed or admitted for trading;

• are necessary or advisable for any action taken by PNG's general partner relating to splits or combinations of units under the provisions of PNG's partnership agreement; or

•

are required to effect the intent expressed in PNG's registration statement on Form S-1 filed with the SEC on January 25, 2010, as amended or supplemented or of the provisions of PNG's partnership agreement or are otherwise contemplated by PNG's partnership agreement.

Dissolution and Liquidation
PAA will continue as a limited partnership until terminated under PAA's partnership agreement. PAA will dissolve upon:	PNG will continue as a limited partnership until terminated under PNG's partnership agreement. PNG will dissolve upon:

•

the expiration of the term;

•

an event of withdrawal of PAA's general partner, as described in the partnership agreement, unless a successor is elected and an opinion of counsel is received related to certain tax and limited liability matters;

•

the election of PAA's general partner to dissolve PAA, if approved by a unit majority;

•

the entry of a decree of judicial dissolution of PAA; or

•

the sale of all or substantially all of the assets and properties of PAA and its affiliates.

Upon a dissolution under the second clause above, the holders of a majority of PNG common units may also elect, within specific time limitations, to continue PAA's business on the same terms and conditions described in PAA's partnership agreement by appointing as a successor general partner an entity approved by the holders of a unit majority of PAA common units, subject to PAA's receipt of an opinion of counsel relating to certain tax and limited liability matters.

•

the election of PNG's general partner to dissolve PNG, if approved by a unit majority;

•

there being no limited partners, unless PNG is continued without dissolution in accordance with applicable Delaware law;

•

the entry of a decree of judicial dissolution of PNG; or

•

the withdrawal or removal of PNG's general partner or any other event that results in its ceasing to be general partner other than by reason of a transfer of its general partner interest in accordance with PNG's partnership agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a majority of PNG common units may also elect, within specific time limitations, to continue PNG's business on the same terms and conditions described in PNG's partnership agreement by appointing as a successor general partner an entity approved by the holders of a unit majority of PNG common units, subject to PNG's receipt of an opinion of counsel relating to certain tax and limited liability matters.

PAA	PNG
If PAA dissolves in accordance with PAA's partnership agreement, PAA will sell or otherwise dispose of PAA's assets in liquidation. PAA will first apply the proceeds of liquidation to the payment of PAA's creditors. PAA will distribute any remaining proceeds to PAA's unitholders and PAA's general partner in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of PAA's assets in liquidation.	If PNG dissolves in accordance with PNG's partnership agreement, PNG will sell or otherwise dispose of PNG's assets in liquidation. PNG will first apply the proceeds of liquidation to the payment of PNG's creditors. PNG will distribute any remaining proceeds to PNG's unitholders and PNG's general partner in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of PNG's assets in liquidation.
Meetings; Voting; Voting Rights
PAA unitholders are entitled to vote on the following matters:	PNG unitholders are entitled to vote on the following matters:
• certain amendments to PAA's partnership agreement;	• certain amendments to PNG's partnership agreement;
• the merger of PAA or the sale of substantially all of PAA's assets;	• the merger of PNG or the sale of substantially all of PNG's assets;
• the dissolution of PAA; and	• the dissolution of PNG; and
• the withdrawal or removal of the general partner of PAA.	• the withdrawal or removal of the general partner of PNG.

Except as described below in "Comparison of the Rights of PAA Unitholders and PNG Unitholders—Anti-Takeover Provisions," regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of PAA unitholders and to act upon matters for which approvals may be solicited.
PAA's general partner does not hold annual meetings. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the PAA unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of PAA unitholders necessary to authorize or take that action at a meeting. Meetings of the PAA unitholders may be called by PAA's general partner or by PAA unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may
Except as described below in "Comparison of the Rights of PAA Unitholders and PNG Unitholders—Anti-Takeover Provisions," regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of PNG unitholders and to act upon matters for which approvals may be solicited. Units that are owned by Ineligible Holders (as defined in PNG's partnership agreement) will be voted by PNG's general partner and PNG's general partner will distribute the votes on those units in the same ratios as the votes of limited partners on other units are cast.
PNG's general partner does not hold annual meetings. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the PNG unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of PNG unitholders necessary to

PAA	PNG
vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.	authorize or take that action at a meeting. Meetings of the PNG unitholders may be called by PNG's general partner or by PNG unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.
Liquidity, Marketability and Transfers of Shares of Stock/Units

PAA common units are generally freely transferable. The PAA common units that are currently outstanding are listed and traded on the NYSE, and the PAA common units to be issued pursuant to the merger will have been approved for listing on the NYSE upon official notice of issuance.
PNG common units are generally freely transferable. The PNG common units that are currently outstanding are listed and traded on the NYSE. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in PNG for the transferred PNG common units.

Until a PNG common unit has been transferred on PNG's books, PNG and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.
Anti-Takeover Provisions

PAA's partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove PAA's general partner or otherwise change the management of PAA's general partner.
PNG's partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove PNG's general partner or otherwise change the management of PNG's general partner.

If any person or group other than PAA's general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from PAA's general partner or its affiliates and any transferees of that person or group approved by PAA's general partner or to any person or group who acquires the units with the prior approval of the PAA's general partner's board of directors.
If any person or group other than PNG's general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from PNG's general partner or its affiliates and any transferees of that person or group approved by PNG's general partner or to any person or group who acquires the units with the prior approval of the PNG's general partner's board of directors.

PAA	PNG
Section 203 of the Delaware General Corporation Law does not apply to PAA.	Section 203 of the Delaware General Corporation Law does not apply to PNG.
Tax Information

PAA is not a taxable entity for federal income tax purposes. Instead, owners of PAA common units are required to take into account their share of PAA's income, gains, losses, and deductions for each taxable year in which they are a unitholder, regardless of whether they receive any cash distributions from PAA. A PAA unitholder may be required to recapture some deductions as ordinary income rather than capital gainupon the sale of all or a portion of its PAA common units. PAA will provide an annual statement on IRS Form K-1 listing all amounts required to be taken into account by PAA unitholders for each taxable year, or part of a taxable year, in which they are a unitholder.
PNG is not a taxable entity for federal income tax purposes. Instead, owners of PNG common units are required to take into account their share of PNG's income, gains, losses, and deductions for each taxable year in which they are a unitholder, regardless of whether they receive any cash distributions from PNG. A PNG unitholder may be required to recapture some deductions as ordinary income rather than capital gain upon the sale of all or a portion of its PNG common units. PNG will provide an annual statement on IRS Form K-1 listing all amounts required to be taken into account by PNG unitholders for each taxable year, or part of a taxable year, in which they are a unitholder.

A PAA unitholder's share of PAA's loss will be subject to the "passive activity" rules. Under the passive activity rules, passive losses allocated to a partner in a publicly traded partnership, such as PAA, may only be used to offset passive income allocated to that partner from the same partnership. Thus, unitholders may be barred from using passive losses to offset their other sources of income in some taxable years. However, passive losses that were suspended in a prior taxable year may be taken into account in the taxable year in which the unitholder disposes of its entire interest in PAA in a fully taxable transaction with an unrelated party.
A PNG unitholder's share of PNG's loss will be subject to the "passive activity" rules. Under the passive activity rules, passive losses allocated to a partner in a publicly traded partnership, such as PNG, may only be used to offset passive income allocated to that partner from the same partnership. Thus, unitholders may be barred from using passive losses to offset their other sources of income in some taxable years. However, passive losses that were suspended in a prior year may be taken into account in the taxable year in which the unitholder disposes of its entire interest in PNG in a fully taxable transaction with an unrelated party.

DESCRIPTION OF PAA COMMON UNITS

        Generally, PAA common units represent limited partner interests that entitle the holders to participate in PAA's cash distributions and to exercise the rights and privileges available to limited partners under PAA's partnership agreement.

        PAA's outstanding common units are listed on the NYSE under the symbol "PAA." Any additional common units PAA issues will also be listed on the NYSE.

        The transfer agent and registrar for PAA's common units is American Stock Transfer & Trust Company.

Meetings/Voting

        Each holder of common units is entitled to one vote for each common unit on all matters submitted to a vote of the unitholders.

Status as Limited Partner or Assignee

        Except as described below under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional capital contributions to PAA.

        Each purchaser of common units must execute a transfer application whereby the purchaser requests admission as a substituted limited partner and makes representations and agrees to provisions stated in the transfer application. If this action is not taken, a purchaser will not be registered as a record holder of common units on the books of PAA's transfer agent or issued a common unit certificate. Purchasers may hold common units in nominee accounts.

        An assignee, pending its admission as a substituted limited partner, is entitled to an interest in PAA equivalent to that of a limited partner with respect to the right to share in allocations and distributions, including liquidating distributions. PAA's general partner will vote and exercise other powers attributable to common units owned by an assignee who has not become a substituted limited partner at the written direction of the assignee. A nominee or broker who has executed a transfer application with respect to common units held in street name or nominee accounts will receive distributions and reports pertaining to its common units.

Limited Liability

        Assuming that a limited partner does not participate in the control of PAA's business within the meaning of the Delaware LP Act and that he otherwise acts in conformity with the provisions of PAA's partnership agreement, his liability under the Delaware LP Act will be limited, subject to some possible exceptions, generally to the amount of capital he is obligated to contribute to PAA in respect of his units plus his share of any undistributed profits and assets.

        Under the Delaware LP Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, exceed the fair value of the assets of the limited partnership. For the purposes of determining the fair value of the assets of a limited partnership, the Delaware LP Act provides that the fair value of the property subject to liability of which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware LP Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware LP Act is liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

 Reports and Records

        As soon as practicable, but in no event later than 120 days after the close of each fiscal year, PAA's general partner will furnish or make available to each unitholder of record (as of a record date selected by PAA's general partner) an annual report containing PAA's audited financial statements for the past fiscal year. These financial statements will be prepared in accordance with generally accepted accounting principles. In addition, no later than 45 days after the close of each quarter (except the fourth quarter), PAA's general partner will furnish or make available to each unitholder of record (as of a record date selected by PAA's general partner) a report containing PAA's unaudited financial statements and any other information required by law.

        PAA's general partner will use all reasonable efforts to furnish each unitholder of record information reasonably required for tax reporting purposes within 90 days after the close of each fiscal year. PAA's general partner's ability to furnish this summary tax information will depend on the cooperation of unitholders in supplying information to PAA's general partner. Each unitholder will receive information to assist him in determining his U.S. federal and state tax liability and filing his U.S. federal and state income tax returns.

        A limited partner can, for a purpose reasonably related to the limited partner's interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

  •
  a current list of the name and last known address of each partner;

  •
  a copy of PAA's tax returns;

  •
  information as to the amount of cash and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

  •
  copies of PAA's partnership agreement, PAA's certificate of limited partnership, amendments to either of them and powers of attorney pursuant to which they have been executed;

  •
  information regarding the status of PAA's business and financial condition; and

  •
  any other information regarding PAA's affairs as is just and reasonable.

        PAA's general partner may, and intends to, keep confidential from the limited partners trade secrets and other information the disclosure of which PAA's general partner believes in good faith is not in PAA's best interest, could damage PAA or its subsidiaries or which PAA is required by law or by agreements with third parties to keep confidential.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following is a discussion of the material U.S. federal income tax consequences of the merger that may be relevant to PNG common unitholders and PAA common unitholders. Unless otherwise noted, the description of the law and the legal conclusions set forth in the discussion relating to the consequences of the merger are the opinion of Vinson & Elkins L.L.P., counsel to PAA. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

        This discussion does not purport to be a complete discussion of all U.S. federal income tax consequences of the merger. Moreover, the discussion focuses on PNG common unitholders and PAA common unitholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes) and has only limited application to corporations, estates, trusts, nonresident aliens, other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts, or IRAs, real estate investment trusts, or REITs, or mutual funds, traders in securities that elect to mark-to-market, or persons who hold PNG common units or PAA common units as part of a hedge, straddle or conversion transaction. Also, the discussion assumes that the PNG common units and PAA common units are held as capital assets at the time of the merger (generally, property held for investment).

        Neither PAA nor PNG has sought a ruling from the IRS with respect to any of the tax consequences discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below. Some tax aspects of the merger are not certain, and no assurance can be given that the above-described opinion and/or the statements contained herein with respect to tax matters would be sustained by a court if contested by the IRS. Furthermore, the tax treatment of the merger may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        Accordingly, PNG and PAA strongly urge each PNG common unitholder and PAA common unitholder to consult with, and depend upon, its own tax advisor in analyzing the U.S. federal, state, local and foreign tax consequences particular to the unitholder of the merger.

Tax Consequences of the Merger to PNG and Its Unitholders

        The following is a summary of the material U.S. federal income tax consequences of the merger to holders of PNG common units who, for U.S. federal income tax purposes, are individual citizens or residents of the United States (for U.S. federal income tax purposes) that acquired their PNG common units for cash and hold their PNG common units as capital assets (generally, property held for investment) and are treated as partners of PNG immediately prior to the merger. The discussion below is based upon the opinion of Vinson & Elkins that PAA and PNG will be classified as partnerships for U.S. federal income tax purposes at the time of the merger.

        It is a condition to the closing of the merger that Vinson & Elkins L.L.P. shall have provided PAA with an opinion on which it may rely (a) to the effect that (i) no gain or loss should be recognized by the holders of PNG common units as a result of the Merger, other than gain resulting from either (A) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code (as fully described below in the section entitled "Possible Taxable Gain to PNG Common Unitholders from Reallocation of Nonrecourse Liabilities"), or (B) any cash paid in lieu of fractional PAA common units, and (ii) no gain or loss should be recognized by the holders of PAA Common Units as a result of the Merger, other than gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code, and (b) that provides specifically that the PNG Conflicts Committee may rely on such opinion.

        With respect to cash received in lieu of any fractional PAA common units, a PNG common unitholder will recognize gain to the extent such cash exceeds such holder's basis in PNG common units at the time of the merger.

Classification of PAA for U.S. Federal Income Tax Purposes

        If, contrary to the opinion of counsel, PAA were treated as a corporation for U.S. federal income tax purposes at the time of the merger, the merger would be a fully taxable transaction to a PNG common unitholder. The discussion below assumes that PAA will be classified as a partnership for U.S. federal income tax purposes at the time of the merger. Please read the discussion of the opinion of Vinson & Elkins that PAA is classified as a partnership for U.S. federal income tax purposes under "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Taxation of the Partnership—Partnership Status" below.

Possible Taxable Gain to PNG Common Unitholders from Reallocation of Nonrecourse Liabilities

        As a partner in PNG, a PNG common unitholder is entitled to include the nonrecourse liabilities of PNG attributable to its PNG common units in the tax basis of its PNG common units. As a partner in PAA after the merger, a PNG common unitholder will be entitled to include the nonrecourse liabilities of PAA attributable to the PAA common units received in the merger in the tax basis of such units received. For this purpose, all liabilities of PNG and PAA are considered nonrecourse liabilities. The nonrecourse liabilities of PAA will include the nonrecourse liabilities of PNG after the merger. The amount of nonrecourse liabilities attributable to a PNG common unit or a PAA common unit is determined under complex regulations under Section 752 of the Internal Revenue Code. If the nonrecourse liabilities attributable to the PAA common units received by a PNG common unitholder in the merger exceed the nonrecourse liabilities attributable to the PNG common units surrendered by the PNG common unitholder in the merger, the PNG unitholder's tax basis in the PAA common units received will be correspondingly higher than the PNG common unitholder's tax basis in the PNG common units surrendered. If the nonrecourse liabilities attributable to the PAA common units received by a PNG common unitholder in the merger are less than the nonrecourse liabilities attributable to the PNG common units surrendered by the PNG common unitholder in the merger, the PNG unitholder's tax basis in the PAA common units received will be correspondingly lower than the unitholder's tax basis in the PNG common units surrendered. Please read "Material U.S. Federal Income Tax Consequences of the Merger—Tax Basis and Holding Period of the PAA Common Units Received" below. If any resulting reduction in a PNG common unitholder's share of nonrecourse liabilities exceeds such PNG common unitholder's tax basis in the PNG common units surrendered (reduced by any cash received in lieu of fractional PAA common units), such PNG common unitholder will recognize taxable gain in an amount equal to such excess. PAA and PNG do not expect any PNG common unitholders to recognize gain in this manner. However, the application of the rules governing the allocation of nonrecourse liabilities in the context of the merger is complex and subject to uncertainty, and there can be no assurance that there will not be a net decrease in the amount of nonrecourse liabilities allocable to a PNG common unitholder as a result of the merger.

Tax Basis and Holding Period of the PAA Common Units Received

        A PNG common unitholder's initial tax basis in its PNG common units consisted of the amount the PNG common unitholder paid for the PNG common units plus the PNG common unitholder's share of PNG's nonrecourse liabilities. That basis has been and will be increased by the PNG common unitholder's share of income and by any increases in the PNG common unitholder's share of nonrecourse liabilities. That basis has been and will be decreased, but not below zero, by distributions, by the PNG common unitholder's share of losses, by any decreases in the PNG common unitholder's share of nonrecourse liabilities and by the PNG common unitholder's share of expenditures that are not deductible in computing taxable income and are not required to be capitalized.

        A PNG common unitholder's initial aggregate tax basis in PAA common units the PNG common unitholder will receive in the merger will be equal to the PNG common unitholder's adjusted tax basis in the PNG common units exchanged therefor, decreased by (i) any basis attributable to the PNG common unitholder's share of PNG's nonrecourse liabilities and (ii) any cash received in lieu of fractional PAA common units in the merger, and increased by the PNG common unitholder's share of PAA's nonrecourse liabilities immediately after the merger.

        As a result of the merger, PNG will be treated as if it contributed its assets to PAA in exchange for PAA common units (and cash in lieu of fractional PAA common units), followed by a liquidation of PNG in which PAA common units (and cash in lieu of fractional PAA common units) are distributed to PNG common unitholders. Accordingly, a PNG common unitholder's holding period in the PAA common units received in the merger will not be determined by reference to its holding period in the PNG common units exchanged therefor. Instead, a PNG common unitholder's holding period in the PAA common units received in the merger that are attributable to PNG's capital assets or assets used in its business as defined in Section 1231 of the Internal Revenue Code will include PNG's holding period in those assets. The holding period for PAA common units received by a PNG common unitholder attributable to other assets of PNG, such as inventory and receivables will begin on the day following the merger. The rules governing the determination of holding period and tax basis with respect to PAA common units if the unitholder owns both PNG common units and PAA common units at the time of the merger are complex, and any unitholder owning both PNG common units and PAA common units at the time of the merger is urged to consult its own tax advisor.

Effect of Termination of PNG's Tax Year at Closing of Merger

        PNG uses the year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. As a result of the merger, PNG's taxable year will end as of the date of the merger and PNG will be required to file a final U.S. federal income tax return for the taxable year ending upon the date the merger is effected. Each PNG common unitholder will be required to include in income its share of income, gain, loss and deduction for this period. In addition, a PNG common unitholder who has a taxable year ending on a date other than December 31 and after the date the merger is effected must include its share of income, gain, loss and deduction in income for its taxable year, with the result that the PNG common unitholder will be required to include in income for its taxable year its share of more than one year of income, gain, loss and deduction from PNG.

        If the merger closes before December 31, 2013, each PNG common unitholder will receive one Schedule K-1 from PNG which will describe each unitholder's share of PNG's income, gain, loss and deduction for the portion of the tax year prior to the effective time of the merger, and each unitholder will receive a Schedule K-1 from PAA which will describe the unitholder's share of PAA's income, gain, loss and deduction for the portion of the tax year that the unitholder held PAA common units following the effective time of the merger. If the merger is completed on December 31, 2013, each PNG common unitholder will receive only one Schedule K-1 for for the tax year ended December 31, 2013 relating solely to the unitholder's interest in PNG.

Unitholder Status

        Following the merger, a PNG common unitholder who receives PAA common units will be treated as a partner in PAA. For a discussion of the material U.S. federal income tax consequences of owning and disposing of PAA common units received in the merger, please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units."

 Effect of the Merger on the Ratio of Taxable Income Allocable to Cash Distributions

        PAA and PNG estimate that if the merger is completed, for the period from the closing date of the merger through December 31, 2016, which is referred to as the "Projection Period," the taxable income allocated to each former PNG common unitholder, on a cumulative basis, for the Projection Period will be less than 20% of the cash distributed to such unitholder during the Projection Period.

        The effect of the merger on the ratio of taxable income to cash distributions for former PNG common unitholders will depend upon the unitholder's particular situation, including when the unitholder purchased its PNG units (and the basis adjustment to such unitholder's share of PNG units under Section 743(b) of the Internal Revenue Code) and the ability of the unitholder to utilize any suspended passive losses. The estimate of the ratio of taxable income to cash distributions for the Projection Period is subject to, among other things, numerous business, economic, regulatory, competitive and political uncertainties over which PAA has no control. Accordingly, neither PAA nor PNG can assure PAA unitholders or PNG common unitholders that the estimate will prove to be correct and Vinson & Elkins is unable to opine with respect to the accuracy of this estimate. The actual ratio of taxable income to cash distributions could be higher and could materially affect the value of a unitholder's units.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNERSHIP OF
PAA COMMON UNITS

        This section summarizes the material U.S. federal income tax consequences that may be relevant to PNG common unitholders that receive PAA common units in the merger and is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury regulations thereunder (the "Treasury Regulations"), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective common unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to "we" or "us" are references to PAA.

        Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. insofar as they related to matters of U.S. federal income tax law and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that affect us or our common unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Furthermore, this section focuses on common unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, and who hold common units as capital assets (generally, property that is held for investment). This section has limited applicability to corporations, partnerships, entities treated as partnerships for federal income tax purposes, estates, trusts, non-resident aliens or other common unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts ("IRAs"), employee benefit plans, real estate investment trusts or mutual funds. Accordingly, we encourage each common unitholder to consult such unitholder's own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences that are particular to that unitholder resulting from ownership or disposition of its units and potential changes in applicable tax laws.

        No ruling has been or will be requested from the IRS regarding any matter affecting us. Instead, we are relying on opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described below. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the Internal Revenue Service ("IRS") or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which such units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our common unitholders because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

        For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues: (i) the treatment of a common unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Tax Consequences of Unit Ownership—Treatment of Securities Loans"); (ii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Disposition of Units—Allocations Between Transferors and Transferees"); (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Tax Consequences of Unit Ownership—Section 754 Election" and "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Uniformity of Units"); and (iv) whether a PNG common unitholder will be able to utilize suspended passive losses related to its PNG common units to offset income from PAA

(please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Tax Consequences of Unit Ownership—Limitations on Deductability of Losses").

Taxation of the Partnership

Partnership Status

        We expect to be treated as a partnership for U.S. federal income tax purposes and, therefore, generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our common unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the common unitholder had earned such income directly, even if we make no cash distributions to the common unitholder.

        Section 7704 of the Code generally provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership's gross income for every taxable year it is publicly traded consists of "qualifying income," the partnership may continue to be treated as a partnership for federal income tax purposes (the "Qualifying Income Exception"). Qualifying income includes (i) income and gains derived from the refining, transportation, storage, processing and marketing of crude oil, natural gas and products thereof (including NGLs), (ii) interest (other than from a financial business), (iii) dividends, (iv) gains from the sale of real property and (v) gains from the sale or other disposition of capital assets held for the production of qualifying income.

        We estimate that approximately 1% of our current gross income is not qualifying income; however, this estimate could change from time to time.

        Based upon the factual representations made by PNG and us, Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes. The representations made by us upon which Vinson & Elkins L.L.P. has relied in rendering its opinion include, without limitation:

          (a)   Neither PAA nor PNG have elected to be treated as a corporation for federal income tax purposes; and

          (b)   For each taxable year, more than 90% of PNG and PAA's gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is "qualifying income" within the meaning of Section 7704(d) of the Code.

          (c)   Each hedging transaction that PAA and PNG treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, natural gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.

We believe that these representations are true and will be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our common unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then as distributing that stock to our common unitholders in liquidation. This deemed contribution and liquidation should not result in the recognition of taxable income by our common unitholders or us so long as our liabilities do not exceed the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

        The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative or legislative action or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships. One such legislative proposal would have eliminated the Qualifying Income Exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes. We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units.

        If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our common unitholders. As of the time of such conversion, unitholders would become stockholders of a publicly traded corporation. In addition, any distribution made to a common stock holder would be treated as (i) taxable dividend income to the extent of our current and accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the common stockholder's tax basis, and thereafter (iii) taxable capital gain. Accordingly, taxation of us as a corporation would result in a material reduction in a stockholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

        The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

        Common unitholders who are admitted as limited partners of the partnership as well as common unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of units, will be treated as partners of the partnership for federal income tax purposes. For a discussion related to the risks of losing partner status as a result of securities loans, please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Tax Consequences of Unit Ownership—Treatment of Securities Loans." Unitholders who are not treated as partners of the partnership as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under their particular circumstances.

Flow-Through of Taxable Income

        Subject to the discussion below under "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Tax Consequences of Unit Ownership—Entity-Level Collections of Unitholder Taxes" with respect to payments we may be required to make on behalf of our common unitholders, we will not pay any federal income tax. Rather, each common unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a common unitholder even if that unitholder has not received a cash distribution.

Basis of Units

        Please read "Material U.S. Federal Income Tax Consequences of the Merger—Tax Basis and Holding Period of the PAA Common Units Received" for a discussion of how to determine the initial tax basis of the PAA common units received in the merger. That basis generally will be (i) increased by the unitholder's share of our income and any increases in such unitholder's share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder's share of our losses, and any decreases in the unitholder's share of our liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.

Treatment of Distributions

        Distributions by us to a common unitholder generally will not be taxable to the common unitholder, unless such distributions exceed the unitholder's tax basis in its common units, in which case the unitholder generally will recognize gain taxable in the manner described below under "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Disposition of Units."

        Any reduction in a unitholder's share of our "liabilities" will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder's percentage interest in us because of our issuance of additional units may decrease the unitholder's share of our liabilities. For purposes of the foregoing, a unitholder's share of our nonrecourse liabilities (liabilities for which no partner bears the economic risk of loss) generally will be based upon that unitholder's share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess liabilities allocated based on the unitholder's share of our profits. Please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Disposition of Units."

        A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of our liabilities described above) may cause a unitholder to recognize ordinary income, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation and depletion recapture and substantially appreciated "inventory items," both as defined in Section 751 of the Code ("Section 751 Assets"). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange generally will result in the unitholder's recognition of ordinary income in an amount equal to the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder's tax basis (generally zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses

        A common unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder's tax basis in its units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be "at risk" with respect to our activities. In general, a unitholder will be at risk to the extent of its tax basis in its units, reduced by (i) any portion of that basis attributable to the unitholder's share of our liabilities, (ii) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement and (iii) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder's share of nonrecourse liabilities) cause the unitholder's at risk amount to be less than zero at the end of any taxable year.

        Losses disallowed to a common unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder's tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation.

Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder's salary or active business income.

        In addition to the basis and at risk limitations, a passive activity loss limitation generally limits the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from "passive activities" (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. Passive losses that exceed a unitholder's share of passive income we generate may be deducted in full when the unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive loss rules generally are applied after other applicable limitations on deductions, including the at risk and basis limitations.

        PAA intends to take the position that it should be deemed a continuation of PNG for purposes of the passive loss rules, such that any suspended PNG losses would be available to offset PAA taxable income allocated to the former PNG common unitholders and PAA common unitholders that have PNG suspended losses. However, there is no guidance as to whether suspended passive activity losses with respect to PNG will be available to offset passive activity income that is allocated from PAA after the merger to former PNG common unitholders and PAA unitholders that have PNG suspended losses, and the IRS may contend that since PAA is not the same partnership as PNG, the passive loss limitation rules would not allow a former PNG common unitholder or a PAA common unitholder that has PNG suspended losses to utilize such losses until such time as all of the unitholder's PAA common units are sold. Because of the lack of guidance with respect to this issue, Vinson & Elkins is unable to opine as to whether suspended passive activity losses arising from PNG activities will be available to offset PAA taxable income allocated to a former PNG common unitholder or a PAA common unitholder that has PNG suspended losses following the merger. If a unitholder has suspended losses with respect to PNG, it is urged to consult its own tax advisor.

Limitations on Interest Deductions

        The deductibility of a non-corporate taxpayer's "investment interest expense" generally is limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

  •
  interest on indebtedness allocable to property held for investment;

  •
  interest expense allocated against portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocated against portfolio income.

        The computation of a common unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses other than interest directly connected with the production of investment income. Net investment income generally does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A common unitholder's share of a publicly traded partnership's portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes

        If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former common unitholder, we are authorized to treat the payment as a distribution of cash to the relevant unitholder. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a common unitholder, in which event the common unitholder may be entitled to claim a refund of the overpayment amount. Common unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

Allocation of Income, Gain, Loss and Deduction

        Our items of income, gain, loss and deduction generally will be allocated among our common unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of these distributions

        Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our units (a "Book-Tax Disparity"). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering generally will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a partner's share of an item will be determined on the basis of the partner's interest in us, which will be determined by taking into account all the facts and circumstances, including (i) the partner's relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Tax Consequences of Unit Ownership—Section 754 Election" and "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Disposition of Units—Allocations Between Transferors and Transferees," allocations of income, gain, loss or deduction under our partnership agreement will have substantial economic effect for federal income tax purposes.

Treatment of Securities Loans

        A unitholder whose units are loaned (for example, a loan to a "short seller" to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder and (ii) any cash distributions received by the unitholder as to those units may be treated as ordinary taxable income.

        Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. Unitholders desiring to assure their status as partners and avoid the risk of income recognition from a loan of their units are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and lending their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Disposition of Units—Recognition of Gain or Loss."

Tax Rates

        Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

        In addition, a 3.8% net investment income tax ("NIIT") applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes a common unitholder's allocable share of our income and gain realized by a common unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the common unitholder's net investment income from all investments, or (ii) the amount by which the common unitholder's modified adjusted gross income exceeds $250,000 (if the common unitholder is married and filing jointly or a surviving spouse), $125,000 (if married filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election

        We have made the election permitted by Section 754 of the Code that permits us to adjust the tax bases in our assets as to specific purchasers of our units under Section 743(b) of the Code. That election is irrevocable without the consent of the IRS. The Section 743(b) adjustment separately applies to each purchaser of common units based upon the values and bases of our assets at the time of the relevant purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases units directly from us.

        Under our partnership agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins L.L.P. has not opined on the validity of this approach. Please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Uniformity of Units."

        The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of units due to lack of controlling authority. Because a unitholder's tax basis for its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder's basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Disposition

of Units—Recognition of Gain or Loss." If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.

        The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our assets subject to depreciation to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

        We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each common unitholder will be required to include in its tax return its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a common unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Disposition of Units—Allocations Between Transferors and Transferees."

Tax Basis, Depreciation and Amortization

        The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of those assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation and depletion deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        The costs we incur in offering and selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Disposition of Units—Recognition of Gain or Loss."

Valuation and Tax Basis of Our Properties

        The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the tax bases of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by common unitholders could change, and common unitholders could be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Recognition of Gain or Loss

        A common unitholder will be required to recognize gain or loss on a sale of units equal to the difference between the unitholder's amount realized and tax basis in the units sold. A common unitholder's amount realized generally will equal the sum of the cash and the fair market value of other property it receives plus its share of our liabilities with respect to the units sold. Because the amount realized includes a unitholder's share of our liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

        Except as noted below, gain or loss recognized by a common unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation or depletion recapture and our "inventory items," regardless of whether such inventory item is substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale of units. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

        For purposes of calculating gain or loss on the sale of units, the unitholder's adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its units for the year of the sale. Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership.

        Treasury Regulations under Section 1223 of the Code allow a selling common unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, it may designate specific units sold for purposes of determining the holding period of the units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

  •
  a short sale;

  •
  an offsetting notional principal contract; or

  •
  a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

        In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the common unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the "Allocation Date"). However, gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the common unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a common unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee common unitholders, although such tax items must be prorated on a daily basis. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor common unitholders. If this method is not allowed under the final Treasury Regulations, or only applies to transfers of less than all of the common unitholder's interest, our taxable income or losses might be reallocated among the common unitholders. We are authorized to revise our method of allocation between transferee and transferor common unitholders, as well as among common unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A common unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive a cash distribution for that period.

Notification Requirements

        A common unitholder who sells or purchases any units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale through a broker who will satisfy such requirements.

Constructive Termination

        We will be considered to have "constructively" terminated as a partnership for federal income tax purposes upon the sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same unit are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a common unitholder reporting on a taxable year other than the calendar year, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such common unitholder's taxable income for the year of termination.

        A constructive termination occurring on a date other than December 31 generally would require that we file two tax returns for one fiscal year thereby increasing our administration and tax preparation costs. However, pursuant to an IRS relief procedure, the IRS may allow a constructively terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. Following a constructive termination, we would be required to make new tax elections, including a new election under Section 754 of the Code, and the termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination may either accelerate the application of, or subject us to, any tax legislation enacted before the termination that would not otherwise have been applied to us as a continuing as opposed to a terminating partnership.

Uniformity of Units

        Because we cannot match transferors and transferees of units and other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of the units. Please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Tax Consequences of Unit Ownership—Section 754 Election."

        Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to the validity of such filing positions.

        A common unitholder's basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder's basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Disposition of Units—Recognition of Gain or Loss" above and "Material U.S. Federal Income Tax Consequences of Ownership of PAA Common Units—Tax Consequences of Unit Ownership—Section 754 Election" above. The IRS may challenge one or more of any positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

 Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans and other tax-exempt organizations as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, "non-U.S. unitholders") raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Prospective unitholders that are tax-exempt entities or non-U.S. unitholders should consult their tax advisors before investing in our units. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder.

        Non-U.S. unitholders are taxed by the United States on income effectively connected with the conduct of a U.S. trade or business ("effectively connected income") and on certain types of U.S.-source non-effectively connected income (such as dividends), and unless exempted or further limited by an income tax treaty, will be considered to be engaged in business in the United States because of their ownership of our units. Furthermore, is it probable that they will be deemed to conduct such activities through permanent establishments in the United States within the meaning of applicable tax treaties. Consequently, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax on their share of our net income or gain in a manner similar to a taxable U.S. unitholder. Moreover, under rules applicable to publicly traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes.

        In addition, because a non-U.S. unitholder classified as a corporation will be treated as engaged in a United States trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation's "U.S. net equity" to the extent reflected in the corporation's effectively connected earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

        A non-U.S. unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS interpreting the scope of "effectively connected income," gain recognized by a non-U.S. person from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be effectively connected with a U.S. trade or business. Thus, part or all of a non-U.S. unitholder's gain from the sale or other disposition of its units may be treated as effectively connected with a unitholder's indirect U.S. trade or business constituted by its investment in us. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder generally will be subject to federal income tax upon the sale or disposition of a unit if (i) it owned (directly or indirectly constructively applying certain attribution rules) more than 5% of our units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business consisted of U.S. real property interests (which include U.S. real estate (including land, improvements, and certain associated personal property) and interests in certain entities holding U.S. real estate) at any time during the shorter of the period during which such unitholder held the units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future.

Therefore, non-U.S. unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

Information Returns and Audit Procedures

        We intend to furnish to each common unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each common unitholder's share of income, gain, loss and deduction. We cannot assure our common unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

        The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective common unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of the units. Adjustments resulting from an IRS audit may require each common unitholder to adjust a prior year's tax liability and may result in an audit of the unitholder's own return. Any audit of a common unitholder's return could result in adjustments unrelated to our returns.

        Publicly traded partnerships generally are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings of the partners. The Code requires that one partner be designated as the "Tax Matters Partner" for these purposes, and our partnership agreement designates our general partner.

        The Tax Matters Partner has made and will make some elections on our behalf and on behalf of common unitholders. The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against common unitholders for items in our returns. The Tax Matters Partner may bind a common unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that common unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the common unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any common unitholder having at least a 1% interest in profits or by any group of common unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review may go forward, and each common unitholder with an interest in the outcome may participate in that action.

        A common unitholder must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a common unitholder to substantial penalties.

Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

  (1)
  the name, address and taxpayer identification number of the beneficial owner and the nominee;

  (2)
  a statement regarding whether the beneficial owner is:

  (a)
  a non-U.S. person;

    (b)
    a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

    (c)
    a tax-exempt entity;

  (3)
  the amount and description of units held, acquired or transferred for the beneficial owner; and

  (4)
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

        Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. Penalties may also be imposed for engaging in transactions without economic substance. We do not anticipate engaging in transactions without economic substance or otherwise participating in transactions that would subject our unitholders to accuracy-related penalties.

State, Local, Non-U.S. and Other Tax Considerations

        In addition to federal income taxes, common unitholders may be subject to other taxes, including state and local and non-U.S. income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property or in which the common unitholder is a resident. Moreover, we may also own property or do business in other states in the future that impose income or similar taxes on nonresident individuals. Although an analysis of those various taxes is not presented here, each prospective common unitholder should consider their potential impact on its investment in us.

        Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.

        It is the responsibility of each common unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of its investment in us. We strongly recommend that each prospective common unitholder consult, and depend on, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each common unitholder to file all state, local, and non-U.S., as well as U.S. federal tax returns that may be required of it. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

PNG UNITHOLDER PROPOSALS

        Under applicable Delaware law and PNG's partnership agreement, PNG is not required to hold an annual meeting of its unitholders. Ownership of PNG common units does not entitle PNG common unitholders to make proposals at the PNG special meeting. Under PNG's partnership agreement, only its general partner can make a proposal at the meeting. PNG's partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of PNG. Doing so would jeopardize the limited partners' limited liability under Delaware law or the law of any other state in which PNG is qualified to do business.

OTHER MATTERS

        As of the date of this proxy statement/prospectus, the PNG GP Board knows of no other matters that will be presented for consideration at the PNG special meeting other than as described in this proxy statement/prospectus.

        In accordance with PNG's partnership agreement and Delaware law, business transacted at the PNG special meeting will be limited to those matters set forth in the notice of special meeting or matters otherwise properly presented by PNG GP at the PNG special meeting. If any other matters are properly presented at the PNG special meeting, or any adjournments of the special meeting, and are voted upon, including matters incident to the conduct of the meeting, the enclosed proxy will confer discretionary authority on the individuals named as proxy to vote the units represented by proxy as to any other matters. It is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on any such matter.

LEGAL MATTERS

        The validity of PAA common units to be issued in the merger and certain tax matters relating to the merger will be passed upon for PAA by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins L.L.P. has provided legal services to PNG in the past regarding matters unrelated to the merger.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of Plains All American Pipeline, L.P. incorporated in this Proxy Statement/Prospectus by reference to Plains All American Pipeline, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of PAA Natural Gas Storage, L.P. incorporated in this Proxy Statement/Prospectus by reference to PAA Natural Gas Storage, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        PAA and PNG file annual, quarterly and current reports, and other information with the SEC under the Exchange Act. You may read and copy any document filed with the SEC at its public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

        The SEC also maintains an internet website (www.sec.gov) that contains the reports, proxy statements and other information filed by PAA and PNG electronically with the SEC. In addition, documents filed by PAA and PNG can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        PAA has filed a registration statement on Form S-4 with the SEC under the Securities Act to register the PAA common units to be issued in the merger. This proxy statement/prospectus constitutes the prospectus of PAA filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information that PAA unitholders and PNG common unitholders can find in the registration statement or the exhibits to the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits contain important information about PAA and PNG and their respective businesses, financial conditions and results of operations and are available for inspection and copying as indicated above.

        The SEC allows PAA and PNG to incorporate by reference information into this proxy statement/prospectus, which means that PAA and PNG can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus. Any later information filed by PAA or PNG with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act up until the date of the special meeting of PNG common unitholders will be deemed to be incorporated by reference into this proxy statement/prospectus and will automatically update and supersede this information. Therefore, before you vote to approve the merger proposal, you should always check for reports PAA and PNG may have filed with the SEC after the date of this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that PAA and PNG have previously filed with the SEC, excluding any information in any Current Report on Form 8-K furnished pursuant to Item 2.02 or 7.01 (unless otherwise indicated), which is not deemed filed under the Exchange Act.

PAA's Filings (SEC File No. 001-14569)

  •
  Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013; and

  •
  Current Reports on Form 8-K filed with the SEC on February 22, 2013, May 29, 2013, August 12, 2013, August 15, 2013, August 20, 2013, August 28, 2013, October 15, 2013, October 24, 2013, October 25, 2013 and November 21, 2013.

        You may request a copy of these filings at no cost, by writing or telephoning PAA at the following address:

Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Investor Relations
Telephone: (713) 646-4222

        PAA also makes available free of charge on its internet website at www.paalp.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on PAA's website is not part of this proxy statement/prospectus.

PNG's Filings (SEC File No. 001-34722)

  •
  Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013; and

  •
  Current Reports on Form 8-K filed with the SEC on February 21, 2013, March 19, 2013, August 28, 2013 and October 24, 2013.

        You may request a copy of these filings at no cost, by writing or telephoning PNG at the following address:

PAA Natural Gas Storage, L.P.
333 Clay Street, Suite 1500
Houston, Texas 77002
Attention: Investor Relations
Telephone: (713) 646-4222

        PNG also makes available free of charge on its internet website at www.pnglp.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on PNG's website is not part of this proxy statement/prospectus.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

PLAINS ALL AMERICAN PIPELINE, L.P.
PAA ACQUISITION COMPANY LLC

and

PNGS GP LLC
PAA NATURAL GAS STORAGE, L.P.

Dated as of October 21, 2013

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of October 21, 2013 (this "Agreement"), is entered into by and among Plains All American Pipeline, L.P., a Delaware limited partnership ("PAA"), PAA Acquisition Company LLC, a Delaware limited liability company and wholly-owned subsidiary of PAA ("MergerCo" and, together with PAA, each a "Buyer Party" and collectively, the "Buyer Parties"), PAA Natural Gas Storage, L.P., a Delaware limited partnership ("MLP"), and PNGS GP LLC, a Delaware limited liability company and the general partner of MLP and wholly-owned subsidiary of PAA ("MLP GP").

WITNESSETH:

        WHEREAS, the MLP GP Conflicts Committee has approved this Agreement and the transactions contemplated hereby, including the Merger, (the "Merger Transactions"), and determined that this Agreement and the Merger Transactions, pursuant to which MLP will, subject to the terms and conditions set forth herein, merge with MergerCo, with MLP as the surviving entity (the "Merger"), such that, following the Merger, MLP GP will remain the sole general partner of MLP, and PAA will become the sole limited partner of MLP, are fair and reasonable to MLP and the MLP Unaffiliated Unitholders and in, or not opposed to, the best interests of the MLP and the MLP Unaffiliated Unitholders and the MLP GP Conflicts Committee has caused the MLP GP to approve this Agreement and the Merger Transactions;

        WHEREAS, PAA, as the sole member of MergerCo, has approved this Agreement and the Merger Transactions;

        WHEREAS, PAA has stated and confirmed to the MLP GP Conflicts Committee that the Buyer Parties are interested only in acquiring the MLP Common Units they do not already own and that they are not interested in disposing of their interest in MLP or MLP GP at this time; and

        WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

        Section 1.1    Certain Definitions.     As used in this Agreement, the following terms shall have the meanings set forth below:

        "AAP" shall mean Plains AAP, L.P., a Delaware limited partnership and the sole member of PAA GP.

        "Acquisition Proposal" shall mean any proposal or offer from or by any Person other than the Buyer Parties or their respective Subsidiaries relating to: (a) any direct or indirect acquisition of (i) more than 20% in value of the assets of MLP and its Subsidiaries, taken as a whole, (ii) more than 20% of the outstanding MLP Common Units or (iii) assets that generate more than 20% of the net revenues, net income or cash flow of MLP and its Subsidiaries, taken as a whole; (b) any tender offer or exchange offer that, if consummated, would result in any such Person beneficially owning (within the meaning of Rule 13d-3 under the Exchange Act) more than 20% of the outstanding equity securities of MLP; or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MLP, other than the Merger.

        "Action" shall have the meaning set forth in Section 6.11(a).

        "Affiliate" shall have the meaning set forth in Rule 405 of the Securities Act, unless otherwise expressly stated herein; provided that for purposes of this Agreement, the Buyer Parties and their respective Subsidiaries (excluding MLP, MLP GP and their respective Subsidiaries) shall not be Affiliates of MLP, MLP GP and their respective Subsidiaries, unless otherwise expressly stated herein.

        "Agreement" shall have the meaning set forth in the introductory paragraph to this Agreement.

        "Average Closing Price" shall mean, as of any date, the average of the closing sale prices of a PAA Common Unit as reported on the NYSE Composite Transactions Reporting System for the 10 consecutive NYSE full trading days (in which such PAA Common Units are traded on the NYSE) ending at the close of regular hours trading on the NYSE on the full trading day preceding such date.

        "Book-Entry Units" shall have the meaning set forth in Section 3.2(a).

        "Business Day" shall mean any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in New York, New York.

        "Buyer Party" or "Buyer Parties" shall have the meaning set forth in the introductory paragraph to this Agreement.

        "Certificate" shall have the meaning set forth in Section 3.2(a).

        "Certificate of Merger" shall have the meaning set forth in Section 2.1(b).

        "Claim" shall have the meaning set forth in Section 6.11(a).

        "Closing" shall have the meaning set forth in Section 2.2.

        "Closing Date" shall have the meaning set forth in Section 2.2.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Compensation and Benefit Plan" shall mean any bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee unit ownership, unit bonus, unit purchase, restricted or phantom unit or unit option plan, any employment or severance contract, any medical, dental, disability, health or life insurance plan, any other employee benefit or fringe benefit plan, contract or arrangement and any applicable "change of control" or similar provision in any plan, contract or arrangement maintained or contributed to for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, including any "employee benefit plan" as defined in ERISA Section 3(3).

        "DLLCA" shall mean the Delaware Limited Liability Company Act.

        "DRULPA" shall mean the Delaware Revised Uniform Limited Partnership Act.

        "Effective Time" shall have the meaning set forth in Section 2.1(b).

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Agent" shall have the meaning set forth in Section 3.3(a).

        "Exchange Fund" shall have the meaning set forth in Section 3.3(a).

        "Exchange Ratio" shall have the meaning set forth in Section 3.1(e).

        "Expenses" shall have the meaning set forth in Section 8.2(e).

        "Governmental Authority" shall mean any national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision,

department or other governmental or regulatory authority or instrumentality, or any arbitrator, in each case that has jurisdiction over PAA or MLP, as the case may be, or any of their respective Subsidiaries or any of their or their respective Subsidiaries' properties or assets.

        "Indebtedness" of any Person shall mean, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than customary payment terms taken in the ordinary course of business); (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; limited, however, to the lesser of (1) the amount of its liability or (2) the book value of such property; (e) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under U.S. generally accepted accounting principles that are applicable to the circumstances as of the date of this Agreement; (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit; (g) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; (h) the amount of deferred revenue attributed to any forward sale of production for which such Person has received payment in advance other than on ordinary trade terms; (i) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (j) indebtedness of others as described in clauses (a) through (i) above in any manner guaranteed by such Person or for which it is or may become contingently liable.

        "Indemnification Expenses" shall have the meaning set forth in Section 6.11(a).

        "Indemnified Parties" shall have the meaning set forth in Section 6.11(a).

        "Indemnitees" shall have the meaning set forth in the MLP Partnership Agreement.

        "Knowledge" shall mean, with respect to any party, the actual knowledge of the directors or executive officers of such party or such party's general partner or managing member, as applicable.

        "Law" shall mean any law, rule, regulation, directive, ordinance, code, governmental determination, judgment, order, treaty, convention, governmental certification requirement or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Authority.

        "Lien" shall mean any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.

        "Letter of Transmittal" shall have the meaning set forth in Section 3.3(b).

        "Material Adverse Effect" shall mean, with respect to MLP Parties or PAA, respectively, any event, condition, change, occurrence or development of a state of circumstances (each, an "Event") that (a) is or would reasonably be expected to be material and adverse to the business, financial condition or operations of the MLP Parties and their Subsidiaries, taken as a whole, or PAA, the other Buyer Parties and its and their Subsidiaries, taken as a whole, respectively, or (b) prevent or materially impair or delay, (x) the ability of the MLP Parties or the Buyer Parties, respectively, to perform their respective obligations under this Agreement or (y) the consummation of the Merger and the other Merger Transactions; provided, however, that Material Adverse Effect shall not include (or Events resulting from) (i) general political, geopolitical, economic or market Events; (ii) Events in the industries in which the MLP Parties or the Buyer Parties, as the case may be, operate; (iii) adoption, promulgation, repeal, amendment, official interpretation, official reinterpretation or other change, or proposed adoption, promulgation, repeal, amendment or change, in applicable Law or any applicable accounting regulations or principles or the official interpretations thereof; (iv) earthquakes, hurricanes, floods or other natural disasters or acts of terrorism or war involving territory or facilities within the United States of America not directly damaging or impacting the MLP Parties and their Subsidiaries, taken as a whole, or the Buyer Parties and their Subsidiaries, taken as a whole, respectively; (v) changes in the market price or trading volume of MLP Common Units or PAA Common Units, respectively (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred); (vi) announcement or pendency of this Agreement, the Merger or the other transactions contemplated by this Agreement (including by reason of any communication by any of the Buyer Parties or any of their Affiliates regarding its or their plains or intentions with respect to the business of MLP, and including the impact thereof on relationship with customers, suppliers, distributors, partners or employees or others having relationships with MLP and its Subsidiaries); (vii) failure by MLP to meet public or internal revenue, earnings or other projections, (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred); or (viii) taking of any action required by this Agreement or with a Buyer Party's express prior written consent or the failure to take any action prohibited by this Agreement; except that if the Event described in clauses (i), (ii), (iii) and (iv) (a "Clause i-iv Change") occurs, then to the extent and only to the extent, relative to other participants of similar size in the relevant party's industry generally, such Clause i-iv Change disproportionately impacts the business, financial condition or operations of MLP and its Subsidiaries, taken as a whole, or PAA and its Subsidiaries, taken as a whole.

        "Merger" shall have the meaning set forth in the recitals to this Agreement.

        "Merger Consideration" shall have the meaning set forth in Section 3.1(e).

        "MergerCo" shall have the meaning set forth in the introductory paragraph to this Agreement.

        "Merger Transactions" shall have the meaning set forth in the recitals to this Agreement.

        "MLP" shall have the meaning set forth in the introductory paragraph to this Agreement.

        "MLP Certificate of Limited Partnership" means the certificate of limited partnership of MLP as filed with the Secretary of State of the State of Delaware on January 15, 2010.

        "MLP Change in Recommendation" shall have the meaning set forth in Section 6.2(a).

        "MLP Common Units" shall mean the common units representing limited partner interests of MLP having the rights and obligations specified with respect to "Common Units" as set forth in the MLP Partnership Agreement.

        "MLP GP" shall have the meaning set forth in the introductory paragraph to this Agreement.

        "MLP GP Board" shall mean the board of directors of MLP GP.

        "MLP GP Certificate of Formation" shall mean the certificate of formation of MLP GP as filed with the Secretary of State of the State of Delaware on January 15, 2010.

        "MLP GP Conflicts Committee" shall mean the Conflicts Committee of the MLP GP Board, as such Conflicts Committee is defined in the MLP Partnership Agreement.

        "MLP GP Conflicts Committee Approval" shall have the meaning set forth in Section 5.1(d)(ii).

        "MLP GP LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of MLP GP, dated as of May 5, 2010, as amended from time to time.

        "MLP IDRs" shall mean the limited partner interests in MLP having the rights and obligations specified with respect to "Incentive Distribution Rights" in the MLP Partnership Agreement.

        "MLP LTIP" shall mean the PAA Natural Gas Storage, L.P. 2010 Long Term Incentive Plan, as amended from time to time.

        "MLP Material Contract" shall have the meaning set forth in Section 4.1(g).

        "MLP Meeting" shall have the meaning set forth in Section 5.1(d)(ii).

        "MLP Parties" shall mean MLP GP and MLP.

        "MLP Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of MLP, dated as of August 16, 2010, as amended by that certain Amendment No. 1 thereto, effective as of February 2, 2012, and as further amended from time to time.

        "MLP Phantom Units" shall have the meaning set forth in Section 3.1(g)(i)(i).

        "MLP Recommendation" shall have the meaning set forth in Section 6.2(a).

        "MLP SEC Documents" shall have the meaning set forth in Section 5.1.

        "MLP Series A Subordinated Units" shall mean the limited partner interests in MLP having the rights and obligations specified with respect to "Series A Subordinated Units" in the MLP Partnership Agreement.

        "MLP Series B Subordinated Units" shall mean the limited partner interests in MLP having the rights and obligations specified with respect to "Series B Subordinated Units" in the MLP Partnership Agreement.

        "MLP Subordinated Units" means the MLP Series A Subordinated Units and the MLP Series B Subordinated Units, collectively.

        "MLP Unaffiliated Unitholders" shall mean the MLP Unitholders excluding the Buyer Parties and their Affiliates.

        "MLP Unitholder Approval" shall have the meaning set forth in Section 7.1.

        "MLP Unitholders" shall mean the holders of outstanding MLP Common Units.

        "New Common Units" shall have the meaning set forth in Section 3.1(e).

        "Notice of Proposed Recommendation Change" shall have the meaning set forth in Section 6.2(b).

        "NYSE" shall mean the New York Stock Exchange.

        "Other Parties" shall mean, with respect to the MLP Parties, the Buyer Parties, and with respect to the Buyer Parties, the MLP Parties.

        "PAA" shall have the meaning set forth in the introductory paragraph to this Agreement.

        "PAA Board" shall mean the board of directors of Plains GP.

        "PAA Certificate of Limited Partnership" shall mean the certificate of limited partnership of PAA as filed with the Secretary of State of the State of Delaware on September 17, 1998, as amended.

        "PAA Common Units" shall mean the common units representing limited partner interests of PAA having the rights and obligations specified with respect to "Common Units" as set forth in the PAA Partnership Agreement.

        "PAA GP" shall mean PAA GP LLC, a Delaware limited liability company and the sole general partner of PAA.

        "PAA LTIP" shall mean collectively the Plains All American GP LLC 1998 Long-Term Incentive Plan, the Plains All American 2005 Long-Term Incentive Plan and the Plains All American PPX Successor Long-Term Incentive Plan (all of which have been, subject to approval of the Unitholders of PAA, amended and restated into the Plains All American 2013 Long-Term Incentive Plan), each as amended from time to time and including any successor or replacement plan or plans.

        "PAA Partnership Agreement" shall mean the Fourth Amended and Restated Agreement of Limited Partnership of PAA, dated as of May 17, 2012, as amended by that certain Amendment No. 1, dated as of October 1, 2012, and as further amended from time to time.

        "PAA Phantom Units" shall have the meaning set forth in Section 3.1(g)(i)(i).

        "PAA SEC Documents" shall have the meaning set forth in Section 5.2.

        "Person" or "person" shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any group comprised of two or more of the foregoing.

        "Plains GP" shall mean Plains All American GP LLC, a Delaware limited liability company and the general partner of AAP, which is the sole member of PAA GP, which is the general partner of PAA.

        "Proxy Statement/Prospectus" shall have the meaning set forth in Section 5.1(f).

        "Registration Statement" shall have the meaning set forth in Section 5.1(f).

        "Related Party" shall mean (a) MergerCo, in the case of PAA, and (b) MLP GP, in the case of MLP.

        "Representatives" shall mean, with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

        "Rights" shall mean, with respect to any person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such person (or the general partner of such person) to issue, transfer or sell any partnership or other equity interest of such person or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for such partnership interests or equity interests, or (b) contractual obligations of such person (or the general partner of such person) to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Subsidiary" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X under the Securities Act; provided, however, that, for purposes of this Agreement, MLP GP, MLP and their respective Subsidiaries shall not be deemed to be Subsidiaries of PAA (unless otherwise specifically provided in this Agreement).

        "Superior Proposal" shall mean a written Acquisition Proposal (except that reference to 20% within the definition of "Acquisition Proposal" shall be replaced by 50%) made by a third party to MLP or the MLP GP Board, for consideration, which the MLP GP Conflicts Committee believes in good faith to be bona fide and on terms and conditions which the MLP GP Conflicts Committee determines in good faith (after consultation with its financial and legal advisors) to be more favorable to the MLP Unaffiliated Unitholders from a financial point of view than the Merger Transactions, after taking into consideration, among other things that the MLP GP Conflicts Committee deems relevant, (a) the identity of the Person making the Superior Proposal (including whether approval of the equity owners of such Person is required), and (b) any proposal by PAA to amend the terms of this Agreement pursuant to Section 6.2(b).

        "Surviving Entity" shall have the meaning set forth in Section 2.1(a).

        "Takeover Law" shall mean any "fair price," "moratorium," "control share acquisition," "business combination" or any other anti-takeover statute or similar statute enacted under state or federal law.

        "Tax Law" shall mean any Law relating to Taxes.

        "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, or other similar assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, whether disputed or not.

        "Termination Date" shall have the meaning set forth in Section 8.1(b)(i)(i).

        "Transaction Confidentiality Agreement" shall mean that certain confidentiality agreement between PAA and MLP dated as of September 12, 2013.

        Section 1.2    Interpretation.     A reference to an Article, Section or Annex means an Article of, a Section in, or Annex to, this Agreement unless otherwise expressly stated. Unless the context requires otherwise, the words "this Agreement," "hereof," "hereunder," "herein," "hereby" or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Whenever the context requires, the words used herein include the masculine, feminine and neuter gender, and the singular and the plural. A reference to any legislation or to any provision of any legislation shall include any amendment thereof, any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. References to "this Agreement" or any other agreement or document shall be construed as a reference to such agreement or document, including any annexes, exhibits, appendices and schedules thereto, as amended, amended and restated, modified or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it. References to a Person or person shall be construed as a reference to such Person or person and its successors and permitted assigns. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. It is the intention of the parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

ARTICLE II
THE MERGER; EFFECTS OF THE MERGER

        Section 2.1    The Merger.

          (a)    The Surviving Entity.    Subject to the terms and conditions of this Agreement, at the Effective Time, MergerCo shall merge with and into MLP, the separate existence of MergerCo shall cease, and MLP shall survive and continue to exist as a Delaware limited partnership (MLP, as the surviving entity in the Merger, sometimes being referred to herein as the "Surviving Entity"), such that, immediately following the Merger, MLP GP will continue to be the sole general partner of MLP, and PAA will be the sole limited partner of MLP.

          (b)    Effectiveness and Effects of the Merger.    Subject to the satisfaction or, subject to the terms thereof, waiver of the conditions set forth in Article VII, the Merger shall become effective upon the filing of a properly executed certificate of merger (the "Certificate of Merger") with the office of the Secretary of State of the State of Delaware or such later date and time as may be agreed to by PAA and MLP and set forth in such Certificate of Merger (the "Effective Time"), in accordance with the DRULPA and the DLLCA. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DRULPA and the DLLCA.

          (c)    MLP Certificate of Limited Partnership and MLP Partnership Agreement.    At the Effective Time, the MLP Certificate of Limited Partnership shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity until duly amended in accordance with applicable Law. At the Effective Time, the MLP Partnership Agreement shall remain unchanged and shall be the limited partnership agreement of the Surviving Entity until duly amended in accordance with its terms and applicable Law.

          (d)    Tax Treatment of the Transaction.    The parties intend that for federal income tax purposes (and applicable state income or franchise tax purposes), the Merger will be treated as an "Assets-Over Form" merger within the meaning of the Treasury Regulations promulgated under Section 708 of the Internal Revenue Code of 1986, as amended (the "Code") with PAA being treated as the continuing partnership and MLP being treated as the terminated partnership. Accordingly, it is anticipated that no income or gain should be recognized by a holder of MLP Common Units as a result of the Merger, other than any gain resulting from (i) a decrease in a holder of MLP Common Units' share of partnership liabilities pursuant to Section 752 of the Code or (ii) cash received in lieu of fractional PAA Common Units.

        Section 2.2    Closing.     Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger and the other Merger Transactions shall occur (the "Closing") on (a) the first Business Day after the day on which the last of the conditions set forth in Article VII (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) shall have been satisfied or, subject to the terms thereof, waived in accordance with the terms of this Agreement or (b) such other date to which PAA and MLP may agree in writing. The date on which the Closing occurs is referred to as the "Closing Date." The Closing of the Merger Transactions shall take place at the offices of Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, at 9:00 a.m. local time on the Closing Date.

ARTICLE III
MERGER CONSIDERATION; EXCHANGE PROCEDURES

        Section 3.1    Merger Consideration.     Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Buyer Parties, the MLP Parties or any holder of MLP Common Units:

          (a)   All of the limited liability company interests in MergerCo outstanding immediately prior to the Effective Time shall be cancelled and no consideration received therefor.

          (b)   The general partner interest in MLP issued and outstanding immediately prior to the Effective Time shall be unchanged and remain issued and outstanding in the Surviving Entity, and MLP GP, as the holder of such general partner interest, shall continue as the sole general partner of the Surviving Entity as set forth in the MLP Partnership Agreement.

          (c)   The MLP IDRs outstanding immediately prior to the Effective Time, which are owned by MLP GP, shall be unchanged and remain outstanding as MLP IDRs of the Surviving Entity, and no consideration shall be delivered in respect thereof.

          (d)   The MLP Subordinated Units outstanding immediately prior to the Effective Time, which are owned by PAA, shall be unchanged and remain issued and outstanding as MLP Subordinated Units of the Surviving Entity, and no consideration shall be delivered in respect thereof.

          (e)   Except as described in clause (f) or (g) below, each MLP Common Unit issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive

  0.445 of a PAA Common Unit (such ratio, the "Exchange Ratio," and such amount of a PAA Common Unit, the "Merger Consideration"), which PAA Common Units shall be duly authorized and validly issued in accordance with applicable Laws, the PAA Certificate of Limited Partnership and the PAA Partnership Agreement, as applicable (such PAA Common Units described in this clause (e) shall be referred to herein as the "New Common Units").

          (f)    Notwithstanding anything to the contrary in this Agreement, all MLP Common Units owned by PAA or any of its Subsidiaries immediately prior to the Effective Time shall be unchanged and remain issued and outstanding as MLP Common Units of the Surviving Entity; such MLP Common Units will, immediately after the Effective Time, constitute all of the issued and outstanding MLP Common Units of the Surviving Entity, and, thereby, PAA shall continue as a limited partner in the Surviving Entity and become the sole limited partner of the Surviving Entity. At the Effective Time, the books and records of MLP shall be revised to reflect that all other limited partners of MLP cease to be limited partners of MLP pursuant to the terms of this Agreement, and MLP shall continue without dissolution.

          (g)   Notwithstanding anything to the contrary in this Agreement:

              (i)  At the Effective Time, each award of phantom units representing the right to receive MLP Common Units (collectively, the "MLP Phantom Units") issued under the MLP LTIP and outstanding immediately prior to the Effective Time shall be converted into an award of phantom units representing the right to receive PAA Common Units ("PAA Phantom Units"), with the number of PAA Phantom Units subject to each such converted award of MLP Phantom Units to be determined based on the Exchange Ratio, rounded down to the nearest whole PAA Phantom Unit, and with such other equitable adjustments to the vesting and performance conditions associated with such awards as shall be determined by the MLP GP Board or Plains GP, as applicable, in accordance with the terms of the MLP LTIP and the award agreements evidencing the MLP Phantom Units. The agreements between MLP and MLP GP and each such award holder regarding such MLP Phantom Units shall be assumed by PAA and Plains GP, as applicable, and such awards, as converted pursuant to this Section 3.1(g)(i)(i), shall continue to be governed, on and after the Effective Time, by the terms and conditions of such agreements (subject to the adjustments required or permitted by this Section 3.1(g)(i)(i) after giving effect to the Merger) and either by the MLP LTIP as adopted by PAA or Plains GP pursuant to Section 6.16(a) or by the PAA LTIP pursuant to Section 6.16(c). Except to the extent provided in Section 3.1(g)(ii) below, as of the Effective Time, such MLP Phantom Units shall cease to represent the right to receive MLP Common Units.

             (ii)  To the extent applicable, holders of MLP Phantom Units immediately prior to the Effective Time shall have continued rights to any distribution, without interest, in accordance with the terms and conditions of the applicable award agreements between MLP and/or MLP GP and each such holder (including pursuant to any distribution equivalent rights) with respect to such MLP Phantom Units with a record date occurring prior to the Effective Time that may have been declared or made by MLP with respect to MLP Common Units in accordance with the terms of this Agreement and which remains unpaid as of the Effective Time. Such distributions shall be paid on the payment date set therefor to such holders of MLP Phantom Units.

            (iii)  Any cash amounts due pursuant to this Section 3.1(g) shall be paid or delivered less all applicable deductions and withholdings required by applicable law to be withheld in respect of such amounts.

          (h)   From and after the Effective Time, except for the right to receive the Merger Consideration and any cash payable pursuant to Section 3.3(c) upon compliance with Section 3.3(b)

  or Section 3.3(h), holders of MLP Common Units will not be and will not have any rights as, holders of New Common Units (including any rights to vote, or any rights to receive distributions on, any New Common Units), until such time that such holders have delivered the required documentation and surrendered any Certificates or Book-Entry Units as contemplated by Section 3.3(b) or has otherwise complied with Section 3.3(h).

        Section 3.2    Rights As Unitholders; Unit Transfers.

          (a)   At the Effective Time, each holder of a certificate representing MLP Common Units (a "Certificate") and each holder of non-certificated MLP Common Units represented by book-entry ("Book-Entry Units") shall cease to be a unitholder of MLP and cease to have any rights with respect thereto, except the right to receive (i) the Merger Consideration, (ii) any cash to be paid in lieu of any fractional New Common Unit in accordance with Section 3.3(e), and (iii) any cash amounts payable in accordance with Section 3.3(c) following such unitholder's compliance with Section 3.3(b) or Section 3.3(h), in each case, to be issued or paid, without interest, in consideration therefor in accordance with Section 3.3; provided, however, that the rights of any holder of MLP Phantom Units shall be as set forth in Section 3.1(g), and (ii) PAA and its Subsidiaries shall be as set forth in Section 3.1(f) .

          (b)   In addition, to the extent applicable, (i) holders of MLP Common Units and MLP Subordinated Units immediately prior to the Effective Time shall have continued rights to any distribution, without interest, with respect to such MLP Common Units and MLP Subordinated Units with a record date occurring prior to the Effective Time that may have been declared or made by MLP with respect to such MLP Common Units and MLP Subordinated Units in accordance with the terms of this Agreement and which remains unpaid as of the Effective Time and (ii) MLP GP, as the holder of the general partner interest in MLP and the MLP IDRs immediately prior to the Effective Time, shall have continued rights to any distribution, without interest, with respect to such general partner interest in MLP and the MLP IDRs with a record date occurring prior to the Effective Time that may have been declared or made by MLP with respect to such general partner interest in MLP and the MLP IDRs in accordance with the terms of this Agreement and which remains unpaid as of the Effective Time. Such distributions by MLP are not part of the Merger Consideration and shall be paid on the payment date set therefor to such holders of MLP Common Units and such holder of the general partner interest in MLP and the MLP IDRs, as applicable.

          (c)   At the Effective Time, the unit transfer books of MLP shall be closed immediately and there shall be no further registration of transfers on the unit transfer books of MLP with respect to MLP Common Units, except for MLP Common Units owned by PAA.

        Section 3.3    Exchange of Certificates.

          (a)    Exchange Agent.    Prior to the Effective Time, PAA shall appoint a commercial bank or trust company reasonably acceptable to MLP to act as exchange agent hereunder for the purpose of exchanging MLP Common Units for New Common Units and cash as required by this Article III (the "Exchange Agent"). At the Effective Time, PAA shall deposit with the Exchange Agent for the benefit of the holders of the applicable MLP Common Units, for exchange in accordance with this Article III, through the Exchange Agent, New Common Units and cash as required by this Article III. PAA agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 3.3(c) and to make payments in lieu of any fractional New Common Units pursuant to Section 3.3(e), in each case without interest. Any cash (including as payment for any fractional New Common Units in accordance with Section 3.3(e) and any distributions with respect to such fractional New Common Units in accordance with Section 3.3(c)) and New Common Units deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid for MLP Common Units pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Sections 3.3(c) and 3.3(e), the Exchange Fund shall not be used for any other purpose.

          (b)    Exchange Procedures.    Promptly after the Effective Time, PAA shall instruct the Exchange Agent to mail to each record holder of MLP Common Units as of the Effective Time (other than (x) holders of MLP Phantom Units and (y) MLP and its Subsidiaries and PAA and its Subsidiaries) (i) a letter of transmittal (which shall specify that, in respect of certificated MLP Common Units, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which shall be in customary form and agreed to by PAA and MLP prior to the Effective Time) (the "Letter of Transmittal") and (ii) instructions (which shall be in customary form and agreed to by PAA and MLP prior to the Effective Time) for use in effecting the surrender of the Certificates or Book-Entry Units in exchange for the Merger Consideration payable in respect of MLP Common Units represented by such Certificates or Book-Entry Units, as applicable. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Units) as may be required pursuant to such instructions, each holder who held MLP Common Units immediately prior to the Effective Time (other than (x) holders of MLP Phantom Units and (y) MLP and its Subsidiaries and PAA and its Subsidiaries) shall be entitled to receive upon surrender of the Certificates or Book-Entry Units therefor (A) New Common Units representing, in the aggregate, the whole number of New Common Units that such holder has the right to receive pursuant to this Article III (after taking into account all MLP Common Units then held by such holder) and (B) a check in an amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article III, including cash payable in lieu of any fractional New Common Units pursuant to Section 3.3(e) and PAA distributions pursuant to Section 3.3(c). No interest shall be paid or accrued on any Merger Consideration, any cash payment in lieu of fractional New Common Units, or any PAA distributions payable pursuant to Section 3.3(c). In the event of a transfer of ownership of MLP Common Units that has not been registered in the transfer records of MLP, the Merger Consideration payable in respect of such MLP Common Units may be paid to a transferee, if the Certificate representing such MLP Common Units or evidence of ownership of the Book-Entry Units is presented to the Exchange Agent, and, in the case of both certificated and book-entry MLP Common Units, accompanied by all documents reasonably required to evidence and effect such transfer, and the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such MLP Common Units or shall establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. Until such required documentation has been delivered and Certificates, if any, or Book-Entry Units have been surrendered, as contemplated by this Section 3.3, each Certificate or Book-Entry Unit shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery and surrender the Merger Consideration payable in respect of MLP Common Units, any cash amounts payable in lieu of fractional New Common Units, distributions pursuant to Section 3.3(c), and (without the necessity of such surrender) any cash or MLP distributions to which such holder is entitled pursuant to Section 3.2(b).

          (c)    Distributions with Respect to Unexchanged MLP Common Units.    No distributions declared or made with respect to PAA Common Units with a record date after the Effective Time shall be paid to the holder of any MLP Common Units with respect to New Common Units that such holder would be entitled to receive in accordance herewith and no cash payment in lieu of fractional New Common Units shall be paid to any such holder until such holder shall have delivered the required documentation and surrendered any Certificates or Book-Entry Units as contemplated by Section 3.3(b) or otherwise complied with Section 3.3(h). Subject to applicable Law, following compliance with the requirements of Section 3.3(b) or Section 3.3(h), there shall be paid to such holder of New Common Units issuable in exchange therefor, without interest, (i) promptly after the time of such compliance, the amount of any cash payable in lieu of fractional New Common Units to which such holder is entitled pursuant to Section 3.3(e) and an amount in cash equal to any PAA distributions with a record date after the Effective Time and a payment date prior to such compliance with Section 3.3(b) or Section 3.3(h), payable with respect to such PAA Common Units, and (ii) on the appropriate payment date with respect thereto, the amount of distributions with a record date after the Effective Time but prior to such delivery and surrender and with a payment date subsequent to such compliance payable with respect to such New Common Units.

          (d)    Further Rights in MLP Common Units.    The Merger Consideration issued upon conversion of an MLP Common Unit in accordance with the terms hereof (including any cash paid pursuant to Section 3.3(c) or Section 3.3(e)) and any declared distributions to be paid on MLP Common Units as described in Section 3.2(b) shall be deemed to have been issued in full satisfaction of all rights pertaining to such MLP Common Unit.

          (e)    Fractional New Common Units.    No certificates or scrip representing fractional New Common Units or book entry credit of the same shall be issued, and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any New Common Units. Notwithstanding any other provision of this Agreement, each holder of MLP Common Units converted in the Merger who would otherwise have been entitled to receive a fraction of a New Common Unit (after taking into account all MLP Common Units exchanged by such holder) shall receive, in lieu thereof, cash (without interest and rounded up to the nearest whole cent) in an amount equal to the product of (i) the Average Closing Price as of the Closing Date and (ii) the fraction of a New Common Unit that such holder would otherwise be entitled to receive pursuant to this Article III. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify PAA, and PAA shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

          (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund constituting New Common Units or cash that remains undistributed to the holders of MLP Common Units after 180 days following the Effective Time shall be delivered to PAA if and when demanded by PAA and, from and after such delivery, any former holders of MLP Common Units who have not theretofore complied with this Article III shall thereafter look only to the Buyer Parties for the Merger Consideration payable in respect of such MLP Common Units, any cash in lieu of fractional New Common Units to which they are entitled pursuant to Section 3.3(e), or any distributions with respect to New Common Units to which they are entitled pursuant to Section 3.3(c) following compliance with Section 3.3(b) or Section 3.3(h), in each case, without any interest thereon. Any amounts remaining unclaimed by holders of MLP Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity shall, to the extent permitted by applicable Law, be held by PAA and be subject to applicable escheat, abandoned property or similar laws.

          (g)    No Liability.    To the fullest extent permitted by Law, none of the Buyer Parties, the MLP Parties, the Surviving Entity or their respective Representatives shall be liable to any holder of MLP Common Units for any PAA Common Units (or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (h)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by PAA, the posting by such Person of an indemnity agreement or a bond, in a customary amount, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay the Merger Consideration payable in respect of MLP Common Units represented by such Certificate and any payments to which the holders thereof are entitled pursuant to Section 3.3(c) or Section 3.3(e).

          (i)    Withholding.    The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of MLP Common Units such amounts as the Exchange Agent reasonably deems to be required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment; provided, however, that the Exchange Agent shall provide reasonable notice to the applicable holders of MLP Common Units prior to withholding any amounts pursuant to this Section 3.3(i)(i). To the extent that amounts are so deducted and withheld by the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of MLP Common Units in respect of whom such deduction and withholding was made by the Exchange Agent.

          (j)    Book Entry and Admission of Holders of New Common Units as Additional Limited Partners of PAA.    All New Common Units to be issued in the Merger shall be issued in book-entry form, without physical certificates. Upon the issuance of New Common Units to the holders of MLP Common Units in accordance with this Section 3.3 following compliance with Section 3.3(b) or Section 3.3(h), and compliance by such holders with the requirements of the PAA Partnership Agreement, which requirements may be satisfied by each holder of MLP Common Units by the execution and delivery by such holder of a completed and executed Letter of Transmittal, the PAA GP shall be deemed to have automatically consented to the admission of such holder as a limited partner of PAA in respect of its New Common Units and shall reflect such admission in the books and records of PAA.

          (k)    Investment of the Exchange Fund.    PAA shall cause the Exchange Agent to invest any cash included in the Exchange Fund as directed by PAA on a daily basis, in PAA's sole discretion; provided, however, that (x) any investment of such Exchange Fund shall be limited to direct short term obligations of, or short term obligations fully guaranteed as to principal and interest by, the U.S. government, and (y) no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to MLP Unitholders pursuant to the other provisions of this Section 3.3. Any interest and other income resulting from such investments shall be paid promptly to PAA.

        Section 3.4    Anti-Dilution Provisions.     In the event of any subdivisions, reclassifications, recapitalizations, splits, unit distributions, combinations or exchanges with respect to, or Rights in respect of, MLP Common Units (as permitted pursuant to Section 4.1(c)) or PAA Common Units, the Exchange Ratio, the Merger Consideration and the number of New Common Units to be issued in the Merger will be correspondingly adjusted to provide to the holders of MLP Common Units the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE IV
ACTIONS PENDING MERGER

        Section 4.1    Conduct of Business by MLP and MLP GP.     Except for actions (a) expressly contemplated or permitted by this Agreement, (b) required by applicable Law, or (c) taken with the prior written consent of PAA (which consent shall not be unreasonably withheld, delayed or conditioned), from the date hereof until the Effective Time, MLP and MLP GP shall not, and shall cause each of their respective Subsidiaries not to, and PAA shall not cause MLP or MLP GP to:

          (a)   Conduct its business and the business of its Subsidiaries other than in the ordinary course, except as would not reasonably be expected to have a Material Adverse Effect with respect to MLP.

          (b)   (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity securities (other than pursuant to the existing terms of Rights outstanding as of the date of this Agreement) or any additional Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional equity interests to become subject to new grants of restricted units, phantom units, unit options, unit appreciation rights or similar equity-based employee Rights, in each case which would materially adversely affect its ability to consummate the transactions contemplated by this Agreement and except under Compensation and Benefit Plans in effect on the date hereof.

          (c)   Split, combine or reclassify any of its equity interests or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests.

          (d)   Merge, consolidate or enter into any other business combination transaction or agreement with any person or make any acquisition or disposition that would materially delay the consummation of the Merger Transactions.

          (e)   Make or declare dividends or distributions (i) to the holders of MLP Common Units that are special or extraordinary distributions other than such distributions as are consistent with past practice and made pursuant to applicable approvals of the MLP Board or (ii) to the holders of any other units of or interests in MLP, in each case other than distributions required under the MLP Partnership Agreement as in effect on the date hereof or which constitute regularly quarterly cash distributions to such MLP unitholders substantially consistent with past practice.

          (f)    Amend in any material respect the MLP Partnership Agreement or the MLP GP LLC Agreement, in each case as in effect on the date of this Agreement.

          (g)   Enter into any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (an "MLP Material Contract"), except as would not have a Material Adverse Effect with respect to MLP.

          (h)   Modify, amend, terminate or assign, or waive or assign any rights under, any MLP Material Contract in a manner which would have a Material Adverse Effect with respect to MLP.

          (i)    Waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding, seeking damages or injunction or other equitable relief, that (i) is material to MLP and its Subsidiaries, taken as a whole, or (ii) is a claim, action or proceeding relating to the Merger Transactions or this Agreement.

          (j)    Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by U.S. generally accepted accounting principles.

          (k)   (i) Change in any material respect any of its express or deemed elections relating to Taxes, including elections for any and all joint ventures, partnerships, limited liability companies or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable Law.

          (l)    Other than in the ordinary course of business, (i) incur, assume, guarantee or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than borrowings under existing revolving credit facilities, or (ii) create any Lien on its property or the property of its Subsidiaries to secure Indebtedness.

          (m)  Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation.

          (n)   Knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at the Closing Date, (ii) any of the conditions set forth in Article VII not being satisfied, or (iii) a material violation of any provision of this Agreement.

          (o)   Agree or commit to do anything prohibited by clauses (a) through (n) of this Section 4.1.

        Section 4.2    Conduct of Business by the Buyer Parties.     Except for actions (a) expressly contemplated or permitted by this Agreement, (b) required by applicable Law, or (c) taken with the prior written consent of the MLP GP Conflicts Committee (which consent shall not be unreasonably withheld, delayed or conditioned), from the date hereof until the Effective Time, the Buyer Parties shall not, and shall cause each of their respective Subsidiaries not to:

          (a)   Conduct its business and the business of its Subsidiaries other than in the ordinary course except as would not reasonably be expected to have a Material Adverse Effect with respect to PAA.

          (b)   Merge, consolidate or enter into any other business combination transaction or agreement with any person or make any acquisition or disposition that would materially delay the consummation of the Merger Transactions.

          (c)   Make or declare dividends or distributions (i) to the holders of PAA Common Units that are special or extraordinary distributions other than such distributions as are consistent with past practice made pursuant to applicable approvals of the PAA Board or (ii) to the holders of any other units of or interests in PAA, other than distributions required under the PAA Partnership Agreement as in effect on the date hereof or which constitute regularly quarterly cash distributions to such PAA unitholders substantially consistent with past practice.

          (d)   Amend in any material respect, the PAA Partnership Agreement as in effect on the date of this Agreement.

          (e)   Enter into any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (a "PAA Material Contract"), except as would not have a Material Adverse Effect with respect to PAA.

          (f)    Modify, amend, terminate or assign, or waive or assign any rights under, any PAA Material Contract in a manner which would have a Material Adverse Effect with respect to PAA.

          (g)   Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by U.S. generally accepted accounting principles.

          (h)   Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation.

          (i)    Knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties or any representations and warranties of MLP GP or MLP set forth in this Agreement being or becoming untrue in any material respect at the Closing Date, (ii) any of the conditions set forth in Article VII not being satisfied, or (iii) a material violation of any provision of this Agreement.

          (j)    Sell, transfer or otherwise dispose of, or acquire, any MLP Common Units, MLP general partner interests or other interests in MLP.

          (k)   Agree or commit to do anything prohibited by clauses (a) through (j) of this Section 4.2.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

        Section 5.1    Representations and Warranties of MLP Parties.     Except as set forth in MLP's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and all other reports, registration statements, information statements, forms or other documents filed by MLP or any of its Subsidiaries subsequent to December 31, 2012 under the Securities Act, or under the Exchange Act, in the form filed with the SEC (collectively, "MLP SEC Documents") prior to the date hereof (excluding any disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, including those in any risk factor section of such documents), the MLP Parties hereby represent and warrant with respect to themselves and their respective Subsidiaries to the Buyer Parties, as follows:

          (a)   Organization, General Authority and Standing.    Each MLP Party is a limited partnership or limited liability company, as the case may be, duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each MLP Party (i) has the requisite limited partnership or limited liability company power and authority to own and lease all of its properties and assets and to carry on its business as it is now being conducted, (ii) is duly qualified to do business and is in good standing in the states of the United States of America where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has in effect all federal, state, local, and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority, to be so qualified or to have such authorizations and permits in effect would not have a Material Adverse Effect with respect to MLP.

          (b)   Capitalization.

              (i)  As of September 15, 2013:

        (A)
        there were 11,934,351 MLP Series A Subordinated Units of MLP issued and outstanding;

        (B)
        there were 13,500,000 MLP Series B Subordinated Units of MLP issued and outstanding;

        (C)
        there were 61,158,699 MLP Common Units issued and outstanding;

        (D)
        there were 1,003,425 MLP Phantom Units and tandem distribution equivalent rights issued and outstanding pursuant to the MLP LTIP, which MLP Phantom Units are convertible into 865,000 MLP Common Units, in the aggregate; and

        (E)
        except as set forth in this Section 5.1(b)(i)(i) and Section 5.1(b)(ii), there are no other interests in MLP issued or outstanding.

             (ii)  Each of the limited partner and general partner interests described in clause (i)(A) through (i)(D) above has been duly authorized and validly issued in accordance with applicable Laws and the partnership agreement of MLP in effect at the time of such issuance, and is fully paid (to the extent required under the MLP Partnership Agreement) and non-assessable (except to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of DRULPA). Such limited partner interests were not issued in violation of any preemptive or similar rights or any other agreement or understanding binding on MLP. MLP GP is the sole general partner of MLP, owning all of the outstanding 2% general partner interest in MLP. MLP GP owns all of the outstanding MLP IDRs.

            (iii)  As of the date hereof, except as set forth above in Section 5.1(b)(i)(i) and except for (A) MLP Common Units authorized for issuance in respect of the conversion of the Subordinated MLP Units, (B) MLP Common Units authorized for issuance upon conversion of MLP Phantom Units under the MLP LTIP, (C) MLP Common Units authorized for issuance upon MLP GP's exercise of its rights pursuant to the MLP IDRs, and (D) equity securities owned by MLP GP or MLP in Subsidiaries of MLP GP or MLP, (1) there are no partnership interests, limited liability company interests or other equity securities of MLP or any of its Subsidiaries issued or authorized and reserved for issuance, (2) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating any MLP Party or any of their respective Subsidiaries to issue, transfer or sell any partnership or other equity interest of such MLP Party or such Subsidiary of an MLP Party or any securities convertible into or exchangeable or exercisable for such partnership interests or equity interests, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, and (3) there are no contractual obligations of any MLP Party or any of their respective Subsidiaries to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (2) of this sentence.

          (c)   Equity Interests in other Entities.    Other than ownership of its Subsidiaries, MLP does not own beneficially, directly or indirectly, any equity securities or similar interests of any person or any interest in a partnership or joint venture of any kind. MLP owns such interests in its Subsidiaries free and clear of all Liens, except those existing or arising pursuant to the applicable governing documents of such entities.

          (d)   Power, Authority and Approvals of Transactions; Special Approval and Recommendations.

              (i)  Each of the MLP Parties has the requisite limited partnership or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and, subject to the MLP Unitholder Approval, to consummate the Merger Transactions. Subject to the MLP Unitholder Approval, this Agreement and the Merger Transactions have been authorized by all necessary limited partnership or limited liability company, as applicable, action by each of the MLP Parties. This Agreement has been duly executed and delivered by each of the MLP Parties and constitutes a valid and binding agreement of such parties (assuming the due execution and delivery of this Agreement by, or on behalf of, the Other Parties), enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

             (ii)  The MLP GP Board has authorized the MLP GP Conflicts Committee to, among other things, (A) review and evaluate the terms and conditions of this Agreement and the Merger Transactions on behalf of MLP GP, MLP and the MLP Unaffiliated Unitholders, (B) negotiate, or delegate to any person or persons the ability to negotiate, the terms and conditions of this Agreement and the Merger Transactions, (C) determine whether or not to grant "Special Approval" (as defined in the MLP Partnership Agreement) of this Agreement and the Merger Transactions; it being understood that the MLP GP Conflicts Committee has the full power and authority of the MLP GP Board, acting for and on behalf of the MLP GP, to approve or not approve this Agreement or the Merger Transactions without the necessity of additional approval of the full MLP GP Board, (D) make any recommendation to the MLP Unaffiliated Unitholders regarding what action, if any, should be taken by the MLP Unaffiliated Unitholders with respect to this Agreement and the Merger Transactions and (E) if applicable and as appropriate, to exercise the full authority of the MLP GP Board with respect to the approval of this Agreement and the Merger Transactions, including the authorization of the execution and delivery of any documents, instruments or agreements with respect thereto. The MLP GP Conflicts Committee has approved and declared the advisability of entering into this Agreement and the Merger Transactions and has determined that this Agreement and the Merger Transactions are fair and reasonable to and in, or not opposed to, the best interests of the MLP Unaffiliated Unitholders and MLP (the "MLP GP Conflicts Committee Approval"). Such action by the MLP GP Conflicts Committee constituted "Special Approval" (as defined in the MLP Partnership Agreement) of this Agreement and the Merger Transactions under the MLP Partnership Agreement. The MLP GP Conflicts Committee has caused the MLP GP to approve this Agreement and the Merger Transactions and has directed that this Agreement be submitted to the MLP Unitholders at a meeting of such holders (including any adjournment or postponement thereof, the "MLP Meeting") for the purpose of approving this Agreement and the Merger Transactions, and the MLP GP Conflicts Committee has recommended that the holders of MLP Common Units vote in favor of this Agreement and the Merger Transactions at the MLP Meeting.

          (e)   No Violations or Defaults.    Subject to the declaration of effectiveness of the Registration Statement, required filings under federal and state securities laws and with the NYSE, assuming the other consents and approvals contemplated by Section 5.1(f) and Article VII are obtained and assuming the consents, waivers and approvals specified in Section 6.10(a) are obtained, the execution, delivery and performance of this Agreement and the consummation of the Merger Transactions by the MLP Parties do not and will not (i) except as would not reasonably be expected to have a Material Adverse Effect with respect to MLP, (A) contravene or conflict with or constitute a material violation of any provision of any Law binding upon or applicable to the MLP Parties or any of their respective Subsidiaries, or (B) result in the creation of any Lien on any of the assets of the MLP Parties or any of their respective Subsidiaries' assets, (ii) constitute a breach or violation of, or a default under, the MLP Partnership Agreement, the MLP Certificate of Limited Partnership, the MLP GP LLC Agreement or the MLP GP Certificate of Formation, or (iii) cause the Merger Transactions to be subject to Takeover Laws.

          (f)    Consents and Approvals.    No consents or approvals of, or filings or registrations with, any Governmental Authority are necessary in connection with (i) the execution and delivery by the MLP Parties of this Agreement or (ii) the consummation by the MLP Parties of the Merger Transactions, except for (A) the filing of any required applications or notices with any state or foreign agencies of competent jurisdiction and approval of such applications or notices, (B) the filing with the SEC of a proxy statement relating to the matters to be submitted to the MLP Unitholders at the MLP Meeting and a registration statement on Form S-4 with respect to the issuance by PAA of New Common Units in connection with the Merger (such registration statement and any amendments or supplements thereto, the "Registration Statement," and the proxy statement/prospectus included in such Registration Statement and any amendments or supplements thereto, the "Proxy Statement/Prospectus"), (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (E) such filings and approvals as may be required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of New Common Units in connection with the Merger pursuant to this Agreement, and (F) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLP.

          (g)   No Brokers.    No action has been taken by the MLP Parties that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Merger Transactions, excluding fees to be paid to Evercore Group L.L.C.

          (h)   MLP Fairness Opinion.    At the meeting at which the MLP GP Conflicts Committee approved this Agreement, Evercore Group L.L.C. delivered to the MLP GP Conflicts Committee its oral opinion (to be confirmed in writing) to the effect that, as of the date of such opinion and subject to certain assumptions, qualifications, limitations and other matters stated therein, the Exchange Ratio is fair, from a financial point of view, to the MLP Unaffiliated Unitholders.

          (i)    No Material Adverse Effect.    Since December 31, 2012 to the date of this Agreement, there has not been a Material Adverse Effect with respect to MLP.

          (j)    Investigation; No Other Representations and Warranties.

              (i)  Each of the MLP Parties has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of PAA and its Subsidiaries and acknowledges that each of the MLP Parties has been provided access for such purposes. In entering into this Agreement, each of the MLP Parties has relied solely upon its independent investigation and analysis of PAA and its Subsidiaries, and each of the MLP Parties acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by PAA, any of its Subsidiaries, or any of their respective Affiliates or Representatives, that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Each of the MLP Parties acknowledges and agrees that, to the fullest extent permitted by applicable Law, PAA and its Subsidiaries, and their respective Affiliates or Representatives, shall have no liability or responsibility whatsoever to the MLP Parties or their respective Affiliates or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered in connection with this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data room, management presentation, information or descriptive memorandum or supplemental information), or oral or written statements made (or any omissions therefrom), to the MLP Parties or its Affiliates or Representatives, except for the representations and warranties of the Buyer Parties expressly set forth in Section 5.2 (subject to the qualifications set forth therein).

             (ii)  The MLP Parties each acknowledge and agree that, except for the representations and warranties expressly set forth in Section 5.2 (subject to the qualifications set forth therein) (i) the Buyer Parties do not make, and have not made, any representations or warranties relating to itself or its Subsidiaries or their respective businesses or otherwise in connection with the Merger, (ii) no person has been authorized by any Buyer Party to make any representation or warranty relating to any Buyer Party or its Subsidiaries or their respective businesses or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by the MLP Parties as having been authorized by such party and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the MLP Parties or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of an express representation or warranty set forth in Section 5.2 of this Agreement.

        Section 5.2    Representations and Warranties of Buyer Parties.     Except as set forth in PAA's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and all other reports, registration statements, information statements, forms or other documents filed by PAA or any of its Subsidiaries subsequent to December 31, 2012 under the Securities Act, or under the Exchange Act, in the form filed with the SEC (collectively, "PAA SEC Documents") prior to the date hereof (excluding any disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, including those in any risk factor section of such documents), the Buyer Parties hereby represent and warrant with respect to themselves and their respective Subsidiaries to MLP, as follows:

          (a)   Organization, General Authority and Standing.    Each of the Buyer Parties is a limited partnership or limited liability company, as the case may be, duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each Buyer Party (i) has the requisite limited partnership or limited liability company power and authority to own and lease all of its properties and assets and to carry on its business as it is now being conducted, (ii) is duly qualified to do business and is in good standing in the states of the United States of America where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has in effect all federal, state, local, and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority, to be so qualified or to have such authorizations and permits in effect would not have a Material Adverse Effect with respect to PAA.

          (b)   Capitalization.

              (i)  As of September 15, 2013:

        (A)
        there were 342,950,166 PAA Common Units issued and outstanding;

        (B)
        there were 5,375,400 PAA Phantom Units issued and outstanding pursuant to the PAA LTIP, which PAA Phantom Units were convertible into 4,278,301 PAA Common Units, in the aggregate; and

        (C)
        except as set forth in this Section 5.2(b)(i)(i) and Section 5.2(b)(ii), there were no other equity interests in PAA issued or outstanding.

             (ii)  Each of the limited partner interests described in clause (i)(A) through (i)(B) above has been duly authorized and validly issued in accordance with applicable Laws and the PAA Partnership Agreement, and is fully paid (to the extent required under the PAA Partnership Agreement) and non-assessable (except to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of DRULPA). Such limited partner interests were not issued in violation of any preemptive or similar rights or any other agreement or understanding binding on PAA. PAA GP is the sole general partner of PAA, owning all of the outstanding 2% general partner interest in PAA. AAP owns all of the outstanding incentive distribution rights of PAA.

            (iii)  The New Common Units to be issued in accordance with this Agreement have been duly authorized and, when issued, will be fully paid (to the extent required under the PAA Partnership Agreement) and non-assessable (except to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of DRULPA).

            (iv)  As of the date hereof, except for (x) PAA Common Units authorized for issuance upon conversion of PAA Phantom Units under the PAA LTIP, (y) equity securities owned by PAA or Plains GP in Subsidiaries of PAA or Plains GP and (z) PAA Common Units and other equity securities authorized or reserved for issuance pursuant to effective registration statements as of the date hereof that have been filed by PAA or its Subsidiaries with the SEC,

    (A) there are no partnership interests, limited liability company interests or other equity securities of any Buyer Party or any of their Subsidiaries issued or authorized and reserved for issuance, (B) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating any Buyer Party or any of their respective Subsidiaries to issue, transfer or sell any partnership or other equity interest of such Buyer Party or such Subsidiary of a Buyer Party or any securities convertible into or exchangeable or exercisable for such partnership interests or equity interests, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, and (C) there are no contractual obligations of any Buyer Party or any of their respective Subsidiaries to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (B) of this sentence.

          (c)   Power, Authority and Approvals of Transactions.    Each of the Buyer Parties has the requisite limited partnership or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger Transactions. This Agreement and the Merger Transactions have been authorized by all necessary limited partnership or limited liability company action by the Buyer Parties. This Agreement has been duly executed and delivered by each Buyer Party and constitutes a valid and binding agreement of each Buyer Party (assuming the due execution and delivery of this Agreement by, or on behalf of, the Other Parties), enforceable against each such Buyer Party in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

          (d)   No Violations or Defaults.    Subject to the declaration of effectiveness of the Registration Statement, required filings under federal and state securities laws and with the NYSE, assuming the other consents and approvals contemplated by Section 5.2(e) and Article VII are obtained and assuming the consents, waivers and approvals specified in Section 6.10(a) are obtained, the execution, delivery and performance of this Agreement and the consummation of the Merger Transactions by the Buyer Parties do not and will not (i) except as would not reasonably be expected to have a Material Adverse Effect with respect to the Buyer Parties, (x) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which PAA or any of its Subsidiaries is a party or by which PAA or any of its Subsidiaries or properties is subject or bound, (y) contravene or conflict with or constitute a material violation of any provision of any Law binding upon or applicable to the Buyer Parties or any of their respective Subsidiaries or (z) result in the creation of any Lien on any of the assets of the Buyer Parties or their respective Subsidiaries' assets, (ii) constitute a breach or violation of, or a default under, the organizational documents of any Buyer Party, or (iii) cause the Merger Transactions to be subject to Takeover Laws.

          (e)   Consents and Approvals.    No consents or approvals of, or filings or registrations with, any Governmental Authority are necessary in connection with (i) the execution and delivery by the Buyer Parties of this Agreement or (ii) the consummation by the Buyer Parties of the Merger Transactions, except for (A) the filing of any required applications or notices with any state or foreign agencies of competent jurisdiction and approval of such applications or notices, (B) the filing with the SEC of the Registration Statement and the Proxy Statement/Prospectus, (C) the

  filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (E) such filings and approvals as may be required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of New Common Units pursuant to this Agreement, and (F) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to PAA.

          (f)    Financial Reports and the PAA SEC Documents.    The PAA SEC Documents, as of their respective dates, (i) complied in all material respects as to form with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The historical financial statements of PAA and its consolidated subsidiaries contained in or incorporated by reference into any such PAA SEC Document (including the related notes and schedules thereto) (A) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (B) fairly present the financial position, results of operations, partners' equity and cash flows, as the case may be, of the entity or entities to which they relate as of the dates or for the periods to which such financial statements relate, in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (g)   Absence of Undisclosed Liabilities.    Except as disclosed in the audited financial statements (or notes thereto) included in PAA's Annual Report on Form 10-K for the year ended December 31, 2012, and in the financial statements (or notes thereto) included in subsequent PAA SEC Documents filed by PAA prior to the date hereof, neither PAA nor any of its consolidated subsidiaries had at December 31, 2012, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies that (A) are accrued or reserved against in the financial statements of PAA included in the PAA SEC Documents filed prior to the date hereof, or reflected in the notes thereto, (B) were incurred since December 31, 2012 in the ordinary course of business or (C) relate to this Agreement, the Merger Transactions or the proposal of PAA with respect to the Merger or (ii) liabilities, obligations or contingencies that (A) would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on PAA or (B) that have been discharged or paid in full prior to the date hereof. Notwithstanding anything to the contrary herein, PAA makes no representation or warranty with respect to any liability or obligation of MLP or any of its Subsidiaries.

          (h)   Compliance with Law.    PAA and each of its Subsidiaries is in compliance with and is not in default under or in violation of any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PAA. Since December 31, 2012, neither PAA nor any of its Subsidiaries has received any written notice from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Law, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PAA.

          (i)    Material Contracts.

              (i)  Except for this Agreement, as of the date hereof, neither PAA nor any of its Subsidiaries is a party to or bound by any PAA Material Contract that is required to be filed as an exhibit to the PAA SEC Documents that has not been so filed.

             (ii)  Except as would not reasonably be expected to have a Material Adverse Effect on PAA, each PAA Material Contract is valid and binding and in full force and effect, (A) no event or condition exists which constitutes a default on the part of PAA or any of its Subsidiaries under any such PAA Material Contract, and (B) to the Knowledge of PAA, no other party to such PAA Material Contract is in default in any respect thereunder.

          (j)    Operations of MergerCo.    MergerCo was formed solely for the purpose of engaging in the Merger Transactions and has engaged in no business other than in connection with entering into this Agreement and engaging in the Merger Transactions.

          (k)   No Brokers.    No action has been taken by the Buyer Parties that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Merger Transactions.

          (l)    Ownership of MLP Common Units.    As of September 15, 2013, PAA owns (i) 28,155,526 MLP Common Units, which represent all MLP Common Units held by any Buyer Party or any of its respective Subsidiaries or MLP GP, (ii) 11,934,351 MLP Subordinated Series A Units and (iii) 13,500,000 MLP Series B Subordinated Units.

          (m)  No Material Adverse Effect.    Since December 31, 2012 to the date of this Agreement, there has not been a Material Adverse Effect with respect to PAA.

          (n)   Investigation; No Other Representations and Warranties.

              (i)  Each of the Buyer Parties has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of MLP, MLP GP and their Subsidiaries and acknowledges that each of the Buyer Parties has been provided access for such purposes. In entering into this Agreement, each of the Buyer Parties has relied solely upon its independent investigation and analysis of MLP, MLP GP and their Subsidiaries, and each of the Buyer Parties acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by MLP, MLP GP, any of their Subsidiaries, or any of their respective Affiliates or Representatives, that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Each of the Buyer Parties acknowledges and agrees that, to the fullest extent permitted by applicable Law, MLP, MLP GP and their Subsidiaries, and their respective Affiliates or Representatives, shall have no liability or responsibility whatsoever to the Buyer Parties or their respective Affiliates or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered in connection with this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data room, management presentation, information or descriptive memorandum or supplemental information), or oral or written statements made (or any omissions therefrom), to the Buyer Parties or their respective Affiliates or Representatives, except for the representations and warranties of the MLP Parties expressly set forth in Section 5.1 (subject to the qualifications set forth therein).

             (ii)  The Buyer Parties each acknowledge and agree that, except for the representations and warranties expressly set forth in Section 5.1 (subject to the qualifications set forth therein) (i) the MLP Parties do not make, and have not made, any representations or warranties relating to itself or its Subsidiaries or their respective businesses or otherwise in connection with the Merger, (ii) no person has been authorized by MLP or MLP GP to make any representation or warranty relating to any MLP Party or its Subsidiaries or their respective businesses or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by the Buyer Parties as having been authorized by such party and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Buyer Parties or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of an express representation or warranty set forth in Section 5.1 of this Agreement.

ARTICLE VI
COVENANTS

        The MLP Parties hereby covenant to and agree with PAA, and the Buyer Parties hereby covenant to and agree with MLP, that:

        Section 6.1    Efforts.     Subject to the terms and conditions of this Agreement, such parties shall use their commercially reasonable efforts in good faith (subject to, and in accordance with, applicable Laws) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable, so as to permit and enable prompt consummation of the Merger Transactions, including (a) using commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger Transactions and (b) using commercially reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the Merger Transactions or seeking material damages. Each of such parties shall (x) cooperate fully with the Other Parties hereto to that end and (y) furnish to the Other Parties copies of all correspondence, filings and communications between it and its Affiliates and any Governmental Authority with respect to the Merger Transactions.

        Section 6.2    Unitholder Approval.

          (a)   Subject to the terms and conditions of this Agreement, and except as permitted by Section 6.2(b), MLP shall take, in accordance with applicable Law, applicable stock exchange rules and the MLP Partnership Agreement, all action necessary to call, hold and convene the MLP Meeting to consider and vote upon the approval of this Agreement and the Merger Transactions, as promptly as practicable after the Registration Statement is declared effective. Subject to Section 6.2(b), the MLP GP Conflicts Committee shall recommend approval of this Agreement and the Merger Transactions to the holders of MLP Common Units (the "MLP Recommendation"), and MLP shall take all reasonable lawful action to solicit such approval by the holders of MLP Common Units. Except as provided in Section 6.2(b), neither the MLP GP Conflicts Committee nor the MLP GP Board shall (A) withdraw, modify or qualify in any manner adverse to PAA the MLP Recommendation or (B) publicly approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Acquisition Proposal (any action described in this sentence being referred to as an "MLP Change in Recommendation"). None of MLP GP, MLP or any of their Subsidiaries shall execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract providing for any Acquisition Proposal.

          (b)   Notwithstanding Section 6.2(a), at any time prior to obtaining the MLP Unitholder Approval, the MLP GP Conflicts Committee or the MLP GP Board may make an MLP Change in Recommendation if it has determined in good faith, after consultation with its outside legal counsel and financial advisors, that failure to make an MLP Change in Recommendation would be inconsistent with its duties under the MLP Partnership Agreement or applicable Law; provided, however, that neither the MLP GP Conflicts Committee nor the MLP GP Board shall be entitled to exercise its right to make an MLP Change in Recommendation unless (i) MLP has provided to PAA three Business Days prior written notice (such notice, a "Notice of Proposed Recommendation Change") advising PAA that the MLP GP Conflicts Committee or the MLP GP Board intends to take such action, specifying the reasons therefor in reasonable detail and if such action is in response to any Acquisition Proposal, such Acquisition Proposal is not the result of a material breach of Section 6.6 and the Notice of Proposed Recommendation Change specifies the material terms and conditions of such Acquisition Proposal, the identity of the Person making such Acquisition Proposal and affirmatively states that the MLP GP Conflicts Committee has determined that such proposal constitutes a Superior Proposal, (ii) each of MLP and the MLP GP Conflicts Committee has negotiated, and has used its commercially reasonable efforts to cause its Representatives to negotiate, in good faith with PAA during such notice period to enable PAA to revise the terms of this Agreement such that it would obviate the need for making the MLP Change in Recommendation, and (iii) following the end of such notice period, the MLP GP Conflicts Committee shall have considered in good faith any changes to this Agreement proposed by PAA and shall have determined that the failure to make an MLP Change in Recommendation would continue to be inconsistent with its duties under the MLP Partnership Agreement or applicable Law even if such revisions proposed by PAA were to be given effect. Any MLP Change in Recommendation shall not invalidate the approval (or "Special Approval" as defined in the MLP Partnership Agreement) of this Agreement or any other approval of the MLP GP Conflicts Committee, including in any respect that would have the effect of causing any state (including Delaware) takeover statute or other similar statute to be applicable to the Merger Transactions.

          (c)   Notwithstanding anything to the contrary in this Agreement, if there occurs an MLP Change in Recommendation in accordance with this Agreement, MLP and MLP GP shall, upon request of the MLP GP Conflicts Committee, (i) no longer call, hold or convene the MLP Meeting to consider and vote upon the approval of this Agreement and the Merger Transactions, and (ii) cancel any previously called MLP Meeting.

          (d)   Nothing contained in this Agreement shall prevent MLP, MLP GP, the MLP GP Board or the MLP GP Conflicts Committee from taking and disclosing to the holders of MLP Common Units a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to holders of MLP Common Units) or from making any legally required disclosure to holders of MLP Common Units. Any "stop-look-and-listen" communication by MLP, MLP GP, the MLP GP Board, or the MLP GP Conflicts Committee to the limited partners of MLP pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the holders of MLP Common Units) shall not be considered an MLP Change in Recommendation or a withdrawal, modification or change in any manner adverse to PAA of all or a portion of the MLP GP Conflicts Committee Approval.

        Section 6.3    Registration Statement.

          (a)   Each of the Buyer Parties and the MLP Parties agrees to cooperate in the preparation of the Registration Statement (including the Proxy Statement/Prospectus constituting a part thereof and all related documents) to be filed by PAA with the SEC in connection with the issuance of the New Common Units in the Merger as contemplated by this Agreement. PAA agrees to file the Registration Statement with the SEC as promptly as reasonably practicable. Each of MLP and PAA agrees to use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof. PAA also agrees to use commercially reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the Merger Transactions. Each of PAA and MLP agrees to furnish to the other party all information concerning PAA and its Subsidiaries or MLP, MLP GP and its Subsidiaries, as applicable, and the officers, directors and unitholders of PAA and MLP and any applicable Affiliates, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing. No filing of the Registration Statement will be made by PAA, and no filing of the Proxy Statement/Prospectus will made by PAA or MLP, in each case without providing the other party a reasonable opportunity to review and comment thereon.

          (b)   Each of the MLP Parties and PAA agrees, as to itself and its Subsidiaries, that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to the holders of MLP Common Units and at the time of the MLP Meeting, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the MLP Parties and Buyer Parties further agrees that, if it shall become aware prior to the Closing Date of any information that would cause any of the statements in the Registration Statement or the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not false or misleading, it will promptly inform the Other Parties thereof and take the necessary steps to correct such information in an amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus. No amendment or supplement to the Registration Statement will be made by PAA, and no amendment or supplement to the Proxy Statement/Prospectus will made by PAA or MLP, in each case without providing the other party a reasonable opportunity to review and comment thereon.

          (c)   PAA will advise MLP, promptly after PAA receives notice thereof, of (i) the time when the Registration Statement has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order or the suspension of the qualification of the New Common Units for offering or sale in any jurisdiction, (iii) the initiation or threat of any proceeding for any such purpose, or (iv) any request by the SEC for the amendment or supplement of the Registration Statement or the Proxy Statement/Prospectus or for additional information.

          (d)   MLP will use its commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the MLP Unitholders as soon as practicable after the effective date of the Registration Statement.

        Section 6.4    Press Releases.     Prior to an MLP Change in Recommendation, if any, neither MLP nor PAA shall, without the prior approval of (a) the MLP GP Conflicts Committee, in the case of PAA, and (b) PAA, in the case of MLP, issue any press release or written statement for general circulation relating to the Merger Transactions, except as otherwise required by applicable Law or the rules of the NYSE, in which case it will consult with the other party before issuing any such press release or written statement.

        Section 6.5    Access; Information.

          (a)   Subject to applicable Laws relating to the exchange of information, each party shall, and shall cause its Subsidiaries to furnish promptly to such Person and its Representatives a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities law (other than reports or documents that PAA or MLP or their respective Subsidiaries, as the case may be, are not permitted to disclose under applicable Law). Notwithstanding the foregoing, neither MLP nor PAA nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege (or other applicable privilege or immunity) of the institution in possession or control of such information or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement.

          (b)   PAA and MLP, respectively, will not use any information obtained pursuant to this Section 6.5 (to which it was not entitled under Law or any agreement other than this Agreement) for any purpose unrelated to (i) the consummation of the Merger Transactions or (ii) the matters contemplated by Section 6.2 in accordance with the terms thereof, and will hold all information and documents obtained pursuant to this Section 6.5 in confidence. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the Merger Transactions.

        Section 6.6    Acquisition Proposals.

          (a)   MLP GP and MLP shall, and they shall cause the Subsidiaries and Representatives of MLP GP and MLP to, immediately cease and terminate any solicitation, encouragement, discussions or negotiations with any Person that may be ongoing with respect to or that may reasonably be expected to lead to, an Acquisition Proposal.

          (b)   Neither MLP GP nor MLP shall, and they shall use their commercially reasonable efforts to cause the Subsidiaries and Representatives of MLP GP and MLP not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries regarding, or the making or submission of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) conduct or participate in any discussions or negotiations regarding any Acquisition Proposal, or (iii) furnish to any Person any non-public information or data relating to MLP or any of its Subsidiaries. Notwithstanding the foregoing, at any time prior to obtaining MLP Unitholder Approval, the MLP GP Conflicts Committee may take the actions described in clauses (ii) and (iii) of this Section 6.6(b) with respect to any Person that makes a bona fide written Acquisition Proposal that did not result from a material breach of this Section 6.6(b), if (A) the MLP GP Conflicts Committee, after consultation with its outside legal counsel and financial advisors, determines in good faith that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and that the failure to take such action would be inconsistent with its duties under the MLP Partnership Agreement or applicable Law, and (B) prior to furnishing any such non-public information to such Person, MLP receives from such Person an executed confidentiality agreement with reasonable customary terms as to the treatment of confidential information. MLP GP and MLP shall, as promptly as practicable (and in any event within 48 hours), advise PAA in writing of any Acquisition Proposal received from any third Person, including the identity of such third Person, or any request for discussions or negotiations with respect to any Acquisition Proposal, and the material terms of such Acquisition Proposal or request, as well as the identity of the Person making such proposal or request. MLP GP and MLP shall, as promptly as practicable (and in all events within 48 hours), provide to PAA copies of any written materials received by MLP GP, MLP or any of their Subsidiaries or Representatives in connection with any of the foregoing.

          (c)   MLP GP and MLP shall keep PAA reasonably informed of any material developments regarding or changes in any Acquisition Proposal on a reasonably current basis (and in all events within 36 hours of such material development). MLP GP and MLP agree that they and their Subsidiaries will not enter into any confidentiality agreement with any Person that prohibits MLP GP or MLP or any of their Subsidiaries from providing any information to PAA in accordance with Section 6.5 or this Section 6.6.

          (d)   The MLP Parties acknowledge that the agreements contained in this Section 6.6 are an integral part of the Merger Transactions, and that, without these agreements, the Buyer Parties would not have entered into this Agreement.

        Section 6.7    Takeover Laws.     Neither MLP nor PAA shall take any action that would cause the Merger Transactions to be subject to requirements imposed by any Takeover Laws, and each of them shall take all commercially reasonable steps within its control to exempt (or ensure the continued exemption of) the Merger Transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including Takeover Laws of any state that purport to apply to this Agreement or the Merger Transactions.

        Section 6.8    No Rights Triggered.     MLP shall take all steps necessary to ensure that the entering into of this Agreement and the consummation of the Merger Transactions and any other action or combination of actions do not and will not result in the grant of any Rights to any person under the MLP Partnership Agreement or under any material agreement to which it or any of its Subsidiaries is a party.

        Section 6.9    New Common Units Listed.     PAA shall use its commercially reasonable efforts to list, prior to the Closing, on the NYSE, upon official notice of issuance, the New Common Units.

        Section 6.10    Third-Party Approvals.

          (a)   Subject to the terms and conditions of this Agreement, PAA and MLP and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all Governmental Authorities and third parties necessary to consummate the Merger Transactions, to comply with the terms and conditions of such permits, consents, approvals and authorizations and to cause the Merger to be consummated as expeditiously as practicable. Each of PAA and MLP shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information with respect to, all material written information submitted to any third party or any Governmental Authorities in connection with the Merger Transactions. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and promptly. Each party hereto agrees that it will consult with the Other Parties with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Merger Transactions, and each party will keep the Other Parties apprised of the status of material matters relating to completion of the Merger Transactions.

          (b)   Each of PAA and MLP agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and unitholders and such other matters as may be reasonably necessary or advisable in connection with any required filing, notice or application made by or on behalf of such Other Party or any of such Other Party's Subsidiaries to any Governmental Authority in connection with the Merger Transactions.

        Section 6.11    Indemnification; Directors' and Officers' Insurance.

          (a)   Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the MLP Partnership Agreement, the MLP GP LLC Agreement, this Agreement or, if applicable, similar organizational documents or agreements of any of MLP's Subsidiaries, from and after the Effective Time, PAA, MLP GP and the Surviving Entity, jointly and severally, shall: (i) indemnify and hold harmless each person who is at the date hereof or during any period from the date hereof through the Effective Time serving as a director or officer of MLP GP or of any of its Subsidiaries or as a trustee of (or in a similar capacity with) any Compensation and Benefit Plan of any thereof (collectively, the "Indemnified Parties") to the fullest extent authorized or permitted by applicable Law in connection with any Claim or Action and any losses, claims, damages, liabilities, costs, Indemnification Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within 15 days after any request for advancement, advance to each of the Indemnified Parties any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim or Action in advance of the final disposition of such Claim or Action, including payment on behalf of or advancement to the Indemnified Party of any Indemnification Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security. The indemnification and advancement obligations of PAA, MLP GP and the Surviving Entity pursuant to this Section 6.11(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim or Action relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger and the other Merger Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim or Action relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to any Indemnified Party who has ceased to be a director or officer of MLP GP after the date hereof and shall inure to the benefit of such person's heirs, executors and personal and legal representatives. As used in this Section 6.11: (x) the term "Claim" means any threatened, asserted, pending or completed action or proceeding, whether instituted by any party hereto, any Governmental Authority or any other Person, or that any Indemnified Party in good faith believes might lead to the institution of any action or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism ("Action"), arising out of or pertaining to matters that relate to such Indemnified Party's duties or service as a director or officer of MLP GP or of any of its Subsidiaries or as a trustee of (or in a similar capacity with) any Compensation and Benefit Plan of any thereof; (y) the term "Indemnification Expenses" means reasonable attorneys' fees and all other reasonable costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is sought pursuant to this Section 6.11(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party; and (z) the phrase "to the fullest extent authorized or permitted by applicable Law" shall include, but not be limited to, (1) to the fullest extent permitted by any provision of the DRULPA or the DLLCA that authorizes or permits additional indemnification by agreement or otherwise, or the corresponding provision of any amendment to or replacement of the DRULPA or the DLLCA, and (2) to the fullest extent authorized or permitted by any amendments to or replacements of the DRULPA or the DLLCA adopted after the date of this Agreement that increase the extent to which an entity may indemnify its directors, officers, trustees, employees, agents, or fiduciaries or persons serving in any capacity in which any Indemnified Party serves. Any amendment, alteration or repeal of the DRULPA or the DLLCA that adversely affects any right of any Indemnified Party shall be prospective only and shall not limit or eliminate any such right with respect to any Claim or Action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. Neither PAA, MLP GP nor the Surviving Entity shall settle, compromise or consent to the entry of any judgment in any actual or threatened Claim or Action in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or Action without admission or finding of wrongdoing, or such Indemnified Party otherwise consents thereto.

          (b)   Without limiting the foregoing, the Buyer Parties and the MLP Parties agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnitees as provided in the MLP Partnership Agreement or the MLP GP LLC Agreement (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of MLP's Subsidiaries) and indemnification agreements of MLP or MLP GP or any of their respective Subsidiaries shall be assumed by the Surviving Entity, MLP GP and PAA in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (c)   For a period of six years from the Effective Time, PAA shall maintain in effect the current directors' and officers' liability and fiduciary insurance policies with aggregate coverage limits no less that the policies in existence on the date hereof and covering the Indemnified Parties (but PAA may substitute therefor other policies, including an insurance tail policy, of at least the same coverage limits and that are no less advantageous to the Indemnified Parties so long as that substitution does not result in gaps or lapses in coverage) with respect to matters occurring on or before the Effective Time, but PAA shall not be required to pay annual premiums in excess of 300% of the last annual premiums paid therefor prior to the date hereof and shall purchase the maximum amount of coverage that can be obtained for that amount if the coverage described in this Section 6.11(c) would cost in excess of that amount.

          (d)   If PAA, MLP GP or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of PAA, MLP GP or the Surviving Entity assume, including by operation of law, the obligations set forth in this Section 6.11.

          (e)   This Section 6.11 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and the Indemnitees and their respective heirs and personal representatives, and shall be binding on PAA, MLP GP and the Surviving Entity and their respective successors and assigns.

        Section 6.12    Notification of Certain Matters.     Each of MLP and PAA shall give prompt notice to the other of (a) any fact, event or circumstance known to it that (i) could reasonably be expected, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) could cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, and (b) (i) any change in its financial condition or business that results in, or could reasonably be expected to result in, a Material Adverse Effect with respect to it or (ii) any litigation or governmental complaints, investigations or hearings, to the extent such litigation, complaints, investigations, or hearings relate to this Agreement or the Merger Transactions or result in a Material Adverse Effect with respect to it.

        Section 6.13    Rule 16b-3.     Prior to the Effective Time, MLP shall take such steps as may be reasonably requested by any party hereto to cause dispositions of MLP equity securities (including MLP Phantom Units) pursuant to the Merger Transactions by each individual who is a director or officer of MLP GP to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

        Section 6.14    MLP GP Conflicts Committee.     Prior to the Effective Time, neither any Buyer Party nor any of their Subsidiaries shall, without the consent of the MLP GP Conflicts Committee, eliminate the MLP GP Conflicts Committee, revoke or diminish the authority of the MLP GP Conflicts Committee or remove or cause the removal of any director of MLP GP that is a member of the MLP GP Conflicts Committee either as a director or as a member of such committee. For the avoidance of doubt, this Section 6.14 shall not apply to the filling in accordance with the provisions of the MLP GP LLC Agreement of any vacancies caused by the death, incapacity or resignation of such director.

        Section 6.15    Distributions.     Each of MLP and PAA shall consult with the Other Party regarding the declaration and payment of distributions in respect of the MLP Common Units and the PAA Common Units and the record and payment dates relating thereto, so that no MLP Unitholder shall receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to its applicable MLP Common Units or any PAA Common Units any such MLP Unitholder receives in exchange therefor pursuant to the Merger.

        Section 6.16    Conversion of Equity Awards.

          (a)    Adoption of MLP LTIP.    Subject to Section 6.16(c), prior to the Effective Time, the PAA Board or its Compensation Committee shall cause Plains GP to adopt the MLP LTIP as of the Effective Time, authorize the conversion of MLP Phantom Units into PAA Phantom Units in accordance with Section 3.1(g)(i)(i) at the Effective Time, and shall take such other actions as may be necessary to authorize the events contemplated in Section 3.1(g); such actions shall include the following: (i) effective as of the Effective Time, the MLP LTIP shall be continued by Plains GP on behalf of PAA and all MLP obligations thereunder assumed by PAA (including obligations with respect to MLP Phantom Units in accordance with Section 3.1(g)(i)(i)) and such plan shall continue in effect subject to amendment, termination, and/or suspension in accordance with the terms of the MLP LTIP, notwithstanding the Merger, applicable laws and regulations and the applicable rules of any unit exchange; (ii) from and after the Effective Time all references to MLP Common Units in the MLP LTIP shall be substituted with references to PAA Common Units; (iii) the number of PAA Common Units that will be available for grant and delivery under the MLP LTIP from and after the Effective Time shall equal the number of MLP Common Units that were available for grant and delivery under the MLP LTIP immediately prior to the Effective Time, as adjusted to give effect to the Exchange Ratio (which number will include the number of PAA Common Units subject to the PAA Phantom Units that will be issued upon conversion of MLP Phantom Units in accordance with Section 3.1(g)); (iv) from and after the Effective Time, awards under the MLP LTIP may be granted only to those individuals who were eligible to receive awards under the MLP LTIP immediately before the Effective Time (including any individuals hired on and after the Effective Time who would have been eligible for such awards pursuant to the eligibility provisions of the MLP LTIP as in effect immediately prior to the Effective Time); and (v) no participant in the MLP LTIP shall have any right to acquire MLP Common Units under the MLP LTIP from and after the Effective Time. PAA shall reserve for issuance a number of PAA Common Units equal to the number of PAA Common Units that will be available for grant and delivery under the MLP LTIP from and after the Effective Time, including PAA Common Units that will be subject to PAA Phantom Units as a result of the actions contemplated by Section 3.1(g)(i)(i). As soon as practicable following the Effective Time, PAA shall file a Form S-8 registration statement with respect to the PAA Common Units available for grant and delivery under the MLP LTIP from and after the Effective Time and shall maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such units are available for grant and delivery under the MLP LTIP. Prior to the Effective Time, PAA shall take such steps as may be reasonably requested by any party hereto to cause the acquisition of PAA Phantom Units and PAA Common Units pursuant to the Merger Transactions by each individual who is an officer or director of PAA to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

          (b)    MLP Actions.    As soon as practicable following the Effective Time, MLP shall file a post-effective amendment to the Form S-8 registration statement filed by MLP on June 11, 2010, deregistering all Common Units thereunder. Prior to the Effective Time, the MLP GP Board shall take such action and adopt such resolutions as are required to effectuate the treatment of the MLP Phantom Units pursuant to the terms of Section 3.1(g) of this Agreement.

          (c)    Election Not to Adopt MLP LTIP.    Notwithstanding anything to the contrary in Section 6.16(a) , the PAA Board or its Compensation Committee may, at its option, prior to the Effective Time, authorize the conversion of MLP Phantom Units into PAA Phantom Units under the PAA LTIP in accordance with Section 3.1(g)(i)(i) to be effective at the Effective Time, and may, in such event, elect either to adopt or not to adopt the MLP LTIP. In the event that the PAA Board or its Compensation Committee elects not to adopt the MLP LTIP pursuant to this Section 6.16(c), the provisions of Section 6.16(a) shall continue to apply in full force and effect pursuant to their terms other than those provisions of Section 6.16(a) that relate to the adoption of the MLP LTIP.

        Section 6.17    Voting.     PAA covenants and agrees that, until the Effective Time or the earlier termination of this Agreement, at the MLP Meeting or any other meeting of the unitholders of the MLP, however called, PAA will vote, or cause to be voted, all MLP Common Units, and MLP Subordinated Units then owned beneficially or of record by it or any of its Subsidiaries, as of the record date for such meeting, in favor of the adoption and approval of this Agreement (as it may be amended or otherwise modified from time to time) and the Merger Transactions and the approval of any actions required in furtherance thereof.

ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE MERGER

        The obligations of each of the parties to consummate the Merger are conditioned upon the satisfaction at or prior to the Closing (or, in the case of Sections 7.2, 7.3, 7.6, 7.7 or 7.9 waiver by both MLP and PAA; or, in the case of Sections 7.4 or 7.8(a), waiver by MLP; or, in the case of Sections 7.5 or 7.8(b), waiver by PAA) of each of the following:

        Section 7.1    Unitholder Approval.     This Agreement and the Merger Transactions shall have been approved by the affirmative vote of holders, as of the record date for the MLP Meeting, of a majority of the outstanding MLP Common Units, voting as a class, and of a majority of the outstanding MLP Subordinated Units, voting as a class (collectively, the "MLP Unitholder Approval").

        Section 7.2    Governmental Approvals.     All filings required to be made prior to the Effective Time with, and all other consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the Merger Transactions by the parties hereto or their Affiliates shall have been made or obtained, except where the failure to obtain such consents, approvals, permits and authorizations could not be reasonably likely to result in a Material Adverse Effect with respect to PAA or MLP; provided, however, that, prior to invoking this condition, the invoking party shall have complied fully with its obligations under Section 6.10.

        Section 7.3    No Injunction.     No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the Merger Transactions, and no action, proceeding or investigation by any Governmental Authority with respect to the Merger or the other Merger Transactions shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of the Merger or such other Merger Transaction or to impose any material restrictions or requirements thereon or on PAA or MLP with respect thereto; provided, however, that, prior to invoking this condition, the invoking party shall have complied fully with its obligations under Section 6.1.

        Section 7.4    Representations, Warranties and Covenants of the Buyer Parties.     In the case of MLP's obligation to consummate the Merger:

          (a)   Each of the representations and warranties contained herein of the Buyer Parties set forth in Section 5.2 of this Agreement qualified as to materiality or Material Adverse Effect shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date (in either case, except for any such representations and warranties made as of a specified date, in which case as of such date); provided, however, that no representations and warranties shall be deemed to be untrue or incorrect to the extent that any member of the MLP GP Conflicts Committee or its Representative's had actual knowledge of such inaccuracy at the date hereof; provided, further, however, that the immediately preceding proviso shall not be effective if PAA had Knowledge of any such inaccuracy at the date hereof.

          (b)   Each and all of the agreements and covenants of the Buyer Parties to be performed and complied with pursuant to this Agreement on or prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)   MLP shall have received a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of PAA, dated as of the Closing Date, to the effect set forth in Section 7.4(a) and Section 7.4(b).

        Section 7.5    Representations, Warranties and Covenants of the MLP Parties.     In the case of PAA's obligation to consummate the Merger:

          (a)   Each of the representations and warranties contained herein of MLP and MLP GP set forth in Section 5.1 of this Agreement qualified as to materiality or Material Adverse Effect shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date (in either case, except for any such representations and warranties made as of a specified date, in which case as of such date); provided, however, that no representations and warranties shall be deemed to be untrue or incorrect to the extent that any Buyer Party had Knowledge of such inaccuracy at the date hereof; provided, further, however, that the immediately preceding proviso shall not be effective if any member of the MLP GP Conflicts Committee had actual knowledge of any such inaccuracy at the date hereof.

          (b)   Each and all of the agreements and covenants of MLP and MLP GP to be performed and complied with pursuant to this Agreement on or prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)   PAA shall have received a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of MLP GP, dated the Closing Date, to the effect set forth in Section 7.5(a) and Section 7.5(b).

        Section 7.6    Effective Registration Statement.     The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        Section 7.7    NYSE Listing.     The New Common Units shall have been approved for listing on the NYSE, subject to official notice of issuance.

        Section 7.8    No Material Adverse Effect.

          (a)   In the case of MLP's obligation to consummate the Merger, there shall not have occurred a Material Adverse Effect with respect to PAA between the date of this Agreement and the Closing Date.

          (b)   In the case of PAA's obligation to consummate the Merger, there shall not have occurred a Material Adverse Effect with respect to MLP between the date of this Agreement and the Closing Date.

        Section 7.9    Tax Opinion.     PAA shall have received an opinion from Vinson & Elkins L.L.P. (and have provided a copy of such opinion to the MLP GP Conflicts Committee) (a) to the effect that (i) no gain or loss should be recognized by the holders of MLP Common Units as a result of the Merger, other than gain resulting from either (A) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code, or (B) any cash paid in lieu of fractional PAA Common Units, and (ii) no gain or loss should be recognized by the holders of PAA Common Units as a result of the Merger, other than gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code and (b) that shall provide specifically that the MLP GP Conflicts Committee may rely on such opinion. Such opinion shall be based on customary representations from PAA, the MLP and MLP GP regarding certain factual matters.

ARTICLE VIII
TERMINATION

        Section 8.1    Termination.     Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after MLP Unitholder Approval:

          (a)   By the mutual consent of PAA and MLP in a written instrument.

          (b)   By either PAA or MLP, upon written notice to the other party, if:

              (i)  the Merger has not been consummated on or before April 30, 2014 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i)(i) shall not be available to a party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of the Merger to have been consummated on or before such Termination Date;

             (ii)  any Governmental Authority has issued a statute, rule, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or making the Merger illegal and such statute, rule, order, decree, regulation or other action shall have become final and nonappealable, provided that the terminating party is not then in material breach of Section 6.1;

            (iii)  there has been a material breach of or any material inaccuracy in any of the representations or warranties set forth in this Agreement on the part of any of the Other Parties, which breach is not cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Termination Date, provided in any such case that neither the terminating party nor any Related Party is then in material breach of any representation, warranty, covenant or other agreement contained herein; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the Merger under Section 7.4 (in the case of a breach of representation or warranty by a Buyer Party) or Section 7.5 (in the case of a breach of representation or warranty by an MLP Party);

            (iv)  there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any of the Other Parties, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Termination Date, provided in any such case that neither the terminating party nor any Related Party is then in material breach of any representation, warranty, covenant or other agreement contained herein; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(iv) unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the Merger under Section 7.4 (in the case of a breach of covenants or agreements by a Buyer Party) or Section 7.5 (in the case of a breach of covenants or agreements by an MLP Party); or

             (v)  MLP does not obtain the MLP Unitholder Approval at the MLP Meeting; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(v) shall not be available to the terminating party where the failure to obtain the MLP Unitholder Approval shall have been caused by the action or failure to act of the terminating party and such action or failure to act constitutes a material breach by the terminating party of this Agreement.

          (c)   By either PAA or MLP, upon written notice to the other party, in the event that an MLP Change in Recommendation in accordance with Section 6.2(b) has occurred.

        Section 8.2    Costs and Expenses.

          (a)   Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger Transactions shall be paid by the party incurring such costs or expenses, except as provided in this Section 8.2.

          (b)   If this Agreement is terminated by PAA pursuant to Section 8.1(b)(iii) or Section 8.1(b)(iv), or by PAA or MLP pursuant to Section 8.1(c) then MLP shall pay to PAA the Expenses of PAA, subject to such Expenses not exceeding $5,000,000.

          (c)   If this Agreement is terminated by MLP pursuant to Section 8.1(b)(iii) or Section 8.1(b)(iv), then PAA shall pay to MLP the Expenses of MLP, subject to such Expenses not exceeding $5,000,000.

          (d)   Any payment of the Expenses shall be made by wire transfer of immediately available funds to an account designated by PAA or an account designated by MLP, as applicable, within one Business Day following the event that triggered the obligation to make such payment. The parties acknowledge that the agreements contained in this Section 8.2 are an integral part of the Merger Transactions, and that, without these agreements, none of the parties would enter into this Agreement.

          (e)   As used in this agreement, "Expenses" includes all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Merger Transactions, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and the Registration Statement and the solicitation of the MLP Unitholder Approval, and all other matters, including costs and expenses of litigation, related to the Merger Transactions. The Expenses relating to the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and the Registration Statement and the solicitation of the MLP Unitholder Approval shall be paid 50% by PAA and 50% by MLP.

        Section 8.3    Effect of Termination.     In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other parties specifying the provision of this Agreement pursuant to which such termination is made, and, except as provided in this Section 8.3, this Agreement (other than Section 6.5(b), Section 8.2 and Article IX) shall forthwith become null and void after the expiration of any applicable period following such notice. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Section 8.2 of this Agreement and except with respect to the requirement to comply with the Transaction Confidentiality Agreement; provided, however, that nothing herein shall relieve any party from any liability or obligation with respect to fraud or the willful and material breach of a covenant or agreement contained herein. In the case of fraud or willful and material breach of a covenant or agreement contained herein, then the parties hereto shall be entitled to all remedies available at law or in equity. For purposes of this Agreement, "willful and material breach" means a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement that the breaching party had Knowledge would or would reasonably be expected to breach its obligations under this Agreement.

ARTICLE IX
MISCELLANEOUS

        Section 9.1    Waiver; Amendment; Approvals and Consents.

          (a)   Subject to compliance with applicable Law, prior to the Closing, any provision of this Agreement, except Section 7.1, may be (i) waived in writing by the party benefited by the provision, or (ii) amended or modified at any time, whether before or after the MLP Unitholder Approval, by an agreement in writing between the parties hereto; provided, however, that, after the MLP Unitholder Approval, no amendment shall be made without MLP Unitholder Approval; and provided, further, in addition to any other approvals required by the parties' constituent documents or under this Agreement, the foregoing waivers, amendments or modifications in clauses (i) and (ii) are approved by the MLP GP Conflicts Committee.

          (b)   Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval or consent of MLP or MLP GP is required pursuant to or otherwise in connection with this Agreement, such determination, decision, approval or consent must be authorized by the MLP GP Conflicts Committee, and shall not require any approval of the MLP Unitholders or the MLP GP Board.

        Section 9.2    Counterparts.     This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., "pdf") shall be effective as delivery of a manually executed counterpart hereof.

        Section 9.3    Governing Law.     This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware (except to the extent that mandatory provisions of federal law govern), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

        Section 9.4    Confidentiality.     Each of the parties hereto shall, and shall use its commercially reasonable efforts to cause its Representatives to, maintain the confidentiality of all information provided in connection herewith to the extent required by, and subject to the limitations of, Section 6.5(b).

        Section 9.5    Notices.     All notices, requests, demands and other communications required or permitted to be given or made hereunder to a party shall be in writing and shall be deemed to have been duly given if personally delivered, faxed (with confirmation of receipt) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to a Buyer Party to:

    Plains All American Pipeline, L.P.
    333 Clay Street, Suite 1600
    Houston, Texas 77002
    Attention: Richard K. McGee
    Fax: 713-646-4313

        With copies to (which shall not constitute notice):

    Vinson & Elkins LLP
    1001 Fannin Street, Suite 2500
    Houston, Texas 77002-6760
    Attention: Alan Beck / Jeffery Floyd
    Fax: 713-615-5660

        If to MLP, MLP GP or MLP GP Conflicts Committee, to:

    PAA Natural Gas Storage, L.P.
    333 Clay Street, Suite 1600
    Houston, Texas 77002
    Attention: Arthur L. Smith, Chairman of the Conflicts Committee
    Fax: 713-961-3027

        With copies to (which shall not constitute notice):

    Richards, Layton & Finger
    One Rodney Square
    920 North King Street
    Wilmington, Delaware 19801
    Attention: Srinivas M. Raju
    Fax: 302-498-7748

        Notices shall be deemed to have been received (a) on the date of receipt if (i) delivered by hand or overnight courier service or (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by fax (to such number specified above or another number or numbers as such Person may subsequently designate by notice given hereunder) or (b) on the date three Business Days after dispatch by certified or registered mail.

        Section 9.6    Entire Understanding; No Third-Party Beneficiaries.     This Agreement (including the documents referred to or listed herein) and the Transaction Confidentiality Agreement represents the entire understanding of the parties hereto with reference to the subject matter hereof and the Merger Transactions and supersedes any and all other oral or written agreements heretofore made. Effective upon the Effective Time, the MLP Unaffiliated Unitholders of MLP are intended third party beneficiaries of the provisions of Article III of this Agreement. Except as set forth in the preceding sentence and except as contemplated by Section 6.11, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 9.7    Severability.     Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

        Section 9.8    Jurisdiction.     The parties hereto agree that to the fullest extent permitted by law, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Merger Transactions shall be brought in any federal court located in the State of Delaware or the Delaware Court of Chancery, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, or that this Agreement, or the subject matter hereof, may not be enforced in or by any such court. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that to the fullest extent permitted by law, service of process on such party as provided in Section 9.5 shall be deemed effective service of process on such party for matters between the parties hereto.

        Section 9.9    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE MERGER TRANSACTIONS.

        Section 9.10    No Recourse.     This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as parties hereto, and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

        Section 9.11    Specific Performance.     The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, the parties shall, to the fullest extent permitted by law, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or in the Delaware Court of Chancery, in addition to any other remedy to which they are entitled at law or in equity.

        Section 9.12    Survival.     All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Closing or the termination of this Agreement if this Agreement is terminated prior to the Closing; provided, however, that if the Closing occurs, the agreements of the parties in Article III, Section 6.11 and Article IX shall survive the Closing, and if this Agreement is terminated prior to the Closing, the agreements of the parties in Sections 6.5(b), 8.2, 8.3, and Article IX and the Transaction Confidentiality Agreement shall survive such termination.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first written above.

PLAINS ALL AMERICAN PIPELINE, L.P.
By:	PAA GP LLC, its general partner
By:	PLAINS AAP, L.P., its sole member
By:	PLAINS ALL AMERICAN GP LLC, its general partner
By:	/s/ JOHN R. RUTHERFORD John R. Rutherford Executive Vice President
PAA ACQUISITION COMPANY LLC
By:	/s/ JOHN R. RUTHERFORD John R. Rutherford Executive Vice President
PAA NATURAL GAS STORAGE, L.P.
By:	PNGS GP LLC, its general partner
By:	/s/ RICHARD K. MCGEE Richard K. McGee Executive Vice President, General Counsel and Secretary
PNGS GP LLC
By:	/s/ RICHARD K. MCGEE Richard K. McGee Executive Vice President, General Counsel and Secretary

[Signature Page to Merger Agreement]

ANNEX B

October 21, 2013

Conflicts Committee of PNGS GP LLC
333 Clay Street, Suite 1500
Houston, TX 77002

Members of the Conflicts Committee:

        We understand that PAA Natural Gas Storage, L.P., a Delaware limited partnership (the "Partnership"), and PNGS GP LLC, a Delaware limited company and the general partner of the Partnership ("PNGS GP"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Plains All American Pipeline, L.P., a Delaware limited partnership ("PAA"), and PAA Acquisition Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of PAA ("MergerCo"), pursuant to which MergerCo will be merged with and into the Partnership (the "Merger"). In the Merger, each outstanding common unit of the Partnership (each, a "Partnership Common Unit"), other than Partnership Common Units owned by PAA or its subsidiaries, will be converted into the right to receive 0.445 of a common unit (the "Exchange Ratio") of PAA ("PAA Common Units"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement, and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

        The Conflicts Committee of the Board of Directors of PNGS GP (the "Conflicts Committee") has asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Partnership Common Units (other than PAA, MergerCo and their affiliates).

        In connection with rendering our opinion, we have, among other things:

  (i)
  Reviewed a draft of the Merger Agreement dated October 15, 2013;

  (ii)
  Reviewed certain publicly available business and financial information relating to the Partnership and PAA that we deemed to be relevant;

  (iii)
  Reviewed certain non-public projected financial data relating to the Partnership that were prepared and furnished to us by management of the Partnership;

  (iv)
  Reviewed certain publicly available projected financial data relating to PAA prepared by Wall Street research analysts as directed by management of PAA;

  (v)
  Reviewed certain non-public historical and projected operating data relating to the Partnership prepared and furnished to us by management of the Partnership;

  (vi)
  Discussed the past and current operations, financial projections and current financial condition of the Partnership and PAA with management of the Partnership and PAA (including their views on the risks and uncertainties of achieving such projections);

  (vii)
  Reviewed the reported prices and the historical trading activity of the Partnership Common Units and PAA Common Units;

  (viii)
  Performed a discounted cash flow analysis utilizing financial projections for the Partnership and PAA;

  (ix)
  Compared the financial performance of the Partnership and PAA and the prices and trading activity of the Partnership Common Units and the PAA Common Units with those of certain publicly-traded partnerships and their securities that we deemed relevant;

  (x)
  Compared the financial performance of the Partnership and PAA and the valuation multiples implied by the Merger with those of certain other transactions that we deemed relevant;

  (xi)
  Compared the implied premium in the Merger to the Partnership Common Units with other historical premiums paid in minority interest buy-out transactions and MLP buy-in transactions;

  (xii)
  Compared the relative contribution by each of the Partnership and PAA of certain financial metrics we deemed relevant to the pro forma entity with the relative ownership as implied by the Exchange Ratio;

  (xiii)
  Discussed with the Partnership its ability to maintain its current level of distributions while maintaining compliance with its debt covenants;

  (xiv)
  Reviewed certain Wall Street research analyst estimates of the future financial performance of the Partnership and PAA that we deemed to be relevant; and

  (xv)
  Performed such other analyses and examinations and considered such other factors that we deemed appropriate.

        For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Partnership referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Partnership as to the future financial performance of the Partnership under the alternative business assumptions reflected therein. For purposes of analyzing the future financial performance of PAA and rendering our opinion, the management of PAA instructed us to use certain projected financial data relating to PAA prepared by Wall Street research analysts that, in the judgment of management of PAA, accurately estimates the future financial performance of PAA. We express no view as to any projected financial data relating to the Partnership or PAA or the assumptions on which they are based.

        For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Partnership or the consummation of the Merger or materially reduce the benefits of the Merger to the Partnership or PAA. We have assumed the final versions of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed by us.

        We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Partnership or PAA, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Partnership or PAA under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, monetary, market, regulatory and other conditions and circumstances as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

        We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness of the Exchange Ratio, from a financial point of view, as of the date hereof, to the holders of Partnership Common Units (other than PAA, MergerCo and their affiliates). We do not express any view on, and our opinion does not address, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other securities, or any creditors or other constituencies, of the Partnership, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Partnership or any of the other parties to the Merger Agreement, or any class of such persons, whether relative to the Exchange Ratio or otherwise. We have assumed that any modification to the structure of the Merger will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Partnership, nor does it address the underlying business decision of the Partnership to engage in the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Partnership Common Units or any business combination or other extraordinary transaction involving the Partnership. This letter, and our opinion, does not constitute a recommendation to the Conflicts Committee or to any other persons in respect of the Merger, including as to how any holder of Partnership Common Units should vote or act in respect of the Merger. We express no opinion herein as to the price at which Partnership Common Units or the PAA Common Units will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Partnership and its advisors with respect to legal, regulatory, accounting and tax matters.

        We will receive a fee for our services upon the rendering of this opinion. The Partnership has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. We also received an initial fee upon execution of our engagement letter with respect to the Merger, and we will also be entitled to receive a fee if the Merger is consummated. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and the Partnership or PAA pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the Partnership or PAA in the future and in connection with any such services we may receive compensation.

        Evercore Group L.L.C. and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to the Partnership, PAA and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        This letter, and the opinion expressed herein is addressed to, and is solely for the information and benefit of, the Conflicts Committee in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

        This letter, and the opinion expressed herein, may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, (i) except as may be required or advisable pursuant to applicable law and (ii) except that the Partnership may reproduce this opinion in full in any document relating to the Merger that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Partnership to its unitholders, provided that all references to us or our opinion in any such document and the description or inclusion of our opinion and advice or related analysis therein shall be subject to our prior written consent with respect to form and substance, which consent shall not be unreasonably withheld or delayed.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Partnership Common Units (other than PAA, MergerCo and their affiliates).

Very truly yours,
EVERCORE GROUP L.L.C.
By:	/s/ ROBERT A. PACHA
Robert A. Pacha
Senior Managing Director

SPECIAL MEETING OF UNITHOLDERS OF

PAA NATURAL GAS STORAGE, L.P.

December 31, 2013

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice from the Availability of Proxy Materials for the
Unitholder Meeting to be Held on December 31, 2013
The proxy statement and proxy card
are available at http://astproxyportal.com/ast/16473/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

/*/	00030030000000000000 1

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	To approve the Agreement and Plan of Merger dated as of October 21, 2013 by and among Plains All American Pipeline, L.P., PAA Acquisition Company LLC, PAA Natural Gas Storage, L.P. and PNGS GP LLC, as it may be amended from time to time (the "Merger Agreement"), and the transactions contemplated by the Merger Agreement, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To adjourn the special meeting for any reason if determined to be appropriate by PNGS GP LLC.	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND AT THE PROXIES' DISCRETION WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes in the registered name(s) on the account may not be submitted via this method.	☐

Signature of Unitholder	Date	Signature of Unitholder	Date

/*/	Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign a partnership name by authorized person.	/*/

/*/
PAA NATURAL GAS STORAGE, L.P.
SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON DECEMBER 31, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PNGS GP LLC, THE GENERAL PARTNER OF PAA NATURAL GAS STORAGE, L.P.

The undersigned unitholder of PAA Natural Gas Storage, L.P., a Delaware limited partnership, hereby nominates and appoints Greg L. Armstrong, Al Swanson and Richard McGee, and each of them, proxies of the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all the common units representing limited partner interests in PAA Natural Gas Storage, L.P. held of record by the undersigned on November 25, 2013 in all matters that may properly come before the Special Meeting of Unitholders to be held on December 31, 2013 at 9:00 a.m., Central Time, in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse aide.)
/*/ 14475 /*/

SPECIAL MEETING OF UNITHOLDERS OF

PAA NATURAL GAS STORAGE, L.P.

December 31, 2013

PROXY VOTING INSTRUCTIONS

INTERNET—Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON—You may vote your units in person by attending the Special Meeting.
GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the
Unitholder Meeting to be Held on December 31, 2013
The proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/16473/

â Please detach along perforated line and mail in the envelope provided. â

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	To approve the Agreement and Plan of Merger dated as of October 21, 2013 by and among Plains All American Pipeline, L.P., PAA Acquisition Company LLC, PAA Natural Gas Storage, L.P. and PNGS GP LLC, as it may be amended from time to time (the "Merger Agreement"), and the transactions contemplated by the Merger Agreement, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To adjourn the special meeting for any reason if determined to be appropriate by PNGS GP LLC.	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND AT THE PROXIES' DISCRETION WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes in the registered name(s) on the account may not be submitted via this method.	☐

Signature of Unitholder	Date	Signature of Unitholder	Date

/*/	Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign a partnership name by authorized person.	/*/